As filed with the Securities and Exchange Commission on May 3, 2006

Registration No. 333

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tronox Worldwide LLC

and

Tronox Finance Corp.

(Exact name of registrant as specified in its charter)*

Delaware	2810	11-3663540
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Delaware	2810	20-3611122
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o Tronox Incorporated 123 Robert S. Kerr Avenue Oklahoma City, Oklahoma 73102 (405) 775-5000	Roger G. Addison, Esq. 123 Robert S. Kerr Avenue Oklahoma City, Oklahoma 73102 (405) 775-5000
(Address, including Zip Code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including Zip Code, and telephone number, including area code, of agent for service)

Copies to:

W. Chris Coleman

McAfee & Taft A Professional Corporation

Tenth Floor, Two Leadership Square

211 North Robinson

Oklahoma City, Oklahoma 73102

(405) 235-9621

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement under the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
9 1/2% Senior Notes due 2012	$350,000,000	100%	$350,000,000	$37,450(1)
Guarantees 9 1/2% Senior Notes due 2012(2)	—	—	—	—

(1)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(f)(2).
(2)	The 9 1/2% Senior Notes due 2012 are guaranteed by the Additional Registrants. No separate consideration will be paid in respect of the guarantees. Pursuant to Rule 457(n) of the Securities Act, no filing fee is required.
*	Tronox Incorporated, the parent of the Registrants, and the additional subsidiaries of Tronox Incorporated listed in the attached table are Additional Registrants to this Registration Statement.

Each registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8 of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8, may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name(1)	State of Incorporation/ Formation	Primary Standard Industrial Classification Code Number	IRS Employer Identification No.
Cimarron Corporation	Oklahoma	2810	73-1328735
Tronox Holdings, Inc.	Delaware	2810	51-0284593
Triple S Minerals Resources Corporation	Delaware	2810	73-1534515
Tronox Pigments (Savannah), Inc.	Georgia	2810	58-1622042
Triple S Refining Corporation	Delaware	2810	73-0974954
Southwestern Refining Company, Inc.	Delaware	2810	73-0960164
Transworld Drilling Company	Delaware	2810	73-0755837
Triangle Refineries, Inc.	Delaware	2810	74-1039180
Triple S, Inc.	Oklahoma	2810	73-1415116
Tronox LLC	Delaware	2810	41-2070700
Tronox Incorporated	Delaware	2810	20-2868245

(1)	The address for each Additional Registrant is 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102 and the telephone number is (405) 775-5000.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated May 3, 2006

PROSPECTUS

TRONOX WORLDWIDE LLC

TRONOX FINANCE CORP.

Offer to Exchange up to

$350,000,000 of 9 1/2% Senior Notes due 2012

for up to

$350,000,000 of 9 1/2% Senior Notes due 2012

which have been registered under the Securities Act of 1933

We are offering to exchange up to $350,000,000 of our outstanding 9 1/2% Senior Notes due 2012 for new 9 1/2% Senior Notes due 2012, with substantially identical terms, which have been registered under the Securities Act of 1933 and will generally be freely tradeable. Our exchange offer will expire at 5:00 p.m. New York City time on                     , 2006 unless we extend the time for expiration.

We will exchange all old notes that you validly tender and do not withdraw before the exchange offer expires for an equal principal amount of new notes. Tenders of outstanding notes may be withdrawn at any time prior to the expiration of the exchange offer.

There is currently no established trading market for the old notes or the new notes. We do not intend to list the new notes on any securities exchange or seek approval for quotation through any automated quotation system.

The exchange offer of the new notes for the old notes will not be a taxable event for U.S. federal income tax purposes.

Investing in the notes involves risks. Please read “ Risk Factors” on page 16 for a discussion of factors you should consider before participating in the Exchange Offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the senior notes to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Each broker-dealer that receives new notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days from the expiration of this exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

The date of this prospectus is                     , 2006.

You should rely only upon the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different information or inconsistent information, you should not rely on it. We are not making an offer to sell these notes in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus is accurate only as of the date of the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

You should contact us with any questions about the exchange offer or if you require additional information to verify the information contained in this prospectus.

You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding participating in the exchange offer.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this prospectus, which are subject to risks and uncertainties. See “Risk Factors.” These statements are based on the beliefs and assumptions of our management and on the information currently available to our management at the time of such statements. Forward-looking statements include information concerning our possible or assumed future results or otherwise speak to future events and may be preceded by, followed by, or otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions.

Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future results or performance may differ materially from those expressed or implied in these forward-looking statements. Many of the factors that will determine these results and values are beyond our

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ability to control or predict. Potential investors are cautioned not to put undue reliance on any forward-looking statements. Except as required by the Federal securities laws, we do not have any intention or obligation to update forward-looking statements after we distribute this document, even if new information, future events or other circumstances have made them incorrect or misleading.

You should understand that various factors, in addition to those discussed in “Risk Factors” and elsewhere in this document, could affect our future results and could cause results to differ materially from those expressed in such forward-looking statements, including the following:

•	adverse changes in general economic conditions or in the markets we serve, including changes in the prices of titanium dioxide pigments and other chemicals;

•	changes in our business strategies;

•	demand for consumer products for which our businesses supply raw materials;

•	availability and pricing of raw materials;

•	fluctuations in energy prices;

•	technological changes affecting production of our materials;

•	developments associated with our environmental remediation efforts;

•	hazards associated with chemicals manufacturing;

•	risks associated with competition, including the financial resources of competitors and the introduction of new competing products;

•	risks associated with international sales and operations;

•	changes in laws and regulations, including environmental laws, or changes in the administration of such laws and regulations;

•	the quality of future opportunities that may be presented to or pursued by us;

•	the ability to generate cash flows or obtain financing to fund growth and the cost of such financing;

•	the ability to obtain and maintain regulatory approvals;

•	the effect of various litigation that arise from time to time in the ordinary course of business;

•	the impact of weather and the occurrence of natural disasters such as fires, floods and other catastrophic events and natural disasters;

•	acts of war or terrorist activities; and

•	the ability to respond to challenges in international markets, including changes in currency exchange rates, political or economic conditions, and trade and regulatory matters.

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SUMMARY

The following summary highlights the material information contained elsewhere in this prospectus but may not contain all of the information that is important to you. You should read the entire prospectus carefully, including the consolidated and combined financial statements and related notes and the factors described in “Risk Factors,” before participating in the exchange offer.

Our Parent, Tronox Incorporated, was formed on May 17, 2005, in preparation for the contribution and transfer by Kerr-McGee Corporation (“Kerr-McGee”) of certain entities, including us and other entities comprising substantially all of its chemical business (the “Contribution”). The Contribution was completed in November 2005 along with the recapitalization of Tronox Incorporated, whereby common stock held by Kerr-McGee converted into approximately 22.9 million shares of Class B common stock. An initial public offering (“IPO”) of Tronox Incorporated’s Class A common stock was subsequently completed on November 28, 2005. On March 30, 2006, Kerr-McGee distributed all of the shares of Parent’s Class B common stock that it owned to its stockholders (the “Distribution”).

Unless the context otherwise requires, any references in this prospectus to “we,” “our,” “us” and “Tronox” refer to Tronox Worldwide LLC and all of our subsidiaries , and references to “Tronox Incorporated” and “Parent” refer to Tronox Incorporated and its subsidiaries as in effect on the date of this prospectus, except that all such references in connection with financial information is intended to refer to that of our Parent on a consolidated basis or that of the several entities comprising the Parent’s subsidiaries on a combined basis. Any references in this prospectus to “Tronox Finance” refer to our wholly-owned subsidiary, Tronox Finance Corp., which is a co-issuer of the notes. References to “issuers” mean Tronox and Tronox Finance, as co-issuers of the notes. Any references in this prospectus to “Kerr-McGee” refer to Kerr-McGee Corporation and its consolidated subsidiaries.

The Notes

We completed on November 28, 2005 a private offering of $350.0 million aggregate principal amount of our 9 1/2% Senior Notes due 2012, which we refer to as the “old notes”. We entered into an exchange and registration rights agreement with the initial purchasers of the old notes in which we agreed, among other things, to deliver to you this prospectus and to complete the exchange offer within 240 days of the issuance of the old notes. You are entitled to exchange in the exchange offer your outstanding old notes for registered 9 1/2% Senior Notes due 2012 with substantially identical terms which we refer to as the “new notes”. If (i) we do not file the registration statement for the exchange offer of the new notes for the old notes that this prospectus is a part of (the “Exchange Offer Registration Statement”) by April 27, 2006, (ii) the Exchange Offer Registration Statement is not declared effective (the “Exchange Offer Effective Date”) by the Securities and Exchange Commission (“SEC”) on or prior to June 26, 2006, or (iii) the exchange offer is not completed within thirty (30) days of the Exchange Offer Effective Date, then we will pay liquidated damages in the form of additional interest. We filed this Exchange Offer Registration Statement on May 3, 2006 in violation of clause (i) above. As a result, we are required to pay liquidated damages in the form of special interest in the aggregate amount of $17,500. You should read the discussion under the headings “—Summary Description of the New Notes” and “Description of the Notes” for further information regarding the registered 9 1/2% Senior Notes due 2012. Whenever we use the term “notes,” we are referring to both the old notes and the new notes, unless the context clearly shows a different intent.

We believe that the new notes issued in the exchange offer may be resold by you without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain conditions. You should read the discussion under the headings “—Summary of the Terms of the Exchange Offer” and “The Exchange Offer” for further information regarding the exchange offer and resale of the new notes.

Our Company

Overview

Tronox is one of the leading global producers and marketers of titanium dioxide. Titanium dioxide is a white pigment used in a wide range of products for its exceptional ability to impart whiteness, brightness and opacity. We market titanium dioxide pigment, which represented more than 90% of our net sales in 2005, under the brand name TRONOX®. We are the world’s third-largest producer and marketer of titanium dioxide based on reported industry capacity by the leading titanium dioxide producers, and we have an estimated 13% market share of the $9 billion global market in 2005 based on reported industry sales. Our world-class, high-performance pigment products are critical components of everyday consumer applications, such as coatings, plastics and paper, as well as specialty products, such as inks, foods and cosmetics. In addition to titanium dioxide, we produce electrolytic manganese dioxide, sodium chlorate and boron-based and other specialty chemicals. In 2005, we had net sales of $1.4 billion and adjusted EBITDA of $232.0 million. See pages 13-15 for a reconciliation of adjusted EBITDA to net income for the year ended December 31, 2005. Based on the country of production, the geographic distribution of our net sales was as follows during the last three years:

	2005	2004	2003
	(Millions of dollars)
United States	$755.9	$716.8	$646.7
International	608.1	585.0	511.0

	$1,364.0	$1,301.8	$1,157.7

The chart below summarizes our 2005 net sales by business segment:

2005 Net Sales by Business Segment

We have maintained strong relationships with our customers since our current chemical operations began in 1964. We focus on providing our customers with world-class products, end-use market expertise and strong technical service and support. With more than 2,100 employees worldwide, strategically located manufacturing facilities and direct sales and technical service organizations in the United States, Europe and the Asia-Pacific region, we are able to serve our diverse base of more than 1,100 customers in over 100 countries.

Globally, including the production capacity of the facility operated by our Tiwest Joint Venture (see “Business—Manufacturing, Operations and Properties—The Tiwest Joint Venture”), we have 624,000 tonnes of aggregate annual titanium dioxide production capacity. We hold over 200 patents worldwide, as well as other intellectual property. We have a highly skilled and technologically sophisticated workforce.

Competitive Strengths

We benefit from a number of competitive strengths, including the following:

Leading Market Positions

We are the world’s third-largest producer and marketer of titanium dioxide products based on reported industry capacity by the leading titanium dioxide producers and the world’s second-largest producer and supplier of titanium dioxide manufactured via proprietary chloride technology, which we believe is preferred for many of the largest end-use applications. We estimate that we have a 15% share of the $5.2 billion global market for the use of titanium dioxide in coatings, which industry sources consider the largest end-use market. We believe our leading market positions provide us with a competitive advantage in retaining existing customers and obtaining new business.

Global Presence

We are one of the few titanium dioxide manufacturers with global operations. We have production facilities and a sales and marketing presence in the Americas, Europe and the Asia-Pacific region. In 2005, sales into the Americas accounted for approximately 48% of our total titanium dioxide net sales, followed by approximately 31% into Europe and approximately 21% into the Asia-Pacific region. Our global presence enables us to provide customers in over 100 countries with a reliable source of multiple grades of titanium dioxide. The diversity of the geographic markets we serve also mitigates our exposure to regional economic downturns.

Well-Established Relationships with a Diverse Customer Base

We sell our products to a diverse portfolio of customers with whom we have well-established relationships. Our customer base consists of more than 1,100 customers in over 100 countries and includes market leaders in each of the major end-use markets for titanium dioxide. We have supplied each of our top ten customers with titanium dioxide pigment for over ten years. We work closely with our customers to optimize their formulations, thereby enhancing the use of titanium dioxide in their production processes. This has enabled us to develop and maintain strong relationships with our customers, resulting in a high customer retention rate.

Innovative, High-Performance Products

We offer innovative, high-performance products for nearly every major titanium dioxide end-use application, including seven grades of titanium dioxide (“TiO2”) for specialty applications such as inks, catalysts and electro-ceramics. We are dedicated to continually developing our titanium dioxide products to better serve our customers and responding to the increasingly stringent demands of their end-use markets. Our recently introduced products, CR-826 and CR-880, offer a combination of optical properties, opacity, ease of dispersion and durability that is valued by customers for a variety of applications. Sales volume of these high-performance products increased at a compounded annual growth rate of 29% from 2001 to 2005.

Proprietary Production Technology

We are one of a limited number of producers in the titanium dioxide industry to hold the rights to a proprietary chloride process for the production of titanium dioxide. Approximately 83% of our gross production capacity uses this process technology, which is the subject of numerous patents worldwide and is utilized by our highly skilled and technologically sophisticated work force. Titanium dioxide produced using chloride process technology is preferred for many of the largest end-use applications. The chloride production process generates less waste, uses less energy and is less labor intensive than the sulfate process. The complexity of developing and operating the chloride process technology makes it difficult for others to enter and successfully compete in the chloride process titanium dioxide industry.

Experienced Management Team

Our management team has an average of 23 years of business experience. The diversity of their business experience provides a broad array of skills that contributes to the successful execution of our business strategy. Our operations team and plant managers, who have an average of 27 years of manufacturing experience, participate in the development and execution of strategies that have resulted in production volume growth, production efficiency improvements and cost reductions. The experience, stability and leadership of our sales organization have been instrumental in growing sales, developing and maintaining customer relationships and increasing our market share.

Business Strategy

We use specific and individualized operating measures throughout our organization to track and evaluate key metrics. This approach serves as a scorecard to ensure alignment with, and accountability for, the execution of our strategy, which includes the following components:

Strong Customer Focus

We target our key markets with innovative, high-performance products that provide enhanced value to our customers at competitive prices. A key component of our business strategy is to continually enhance our product portfolio with high-quality, market-driven product development. We design our titanium dioxide products to satisfy our customers’ specific requirements for their end-use applications and align our business to respond quickly and efficiently to changes in market demands. In this regard, and in order to continue meeting our customers’ needs, we commercialized a new pigment grade for paper coatings and developed a new grade for architectural paints in close cooperation with our customer base. New and enhanced grades for coatings, plastic, paper laminate and specialty applications are in the pipeline for introduction in 2006 and 2007.

Technological Innovation

We employ customer and end-use market feedback, technological expertise and fundamental research to create next-generation products and processes. Our technology development efforts include building value-added properties into our titanium dioxide to enhance its performance in our customers’ end-use applications. Our research and development teams support our future business strategies, and we manage those teams using disciplined project management tools and a team approach to technological development.

Operational Excellence

We achieved record production in 2005 through our currently operating facilities, with fourth-quarter production rates higher than any previous quarter. This is an exceptional achievement because it occurred while our Kwinana plant was shut down approximately two weeks due to force majeure declared by a third-party process gas supplier. This newly demonstrated capability positions us to meet market growth over the short term without investing capital for capacity expansion. While we were not able to offset the rapid increase in energy pricing in 2005 with cost reductions, we continued to improve our energy consumption across plants through Six Sigma projects and other continuous improvement activities. We used a broader spectrum of TiO2 ore than ever before, while improving the TiO2 yield through more tightly controlled plant operations.

Maximize Asset Efficiency

We optimize our production plan through strategic use of our global facilities to save on both transportation and warehousing costs. Our production process is designed with multiple production lines. As a result, we can remedy issues with an individual line without shutting down other lines and idling an entire facility. We also actively manage production capability across all facilities. For instance, if one plant’s finishing lines are already at full capacity, that plant’s unfinished titanium dioxide can be transferred to another plant for finishing.

Supply Chain Optimization

We improve our supply chain efficiency by focusing on reducing both operating costs and working capital needs. Our supply chain efforts to lower operating costs consist of reducing procurement spending, lowering transportation and warehouse costs and optimizing production scheduling. We actively manage our working capital by increasing inventory turnover and reducing finished goods and raw materials inventory without affecting our ability to deliver titanium dioxide to our customers.

Organizational Alignment

Aligning the efforts of our employees with our business strategies is critical to our success. To achieve that alignment, we evaluate the performance of our employees using a balanced scorecard approach. We also invest in training initiatives that are directly linked to our business strategies. For instance, approximately 120 of our employees have completed the well-regarded supply chain management training program at Michigan State University’s Broad Executive School of Management. We also train our employees in Six Sigma methodology to support our operational excellence and asset efficiency strategic objectives.

(1)	The senior secured credit facility consists of a $200 million six-year term loan facility and a $250 million five-year multicurrency revolving credit facility. The senior secured credit facility is guaranteed by Parent and our direct and indirect material domestic subsidiaries. The facility is secured by a first priority security interest in certain domestic assets, including certain real property, of Tronox and the guarantors of the senior secured credit facility. The facility is also secured by pledges of the equity interests in Tronox and our direct and indirect domestic subsidiaries (including Tronox Finance), and up to 65% of our voting and 100% of our non-voting equity interests in our direct foreign subsidiaries and the direct foreign subsidiaries of the guarantors of the senior secured credit facility. Tronox Finance has no significant assets.
(2)	Tronox and Tronox Finance, co-issued $350 million in aggregate principal amount of the senior notes, which are guaranteed by Parent and our material direct and indirect domestic wholly-owned subsidiaries. The old notes will be exchanged for the new notes pursuant to this exchange offer.

SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

In the exchange offer we are offering to exchange up to $350.0 million principal amount outstanding of our 9 1/2% Senior Notes due 2012, or “old notes”, for an equal principal amount of our 9 1/2% Senior Notes due 2012, or “new notes” and, together with old notes, the “notes”. The form and terms of the new notes are identical in all material respects to the form and terms of the outstanding old notes except that the new notes have been registered under the Securities Act of 1933 and, therefore, are not entitled to the benefits of the registration rights granted under the exchange and registration rights agreement, executed as part of the offering of the outstanding old notes.

The exchange offer

We are offering to exchange $1,000 principal amount of one new note for each $1,000 principal amount of old notes accepted in the exchange offer. We will accept for exchange all outstanding old notes that are validly tendered and not validly withdrawn. In order to be accepted, an outstanding old note must be properly tendered and accepted. After consummation of the exchange offer, holders of old notes which are not exchanged will continue to be subject to the existing restrictions upon the transfer of old notes and we will have no further obligation to such holders to provide for the registration of the old notes under the Securities Act.

The expiration date	The exchange offer will expire at 5:00 p.m., New York City time, , 2006 unless we decide to extend the expiration date.

Accrued interest on the new notes and the outstanding old notes

Interest on the new notes will accrue from November 28, 2005. If we accept your old notes you will not receive any payment of interest on such outstanding old notes accrued from November 28, 2005 to the date of the issuance of the new notes. Consequently, holders who exchange their outstanding old notes for new notes will receive the same interest payment on June 1, 2006, that they would have received had they not accepted the exchange offer, which is the first interest payment date with respect to the outstanding old notes and the new notes to be issued in the exchange offer.

Termination of the exchange offer

We may terminate the exchange offer at any time prior to the expiration date if we determine that our ability to proceed with the exchange offer could be materially impaired due to any legal or governmental action, new law, statute, rule or regulation or any interpretation of the staff of the Securities and Exchange Commission of any existing law, statute, rule or regulation. We do not expect any of the foregoing conditions to occur, although there can be no assurance that such conditions will not occur. Holders of outstanding old notes will have certain rights under the exchange and registration rights agreement executed as part of the offering of the outstanding old notes should we fail to consummate the exchange offer.

Conditions to the exchange offer

The exchange offer is subject to certain conditions, which may be waived by us. See “The Exchange Offer—Conditions of the Exchange Offer.” The exchange offer is not conditioned upon any minimum number of old notes being tendered.

Special procedures for beneficial owners

If you are the beneficial owner of old notes and your name does not appear on a security position listing of the Depository Trust Company as the holder of such old notes or if you are a beneficial owner of old notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender such old notes in the exchange offer, you should contact the person in whose name your old notes are registered promptly and instruct that person to tender on your behalf. If such beneficial holder wishes to tender on his own behalf such beneficial holder must, prior to completing and executing the letter of transmittal and delivering his outstanding old notes, either make appropriate arrangements to register ownership of the outstanding old notes in such holder’s name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

Guaranteed delivery procedures

If you wish to tender your old notes and time will not permit your required documents to reach the exchange agent by the expiration date, or the procedure for book-entry transfer cannot be completed on time or certificates for registered old notes cannot be delivered on time, you may tender your old notes pursuant to the procedures described in this prospectus under the heading “The Exchange Offer—Terms of the Exchange Offer—Guaranteed Delivery Procedures.”

Withdrawal rights

You may withdraw the tender of your old notes at any time prior to 5:00 p.m., New York City time, on                     , 2006, unless we decide to extend the expiration date or your old notes were previously accepted for exchange.

Acceptance of outstanding old notes and delivery of new notes

Subject to certain conditions as described more fully under “The Exchange Offer—Conditions of the Exchange Offer”, we will accept for exchange any and all outstanding old notes which are properly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date. The new notes issued pursuant to the exchange offer will be delivered promptly to you following the expiration date.

Federal income tax considerations

The exchange of the old notes will not be a taxable exchange for United States federal income tax purposes. We believe you will not recognize any taxable gain or loss or any income as a result of such exchange.

Use of proceeds	We will not receive any proceeds from the issuance of new notes pursuant to the exchange offer. We will pay all expenses incident to the exchange offer.

Exchange agent

Citibank, N.A. is serving as the exchange agent in connection with the exchange offer. The exchange agent can be reached at 111 Wall Street, 15th Floor, New York, New York 10043. For more information with respect to the exchange offer, the telephone number for the exchange agent is 1-800-422-2066 and the facsimile number for the exchange agent is (212) 657-1020.

Summary Description of the New Notes

Issuers	Tronox Worldwide LLC and Tronox Finance Corp.

Notes offered	$350.0 million aggregate principal amount of 9 1/2% Senior Notes due 2012.

Maturity date	December 1, 2012.

Interest Payment dates	June 1 and December 1 of each year, commencing on June 1, 2006.

Guarantees

Our obligations with respect to the notes will be fully and unconditionally guaranteed by Parent and all of our direct and indirect material domestic subsidiaries. Our foreign subsidiaries will not guarantee the notes. See “—Ranking.”

Ranking	The notes and guarantees are unsecured senior obligations. Accordingly, the notes and guarantees will rank:

•	senior in right of payment to all of our and our guarantors’ existing and future subordinated debt;

•	equal in right of payment with all of our and our guarantors’ existing and future senior indebtedness; and

•	effectively subordinated to any of our and our guarantors’ secured indebtedness to the extent of the value of the collateral securing that indebtedness, including borrowings under the senior secured credit facility, as well as all obligations of our non-guarantor subsidiaries.

The senior notes we issued on November 28, 2005 and those being issued in this exchange offer will be treated as a single class for all purposes of the indenture.

As of March 31, 2006, the aggregate amount of our secured indebtedness was $199.5 million, and approximately $173.4 million was available under our senior secured credit facility.

Optional redemption

On or after December 1, 2009, we may, at our option, redeem some or all of the notes at the redemption prices set forth under “Description of Notes—Optional Redemption,” plus accrued and unpaid interest up to but not including the date of redemption.

In addition, prior to December 1, 2008, we may, at our option, redeem up to 35% of the notes issued under the indenture at a redemption price of 109.500% of the principal amount, plus accrued and unpaid interest up to but not including the date of redemption, with the proceeds of certain equity offerings. See “Description of Notes—Optional Redemption.”

Offer to purchase

If we experience a change of control, or we or any of our restricted subsidiaries sell certain assets, we may be required to offer to purchase the notes at the prices set forth under “Description of Notes—Repurchase at the Option of Holders—Change of Control” and “Description of Notes—Repurchase at the Option of Holders—Asset Sales.”

Covenants

We will issue the new notes under an indenture between us and the trustee. The indenture will, among other things, limit our ability and the ability of our restricted subsidiaries (as defined under “Description of Notes”) to:

•	incur additional indebtedness and issue preferred stock;

•	pay dividends or distributions on our capital stock or purchase, redeem or retire our capital stock;

•	issue or sell stock of subsidiaries;

•	make certain investments;

•	create liens on our assets;

•	enter into transactions with affiliates;

•	merge or consolidate with another company; and

•	transfer and sell assets.

Each of these covenants is subject to a number of important limitations and exceptions. See “Description of Notes—Certain Covenants.”

Resale of new notes

Based on interpretations by the staff of the Securities and Exchange Commission set forth in no-action letters issued to third parties, including “Exxon Holdings Corporation” (available May 13, 1998) and “Morgan Stanley & Co. Incorporated” (available June 5, 1991), we believe that you may offer the new notes for resale, resell the new notes and otherwise transfer the new notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	you acquire the new notes in the exchange offer in the ordinary course of business;

•	you have no arrangement or understanding with any person to participate in the distribution of the new notes that you obtain in the exchange offer;

•	you are not a broker-dealer who purchased old notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and

•	you are not an “affiliate”.

We intend to rely on the existing no-action letters and we do not intend to seek a no-action letter from the SEC with respect to the resale of the new notes.

Risk Factors

Investing in the notes involves risk. You should carefully consider all of the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth under “Risk Factors” beginning on page 16 in deciding whether to participate in the exchange offer.

Company Information

Tronox Worldwide LLC is a Delaware limited liability company initially organized as a corporation in Delaware. On September 12, 2005, its name was changed from Kerr-McGee Chemical Worldwide LLC to Tronox Worldwide LLC. Our website address is www.tronox.com. The information on our website is not incorporated by reference into this prospectus and you should not consider information on our website a part of this prospectus. Our principal executive offices are located at 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102. Our telephone number is (405) 775-5000.

Selected Financial Data

The following table sets forth selected financial data of Parent as of the dates and for the years indicated in such table. The selected statement of operations data for the years ended December 31, 2005, 2004, 2003 and 2002, and the balance sheet data as of December 31, 2005, 2004 and 2003, have been derived from our Parent’s audited consolidated and combined financial statements. The selected statement of operations data for the year ended December 31, 2001, and the balance sheet data as of December 31, 2002 and 2001, have been derived from Kerr-McGee’s accounting records and are unaudited.

The selected financial data presented below should be read together with “Use of Proceeds,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated and combined financial statements of Parent and the notes to those statements, in each case, included elsewhere in this prospectus.

	Year Ended December 31,
	2005	2004	2003	2002	2001
	(Millions of dollars, except per share)
Consolidated and Combined Statement of Operations Data:
Net sales	$1,364.0	$1,301.8	$1,157.7	$1,064.3	$1,022.6
Cost of goods sold	1,143.8	1,168.9	1,024.7	949.0	972.5

Gross margin	220.2	132.9	133.0	115.3	50.1
Selling, general and administrative expenses	115.2	110.1	98.9	84.0	92.2
Restructuring charges(1)	—	113.0	61.4	11.8	—
Provision for environmental remediation and restoration, net of reimbursements	17.1	4.6	14.9	14.3	7.7

	87.9	(94.8)	(42.2)	5.2	(49.8)
Interest and debt expense	(4.5)	(0.1)	(0.1)	(0.1)	(0.1)
Other income (expense)(2)	(15.2)	(25.2)	(20.5)	(13.1)	(39.9)

Income (loss) from continuing operations before income taxes	68.2	(120.1)	(62.8)	(8.0)	(89.8)
Income tax benefit (provision)	(21.8)	38.3	15.1	(8.3)	30.7

Income (loss) from continuing operations before cumulative effect of change in accounting principle	46.4	(81.8)	(47.7)	(16.3)	(59.1)
Loss from discontinued operations, net of income tax benefit	(27.6)	(45.8)	(35.8)	(81.0)	(49.0)

Income (loss) before cumulative effect of change in accounting principle	18.8	(127.6)	(83.5)	(97.3)	(108.1)
Cumulative effect of change in accounting principle, net of income tax	—	—	(9.2)	—	0.7

Net income (loss)	$18.8	$(127.6)	$(92.7)	$(97.3)	$(107.4)

Income (loss) from continuing operations per common share, basic and diluted	$1.89	$(3.57)	$(2.08)	$(0.71)	$(2.58)
Dividends declared per common share	0.05	—	—	—	—

	Year Ended December 31,
	2005	2004	2003	2002	2001
	(Millions of dollars, except per share)
Consolidated and Combined Balance Sheet Data:
Working capital(3)	$404.4	$240.2	$304.5	$243.6	$264.5
Property, plant and equipment, net	839.7	883.0	961.6	944.9	948.9
Total assets(4)	1,758.3	1,595.9	1,809.1	1,733.6	1,628.1
Noncurrent liabilities:
Long-term debt(5)	548.0	—	—	—	—
Environmental remediation and/or restoration	145.9	130.8	135.9	131.4	40.0
All other noncurrent liabilities(4)	200.4	215.9	312.2	192.4	209.6
Total liabilities(5)	1,269.3	706.0	797.9	671.2	556.7
Total business/stockholders’ equity(5)	489.0	889.9	1,011.2	1,062.4	1,071.4
Supplemental Information:
Depreciation and amortization expense	103.1	104.6	106.5	105.7	119.9
Capital expenditures	87.6	92.5	99.4	86.7	153.3
Adjusted EBITDA(6)	232.0	162.2	160.3	134.5	N/A

(1)	Restructuring charges in 2004 include costs associated with the shutdown of our titanium dioxide pigment sulfate production at our Savannah, Georgia, facility. Restructuring charges in 2003 include costs associated with the shutdown of our synthetic rutile plant in Mobile, Alabama, and charges in connection with a work force reduction program consisting of both voluntary retirements and involuntary terminations. Restructuring charges in 2002 represent a write-down of fixed assets for abandoned engineering projects.
(2)	Includes interest expense allocated by Kerr-McGee based on specifically identified borrowings from Kerr-McGee at Kerr-McGee’s average borrowing rates. Also includes net foreign currency transaction gain (loss), equity in net earnings of equity method investees, loss on accounts receivable sales and other expenses. See Note 21 to the Consolidated and Combined Financial Statements included in this prospectus.
(3)	Working capital is defined as the excess of current assets over current liabilities.
(4)	Total assets and all other noncurrent liabilities do not include the effects of certain employee benefit obligations and associated plan assets that will be assumed upon completion of the Distribution. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies.”
(5)	In the fourth quarter of 2005, Parent completed a recapitalization, whereby Parent’s common stock held by Kerr-McGee converted into approximately 22.9 million shares of Class B common stock. Also in the fourth quarter of 2005, Parent completed an IPO, whereby approximately 17.5 million shares of its Class A common stock were issued. All of the net proceeds from the IPO were distributed to Kerr-McGee. Concurrent with the IPO, we issued $350.0 million of senior notes and borrowed $200.0 million under a senior secured credit facility.
(6)	EBITDA represents net income (loss) before net interest expense, income tax benefit (provision), and depreciation and amortization expense. Adjusted EBITDA represents EBITDA as further adjusted to reflect the items set forth in the table below, all of which are required in determining our compliance with financial covenants under our senior secured credit facility. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition and Liquidity.”

We have included EBITDA and adjusted EBITDA to provide investors with a supplemental measure of our operating performance and information about the calculation of some of the financial covenants that are contained in our senior secured credit facility. We believe EBITDA is an important supplemental measure of operating performance because it eliminates items that have less bearing on our operating performance and thus highlights trends in our core business that may not otherwise be apparent when relying solely on generally accepted accounting principles (“GAAP”) financial measures. We also believe that securities analysts, investors and other interested parties frequently use EBITDA in the evaluation of issuers, many of which present EBITDA when reporting their results. Adjusted EBITDA is a material component of the covenants imposed on us by the senior secured credit facility. Under the senior secured credit facility, we are subject to financial covenant ratios that are calculated by reference to adjusted EBITDA. Non-compliance with the financial covenants contained in the senior secured credit facility could result in a default, an acceleration in the repayment of amounts outstanding, and a termination of the lending commitments under the senior secured credit facility. Any acceleration in the repayment of amounts outstanding under the senior secured credit facility would result in a default under the indenture governing the notes. While an event of default under the senior secured credit facility or the indenture governing the notes is continuing, we would be precluded from, among other things, paying dividends on our common stock or borrowing under the revolving credit facility. For a description of required financial covenant levels, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition and Liquidity.” Our management also uses EBITDA and adjusted EBITDA in order to facilitate operating performance comparisons from period to period, prepare annual operating budgets and assess our ability to meet our future debt service, capital expenditure and working capital requirements and our ability to pay dividends on our common stock.

EBITDA and adjusted EBITDA are not presentations made in accordance with GAAP. As discussed above, we believe that the presentation of EBITDA and adjusted EBITDA in this prospectus is appropriate. However, when evaluating our results, you should not consider EBITDA and adjusted EBITDA in isolation of, or as a substitute for, measures of our financial performance as determined in accordance with GAAP, such as net income (loss). EBITDA and adjusted EBITDA have material limitations as performance measures because they exclude items that are necessary elements of our costs and operations. Because other companies may calculate EBITDA and adjusted EBITDA differently than we do, EBITDA may not be, and adjusted EBITDA as presented in this prospectus is not, comparable to similarly titled measures reported by other companies.

The following table reconciles net income (loss) to EBITDA and adjusted EBITDA for the periods presented:

	Year Ended December 31,
	2005	2004	2003	2002
	(Millions of dollars)
Net income (loss)(a)	$18.8	$(127.6)	$(92.7)	$(97.3)
Interest and debt expense	4.5	0.1	0.1	0.1
Net interest expense on borrowings with affiliates and interest income(b)	11.9	9.5	8.8	11.1
Income tax provision (benefit)	7.0	(63.0)	(39.3)	(35.3)
Depreciation and amortization expense	103.1	104.6	106.5	105.7

EBITDA	145.3	(76.4)	(16.6)	(15.7)
Savannah sulfate facility shutdown costs	—	29.0	—	—
Loss from discontinued operations(c)	42.4	69.7	51.9	120.1
Provision for environmental remediation and restoration, net of reimbursements	17.1	4.6	14.9	14.3
Extraordinary, unusual or non-recurring expenses or losses(d)	—	(0.3)	47.0	—
Noncash changes constituting:
(Gain) loss on sales of accounts receivable(e)	(0.1)	8.2	4.8	4.7
Write-downs of property, plant and equipment and other assets(f)	9.3	104.8	29.3	18.5
Impairment of intangible assets	—	7.4	—	—
Cumulative effect of change in accounting principle	—	—	14.1	—
Provision for asset retirement obligations	1.4	—	—	—
Other items(g)	16.6	15.2	14.9	(7.4)

Adjusted EBITDA	$232.0	$162.2	$160.3	$134.5

(a)	Net income (loss) includes pre-tax operating losses associated with our Savannah sulfate facility, which was closed in September 2004, of $2.6 million, $17.8 million, $18.6 million and $9.6 million for the years ended December 31, 2005, 2004, 2003 and 2002, respectively.
(b)	Included as a component of Other income (expense) in the Consolidated and Combined Statement of Operations. Net interest expense on borrowings with affiliates was $14.6 million, $12.1 million, $10.1 million and $12.9 million for the years ended December 31, 2005, 2004, 2003 and 2002, respectively.
(c)	Includes provisions for environmental remediation and restoration, net of reimbursements, related to our former forest products operations, thorium compounds manufacturing, uranium and refining operations of $17.6 million, $61.5 million, $41.1 million and $61.1 million for the years ended December 31, 2005, 2004, 2003 and 2002, respectively.
(d)	Represents extraordinary, unusual or non-recurring expenses or losses as defined within our credit agreement. Includes $25.8 million associated with the closure of our Mobile, Alabama, facility in 2003 for charges not reflected elsewhere and $21.2 million for a work force reduction program for continuing operations in 2003. See Note 16 to the Consolidated and Combined Financial Statements included in this prospectus.
(e)	Loss on the sales of accounts receivable under an asset monetization program, or a factoring program, comparable to interest expense.
(f)	The 2004 amount includes $86.6 million associated with the shutdown of our Savannah sulfate facility.
(g)	Includes noncash stock-based compensation, noncash pension and postretirement cost and accretion expense.

RISK FACTORS

In addition to the other information contained in this prospectus, the following factors related to our company, the exchange offer and the new notes should be considered carefully in deciding to participate in the exchange offer.

Risks Related to Our Indebtedness and the Notes

We may need additional capital in the future and may not be able to obtain it on favorable terms, if at all.

Our industry is highly capital intensive and our success depends to a significant degree on our ability to develop and market innovative products and to update our facilities and process technology. We may require additional capital in the future to finance our future growth and development, implement further marketing and sales activities, fund our ongoing research and development activities and meet our general working capital needs. Our capital requirements will depend on many factors, including acceptance of and demand for our products, the extent to which we invest in new technology and research and development projects, and the status and timing of competitive developments. Additional financing may not be available when needed on terms favorable to us or at all. Further, the terms of the senior secured credit facility and the indenture governing the notes, may limit our ability to incur additional indebtedness or Parent’s ability to issue additional shares of common stock. If we are unable to obtain adequate funds on acceptable terms, we may be unable to develop or enhance our products, take advantage of future opportunities or respond to competitive pressures, which could harm our business.

Your right to receive payments on the notes could be adversely affected if any of our non-guarantor subsidiaries declare bankruptcy, liquidate or reorganize.

We conduct domestic and international business through our operating subsidiaries. Portions of our international business are conducted through operating subsidiaries that are organized outside the United States, none of which guarantee the notes. Therefore, the notes are effectively subordinated to the prior payment of debts and other liabilities (including trade payables) of our non-U.S. operating subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. Our non-guarantor subsidiaries had net sales (after intercompany eliminations) for the year ended December 31, 2005 of approximately $680.6 million, which represented 50% of consolidated net sales. At December 31, 2005 (i) our non-guarantor subsidiaries held approximately 43% of accounts receivable (excluding intercompany receivables), inventory and net property, plant and equipment, and (ii) our foreign non-guarantor subsidiaries had current and noncurrent liabilities (excluding intercompany liabilities and liabilities related to income taxes) which aggregated approximately $226.5 million. Our domestic non-guarantor subsidiaries are immaterial.

Your right to receive payments on these notes is effectively subordinated to the rights of our existing and future secured creditors.

Holders of our secured indebtedness will have claims that are prior to your claims as holders of the notes to the extent of the value of the assets securing that other indebtedness. Notably, we, certain of our subsidiaries and Parent are parties to our senior secured credit facility, which is secured by (1) a pledge of the capital stock of our domestic subsidiaries, (2) a pledge of 65% of the voting capital stock and 100% of the non-voting stock of our direct foreign subsidiaries and (3) a first priority security interest in certain domestic assets, including certain real property, of Tronox and the guarantors of the senior secured credit facility. The notes are effectively subordinated to that secured indebtedness to the extent of the value of the pledged collateral. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding, holders of secured indebtedness will have a claim on those of our assets that constitute their collateral that is senior to the claims of the holders of the notes and the guarantees. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of notes may receive less, ratably, than holders of secured indebtedness. As of December 31, 2005, the aggregate amount of our secured indebtedness was $200.0 million, and approximately $216.2 million was available for borrowing under our senior secured credit facility. We will be permitted to incur substantial additional indebtedness, including senior debt, in the future under the terms of our senior secured credit facility. See “Description of Other Indebtedness.”

If we are required by the indenture to offer to repurchase the notes upon a change of control, we may not have the necessary funds to do so.

Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase. Any future agreements relating to indebtedness to which we become a party may contain similar provisions. However, it is possible that we will not have sufficient funds at the time of any change of control transaction to make the required repurchase of notes or that restrictions in our credit facility will not allow such repurchases. See “Description of Notes—Repurchase at the Option of Holders—Change of Control.”

The indebtedness represented by the notes and the guarantees may be unenforceable due to fraudulent conveyance statutes.

Under federal bankruptcy law and/or state fraudulent transfer laws, if a court of competent jurisdiction in a suit by an unpaid creditor or representative of creditors (such as a trustee in bankruptcy or a debtor-in-possession) were to find that we or our guarantors did not receive fair consideration (or reasonably equivalent value) for issuing the notes or the guarantees or any indebtedness refinanced by the notes and at the time of the issuance of the notes or the guarantees, that we or our guarantors were insolvent, were rendered insolvent by reason of that incurrence, were engaged in a business or transaction for which our remaining assets constituted unreasonably small capital, intended to incur, or believed that we would incur, debts beyond our ability to pay such debts as they became due, or that we intended to hinder, delay or defraud our creditors, then that court could, among other things,

•	void all or a portion of our obligations to the holders of the notes or our guarantors’ obligations under the guarantees,

•	recover all or a portion of the payments made to holders of the notes, and/or

•	subordinate our or our guarantors’ obligations to the holders of the notes to our other existing and future indebtedness to a greater extent than would otherwise be the case, the effect of which would be to entitle those other creditors to be paid in full before any payment could be made on the notes.

The measure of insolvency for purposes of the foregoing will vary depending upon the law of the relevant jurisdiction. Generally, however, a company would be considered insolvent for purposes of the foregoing if the sum of that company’s debts was greater than all of that company’s assets at a fair valuation, or if the present fair saleable value of that company’s assets was less than the amount that would be required to pay the probable liability on its existing debts as they become absolute and due. There can be no assurance as to what standards a court would apply to determine whether we or our guarantor were solvent at the relevant time, or whether, whatever standard was applied, the notes would not be voided on another of the grounds set forth above.

A financial failure by us or our subsidiaries may result in the assets of any or all of those entities becoming subject to the claims of all creditors of those entities.

A financial failure by us or our subsidiaries could affect payment of the notes if a bankruptcy court were to substantively consolidate us and our subsidiaries. If a bankruptcy court substantively consolidated us and our subsidiaries, the assets of each entity would become subject to the claims of creditors of all entities. This would expose holders of notes not only to the usual impairments arising from bankruptcy, but also to potential dilution of the amount ultimately recoverable because of the larger creditor base. Furthermore, forced restructuring of the notes could occur through the “cram-down” provisions of the bankruptcy code. Under these provisions, the notes could be restructured over your objections as to their general terms, primarily interest rate and maturity.

We may issue additional notes ranking equal to your notes.

The indenture governing the notes will permit us to issue additional notes, subject to satisfaction of certain covenants. If we issue any such additional notes, the holders of those notes will be entitled to share ratably with the holders of the notes in any proceeds distributed in connection with any foreclosure upon the collateral or an insolvency, liquidation, reorganization, dissolution or other winding-up. This may have the effect of reducing the amount of proceeds paid to you. See “Description of Notes.”

The notes may be affected by fluctuations in the market for non-investment-grade securities.

Historically, the market for non-investment-grade, or high-yield, debt securities has been subject to disruptions that have caused substantial volatility in their prices. To the extent that a trading market for the notes does develop, the liquidity of, and trading market for, the notes may be materially adversely affected by declines in the market for high-yield debt securities generally. These declines may materially adversely affect the price and trading of the notes, and the price at which they can be sold, independently of our financial performance and prospects.

Risks Related to Our Business and Industry

We are subject to significant liabilities that are in addition to those associated with our primary business. These liabilities could adversely affect our financial condition and results of operations and we could suffer losses as a result of these liabilities even if our primary business performs well.

We, our subsidiaries and their predecessors have operated a number of businesses in addition to the current chemical business, including businesses involving the treatment of forest products, the production of ammonium perchlorate, the refining and marketing of petroleum products, offshore contract drilling, coal mining and the mining, milling and processing of nuclear materials. As a result, we are subject to significant liabilities that are in addition to those associated with our primary business, including legal, regulatory and environmental liabilities. For example, we have liabilities relating to the remediation of various sites at which chemicals such as creosote, perchlorate, low-level radioactive substances, asbestos and other materials have been used or disposed. Our financial condition and results of operations could be adversely affected by these liabilities. We also could suffer losses as a result of these liabilities even if our primary business performs well. See Note 22 to the Consolidated and Combined Financial Statements included in this prospectus for a discussion of contingencies.

The costs of compliance with the extensive environmental, health and safety laws and regulations to which we are subject or the inability to obtain, update or renew permits required for the operation of our business could reduce our profitability or otherwise adversely affect us.

Our current and former operations involve the generation and management of regulated materials that are subject to various environmental laws and regulations and are dependent on the periodic renewal of permits from various governmental agencies. The inability to obtain, update or renew permits related to the operation of our businesses, or the costs required in order to comply with permit standards, could have a material adverse affect on us. For example, we currently are updating permits related to water and air emissions for our facility in Botlek, Netherlands. Although we do not anticipate any significant difficulties in obtaining such permits or that any material expenditures will be required, the failure to update such permits could have a material adverse effect on our ability to produce our products and on our results of operations.

In addition, changes in the laws and regulations to which we are subject, or their interpretation, or the enactment of new laws and regulations, could result in materially increased and unanticipated capital expenditures and compliance costs. For example, the proposed REACH (Registration, Evaluation and Authorization of Chemicals) regulatory scheme in the European Union, if implemented as currently proposed, could adversely affect our European operations by imposing on us a testing, evaluation and registration program for some of the chemicals that we use or produce. At the present time, we are not able to predict the ultimate cost of compliance with these requirements or their effect on our business.

Environmental laws and regulations obligate us to remediate various sites at which chemicals such as creosote, perchlorate, low-level radioactive substances, asbestos and other materials have been disposed of or released. Some of these sites have been designated Superfund sites by the U.S. Environmental Protection Agency (“EPA”) under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”). See Note 22 to the Consolidated and Combined Financial Statements included in this prospectus for a discussion of these matters. The discovery of contamination arising from historical industrial operations at some of our properties has exposed us, and in the future may continue to expose us, to significant remediation obligations and other damages.

The actual costs of environmental remediation and restoration could exceed estimates.

As of December 31, 2005, we had reserves in the amount of $223.7 million for environmental remediation and restoration. We reserve for costs related to environmental remediation and restoration only when a loss is probable and the amount is reasonably estimable. In estimating our environmental liabilities, including the cost of investigation and remediation at a particular site, we consider a variety of matters, including, but not limited to, the stage of the investigation at the site, the stage of remedial design for the site, the availability of existing remediation technologies, presently-enacted laws and regulations and the state of any related legal or administrative investigation or proceedings. For example, at certain sites we are in the preliminary stages of our environmental investigation and therefore have reserved for such sites amounts equal only to the cost of our environmental investigation. The findings of these site investigations could result in an increase in our reserves for environmental remediation. While we believe we have established appropriate reserves for environmental remediation based on the information we currently know, additions to the reserves may be required as we obtain additional information that enables us to better estimate our liabilities.

Our estimates of environmental liabilities at a particular site could increase significantly as a result of, among other things, changes in laws and regulations, revisions to the site’s remedial design, unanticipated construction problems, identification of additional areas or volumes of contamination, increases in labor, equipment and technology costs, changes in the financial condition of other potentially responsible parties and the outcome of any related legal and administrative proceedings to which we are or may become a party. For example, in 2004, remediation efforts required by the Nuclear Regulatory Commission (“NRC”) at our site in Cushing, Oklahoma, identified additional soil and groundwater impacts that would require assessment and possible remediation. As a result, in that year we increased our reserves for environmental remediation with respect to the Cushing site by $10.3 million, which was part of a total increase in our 2004 environmental reserves of $81.4 million. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Environmental Matters—Environmental Costs” and Note 22 to the Consolidated and Combined Financial Statements included in this prospectus.

In addition to the sites for which we have established reserves, there may be other sites where we have potential liability for environmental matters but for which we do not have sufficient information to determine that a liability is probable and reasonably estimable. As we obtain additional information about those sites, we may determine that reserves for such sites should be established. New environmental claims also may arise as a result of changes in environmental laws and regulations or for other reasons. If new claims arise and losses associated with those claims become probable and reasonably estimable, we will need to increase our reserves to reflect those new claims.

As a result of the factors described above, it is not possible for us to reliably estimate the amount and timing of all future expenditures related to environmental or other contingent matters, and our actual costs related to such matters could exceed our current reserves at December 31, 2005. See “Business—Government Regulations and Environmental Matters” and “Legal Proceedings.”

Hazards associated with chemical manufacturing could adversely affect our results of operations.

Due to the nature of our business, we are exposed to the hazards associated with chemical manufacturing and the related storage and transportation of raw materials, products and wastes. These hazards could lead to an interruption or suspension of operations and have an adverse effect on the productivity and profitability of a particular manufacturing facility or on us as a whole. Potential hazards include the following:

•	Piping and storage tank leaks and ruptures

•	Mechanical failure

•	Employee exposure to hazardous substances

•	Chemical spills and other discharges or releases of toxic or hazardous substances or gases

There is also a risk that one or more of our key raw materials or one or more of our products may be found to have currently unrecognized toxicological or health-related impact on the environment or on our customers or employees. Such hazards may cause personal injury and loss of life, damage to property and contamination of the environment, which could lead to government fines or work stoppage injunctions and lawsuits by injured persons. If such actions are determined adversely to us, we may have inadequate insurance to cover such claims, or we may have insufficient cash flow to pay for such claims. Such outcomes could adversely affect our financial condition and results of operations.

Violations or noncompliance with the extensive environmental, health and safety laws and regulations to which we are subject could result in unanticipated loss or liability.

Our operations and production facilities are subject to extensive environmental and health and safety laws and regulations at national, international and local levels in numerous jurisdictions relating to pollution, protection of the environment, transporting and storing raw materials and finished products and storing and disposing of hazardous wastes. We may incur substantial costs, including fines, damages, criminal or civil sanctions and remediation costs, or experience interruptions in our operations, for violations arising under these laws and regulations. In the event of a catastrophic incident involving any of the raw materials we use or chemicals we produce, we could incur material costs as a result of addressing the consequences of such event.

We are party to a number of legal and administrative proceedings involving environmental and other matters pending in various courts and before various agencies. These include proceedings associated with facilities currently or previously owned, operated or used by us or our predecessors, and include claims for personal injuries, property damages, injury to the environment, including natural resource damages, and non-compliance with permits. Any determination that one or more of our key raw materials or products, or the materials or products associated with facilities previously owned, operated or used by us or our predecessors, has, or is characterized as having, a toxicological or health-related impact on our environment, customers or employees could subject us to additional legal claims. These proceedings and any such additional claims may be costly and may require a substantial amount of management attention, which may have an adverse affect on our financial condition and results of operations. See “Business—Government Regulations and Environmental Matters” and “Legal Proceedings.”

The amount of our debt could adversely affect our financial condition, limit our ability to pursue business opportunities, reduce our operating flexibility or put us at a competitive disadvantage.

As of December 31, 2005, we had $548.0 million of long-term debt. Our debt could have important consequences for us. For instance, it could:

•	Require us to use a substantial portion of our cash flow from operations for debt service and reduce the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate activities

•	Limit our ability to obtain financing for working capital, capital expenditures, acquisitions or other general corporate activities in the future

•	Expose us to greater interest rate risk because the interest rates on our senior secured credit facility will vary

•	Impair our ability to successfully withstand a downturn in our business or the economy in general and place us at a disadvantage relative to our less-leveraged competitors

The senior secured credit facility and the indenture governing the notes limit, but do not prohibit, us from incurring additional debt, and we may incur additional debt in the future. If we incur additional debt, our ability to satisfy our debt obligations may become more limited.

The terms of our senior secured credit facility and our indenture governing the notes contain a number of restrictive and financial covenants that could limit our ability to pay dividends or to operate effectively in the future. If we are unable to comply with these covenants, our lenders could accelerate the repayment of our indebtedness.

The terms of our senior secured credit facility and our indenture governing the notes subject us to a number of covenants that impose significant operating restrictions on us, including on our ability to incur indebtedness and liens, make loans and investments, make capital expenditures, sell assets, engage in mergers, consolidations and acquisitions, enter into transactions with affiliates, enter into sale and leaseback transactions, make optional payments or modifications of the notes or other material debt, change our lines of business and pay dividends on our common stock. We are also required by the terms of the senior secured credit facility to comply with financial covenant ratios. These restrictions could limit our ability to plan for or react to market conditions or meet capital needs.

A breach of any of the covenants imposed on us by the terms of our indebtedness, including the financial covenants in the senior secured credit facility, could result in a default under such indebtedness. In the event of a default, the lenders under the revolving credit facility could terminate their commitments to us, and they and the lenders of our other indebtedness could accelerate the repayment of all of our indebtedness. In such case, we may not have sufficient funds to pay the total amount of accelerated obligations, and our lenders under the senior secured credit facility could proceed against the collateral securing the facility. Any acceleration in the repayment of our indebtedness or related foreclosure could adversely affect our business.

Market conditions and cyclical factors that adversely affect the demand for the end-use products that contain our titanium dioxide could adversely affect our results.

Historically, regional and world events that negatively affect discretionary spending or economic conditions generally, such as terrorist attacks, the incidence or spread of contagious diseases (such as SARS), or other economic, political, or public health or safety conditions, have adversely affected demand for the finished products that contain titanium dioxide and from which we derive substantially all of our revenue. Events such as these are likely to contribute to a general reluctance by the public to purchase “quality of life” products, which could cause a decrease in demand for our chemicals and, as a result, may have an adverse effect on our results of operations and financial condition.

Additionally, the demand for titanium dioxide during a given year is subject to seasonal fluctuations. Titanium dioxide sales are generally higher in the second and third quarters of the year than in the other quarters due in part to the increase in paint production in the spring to meet demand resulting from the spring and summer painting season in North America and Europe. We may be adversely affected by existing or future cyclical changes, and such conditions may be sustained or further aggravated by anticipated or unanticipated changes in regional weather conditions. For example, poor weather conditions in a region can lead to an abbreviated painting season, which can depress consumer sales of paint products that use titanium dioxide pigment.

Our business, financial condition and results of operations could be adversely affected by global and regional economic downturns and other conditions.

We have significant production, sales and marketing operations throughout the United States, Europe and the Asia-Pacific region, with more than 1,100 customers in over 100 countries. We also purchase many of the raw materials used in the production of our products in foreign jurisdictions. In 2005, approximately 45% of our total revenues were generated from production outside of the United States. Due to these factors, our performance, particularly the performance of our pigment segment, is cyclical and tied closely to general economic conditions, including global gross domestic product. As a result, our business, financial condition and results of operations are vulnerable to political and economic conditions affecting global gross domestic product and the countries in which we operate. For example, from 2000 through 2003, our business was affected when the titanium dioxide industry experienced a period of unusually weak business conditions as a result of a variety of factors, including the global economic recession, exceptionally rainy weather conditions in Europe and the Americas, and the outbreak of SARS in Asia. Based on these factors, global and regional economic downturns and other conditions may have an adverse effect on our financial condition and results of operations.

Our results of operations may be adversely affected by fluctuations in currency exchange rates.

The financial condition and results of operations of our operating entities in the European Union, among other jurisdictions, are reported in various foreign currencies and then translated into U.S. dollars at the applicable exchange rate for inclusion in the financial statements. As a result, any appreciation of the U.S. dollar against these foreign currencies will have a negative impact on our reported sales and operating margin (and conversely, the depreciation of the dollar against these foreign currencies will have a positive impact). In addition, our operating entities often need to convert currencies they receive for our products into currencies in which they purchase raw materials or pay for services, which could result in a gain or loss depending on fluctuations in exchange rates. Because we have significant operations in Europe and Australia, we are exposed primarily to fluctuations in the euro and the Australian dollar.

In the past, we have sought to minimize our foreign currency translation risk by engaging in hedging transactions. We may be unable to effectively manage our foreign currency translation risk, and any volatility in foreign currency exchange rates may have an adverse effect on our financial condition or results of operations. For a further discussion of how we manage our foreign currency risk, see “Quantitative and Qualitative Disclosure about Market Risk—Foreign Currency Exchange Rate Risk.”

Our industry and the end-use markets in which we compete are highly competitive. This competition may adversely affect our results of operations and operating cash flows.

Each of the markets in which we compete is highly competitive. Competition is based on a number of factors such as price, product quality and service. We face significant competition from major international producers, such as E.I. du Pont de Nemours and Company, Millennium Chemicals Inc., Huntsman Corporation and Kronos Worldwide, Inc., as well as smaller regional competitors. Our most significant competitors include major chemicals and materials manufacturers and diversified companies, a number of which have substantially larger financial resources, staffs and facilities than we do. The additional resources and larger staffs and facilities of such competitors may give them a competitive advantage when responding to market conditions and capitalizing on operating efficiencies. Increased competition could result in reduced sales, which could adversely affect our profitability and operating cash flows. See “Business—Competitive Conditions.”

In addition, within the end-use markets in which we compete, competition between products is intense. We face substantial risk that certain events, such as new product development by our competitors, changing customer needs, production advances for competing products or price changes in raw materials, could cause our customers to switch to our competitor’s products. If we are unable to develop and produce or market our products to compete effectively against our competitors, our results of operations and operating cash flows may suffer.

Fluctuations in costs of our raw materials or our access to supplies of our raw materials could have an adverse effect on our results of operations.

In 2005, raw materials used in the production of titanium dioxide constituted approximately 30% of our cost of products sold. Titanium-bearing ores, in particular, represented more than 18% of our cost of products sold in 2005.

Costs of many of the raw materials we use may fluctuate widely for a variety of reasons, including changes in availability, major capacity additions or reductions or significant facility operating problems. These fluctuations could negatively affect our operating margins and our profitability. As these costs rise, our operating expenses likely will increase and could adversely affect our business, especially if we are unable to pass price increases in raw materials through to our customers.

Should our vendors not be able to meet their contractual obligations or should we be otherwise unable to obtain necessary raw materials, we may incur higher costs for raw materials or may be required to reduce production levels, which may have an adverse effect on our financial position, results of operations or liquidity. For a further discussion, see “Business—Raw Materials.”

The labor and employment laws in many jurisdictions in which we operate are more restrictive than in the United States. Our relationship with our employees could deteriorate, which could adversely affect our operations.

In the United States, approximately 200 employees at our Savannah, Georgia, facility are members of a union and are subject to a collective bargaining arrangement that is scheduled to expire in April 2007. Approximately 40% of our employees are employed outside the United States. In certain of those countries, such as Australia and the member states of the European Union, labor and employment laws are more restrictive than in the United States and, in many cases, grant significant job protection to employees, including rights on termination of employment. For example, in Germany and the Netherlands, by law some of our employees are represented by a works’ council, which subjects us to employment arrangements very similar to collective bargaining agreements.

We are required to consult with and seek the consent or advice of the unions or works’ councils that represent our employees for certain of our activities. This requirement could have a significant impact on our flexibility in managing costs and responding to market changes. Furthermore, there can be no assurance that we will be able to negotiate labor agreements with our unionized employees in the future on satisfactory terms. If those employees were to engage in a strike, work stoppage or other slowdown, or if any of our other employees were to become unionized, we could experience a significant disruption of our operations or higher ongoing labor costs, which could adversely affect our financial condition and results of operations.

Third parties may claim that our products or processes infringe their intellectual property rights, which may cause us to pay unexpected litigation costs or damages or prevent us from making, using, or selling our products.

Although currently there are no pending or threatened proceedings or claims relating to alleged infringement, misappropriation, or violation of the intellectual property rights of others, we may be subject to legal proceedings and claims in the future in which third parties allege that their patents or other intellectual property rights are infringed, misappropriated or otherwise violated by us or by our products or processes. In the event that any such infringement, misappropriation, or violation of the intellectual property rights of others is found, we may need to obtain licenses from those parties or substantially re-engineer our products or processes in order to avoid such infringement, misappropriation, or violation. We might not be able to obtain the necessary licenses on acceptable terms or be able to re-engineer our products or processes successfully. Moreover, if we are found by a court of law to infringe, misappropriate, or otherwise violate the intellectual property rights of others, we could be required to pay substantial damages or be enjoined from making, using, or selling the infringing products or technology. We also could be enjoined from making, using, or selling the allegedly infringing products or technology pending the final outcome of the suit. Any of the foregoing could adversely affect our financial condition and results of operations.

If we are not able to continue our technological innovation and successful commercial introduction of new products, our profitability could be adversely affected.

Our industries and the end-use markets into which we sell our products experience periodic technological change and product improvement. Our future growth will depend on our ability to gauge the direction of commercial and technological progress in key end-use markets and on our ability to fund and successfully develop, manufacture and market products in such changing end-use markets. We must continue to identify, develop and market innovative products or enhance existing products on a timely basis in order to maintain our profit margins and our competitive position. We may not be able to develop new products or technology, either alone or with third parties, or license intellectual property rights from third parties on a commercially competitive basis. If we fail to keep pace with the evolving technological innovations in our end-use markets on a competitive basis, our financial condition and results of operations could be adversely affected.

If our intellectual property were compromised or copied by competitors, or if competitors were to develop similar intellectual property independently, our results of operations could be negatively affected.

Our success depends to a significant degree upon our ability to protect and preserve our intellectual property rights. Although we own and have applied for numerous patents and trademarks throughout the world, we may have to rely on judicial enforcement of our patents and other proprietary rights. Our patents and other intellectual property rights may be challenged, invalidated, circumvented, rendered unenforceable or otherwise compromised. A failure to protect, defend or enforce our intellectual property could have an adverse effect on our financial condition and results of operations.

We also rely upon unpatented proprietary technology, know-how and other trade secrets to maintain our competitive position. While it is our policy to enter into confidentiality agreements with our employees and third parties to protect our proprietary expertise and other trade secrets, these agreements may not be enforceable or, even if legally enforceable, we may not have adequate remedies for breaches of such agreements. The failure of our patents or confidentiality agreements to protect our proprietary technology, know-how or trade secrets could result in significantly lower revenues, reduced profit margins or loss of market share.

We may be unable to determine when third parties are using our intellectual property rights without our authorization. We also have licensed certain of our intellectual property rights to third parties, and we cannot be certain that our licensees are using our intellectual property only as authorized by the applicable license agreement. The undetected or unremedied, unauthorized use of our intellectual property rights or the legitimate development or acquisition of intellectual property related to our industry by third parties could reduce or eliminate any competitive advantage we have as a result of our intellectual property, adversely affecting our financial condition and results of operations. If we must take legal action to protect, defend or enforce our intellectual property rights, any suits or proceedings could result in significant costs and diversion of our resources and our management’s attention, and we may not prevail in any such suits or proceedings. A failure to protect, defend or enforce our intellectual property rights could have an adverse effect on our financial condition and results of operations.

We may need additional capital in the future and may not be able to obtain it on favorable terms, if at all.

Our industry is highly capital intensive and our success depends to a significant degree on our ability to develop and market innovative products and to update our facilities and process technology. We may require additional capital in the future to finance our future growth and development, implement further marketing and sales activities, fund our ongoing research and development activities and meet our general working capital needs. Our capital requirements will depend on many factors, including acceptance of and demand for our products, the extent to which we invest in new technology and research and development projects, and the status and timing of competitive developments. Additional financing may not be available when needed on terms favorable to us or at all. Further, the terms of the senior secured credit facility and the indenture governing the notes may limit our ability to incur additional indebtedness or issue additional shares of our common stock. If we are unable to obtain adequate funds on acceptable terms, we may be unable to develop or enhance our products, take advantage of future opportunities or respond to competitive pressures, which could harm our business.

Risks Related to Our Relationship with Kerr-McGee

Our historical financial information may not be representative of our results as a stand-alone company and, therefore, may not be reliable as an indicator of our future financial results.

The historical financial information of Parent included elsewhere in this prospectus has been derived from Kerr-McGee’s accounting records. We believe that the assumptions underlying the consolidated and combined financial statements are reasonable. However, the historical consolidated and combined financial statements may not reflect what our results of operations, financial position and cash flows would have been had we been a stand-alone company during the periods presented or what our results of operations, financial position and cash flows will be in the future.

In particular, the historical consolidated and combined financial statements reflect allocations for corporate functions historically provided by Kerr-McGee, including general corporate expenses and employee benefits. These allocations were based on what Kerr-McGee considered to be reasonable reflections of the historical utilization levels of these services required in support of our business and may be less than the expenses we will incur in the future as a stand-alone company. For example, Parent currently estimates that general annual corporate expenses will increase by approximately $15.0 to $20.0 million now that we are a stand-alone company. In addition, we have not made adjustments to our historical financial information to reflect changes that may occur in our cost structure, financing and operations as a result of our separation from Kerr-McGee, including changes resulting from no longer being a member of Kerr-McGee’s consolidated group for tax purposes. These changes potentially include increased costs associated with reduced economies of scale.

For additional information about our past financial performance and the basis of the presentation of the historical combined financial statements, please see “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated and combined financial statements and related notes included elsewhere in this prospectus.

The interim services provided to us by Kerr-McGee may not be sufficient to meet our needs, and we may not be able to replace these services after our agreements with Kerr-McGee expire.

Historically, Kerr-McGee performed various corporate functions on our behalf, including the following:

•	Accounting services

•	Tax services

•	Employee benefits management

•	Financial services

•	Legal services

•	Risk and claims management

•	Information management and technology services

•	Real estate management

•	Travel services

•	Office administration services

Following the IPO, Kerr-McGee has had no obligation to provide any services on our behalf other than as provided in Parent’s transition services agreement with Kerr-McGee. We are in the process of creating our own, or engaging third parties to provide, systems and business functions to replace many of the systems and business functions Kerr-McGee historically provided us. However, we may not be successful in implementing these systems and business functions or in transitioning data from Kerr-McGee’s systems to ours. If we do not have in place our own systems and business functions or if we do not have agreements with other providers of these services when our transition services agreement with Kerr-McGee expires, we may not be able to effectively operate our business and our profitability may be adversely affected.

Risks Related to the Exchange Offer

There is not currently an active market for the notes and we cannot assure you that one will develop.

There is currently no active trading market for the notes. If the notes are traded, they may trade for less than their initial offering price, depending upon prevailing interest rates, the market for similar securities, our financial condition and prospects and other factors beyond our control, including general economic conditions. We do not intend to apply for a listing or quotation of the notes. Although the initial purchasers of the old notes have informed us that they intend to make a market in the notes, they are not obligated to do so. In addition, the initial purchasers may discontinue their market making activities at any time without notice. Accordingly, we cannot assure you as to the development or liquidity of any trading market for the notes.

There may be adverse consequences of a failure to exchange.

Untendered outstanding old notes that are not exchanged for new notes pursuant to this exchange offer will remain restricted securities. Outstanding old notes will continue to be subject to the following restrictions on transfer:

•	outstanding old notes may be resold only if registered pursuant to the Securities Act, if an exemption from registration is available thereunder, or if neither such registration nor such exemption is required by law,

•	outstanding old notes shall bear a legend restricting transfer in the absence of registration or an exemption therefrom, and

•	a holder of outstanding old notes who desires to sell or otherwise dispose of all or any part of its outstanding old notes under an exemption from registration under the Securities Act, if requested by us, must deliver to us an opinion of independent counsel experienced in Securities Act matters, reasonably satisfactory in form and substance to us, that such exemption is available.

USE OF PROCEEDS

This exchange offer is intended to satisfy our obligations under our Exchange and Registration Rights Agreement dated November 28, 2005 with the initial purchasers of the old notes. We will not receive any cash proceeds from the issuance of the new notes. We will only receive old notes equal in principal amount of the principal amount of new notes that we issue in the exchange offer.

RATIO OF EARNINGS TO FIXED CHARGES

For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income (loss) from continuing operations, before income taxes plus fixed charges and distributed income from equity method investee less loss (gain) from equity method investee and capitalized interest. The ratio of earnings to fixed charges of our Parent is set forth below for the time periods presented:

	For the Years Ended December 31,
	2005	2004	2003	2002	2001
Ratio of earnings to fixed charges(1)	2.3	N/A	N/A	N/A	N/A

(1)	The company’s earnings were insufficient to cover its fixed charges in 2004, 2003, 2002 and 2001 by $124.5 million, $64.5 million, $12.5 million and $94.8 million, respectively.

THE EXCHANGE OFFER

Purpose and Effects of the Exchange Offer

We initially issued $350.0 million principal amount old notes on November 28, 2005 in a private offering in reliance on Section 4(2) of the Securities Act. The initial purchasers were Lehman Brothers, Credit Suisse First Boston, ABN AMRO Incorporated, RBS Greenwich Capital and SunTrust Robinson Humphrey. The initial purchasers subsequently offered and sold a portion of the old notes only to “qualified institutional buyers” as defined in and in compliance with Rule 144A and outside the United States in compliance with Regulation S of the Securities Act.

In connection with the sale of the old notes, we entered into an exchange and registration rights agreement, which requires us

•	to cause the old notes to be registered under the Securities Act, or

•	to file with the SEC a registration statement under the Securities Act with respect to an issue of new notes identical in all material respects to the old notes, and

•	use our best efforts to cause such registration statement to become effective under the Securities Act and

•	upon the effectiveness of that registration statement, to offer to the holders of the old notes the opportunity to exchange their old notes for a like principal amount of new notes, which will be issued without a restrictive legend and which may be reoffered and resold by the holder without restrictions or limitations under the Securities Act.

We are making the exchange offer to satisfy our obligations under the exchange and registration rights agreement. The term “holder” with respect to the exchange offer means any person in whose name old notes are registered on our or the Depository Trust Company’s (“DTC”) books or any other person who has obtained a properly completed certificate of transfer from the registered holder, or any person whose old notes are held of record by DTC who desires to deliver such old notes by book-entry transfer at DTC.

We have not requested, and do not intend to request, an interpretation by the staff of the SEC with respect to whether the new notes issued in the exchange offer in exchange for the old notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe the new notes issued in exchange for old notes may be offered for resale, resold and otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

•	you are not a broker-dealer who purchased old notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act,

•	you are not our “affiliate”, or

•	you acquire the new notes in the ordinary course of your business and that you have no arrangement or understanding with any person to participate in the distribution of the new notes.

Any holder who tenders in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of the new notes or who is our affiliate may not rely upon such interpretations by the staff of the SEC and, in the absence of an exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Any holder to comply with such requirements may incur liabilities under the Securities Act for which the holder is not indemnified by us. Each broker-dealer (other than an affiliate of ours) that receives new notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. We have agreed that, for a period of 90 days after the exchange date, we will make the prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

We are not making the exchange offer to, nor will we accept surrenders for exchange from, holders of old notes in any jurisdiction in which this exchange offer or its acceptance would not comply with the securities or blue sky laws.

By tendering in the exchange offer, you will represent to us that, among other things:

•	you are acquiring the new notes in the exchange offer in the ordinary course of your business, whether or not you are a holder,

•	you do not have an arrangement or understanding with any person to participate in the distribution of the new notes,

•	you are not a broker-dealer, or you are a broker-dealer but will not receive new notes for your own account in exchange for old notes, neither you nor any other person is engaged in or intends to participate in the distribution of the new notes, and

•	you are not our “affiliate” within the meaning of Rule 405 under the Securities Act or, if you are our “affiliate,” you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

Following the completion of the exchange offer, no notes will be entitled to the liquidated damages payment applicable to the old notes. Nor will holders of notes have any further registration rights, and the old notes will continue to be subject to certain restrictions on transfer. See “—Consequences of Failure to Exchange.” Accordingly, the liquidity of the market for the old notes could be adversely affected. See “Risk Factors—Risks Related to the Exchange Offer—There may be adverse consequences of a failure to exchange.”

Participation in the exchange offer is voluntary and you should carefully consider whether to accept. We urge you to consult your financial and tax advisors in making your own decisions on whether to participate in the exchange offer.

Terms of the Exchange Offer

General. Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any and all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue one new note in the principal amount of $1,000 in exchange for each $1,000 principal amount of old notes accepted in the exchange offer. You may tender some or all of your old notes in the exchange offer.

The form and terms of the new notes will be identical in all material respects to the form and terms of the old notes except that the new notes will be registered under the Securities Act and, therefore, the new notes will not bear legends restricting their transfer. The new notes will be treated as a single class with any old notes that remain outstanding. We are not conditioning the exchange offer upon any minimum number of old notes being tendered for exchange.

As of May 3, 2006, $350.0 million principal amount of old notes were outstanding.

We are sending this prospectus, together with the letter of transmittal, to all registered holders of old notes. We have not fixed any record date for determining record holders of old notes entitled to participate in the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the exchange and registration rights agreement and the applicable requirements of the Exchange Act, and the rules and regulations of the SEC. Old notes which are not tendered for exchange in the exchange offer will remain outstanding and interest will continue to accrue, but such old notes will not be entitled to any rights or benefits under the exchange and registration rights agreement.

We will be deemed to have accepted validly tendered old notes when, as and if we have given oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us. If we do not accept any tendered old notes for exchange because of an invalid tender or the occurrence of certain other events identified in this prospectus, we will return the certificates for the unaccepted old notes, without expense, to the tendering holder as promptly as practicable after the expiration date.

You will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes if you tender old notes in the exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See “—Fees and expenses.”

Expiration Date; Extensions; Amendments. The exchange offer expires at 5:00 p.m., New York City time, on                     , 2006, unless we, in our sole discretion, extend the exchange offer, in which case the expiration date will be the latest date and time to which the exchange offer is extended. Although we do not intend to extend the exchange offer at this time, we reserve the right to extend the exchange offer at any time by giving oral or written notice to the exchange agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service. During any extension of the exchange offer, all old notes previously tendered pursuant to the exchange offer and not withdrawn will remain subject to the exchange offer. The date of the exchange of the new notes for old notes will be as soon as practicable following the expiration date.

We reserve the right, in our sole discretion,

•	to delay accepting any old notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “—Conditions of the Exchange Offer” have not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent, or

•	to amend the terms of the exchange offer in any manner.

We will, as promptly as practicable, notify you orally or in writing if there is any delay in acceptance, extension, termination or amendment. If we amend the exchange offer in any manner determined by us to constitute a material change, we will promptly disclose the amendment by means of a prospectus supplement that we will distribute to you. We will also extend the exchange offer for a period of time, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during that period.

In all cases we will issue new notes for old notes accepted for exchange in the exchange offer only after the exchange agent timely receives a properly completed and duly executed letter of transmittal and all other required documents. We reserve the right to waive any conditions of the exchange offer or defects or irregularities in the tender of old notes. If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater number of notes than the holder desires to exchange, such unaccepted or non-exchanged old notes or substitute old notes evidencing the unaccepted portion, as appropriate, will be returned without expense to the tendering holder, unless otherwise provided in the letter of transmittal, as promptly as practicable after the expiration or termination of the exchange offer.

Interest on the New Notes. You will not receive accrued interest on old notes that are accepted for exchange at the time of exchange. However, we will pay accrued but unpaid interest on exchanged old notes on the new notes on the first interest payment date following consummation of the exchange offer.

Procedures for Tendering Old Notes. Your tender of old notes through one of the procedures set forth below will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. In order to tender old notes, you must:

•	properly complete and sign a letter of transmittal or a facsimile thereof and deliver the same, together with any corresponding certificate or certificates representing the old notes being tendered and any required signature guarantees, to the exchange agent at its address set forth in the letter of transmittal on or prior to the expiration date;

•	comply with the procedure for book-entry transfer described below; or

•	comply with the guaranteed delivery procedures described below.

You do not need to have your signature guaranteed if the tendered old notes are registered in the name of the signer of the letter of transmittal and the new notes to be issued in exchange are to be issued and any untendered old notes are to be reissued in the name of the registered holder, including any participant in DTC (also referred to as a book-entry facility) whose name appears on a security listing as the owner of old notes. In any other case you must endorse the tendered old notes or accompany them with written instruments of transfer in a form satisfactory to us and duly executed by the registered holder. In addition, the signature on the endorsement or instrument of transfer must be guaranteed by an eligible guarantor institution which is a member of one of the following recognized signature guarantee programs:

•	The Securities Transfer Agents Medallion Program (STAMP),

•	The New York Stock Exchange Medallion Signature Program (MSF), or

•	The Stock Exchange Medallion Program (SEMP).

If the new notes or old notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the old notes, the signature in the letter of transmittal must be guaranteed by an eligible institution.

YOU MUST ELECT, AND ACCEPT THE RISK OF, THE METHOD OF DELIVERY OF OLD NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT. IF SUCH DELIVERY IS BY MAIL, WE RECOMMEND THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. DO NOT SEND ANY LETTER OF TRANSMITTAL OR OLD NOTES TO US. YOU MAY REQUEST YOUR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR YOU.

We understand that the exchange agent has confirmed with DTC that any financial institution that is a participant in DTC’s system may utilize DTC’s Automated Tender Offer Program (“ATOP”) to tender old notes. We further understand that the exchange agent will request, within two business days after the date the exchange offer commences, that DTC establish an account with respect to the old notes for the purpose of facilitating the exchange offer, and any participant may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent’s account in accordance with DTC’s ATOP procedures for transfer. However, the exchange of the old notes so tendered will only be made after timely confirmation (a “Book-Entry Confirmation”) of such book-entry transfer and timely receipt by the exchange agent of an agent’s message, and any other documents required by the letter of transmittal. The term “agent’s message” means a message, transmitted by DTC and received by the exchange agent and forming part of Book-Entry Confirmation, which states that:

•	DTC has received an express acknowledgment from a participant tendering old notes which are the subject of such Book-Entry Confirmation,

•	the participant has received and agrees to be bound by the terms of the letter of transmittal, and

•	we may enforce such agreement against such participant.

A tender will be deemed to have been received as of the date when

•	the tendering holder’s properly completed and duly signed letter of transmittal accompanied by the old notes or a confirmation of book-entry transfer of such old notes into the exchange agent’s account at DTC, is received by the exchange agent, or

•	a notice of guaranteed delivery or letter, telegram or facsimile transmission to similar effect from an eligible institution is received by the exchange agent.

Issuances of new notes in exchange for old notes tendered pursuant to a notice of guaranteed delivery or letter, telegram or facsimile transmission to similar effect by an eligible institution will be made only against submission of a duly signed letter of transmittal and any other required documents and deposit of the tendered old notes.

We will determine all questions as to the validity, form, eligibility including time of receipt, and acceptance for exchange of any tender of old notes in our reasonable judgment. Our determination will be final and binding. We reserve the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions of the exchange offer or any defect or irregularity in the tender of any old notes. Neither we, the exchange agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. Any old notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived, or if old notes are submitted in principal amount greater than the principal amount of old notes being tendered by such tendering holder, such unaccepted or non-exchanged old notes will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

In addition, we reserve the right in our sole discretion

•	to purchase or make offers for any old notes that remain outstanding subsequent to the expiration date, and

•	to the extent permitted by applicable law, to purchase old notes in the open market, in privately negotiated transactions or otherwise.

The terms of any such purchases or offers will differ from the terms of the exchange offer.

Guaranteed Delivery Procedures. If you desire to accept the exchange offer and time will not permit a letter of transmittal or old notes to reach the exchange agent before the expiration date or the procedure for book-entry transfer cannot be completed on a timely basis, you may effect a tender if the exchange agent has received at its office, on or prior to the expiration date, a letter, telegram or facsimile transmission from an eligible institution

•	setting forth the name and address of the tendering holder,

•	setting forth the name(s) in which the old notes are registered and the certificate number(s) of the old notes to be tendered,

•	stating that the tender is being made thereby, and

•	guaranteeing that, within three New York Stock Exchange trading days after the date of execution of such letter, telegram or facsimile transmission by the eligible institution, such old notes, in proper form for transfer or a confirmation of book-entry transfer of such old notes into the exchange agent’s account at DTC, will be delivered by such eligible institution together with a properly completed and duly executed letter of transmittal and any other required documents.

Unless old notes being tendered by the above-described method are deposited with the exchange agent within the time period set forth above, accompanied or preceded by a properly completed letter of transmittal and any other required documents, we may, at our option, reject the tender. Copies of a notice of guaranteed delivery which may be used by eligible institutions for the purposes described in this paragraph are available from the exchange agent.

Terms and Conditions of the Letter of Transmittal. The letter of transmittal contains, among other things, the following terms and conditions, which are part of the exchange offer.

The party tendering old notes for exchange (the “transferor”) exchanges, assigns and transfers the old notes to us and irrevocably constitutes and appoints the exchange agent as the transferor’s agent and attorney-in-fact to cause the old notes to be assigned, transferred and exchanged. The transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the old notes and to acquire new notes issuable upon the exchange of such tendered old notes, and that, when the same are accepted for exchange, we will acquire good and unencumbered title to the tendered old notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by us to be necessary or desirable to complete the exchange, assignment and transfer of tendered old notes or to transfer ownership of such old notes on the account books maintained by DTC. All authority conferred by the transferor will survive the death, bankruptcy or incapacity of the transferor and every obligation of the transferor shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of such Transferor.

By executing a letter of transmittal, each holder will make to us the representations set forth above under the heading “—Purpose and Effects of the Exchange Offer.”

Withdrawal of Tender of Old Notes. Except as otherwise provided herein, tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date provided the old notes have not already been accepted for exchange.

To withdraw a tender of old notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must

•	specify the name of the person having deposited the old notes to be withdrawn (the “depositor”),

•	identify the old notes to be withdrawn, including the certificate number or numbers and principal amount of such old notes,

•	contain a statement that the holder is withdrawing its election to have such old notes exchanged,

•	be signed by the holder in the same manner as the original signature on the letter of transmittal by which such old notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the Transfer Agent with respect to the old notes register the transfer of such old notes in the name of the person withdrawing the tender, and

•	specify the name in which any such old notes are to be registered, if different from that of the depositor.

If old notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility. All questions as to the validity, form and eligibility, including time of receipt, of such notices will be determined by us, and our determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new notes will be issued with respect thereto unless the old notes so withdrawn are validly retendered. Any old notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described above under “—Procedures for Tendering Old Notes” at any time prior to the Expiration Date.

Conditions of the Exchange Offer

Notwithstanding any other term of the exchange offer, or any extension of the exchange offer, we are not required to accept for exchange, or exchange new notes for, any old notes, and may terminate the exchange offer as provided herein before the acceptance of such old notes, if:

•	any statute, rule or regulation shall have been enacted, or any action shall have been taken by any court or governmental authority which, in our reasonable judgment, would prohibit, restrict or otherwise render illegal consummation of the exchange offer; or

•	any change, or any development involving a prospective change, in our business or financial affairs or any of our subsidiaries has occurred which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us; or

•	there shall occur a change in the current interpretations by the staff of the SEC which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer.

If we determine in our reasonable judgment that any of the above conditions are not satisfied, we may

•	refuse to accept any old notes and return all tendered old notes to the tendering holders,

•	extend the exchange offer and retain all old notes tendered prior to the expiration date, subject, however, to the right of holders to withdraw such old notes, or

•	waive such unsatisfied conditions with respect to the exchange offer and accept all validly tendered old notes which have not been withdrawn.

If such waiver constitutes a material change to the exchange offer, we will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders, and we will extend the exchange offer for a period of time, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such period.

Exchange Agent

We have appointed Citibank, N.A. as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

By mail:	By overnight courier and by hand:	By facsimile:

Citibank, N.A. 111 Wall Street, 15th Floor New York, New York 10043 (registered or certified mail recommended)	Citibank, N.A. 111 Wall Street, 15th Floor New York, New York 10043	(212) 657-1020 (For eligible institutions only) Confirm by Telephone: (800) 422-2066

Fees and Expenses

We will bear all fees and the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telecopy, telephone or in person by our officers and regular employees and those of affiliates. No additional compensation will be paid to any such officers and employees who engage in soliciting tenders.

We have not retained any dealer-manager or other soliciting agent in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptance of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, the letter of transmittal and related documents to the beneficial owners of the old notes and in handling or forwarding tenders for exchange.

The cash expenses to be incurred in connection with the exchange offer will be paid by us and are estimated in the aggregate to be approximately $130,000. These expenses include fees and expenses of the exchange agent and transfer agent and registrar, accounting and legal fees and printing costs, among others.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of the old notes for new notes in the exchange offer. If, however, new notes, or old notes for principal amounts not tendered or accepted for exchange, are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the old notes tendered or if a transfer tax is imposed for any reason other than the exchange of the old notes pursuant to the exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Consequences of Failure to Exchange

The old notes that are not exchanged for new notes in the exchange offer will remain restricted securities within the meaning of Rule 144 of the Securities Act. Accordingly, such old notes may be resold only

•	to us or any of our subsidiaries,

•	to a qualified institutional buyer in compliance with Rule 144A,

•	to an institutional accredited investor that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the old notes and, if such transfer is in respect of an aggregate principal amount of old notes at the time of transfer of less than $100,000, an opinion of counsel acceptable to us that such transfer is in compliance with the Securities Act,

•	outside the United States in compliance with Rule 904 under the Securities Act,

•	pursuant to the exemption from registration provided by Rule 144 under the Securities Act, if available, or

•	pursuant to an effective registration statement under the Securities Act.

The liquidity of the old notes could be adversely affected by the exchange offer. Following the consummation of the exchange offer, holders of the old notes will have no further registration rights under the exchange and registration rights agreement and will not be entitled to the liquidated damages applicable to the old notes.

Accounting Treatment

We will record the new notes in our accounting records at the same carrying value as the old notes. This carrying value is the aggregate principal amount of the old notes as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Other

Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

Information for Exchange and Backup Withholding

In general, information reporting requirements will apply to certain payments of interest, original issue discount, premium and to the proceeds of sales of notes made to non-United States holders, other than certain exempt recipients (such as corporations). In addition, a backup withholding tax of 31% may apply to such payments unless the non-United States holder provides appropriate certification of foreign status. Prospective non-United States holders should consult their own tax advisors regarding the application of the new Treasury regulations to an investment in the notes.

THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES THAT WOULD RESULT FROM YOUR PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

SELECTED FINANCIAL DATA

The following table sets forth selected financial data of Parent, as of the dates and for the years indicated in such table. The selected statement of operations data for the years ended December 31, 2005, 2004, 2003 and 2002, and the balance sheet data as of December 31, 2005, 2004 and 2003, have been derived from our Parent’s audited consolidated and combined financial statements. The selected statement of operations data for the year ended December 31, 2001, and the balance sheet data as of December 31, 2002 and 2001, have been derived from Kerr-McGee’s accounting records and are unaudited.

The selected financial data presented below should be read together with the consolidated and combined financial statements of Parent and the notes to those statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

	Year Ended December 31,
	2005	2004	2003	2002	2001
	(Millions of dollars, except per share)
Consolidated and Combined Statement of Operations Data:
Net sales	$1,364.0	$1,301.8	$1,157.7	$1,064.3	$1,022.6
Cost of goods sold	1,143.8	1,168.9	1,024.7	949.0	972.5

Gross margin	220.2	132.9	133.0	115.3	50.1
Selling, general and administrative expenses	115.2	110.1	98.9	84.0	92.2
Restructuring charges(1)	—	113.0	61.4	11.8	—
Provision for environmental remediation and restoration, net of reimbursements	17.1	4.6	14.9	14.3	7.7

	87.9	(94.8)	(42.2)	5.2	(49.8)
Interest and debt expense	(4.5)	(0.1)	(0.1)	(0.1)	(0.1)
Other income (expense)(2)	(15.2)	(25.2)	(20.5)	(13.1)	(39.9)

Income (loss) from continuing operations before income taxes	68.2	(120.1)	(62.8)	(8.0)	(89.8)
Income tax benefit (provision)	(21.8)	38.3	15.1	(8.3)	30.7

Income (loss) from continuing operations before cumulative effect of change in accounting principle	46.4	(81.8)	(47.7)	(16.3)	(59.1)
Loss from discontinued operations, net of income tax benefit	(27.6)	(45.8)	(35.8)	(81.0)	(49.0)

Income (loss) before cumulative effect of change in accounting principle	18.8	(127.6)	(83.5)	(97.3)	(108.1)
Cumulative effect of change in accounting principle, net of income tax	—	—	(9.2)	—	0.7

Net income (loss)	$18.8	$(127.6)	$(92.7)	$(97.3)	$(107.4)

Income (loss) from continuing operations per common share, basic and diluted	$1.89	$(3.57)	$(2.08)	$(0.71)	$(2.58)
Dividends declared per common share	0.05	—	—	—	—

	Year Ended December 31,
	2005	2004	2003	2002	2001
	(Millions of dollars, except per share)
Consolidated and Combined Balance Sheet Data:
Working capital(3)	$404.4	$240.2	$304.5	$243.6	$264.5
Property, plant and equipment, net	839.7	883.0	961.6	944.9	948.9
Total assets(4)	1,758.3	1,595.9	1,809.1	1,733.6	1,628.1
Noncurrent liabilities:
Long-term debt(5)	548.0	—	—	—	—
Environmental remediation and/or restoration	145.9	130.8	135.9	131.4	40.0
All other noncurrent liabilities(4)	200.4	215.9	312.2	192.4	209.6
Total liabilities(5)	1,269.3	706.0	797.9	671.2	556.7
Total business/stockholders’ equity(5)	489.0	889.9	1,011.2	1,062.4	1,071.4
Supplemental Information:
Depreciation and amortization expense	103.1	104.6	106.5	105.7	119.9
Capital expenditures	87.6	92.5	99.4	86.7	153.3
Adjusted EBITDA(6)	232.0	162.2	160.3	134.5	N/A

(1)	Restructuring charges in 2004 include costs associated with the shutdown of our titanium dioxide pigment sulfate production at our Savannah, Georgia, facility. Restructuring charges in 2003 include costs associated with the shutdown of our synthetic rutile plant in Mobile, Alabama, and charges in connection with a work force reduction program consisting of both voluntary retirements and involuntary terminations. Restructuring charges in 2002 represent a write-down of fixed assets for abandoned engineering projects.
(2)	Includes interest expense allocated to Parent by Kerr-McGee based on specifically identified borrowings from Kerr-McGee at Kerr-McGee’s average borrowing rates. Also includes net foreign currency transaction gain (loss), equity in net earnings of equity method investees, loss on accounts receivable sales and other expenses. See Note 21 to the Consolidated and Combined Financial Statements included in this prospectus.
(3)	Working capital is defined as the excess of current assets over current liabilities.
(4)	Total assets and all other noncurrent liabilities do not include the effects of certain employee benefit obligations and associated plan assets that will be assumed by Parent upon completion of the Distribution. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies.”
(5)	In the fourth quarter of 2005, Parent completed a recapitalization, whereby Parent’s common stock held by Kerr-McGee converted into approximately 22.9 million shares of Class B common stock. Also in the fourth quarter of 2005, Parent completed an IPO, whereby approximately 17.5 million shares of its Class A common stock were issued. All of the net proceeds from the IPO were distributed to Kerr-McGee. Concurrent with the IPO, we issued $350.0 million of senior notes and borrowed $200.0 million under a senior secured credit facility.
(6)	EBITDA represents net income (loss) before net interest expense, income tax benefit (provision), and depreciation and amortization expense. Adjusted EBITDA represents EBITDA as further adjusted to reflect the items set forth in the table below, all of which are required in determining our compliance with financial covenants under our senior secured credit facility. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition and Liquidity.”

We have included EBITDA and adjusted EBITDA to provide investors with a supplemental measure of our operating performance and information about the calculation of some of the financial covenants that are contained in our senior secured credit facility. We believe EBITDA is an important supplemental measure of operating performance because it eliminates items that have less bearing on our operating performance and thus highlights trends in our core business that may not otherwise be apparent when relying solely on GAAP financial measures. We also believe that securities analysts, investors and other interested parties frequently use EBITDA in the evaluation of issuers, many of which present EBITDA when reporting their results. Adjusted EBITDA is a material component of the covenants imposed on us by the senior secured credit facility. Under the senior secured credit facility, we are subject to financial covenant ratios that are calculated by reference to adjusted EBITDA. Non-compliance with the financial covenants contained in the senior secured credit facility could result in a default, an acceleration in the repayment of amounts outstanding, and a termination of the lending commitments under the senior secured credit facility. Any acceleration in the repayment of amounts outstanding under the senior secured credit facility would result in a default under the indenture governing the notes. While an event of default under the senior secured credit facility or the indenture governing the notes is continuing, we would be precluded from, among other things, paying dividends on our common stock or borrowing under the revolving credit facility. For a description of required financial covenant levels, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition and Liquidity.” Our management also uses EBITDA and adjusted EBITDA in order to facilitate operating performance comparisons from period to period, prepare annual operating budgets and assess our ability to meet our future debt service, capital expenditure and working capital requirements and our ability to pay dividends on our common stock.

EBITDA and adjusted EBITDA are not presentations made in accordance with generally accepted accounting principles, or GAAP. As discussed above, we believe that the presentation of EBITDA and adjusted EBITDA in this prospectus is appropriate. However, when evaluating our results, you should not consider EBITDA and adjusted EBITDA in isolation of, or as a substitute for, measures of our financial performance as determined in accordance with GAAP, such as net income (loss). EBITDA and adjusted EBITDA have material limitations as performance measures because they exclude items that are necessary elements of our costs and operations. Because other companies may calculate EBITDA and adjusted EBITDA differently than we do, EBITDA may not be, and adjusted EBITDA as presented in this prospectus is not, comparable to similarly titled measures reported by other companies.

The following table reconciles net income (loss) to EBITDA and adjusted EBITDA for the periods presented:

	Year Ended December 31,
	2005	2004	2003	2002
	(Millions of dollars)
Net income (loss)(a)	$18.8	$(127.6)	$(92.7)	$(97.3)
Interest and debt expense	4.5	0.1	0.1	0.1
Net interest expense on borrowings with affiliates and interest income(b)	11.9	9.5	8.8	11.1
Income tax provision (benefit)	7.0	(63.0)	(39.3)	(35.3)
Depreciation and amortization expense	103.1	104.6	106.5	105.7

EBITDA	145.3	(76.4)	(16.6)	(15.7)
Savannah sulfate facility shutdown costs	—	29.0	—	—
Loss from discontinued operations(c)	42.4	69.7	51.9	120.1
Provision for environmental remediation and restoration, net of reimbursements	17.1	4.6	14.9	14.3
Extraordinary, unusual or non-recurring expenses or losses(d)	—	(0.3)	47.0	—
Noncash changes constituting:
(Gain) loss on sales of accounts receivable(e)	(0.1)	8.2	4.8	4.7
Write-downs of property, plant and equipment and other assets(f)	9.3	104.8	29.3	18.5
Impairment of intangible assets	—	7.4	—	—
Cumulative effect of change in accounting principle	—	—	14.1	—
Provision for asset retirement obligations	1.4	—	—	—
Other items(g)	16.6	15.2	14.9	(7.4)

Adjusted EBITDA	$232.0	$162.2	$160.3	$134.5

(a)	Net income (loss) includes operating losses associated with our Savannah sulfate facility, which was closed in September 2004, of $2.6 million, $17.8 million, $18.6 million and $9.6 million for the years ended December 31, 2005, 2004, 2003 and 2002, respectively.

(b)	Included as a component of Other income (expense) in the Consolidated and Combined Statement of Operations. Net interest expense on borrowings with affiliates was $14.6 million, $12.1 million, $10.1 million and $12.9 million for the years ended December 31, 2005, 2004, 2003 and 2002, respectively.
(c)	Includes provisions for environmental remediation and restoration, net of reimbursements, related to our former forest products operations, thorium compounds manufacturing, uranium and refining operations of $17.6 million, $61.5 million, $41.1 million and $61.1 million for the years ended December 31, 2005, 2004, 2003 and 2002, respectively.
(d)	Represents extraordinary, unusual or non-recurring expenses or losses as defined within our credit agreement. Includes $25.8 million associated with the closure of our Mobile, Alabama, facility in 2003 for charges not reflected elsewhere and $21.2 million for a work force reduction program for continuing operations in 2003. See Note 16 to the Consolidated and Combined Financial Statements included in this prospectus.
(e)	Loss on the sales of accounts receivable under an asset monetization program, or a factoring program, comparable to interest expense.
(f)	The 2004 amount includes $86.6 million associated with the shutdown of our Savannah sulfate facility.
(g)	Includes noncash stock-based compensation, noncash pension and postretirement cost and accretion expense.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with Parent’s selected financial data and the consolidated and combined financial statements and the related notes included elsewhere in this prospectus. Except for the historical consolidated and combined financial information contained herein, the matters discussed below may contain forward-looking statements that reflect Parent’s plans, estimates and beliefs. Parent’s actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to these differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in “Risk Factors” and “Special Note Regarding Forward—Looking Statements.”

Overview

We are the world’s third-largest producer and marketer of titanium dioxide based on reported industry capacity by the leading titanium dioxide producers, and we have an estimated 13% market share of the $9 billion global market in 2005 based on reported industry sales. We also produce and market electrolytic manganese dioxide and sodium chlorate, as well as boron-based and other specialty chemicals. We operate seven production facilities and have direct sales and technical service organizations in the United States, Europe and the Asia-Pacific region. We have approximately 2,110 employees worldwide and more than 1,100 customers located in over 100 countries. In 2005, we had net sales of $1.4 billion, net income of $18.8 million and adjusted EBITDA of $232.0 million. For a reconciliation of adjusted EBITDA to net income (loss), see “Selected Financial Data.”

Our business has two reportable segments: pigment and electrolytic and other chemical products. Our pigment segment, which accounted for approximately 93% of our net sales in 2005, primarily produces and markets titanium dioxide pigment. Performance of our pigment segment is cyclical and tied closely to general economic conditions, including global gross domestic product. Events that negatively affect discretionary spending also may negatively affect demand for finished products that contain titanium dioxide. Our pigment segment also is affected by seasonal fluctuations in the demand for coatings, the largest end-use market for titanium dioxide. From 2000 through 2003, the titanium dioxide industry experienced a period of unusually weak business conditions as a result of a variety of factors, including the global economic recession, exceptionally rainy weather conditions in Europe and the Americas and the outbreak of SARS in Asia. However, global economic conditions generally improved in late 2004, driving increased demand, and, in the last half of 2004 and throughout 2005, increased prices. No major titanium dioxide plant construction projects have commenced, and we expect the industry’s current high capacity utilization rates to continue in the near term and believe that industry dynamics show a sustainable improving trend.

Due to the nature of our current and former operations, we have significant environmental remediation obligations and are subject to legal and regulatory liabilities. Former operations include, among others, operations involving the production of ammonium perchlorate, treatment of forest products, the refining and marketing of petroleum products, offshore contract drilling, coal mining and the mining, milling and processing of nuclear materials. For example, we have liabilities relating to the remediation of various sites at which chemicals such as creosote, perchlorate, low-level radioactive substances, asbestos and other materials have been used or disposed. As of December 31, 2005, we had reserves in the amount of $223.7 million for environmental matters and receivables for reimbursement for such matters of $56.7 million. For the year ended December 31, 2005, we provided $34.7 million (net of reimbursements) for environmental remediation and restoration costs, of which $17.6 million related to discontinued operations. We had $61.1 million of expenditures associated with our environmental remediation projects, and received $71.4 million in third-party reimbursements in 2005.

Pursuant to the Master Separation Agreement between Parent and Kerr-McGee (“MSA”), Kerr-McGee has agreed to reimburse us for a portion of the environmental remediation costs we incur and pay after the IPO. The reimbursement obligation extends to costs incurred at any site associated with any of our former businesses or operations. With respect to any site for which a reserve has been established as of the effective date of the MSA,

50% of the remediation costs we incur and pay in excess of the reserve amount (after meeting a $200,000 minimum threshold amount) will be reimbursable by Kerr-McGee, net of any amounts recovered or, in our reasonable and good faith estimate, that will be recovered from third parties. With respect to any site for which a reserve has not been established as of the effective date of the MSA, 50% of the amount of the remediation costs we incur and pay (after meeting a $200,000 minimum threshold amount) will be reimbursable by Kerr-McGee, net of any amounts recovered or, in our reasonable and good faith estimate, that will be recovered from third parties. Kerr-McGee is only required to reimburse us for costs we actually incur and pay during the seven-year period following the IPO, up to a maximum aggregate amount of $100 million. Kerr-McGee’s reimbursement obligation is subject to various other limitations and restrictions.

Potential Dilution. Certain of our employees have participated in Kerr-McGee’s long-term incentive plans. Under these plans, employees received various stock-based compensation awards, including stock options, restricted stock, stock opportunity grants and performance units. Other than with regard to employees eligible for retirement on the effective date of the Distribution, Kerr-McGee unvested stock options held by our employees on that date were forfeited and replaced with options to purchase Parent’s Class A common stock. Unvested restricted shares of Kerr-McGee common stock and unvested Kerr-McGee performance unit awards held by our employees on that date were forfeited and replaced with restricted shares of Parent’s Class A common stock.

The actual number of shares of Parent’s Class A common stock that were issued in connection with the forfeiture and subsequent replacement of the Kerr-McGee stock-based awards on the Distribution date was based on the per share price of Parent’s Class A common stock and Kerr-McGee’s common stock, as well as on the number of Kerr-McGee stock-based awards held by Parent’s employees on that date. At the Distribution date, there were approximately 161,600 unvested Kerr-McGee options, approximately 81,800 restricted shares of Kerr-McGee stock and approximately $3.2 million in value of performance unit awards held by Parent’s employees. On March 30, 2006, approximately 1.5 million shares of Parent’s Class A common stock were issued in connection with the replacement of awards, based on the closing price of Kerr-McGee’s common stock on the date of the Distribution ($99.51 for options and $95.93 for restricted shares) and the closing price of Parent’s Class A common stock on the date of the Distribution ($17.47).

Basis of Presentation

The combined financial statements prior to the Contribution have been derived from the accounting records of Kerr-McGee, principally representing the Chemical—Pigment and Chemical—Other segments of Kerr-McGee, using the historical results of operations, and historical basis of assets and liabilities of the subsidiaries that the company did not own but currently owns and the chemical business the company operates.

Our Consolidated and Combined Statement of Operations included in this prospectus includes allocations of costs for corporate functions historically provided to us by Kerr-McGee prior to the IPO, including:

General Corporate Expenses. Represents costs related to corporate functions such as accounting, tax, treasury, human resources, legal and information management and technology. These costs have historically been allocated primarily based on estimated use of services as compared to Kerr-McGee’s other businesses. These costs are included in selling, general and administrative expenses in the consolidated and combined statement of operations. This allocation ceased at the IPO date and any services rendered subsequent to that date and the resulting costs are being billed under the terms of the transition services agreement.

Employee Benefits and Incentives. Represents fringe benefit costs and other incentives, including group health and welfare benefits, U.S. pension plans, U.S. postretirement health and life plans and employee stock-based compensation plans. These costs have historically been allocated on an active headcount basis for health and welfare benefits, including U.S. postretirement plans, on the basis of salary for U.S. pension plans and on a specific identification basis for employee stock-based employee compensation plans. These costs are included in costs of goods sold, selling, general and administrative expenses, restructuring charges and loss from discontinued operations in the consolidated and combined statement of operations.

Interest Expense. Until the completion of the IPO and the concurrent financing, Kerr-McGee provided financing to us through cash flows from its other operations and debt incurred. Although the incurred debt was not allocated to us, a portion of the interest expense was allocated based on specifically-identified borrowings at Kerr-McGee’s average borrowing rates. These costs are included in other income (expense) in the consolidated and combined statement of operations, net of interest income that was allocated to Kerr-McGee on certain monies we loaned to Kerr-McGee. This allocation ceased at the IPO date as Kerr-McGee no longer provides financing to us.

Expense allocations from Kerr-McGee reflected in the income (loss) from continuing operations in Parent’s consolidated and combined financial statements were as follows:

	2005	2004	2003
	(Millions of dollars)
General corporate expenses	$24.3	$27.4	$25.3
Employee benefits and incentives(1)	24.0	28.8	35.9
Interest expense, net	14.6	12.1	10.1

(1)	Includes special termination benefits, settlement and curtailment losses of nil, $9.1 million and $28.7 million for years 2005, 2004 and 2003, respectively.

These allocations were based on what were considered to be reasonable reflections of the historical utilization levels of these services required in support of our business. Parent currently estimates that general annual corporate expenses may be $15.0 million to $20.0 million greater on an annual basis in the future as a stand-alone company.

Subsequent to the IPO, the expense allocations for certain corporate services previously provided by Kerr-McGee ceased, and Parent began purchasing such services from Kerr-McGee under the terms of the transition services agreement. Under the terms of the transition services agreement, Parent also receives compensation for services provided to Kerr-McGee. The net expense charged to Parent in 2005 was nominal for the one-month period subsequent to the IPO.

Kerr-McGee utilized a worldwide centralized approach to cash management and the financing of its operations, with all related activity between Kerr-McGee and the entities comprising Tronox Incorporated reflected as net transfers from Kerr-McGee in the consolidated and combined statement of comprehensive income (loss) and business/stockholders’ equity. In connection with the IPO, the net amount due from the entities comprising Tronox Incorporated to Kerr-McGee at the closing date of the IPO was contributed by Kerr-McGee to Parent as equity, forming a part of Parent’s continuing equity. Subsequent to the closing of the IPO, amounts due from or to Kerr-McGee arising from transactions subsequent to that date are being settled in cash.

We believe the assumptions underlying Parent’s consolidated and combined financial statements are reasonable. However, the consolidated and combined financial statements may not necessarily reflect Parent’s future results of operations, financial position and cash flows or what Parent’s results of operations, financial position and cash flows would have been had Parent been a stand-alone company during the periods presented.

Results of Operations

The following table summarizes segment operating profit (loss), with reconciliation to consolidated and combined net income (loss) for each of the last three years:

	Year Ended December 31,
	2005	2004	2003
	(Millions of dollars)
Net sales—
Pigment	$1,267.0	$1,208.4	$1,078.8
Electrolytic and other chemical products	97.0	93.4	78.9

Total	$1,364.0	$1,301.8	$1,157.7

Operating profit (loss)(1)—
Pigment	$101.5	$(86.5)	$(15.0)
Electrolytic and other chemical products(2)	(5.9)	(0.6)	(22.0)

Subtotal	95.6	(87.1)	(37.0)

Expenses of nonoperating sites(3)	(2.1)	(5.5)	(3.6)
Provision for environmental remediation and restoration(3)	(5.6)	(2.2)	(1.6)

Operating profit (loss)	87.9	(94.8)	(42.2)
Interest and debt expense	4.5	0.1	0.1
Other income (expense)(4)	(15.2)	(25.2)	(20.5)
Benefit (provision) for income taxes	(21.8)	38.3	15.1

Income (loss) from continuing operations	46.4	(81.8)	(47.7)
Discontinued operations, net of taxes	(27.6)	(45.8)	(35.8)
Cumulative effect of change in accounting principle, net of taxes	—	—	(9.2)

Net income (loss)	$18.8	$(127.6)	$(92.7)

(1)	Our management evaluates segment performance based on segment operating profit (loss), which represents the results of segment operations before unallocated costs, such as general expenses and environmental provisions related to sites no longer in operation, income tax expense or benefit and other income (expense). Total operating profit (loss) of both of our segments is a non-GAAP financial measure of the company’s performance, as it excludes general expenses and environmental provisions related to sites no longer in operation which are a component of operating profit (loss), the most comparable GAAP measure. Our management considers total operating profit (loss) of our segments to be an important supplemental measure of our operating performance by presenting trends in our core businesses and facilities currently in operation. This measure is used by us for planning and budgeting purposes and to facilitate period-to-period comparisons in operating performance of our reportable segments in the aggregate by eliminating items that affect comparability between periods. We believe that total operating profit (loss) of our segments is useful to investors because it provides a means to evaluate the operating performance of our segments and our company on an ongoing basis using criteria that are used by our internal decision makers. Additionally, it highlights operating trends and aids analytical comparisons. However, total operating profit (loss) of our segments has limitations and should not be used as an alternative to operating profit (loss), a performance measure determined in accordance with GAAP, as it excludes certain costs that may affect our operating performance in future periods.
(2)	Includes $10.3 million, nil and $11.0 million for the years ended 2005, 2004 and 2003, respectively, of environmental charges, net of reimbursements, related to ammonium perchlorate at our Henderson facility.
(3)	Includes general expenses and environmental provisions related to various businesses in which our affiliates are no longer engaged but that have not met the criteria for reporting as discontinued operations.
(4)	Includes interest expense allocated to us by Kerr-McGee based on specifically identified borrowings from Kerr-McGee at Kerr-McGee’s average borrowing rates.

Year Ended December 31, 2005 Compared to Year Ended December 31, 2004

Net Sales. Net sales increased by $62.2 million, or 4.8%, to $1,364.0 million in 2005 from $1,301.8 million in 2004. The increase was due to an increase in the pigment segment sales of $58.6 million and an increase in electrolytic and other chemical product segment sales of $3.6 million, as discussed below under “Pigment Segment—Net Sales” and “Electrolytic and Other Chemical Products Segment—Net Sales.”

Gross Margin. Gross margin in 2005 was $220.2 million compared to $132.9 million in 2004. As a percent of sales, gross margin increased to 16.1% in 2005 from 10.2% in 2004. The improved margin was primarily due to improved pricing in the pigment segment realized in 2005 and due to an inventory revaluation charge of $15.6 million recognized in 2004 in connection with the shutdown of our titanium dioxide pigment sulfate production at our Savannah, Georgia, facility. (See further discussion under “Restructuring Charges” below.)

Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $5.1 million in 2005 compared to 2004. Selling, general and administrative costs were higher in 2005 compared to 2004, primarily due to an increase in employee incentive compensation (including stock-based compensation), largely as a result of improved operating performance for the year.

Restructuring Charges. In 2005, we had no restructuring charges. In 2004, we shut down our titanium dioxide pigment sulfate production at our Savannah, Georgia, facility. Demand and prices for sulfate anatase pigments, particularly in the paper market, had declined in North America consistently during the previous several years. The decreasing volumes, along with unanticipated environmental and infrastructure issues discovered after we acquired the facility in 2000, created unacceptable financial returns for the facility and contributed to the decision to shut it down.

Included in the restructuring charges in 2004 related to the shutdown of the Savannah facility was $86.6 million of asset write-downs taken in the form of accelerated depreciation for plant assets, $7.4 million for impairment of intangible assets, $6.7 million for severance and benefit plan curtailment costs and $6.7 million for other closure costs. We also recognized an additional $5.6 million of costs in 2004 in connection with the closure of the synthetic rutile plant in Mobile, Alabama.

Provision for Environmental Remediation and Restoration, net of Reimbursements. Provision for environmental remediation and restoration, net of reimbursements, was $17.1 million in 2005 compared to $4.6 million in the same period of 2004. The net provision in 2005 included $11.3 million related to remediation of ammonium perchlorate contamination associated with the Henderson, Nevada, facility. It was determined in 2005 that the groundwater remediation system at the Henderson facility would need to be operated and maintained over an extended time period and a provision was added for the closure of an ammonium perchlorate pond. The provision for environmental remediation and restoration also included a charge of $5.6 million in 2005 related to remediation of the former agricultural chemical Jacksonville, Florida, site for soil remediation and excavation (see “Environmental Matters—Environmental Costs” and Note 22 to the Consolidated and Combined Financial Statements included in this prospectus).

In the first quarter of 2006, we recognized a receivable of $20.5 million as a result of a settlement of our claim against the United States, which was documented in a consent decree approved by the court on January 13, 2006. We received this reimbursement in February 2006.

Interest and Debt Expense. Interest and debt expense to outside parties increased to $4.5 million in 2005 from $0.1 million in 2004. The increase was due to interest on the notes and term loan facility that were entered into concurrent with the IPO in November 2005.

Other Income (Expense). Other expenses, net, decreased $10.0 million from $25.2 million in 2004 to $15.2 million in 2005, primarily due to a lower net fees incurred in connection with the accounts receivable securitization program that was terminated in April 2005, including a return of estimated fees previously paid in excess of actual costs incurred. Other expenses were also lower due to a decrease in losses attributable to changes in the exchange rates for both the euro and the Australian dollar.

Benefit (Provision) for Income Taxes. The effective tax rate related to continuing operations for 2005 was 32.0% compared to 31.9% for 2004. During 2005, we repatriated $131.0 million in extraordinary dividends under the American Jobs Creation Act of 2004, resulting in recognition of income tax expense of $4.7 million. Our effective tax rate was reduced in 2005 by tax benefits and reductions in statutory rates recognized in foreign jurisdictions. On a stand-alone basis, our pro forma provision for income taxes related to continuing operations in 2005 would have been $19.1 million less than that determined under our allocation policy with Kerr-McGee. This decrease in income taxes was due primarily to income in the United States that would have been eliminated by our theoretical stand-alone net operating loss carryforward, which we would not have previously recognized as a deferred tax asset.

Loss from Discontinued Operations. The loss from discontinued operations, net of tax, in 2005 was $27.6 million compared to $45.8 million in 2004. The loss in 2005 includes $17.7 million loss, net of tax, on our former forest products operations, including an environmental provision of $3.2 million, net of taxes, for additional soil volumes related to the Sauget, Illinois, wood-treatment plant and $4.8 million, net of tax, for litigation expenses. Also included is a $5.2 million environmental provision, net of taxes, for pond closure, rock placement and surface water channels at the former Ambrosia Lake, New Mexico, site associated with our formerly conducted uranium mining and milling operation (see “Environmental Matters—Environmental Costs” and Note 22 to the Consolidated and Combined Financial Statements included in this prospectus).

Pigment Segment

Net Sales. Net sales increased $58.6 million, or 4.8%, in 2005 compared to 2004. Approximately $136.4 million of this increase was due to an increase in average selling prices of approximately 12%, partially offset by a decrease in volumes sold of $77.8 million. Stronger market conditions contributed to the improvement in pricing while the decline in volume was primarily attributable to the shutdown of our sulfate production facility in Savannah, Georgia, in 2004 and due to reduced volumes in the Asia/Pacific region resulting from increased volumes in the latter part of 2004 in advance of announced price increases and an unplanned temporary two-week shutdown of our Australian pigment plant in the fourth quarter of 2005 necessitated by a shutdown of our third-party process gas supplier. Approximately $4.0 million of the increase in average sales prices in 2005 was due to the effect of foreign currency exchange rates.

Operating Profit. Operating profit in 2005 was $101.5 million, an increase of $188.0 million over the operating loss of $86.5 million in 2004. In addition to the $58.6 million increase in revenues discussed above, the improvement in operating results in 2005 was primarily attributable to the shutdown provisions incurred in 2004 of $123.0 million for the sulfate-process titanium dioxide pigment production at the Savannah, Georgia, facility and $6.8 million of costs incurred in connection with the continued efforts to close the synthetic rutile plant in Mobile, Alabama. These improvements were partially offset by an increase in selling, general and administrative expenses of $5.0 million over 2004, primarily due to an increase in employee incentive compensation (including stock-based compensation), largely as a result of improved operating performance for the year.

Electrolytic and Other Chemical Products Segment

Net Sales. Net sales in 2005 were $97.0 million, an increase of $3.6 million compared to 2004, primarily due to increased sales of electrolytic manganese dioxide and lithium manganese oxide. Sales of manganese dioxide increased due to improvement in both volumes and price, while sales of lithium manganese increased due to improved volumes.

Operating Loss. Operating loss in 2005 was $5.9 million compared with an operating loss of $0.6 million in 2004. Operating performance declined primarily due to higher environmental costs of $9.1 million resulting from a net $11.3 million environmental provision (net of expected insurance reimbursement of $20.5 million) incurred in the first quarter of 2005, related primarily to ammonium perchlorate remediation associated with Tronox’s Henderson, Nevada, operations. Operating results were also impacted by higher selling, general and administrative expenses of $2.0 million attributable to increased litigation expenses and an increase in employee incentive compensation (including stock-based compensation), largely as a result of improved operating performance for the year. These higher costs were partially offset by $2.1 million lower operating costs in 2005 at Tronox’s Henderson, Nevada, electrolytic manganese dioxide (“EMD”) manufacturing facility which incurred higher costs in 2004 when production recommenced after being temporarily curtailed in late 2003.

Year Ended December 31, 2004 Compared to Year Ended December 31, 2003

Net Sales. Net sales increased by $144.1 million, or 12.4%, to $1,301.8 million in 2004 from $1,157.7 million in 2003. The increase was due to increased sales in the pigment segment of $129.6 million and increased sales in the electrolytic and other chemical products segment of $14.5 million, as discussed below under “Pigment Segment—Net Sales” and “Electrolytic and Other Chemical Products Segment—Net Sales.”

Gross Margin. Gross margin in 2004 was $132.9 million compared to $133.0 million in 2003. As a percent of sales, gross margin declined to 10.2% in 2004 from 11.5% in 2003. The decline in the gross margin percentage was primarily due to an inventory revaluation charge of $15.6 million recognized in 2004 in connection with the shutdown of our titanium dioxide pigment sulfate production at our Savannah, Georgia, facility (see further discussion under “Restructuring Charges” below).

Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $11.2 million in 2004 compared to 2003. This increase was due to an increase in employee incentive compensation related to cash bonuses and restricted stock awards, additional costs associated with cash settlements of certain qualified benefits associated with retirements during the year and increased legal fees.

Restructuring Charges. In 2004, we shut down the titanium dioxide pigment sulfate production at our Savannah, Georgia, facility. Demand and prices for sulfate anatase pigments, particularly in the paper market, had declined in North America consistently during the previous several years. The decreasing volumes, along with unanticipated environmental and infrastructure issues discovered after we acquired the facility in 2000, created unacceptable financial returns for the facility and contributed to the decision to shut it down. We expect this shutdown, once fully implemented, will result in an improvement in segment operating profit of approximately $15 million annually based on 2004 costs.

Included in the restructuring charges in 2004 was $86.6 million of asset write-downs taken in the form of accelerated depreciation for plant assets, $7.4 million for impairment of intangible assets, $6.7 million for severance and benefit plan curtailment costs and $6.7 million for other closure costs. We also recognized an additional $5.6 million of costs in 2004 in connection with the closure of the synthetic rutile plant in Mobile, Alabama. The 2003 restructuring charges included $38.6 million for shutdown costs related to the Mobile, Alabama, facility and $22.8 million in connection with a work force reduction program consisting of both voluntary retirements and involuntary terminations that reduced our work force by 138 employees.

Provision for Environmental Remediation and Restoration, net of Reimbursements. Provision for environmental remediation and restoration, net of reimbursements, was $4.6 million in 2004 compared to $14.9 million in 2003. The decrease in 2004 was primarily due to an $11.0 million provision in 2003 related to ammonium perchlorate at our Henderson, Nevada facility. Our environmental obligations are discussed in detail under “Environmental Matters—Environmental Costs” below and Note 22 to the Consolidated and Combined Financial Statements included in this prospectus.

Other Income (Expense). Other expense increased $4.7 million in 2004 compared to 2003, primarily due to a $3.4 million increased loss on the pigment receivables sold under the asset monetization program due to increased activity in 2004 and an increase in the foreign currency losses in 2004 of $1.7 million primarily due to unfavorable changes in the Australian dollar exchange rates.

Benefit for Income Taxes. The effective tax rate related to continuing operations was 31.9%, compared with 24.0% in 2003. This rate was based on Kerr-McGee’s tax allocation policy. On a stand-alone basis, the pro forma provision for income taxes related to continuing operations in 2004 would have been $44.2 million more than that determined under our allocation policy with Kerr-McGee. This increase in income taxes was due primarily to net operating losses in the United States, which we would not have been able to utilize on a stand-alone basis.

Loss from Discontinued Operations. We recognized a loss from discontinued operations as a result of our decision to dispose of the forest products business and additional environmental provisions related to other previously discontinued operations of $45.8 million in 2004 and $35.8 million in 2003, net of tax benefit. The increased loss in 2004 was primarily due to additional environmental provisions, net of reimbursements and taxes, in 2004 related to our former thorium compounds manufacturing and refining operations of $5.7 million and $5.1 million net of taxes, respectively.

Cumulative Effect of Change in Accounting Principle. We recognized a charge of $9.2 million (net of income tax benefit of $4.9 million) in 2003 upon adoption, as of January 1, 2003, of Financial Accounting Standards Board Statement No. 143 (“FAS No. 143”), “Accounting for Asset Retirement Obligations” related to our Mobile plant, which we expected to close at the date of adoption of this standard.

Pigment Segment

Net Sales. Net sales increased $129.6 million, or 12.0%, in 2004 to $1,208.4 million from $1,078.8 million in 2003. Of the total increase, approximately $114 million was due to increased sales volumes and approximately $16 million resulted from an increase in average sales prices. Sales volumes for 2004 were approximately 9% higher than in the prior year due primarily to stronger market conditions. Approximately half of the increase in average sales prices in 2004 was due to the effect of foreign currency exchange rates with the remainder due to price increases resulting from improved market conditions.

Operating Loss. The pigment segment recorded an operating loss of $86.5 million in 2004, compared with an operating loss of $15.0 million in 2003. The 2004 operating loss was primarily the result of shutdown provisions discussed above for the sulfate-process titanium dioxide pigment production at the Savannah, Georgia, facility totaling $123.0 million. Operating results for 2004 also were negatively impacted by $6.8 million of costs incurred in connection with the continued efforts to close the synthetic rutile plant in Mobile, Alabama, compared to a $46.7 million plant closure provision recognized in 2003 for this facility. Additionally, operating results in 2003 were negatively impacted by a $22.9 million charge for work force reduction and other compensation costs. These charges had the effect of reducing operating profit by $129.8 million in 2004 and $69.6 million in 2003. The increase in revenues in 2004 resulting from higher volume and sales prices was offset by an increase of approximately $132 million in production costs due to higher volume (approximately $80 million) and costs (approximately $52 million including the effects of foreign currency exchange rate changes) and an increase in selling, general and administrative expenses of approximately $6 million over 2003. Additional information related to the shutdowns of the Savannah and Mobile facilities is included in Note 16 to the Consolidated and Combined Financial Statements included in this prospectus.

Electrolytic and Other Chemical Products Segment

Net Sales. Net sales increased $14.5 million, or 18.4%, in 2004 to $93.4 million from $78.9 million in 2003. The increase in net sales resulted primarily from an increase in electrolytic sales due primarily to the full year of operations at our EMD manufacturing operation in Henderson, Nevada (see further discussion under “Operating Loss” below).

Operating Loss. The electrolytic and other chemical products segment recorded an operating loss for 2004 of $0.6 million compared with an operating loss of $22.0 million in 2003. The improved operating performance was primarily due to the full year of operations at the EMD facility, lower environmental costs in 2004 of $9.4 million compared to 2003 and work force reduction and other compensation charges recognized in 2003 that did not recur in 2004. The 2003 environmental costs incurred related primarily to remediation of ammonium perchlorate contamination associated with the Henderson, Nevada facility. While we are no longer producing ammonium perchlorate, we continue to use the property in our other chemical products business.

During the third quarter of 2003, our EMD manufacturing operation in Henderson, Nevada, was placed on standby to reduce inventory levels due to the harmful effect of low-priced imports on our EMD business. In response to the pricing activities of importing companies, Tronox LLC filed a petition for the imposition of anti-dumping duties with the U.S. Department of Commerce International Trade Administration and the U.S. International Trade Commission on July 31, 2003. In its petition, Tronox LLC alleged that manufacturers in certain named countries export EMD to the United States in violation of U.S. anti-dumping laws and requested that the U.S. Department of Commerce apply anti-dumping duties to the EMD imported from such countries. The Department of Commerce found probable cause to believe that manufacturers in the specified countries engaged in dumping and initiated an anti-dumping investigation with respect to such manufacturers. Subsequently, demand in the United States for U.S.-produced EMD product increased, and the plant resumed operations in December 2003. Tronox LLC withdrew its anti-dumping petition in February 2004 but continues to monitor the pricing activities of EMD importers.

Financial Condition and Liquidity

Concurrent with our Parent’s IPO, we entered into a senior secured credit facility. This facility consists of a $200 million six-year term loan facility and a five-year multicurrency revolving credit facility of $250 million. This facility is unconditionally and irrevocably guaranteed by our and Parent’s direct and indirect material domestic subsidiaries. The facility is secured by a first priority security interest in certain of our and the guarantors of the senior secured credit facility’s domestic assets, including certain of our property and equipment, inventory and receivables. The facility is also secured by pledges of Parent’s equity interest in our direct and indirect domestic subsidiaries and up to 65% of the voting and 100% of the non-voting equity interests in our direct foreign subsidiaries and the direct foreign subsidiaries of the guarantors of the senior secured credit facility.

The term loan facility will amortize each year in an amount equal to 1% per year in equal quarterly installments for the first five years and in an amount equal to 95% in equal quarterly installments for the final year.

Interest on amounts borrowed under the senior secured credit facility is payable, at our election, at a base rate or a LIBOR rate, in each case as defined in the agreement. The initial margin applicable to LIBOR borrowings is 175 basis points and may vary from 100 to 200 basis points depending on Parent’s credit rating.

The terms of the credit agreement provide for customary representations and warranties, affirmative and negative covenants, and events of default. We are also required to maintain compliance with the following financial covenants effective beginning in 2006 (in each case, as defined in the agreement):

•	Consolidated Total Leverage Ratio of no more than 3.75:1

•	Consolidated Interest Coverage Ratio of at least 2:1

•	Limitation on Capital Expenditures

Although these financial covenants did not apply at year-end 2005, we were in compliance with the leverage and interest coverage ratio at December 31, 2005.

Also concurrently with Parent’s IPO, we and Tronox Finance issued $350 million in aggregate principal amount of 9 1/2% senior unsecured notes due 2012 in a private offering. These notes are guaranteed by our and Parent’s material direct and indirect wholly-owned domestic subsidiaries. Interest on the notes will be payable on June 1 and December 1 of each year, commencing June 1, 2006.

Both the credit facility and the notes have limitations on the amount of cash dividends that Parent can pay to its stockholders. These limitations restrict cash payments of dividends to $5.0 million in the aggregate in any fiscal quarter and to $13.5 million in the aggregate in any fiscal year.

Prior to the IPO, we did not have any long-term debt outstanding. This has changed Parent’s capital structure and long-term commitments significantly from those that existed prior to the IPO. The following table provides information for the analysis of Parent’s historical financial condition and liquidity:

	December 31, 2005	December 31, 2004	December 31, 2003
	(Millions of dollars)
Current ratio(1)	2.1:1	1.7:1	1.9:1
Cash and cash equivalents	$69.0	$23.8	$59.3
Working capital(2)	404.4	240.2	304.5
Total assets	1,758.3	1,595.9	1,809.1
Long-term debt	548.0	—	—
Business/Stockholders’ equity(3)	489.0	889.9	1,011.2

(1)	Represents a ratio of current assets to current liabilities.
(2)	Represents excess of current assets over current liabilities.
(3)	As of March 30, 2006, the date of the Distribution, Parent assumed certain employee benefit obligations and associated trust assets from Kerr-McGee, which will result in a reduction of Parent’s stockholders’ equity by approximately $4 million based on current estimates.

Overview

Our primary cash needs will be for working capital, capital expenditures, environmental cash expenditures and debt service under the senior secured credit facility and the unsecured notes. We believe that our cash flows from operations, together with borrowings under our revolving credit facility, will be sufficient to meet these cash needs for the foreseeable future. However, our ability to generate cash is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. If our cash flows from operations are less than we expect, we may need to raise additional capital. We may also require additional capital to finance our future growth and development, implement additional marketing and sales activities, and fund our ongoing research and development activities.

Additional debt or equity financing may not be available when needed on terms favorable to us or even available to us at all. We are restricted by the terms of the senior secured credit facility and the indenture governing the notes from incurring additional indebtedness. Under Parent’s tax sharing agreement with Kerr-McGee, if Parent enters into transactions during the two-year period following the Distribution which results in the issuance or acquisition of Parent’s shares, and the Internal Revenue Service subsequently determines that Section 355(e) of the Internal Revenue Code is applicable to the Distribution, Parent will be required to indemnify Kerr-McGee for any resulting tax liability incurred by it.

We have an interest in The Landwell Company LP (“Landwell”), a limited partnership formed to market or develop land in the Henderson, Nevada, area. Landwell entered into an agreement in late 2004 to sell to Centex Homes approximately 2,200 contiguous acres of land in Henderson for eventual use as a new, mixed-use master planned community. The agreement contains conditions to closing that are generally typical in sales of large tracts of undeveloped land. We have been advised by Landwell’s general partner that closing conditions on a significant portion of the land under contract are expected to be satisfied in the second half of 2006. This large parcel under contract, in addition to other parcels available for sale by Landwell or under contract, are in the vicinity of our Henderson facility, where we are in the preliminary stage of exploring the possible sale of 100% owned acreage considered surplus for plant operations. Land sale proceeds before taxes could be as much as $50 million in 2006. Cash flows resulting from the above described agreement with Centex Homes, net of taxes, are required to be used to pay down outstanding debt under our senior secured credit facility.

In the first quarter of 2006, we recognized an environmental reimbursement of $20.5 million as a result of a settlement of our claim against the United States, which was documented in a consent decree approved by the court on January 13, 2006. We received this reimbursement in February 2006.

Liquidity and Capital Resources

Prior to the IPO, we participated in Kerr-McGee’s centralized cash management system and relied on Kerr-McGee to provide necessary cash financing. Such activities included cash deposits from our operations which were transferred daily to Kerr-McGee’s centralized banking system and cash borrowings used to fund our operations and capital expenditures. The related cash activity between us and Kerr-McGee has been reflected as net transfers with affiliates within financing activities in our consolidated and combined statement of cash flows. Additionally, as discussed below under “Cash Flows from Operating Activities,” certain expenditures related to our operations were paid by Kerr-McGee on our behalf and, therefore, did not affect cash flows from operating, investing and financing activities reported in Parent’s consolidated and combined statement of cash flows. As such, the amounts of cash and cash equivalents, as well as cash flows from operating, investing and financing activities presented in Parent’s consolidated and combined financial statements are not representative of the amounts that would have been required or generated by us as a stand-alone company.

In connection with our separation from Kerr-McGee, the net amount due from the entities comprising Tronox Incorporated to Kerr-McGee was contributed by Kerr-McGee, forming a part of Parent’s continuing equity. Such net amounts due to Kerr-McGee that were outstanding at the balance sheet dates prior to Parent’s separation have been reflected in Parent’s consolidated and combined financial statements as a component of owner’s net investment in equity. Amounts due to or from Kerr-McGee arising from transactions subsequent to our separation are being settled in cash.

Of cash and cash equivalents at December 31, 2005, $25.1 million was held in the United States and $43.9 million was held in other countries. In 2005, $131 million of unremitted foreign earnings in Australia were repatriated as extraordinary dividends, as defined in the American Jobs Creation Act of 2004, and subsequently transferred to Kerr-McGee as part of its centralized cash management system.

Until recently, we had an accounts receivable monetization program, which served as a source of liquidity up to a maximum of $165.0 million. This program was terminated in April 2005, as discussed in “Off-Balance Sheet Arrangements” below. Accounts receivable originated after the termination of this program are being collected over a longer period, resulting in increased balances of outstanding receivables and higher current ratio, working capital and total assets as of December 31, 2005, compared with year-end 2004.

Cash Flows from Operating Activities. Cash flows from operating activities in Parent’s consolidated and combined statement of cash flows for all periods presented prior to the IPO date exclude certain expenditures incurred by Kerr-McGee on our behalf, such as income taxes, general corporate expenses, employee benefits and incentives, and net interest costs. Therefore, reported amounts are not representative of cash flows from operating activities we will generate or use as a stand-alone company. For example, cash flows from operating activities for 2005 and 2004 exclude $27.2 million and $37.0 million, respectively, paid by Kerr-McGee for income taxes on our behalf. Additionally, 2005, 2004 and 2003 cash flows from operating activities exclude $48.0 million, $55.1 million, and $65.8 million, respectively, of general corporate expenses, employee benefits and incentives, and net interest costs associated with our present and discontinued operations. While such costs are reflected in Parent’s consolidated and combined statement of operations because they were allocated to us by Kerr-McGee, they did not result in cash outlays by us. As a stand-alone company, we expect costs and expenses of this nature will require the use of our cash and other sources of liquidity. Additionally, we expect that our general corporate expenses may be $15 million to $20 million greater on an annual basis than we have incurred historically, which will further reduce our cash flows from operating activities as compared to historical experience. Further, as discussed under “Contractual Obligations and Commitments” below, we expect cash requirements associated with employee pension and postretirement plans to increase following the completion of the IPO.

Cash flows from operating activities for 2005 were $61.5 million, compared with cash from operating activities of $190.8 million for 2004. The $129.3 million decrease in cash flows from operating activities in 2005 was due primarily to increases in accounts receivable and inventories. As described under “Off-Balance Sheet Arrangements—Accounts Receivable Monetization Program” below, our accounts receivable program was terminated in April 2005. Termination of the program resulted in an extension of the collection period for accounts receivable arising from pigment sales compared to the collection period of receivables prior to program termination. This has had a one-time impact of reducing our cash flows from operating activities related to the increase in our accounts receivable. Cash flows from operating activities also decreased due to an increase in inventories at year-end 2005 compared to year-end 2004. This is in contrast to the significant decline in inventory levels at year-end 2004 compared to the prior year that was attributable to the shutdown of our sulfate production facility in Savannah, Georgia, as well as strong demand during the latter half of 2004. The decrease in cash flows from operating activities caused by termination of our accounts receivables monetization program and increase in inventories was offset by decreased environmental expenditures of $24.1 million and an increase in environmental cost reimbursements of $20.9 million.

Cash flows from operating activities for 2004 were $190.8 million, an increase of $70.4 million compared with cash flows from operating activities for 2003 of $120.4 million. The increase in cash flows from operating activities in 2004 is attributable primarily to a reduction in inventories, $35.7 million higher environmental cost reimbursements, $12.7 million lower expenditures for environmental remediation and restoration and $35.0 million less cash paid for legal settlements largely related to our former forest products business. These positive effects on cash flows from operating activities were partially offset by an unfavorable effect of timing differences between product sales and collections of trade accounts receivable. While improved economic conditions resulted in increased sales volumes in late 2004, collection of the related accounts receivable did not occur until 2005.

Cash Provided by (Used in) Investing Activities. Net cash provided by investing activities in 2005 was $83.3 million, an increase of $174.7 million from $91.4 million used in investing activities for 2004. The collection of repurchased accounts receivable that were contributed to us by Kerr-McGee resulted in an increase of $165.0 million in cash from investing activities in 2005.

Capital expenditures in 2005 were $87.6 million, $4.9 million less than the prior year. Significant projects in 2005 include projects to increase productivity and enhance product quality. These projects include changes to the Uerdingen, Germany, pigment facility to convert waste to a saleable product and reduce raw material costs, upgrading the oxidation line at the Botlek, Netherlands, pigment facility and process improvements at the Hamilton, Mississippi, facility to produce a new grade for use in architectural paints.

Net cash used in investing activities was $91.4 million in 2004 compared to $95.7 million in 2003 principally representing capital expenditures. Significant capital expenditure projects in 2004 included waste management projects and an automated slurry project at our Hamilton, Mississippi facility that was begun in 2003. In 2003, significant projects included the Savannah plant high productivity oxidation line, waste management projects and the initial phase of the Hamilton plant automated slurry project that was completed in 2004.

Cash Used in Financing Activities. Net cash used in financing activities was $103.3 million in 2005, $131.1 million in 2004, and $10.3 million in 2003. In 2005, Parent completed its IPO by issuing 17.5 million shares of Class A common stock which provided proceeds, net of issuance costs, of $226.0 million. Concurrent with the IPO, we issued $350.0 million in aggregate principal amount of 9 1/2% senior unsecured notes and entered into a senior secured credit facility consisting of a $200.0 million six-year term loan facility. Proceeds from the notes and the term loan facility provided $539.1 million in cash flow from financing activities in 2005, net of debt issuance costs. The net proceeds from Parent’s Class A common stock offering, notes and term loan facility were distributed to Kerr-McGee in the amount of $761.8 million. Net transfers to Kerr-McGee were $106.6 million, $131.1 million and $10.0 million in 2005, 2004 and 2003, respectively.

Off-Balance Sheet Arrangements

Accounts Receivable Monetization Program. Through April 2005, we sold selected accounts receivable through a three-year, credit-insurance-backed asset securitization program with a maximum availability of $165.0 million. Under the terms of the program, selected qualifying customer accounts receivable were sold monthly to a special-purpose entity (“SPE”), which in turn sold an undivided ownership interest in the receivables to a third-party multi-seller commercial paper conduit sponsored by an independent financial institution. We sold, and retained an interest in, excess receivables to the SPE as over-collateralization for the program. Our retained interest in the SPE’s receivables was classified in trade accounts receivable in our accompanying Consolidated and Combined Balance Sheet. No recourse obligations were recorded since we had no obligations for any recourse actions on the sold receivables.

The accounts receivable monetization program included ratings downgrade triggers based on Kerr-McGee’s senior unsecured debt rating. These triggers provide for program modifications, including a program termination event upon which the program would effectively liquidate over time and the third-party multi-seller commercial paper conduit would be repaid with the collections on accounts receivable sold. In April 2005, Kerr-McGee’s senior unsecured debt was downgraded, triggering program termination. As opposed to liquidating the program over time or modifying its terms, Kerr-McGee elected to terminate the program by repurchasing the then outstanding balance of receivables sold of $165.0 million, which were then contributed to us.

Other Arrangements. We have entered into agreements that require us to indemnify third parties for losses related to environmental matters, litigation and other claims. We have recorded no material obligations in connection with such indemnification obligations. In addition, pursuant to Parent’s MSA with Kerr-McGee, Parent will be required to indemnify Kerr-McGee for all costs and expenses incurred by it arising out of or due to our environmental and other liabilities other than such costs and expenses reimbursable by Kerr-McGee pursuant to the MSA. At December 31, 2005, we had outstanding letters of credit in the amount of approximately $34.5 million. These letters of credit have been granted to us by financial institutions to support our environmental clean-up costs and miscellaneous operational and severance requirements in international locations. As of April 24, 2006, outstanding letters of credit totaled $77.3 million.

Contractual Obligations and Commitments

In the normal course of business, we enter into operating leases, purchase obligations and borrowing arrangements. Operating leases primarily consist of rental of railcars and production equipment. The aggregate future payments under these borrowings and contracts as of December 31, 2005, are summarized in the following table:

	Payments Due By Period
Type of Obligation	Total	2006	2007 -2008	2009 -2010	After 2010
	(Millions of dollars)
Long-term debt, including current portion	$550.0	$2.0	$4.0	$4.0	$540.0
Interest payments on current and long-term debt	306.7	46.8	92.7	92.2	75.0
Operating leases	48.0	7.7	14.2	9.7	16.4
Purchase obligations:
Ore contracts	641.9	162.3	303.2	137.0	39.4
Other purchase obligations	360.5	86.5	140.2	95.7	38.1

Total	$1,907.1	$305.3	$554.3	$338.6	$708.9

Parent is obligated under an employee benefits agreement with Kerr-McGee to maintain the Material Features (as defined in the employee benefits agreement) of the U.S. postretirement plan without change for a period of three years following the effective date of the Distribution. Based on the actuarially determined obligations under that plan, we expect contributions to be approximately $10.0 million for each of the next five years.

Environmental Matters

Current Businesses

We are subject to a broad array of international, federal, state and local laws and regulations relating to environmental protection. Under these laws, we are or may be required to obtain or maintain permits or licenses in connection with our operations. In addition, under these laws, we are or may be required to remove or mitigate the effects on the environment of the disposal or release of chemical, petroleum, low-level radioactive and other substances at various sites. Environmental laws and regulations are becoming increasingly stringent, and compliance costs are significant and will continue to be significant in the foreseeable future. There can be no assurance that such laws and regulations or any environmental law or regulation enacted in the future is not likely to have a material effect on us.

Sites at which we have environmental responsibilities include sites that have been designated as Superfund sites by the U.S. EPA pursuant to CERCLA and that are included on the National Priority List (“NPL”). As of December 31, 2005, we had received notices that we had been named a potentially responsible party (“PRP”) with respect to 12 existing EPA Superfund sites on the NPL that require remediation. We do not consider the number of sites for which we have been named a PRP to be the determining factor when considering our overall environmental liability.

Decommissioning and remediation obligations, and the attendant costs, vary substantially from site to site and depend on unique site characteristics, available technology and the regulatory requirements applicable to each site. Additionally, we may share liability at some sites with numerous other PRPs, and U.S. law currently imposes joint and several liability on all PRPs under CERCLA. We are also obligated to perform or have performed remediation or remedial investigations and feasibility studies at sites that have not been designated as Superfund sites by EPA. Such work frequently is undertaken pursuant to consent orders or other agreements.

Legacy Businesses

Historically, we have engaged in businesses unrelated to our current primary business, such as the treatment of forest products, the production of ammonium perchlorate, the refining and marketing of petroleum products, offshore contract drilling, coal mining and the mining, milling and processing of nuclear materials. Although we are no longer engaged in such businesses, residual obligations with respect to certain of these businesses still exist, including obligations related to compliance with environmental laws and regulations, including the Clean Water Act, the Clean Air Act, the Atomic Energy Act, CERCLA and the Resource Conservation and Recovery Act. These laws and regulations require us to undertake remedial measures at sites of current and former operations or at sites where waste was disposed. For example, we are required to conduct decommissioning and environmental remediation at certain refineries, production and distribution facilities and service stations previously owned or operated before exiting the refining and marketing business in 1995. We also are required to conduct decommissioning and remediation activities at sites where we were involved in the exploration, production, processing or sale of minerals, including uranium and thorium compounds and at sites where we were involved in the production and sale of ammonium perchlorate. Additionally, we are decommissioning and remediating our former wood-treatment facilities as part of our exit from the forest products business. For a description of the decommissioning and remediation activities in which we currently are engaged, see “Environmental Costs” below and Note 22 to the Consolidated and Combined Financial Statements included in this prospectus.

Environmental Costs

Expenditures for environmental protection and cleanup for each of the last three years and for the three-year period ended December 31, 2005, are as follows:

	Year Ended December 31,
	2005	2004	2003	Total
	(Millions of dollars)
Cash expenditures of environmental reserves	$61.1	$85.2	$97.9	$244.2
Recurring operating expenses	41.4	33.4	33.8	108.6
Capital expenditures	10.7	8.6	14.0	33.3

Recurring operating expenses are expenditures related to the maintenance and operation of environmental equipment such as incinerators, waste treatment systems and pollution control equipment, as well as the cost of materials, energy and outside services needed to neutralize, process, handle and dispose of current waste streams at our operating facilities. These expenditures are necessary to ensure that current production is handled in an environmentally safe and effective manner.

In addition to past expenditures, reserves have been established for the remediation and restoration of active and inactive sites where it is probable that future costs will be incurred and the liability is reasonably estimable. For environmental sites, we consider a variety of matters when setting reserves, including the stage of investigation; whether EPA or another relevant agency has ordered action or quantified cost; whether we have received an order to conduct work; whether we participate as a PRP in the Remedial Investigation/Feasibility Study (RI/FS) process and, if so, how far the RI/FS has progressed; the status of the record of decision by the relevant agency; the status of site characterization; the stage of the remedial design; evaluation of existing remediation technologies; the number and financial condition of other potential PRPs; and whether we can reasonably evaluate costs based on a remedial design or engineering plan.

After the remediation work has begun, additional accruals or adjustments to costs may be made based on any number of developments, including revisions to the remedial design; unanticipated construction problems; identification of additional areas or volumes of contamination; inability to implement a planned engineering design or to use planned technologies and excavation methods; changes in costs of labor, equipment or technology; any additional or updated engineering and other studies; and weather conditions. Additional reserves of $69.0 million, $81.4 million and $88.2 million were added in 2005, 2004 and 2003, respectively, for active and inactive sites.

As of December 31, 2005, our financial reserves for all active and inactive sites totaled $223.7 million. This includes $69.0 million added to the reserves in 2005 for active and inactive sites. In the Consolidated and Combined Balance Sheet at December 31, 2005, included in this prospectus, $145.9 million of the total reserve is classified as noncurrent liabilities-environmental remediation or restoration, and the remaining $77.8 million is included in accrued liabilities. We believe we have reserved adequately for the reasonably estimable costs of known environmental contingencies. However, additional reserves may be required in the future due to the previously noted uncertainties.

Pursuant to the MSA, Kerr-McGee has agreed to reimburse us for a portion of the environmental remediation costs we incur and pay after the IPO (net of any cost reimbursements we expect to recover from insurers, governmental authorities or other parties). The reimbursement obligation extends to costs incurred at any site associated with any of our former businesses or operations.

With respect to any site for which we have established a reserve as of the effective date of the MSA, 50% of the remediation costs we incur and pay in excess of the reserve amount (after meeting a $200,000 minimum threshold amount) will be reimbursable by Kerr-McGee, net of any amounts recovered or, in our reasonable and good faith estimate, that will be recovered from third parties. With respect to any site for which we have not established a reserve as of the effective date of the MSA, 50% of the amount of the remediation costs we incur and pay (after meeting a $200,000 minimum threshold amount) will be reimbursable by Kerr-McGee, net of any amounts recovered or, in our reasonable and good faith estimate, that will be recovered from third parties.

Kerr-McGee’s aggregate reimbursement obligation to us cannot exceed $100 million and is subject to various other limitations and restrictions. For example, Kerr-McGee is not obligated to reimburse us for amounts we pay to third parties in connection with tort claims or personal injury lawsuits, or for administrative fines or civil penalties that we are required to pay. Kerr-McGee’s reimbursement obligation also is limited to costs that we actually incur and pay within seven years following the IPO.

The following table reflects our portion of the known estimated costs of investigation or remediation that are probable and estimable. The table summarizes EPA Superfund NPL sites where we have been notified we are a PRP under CERCLA and other sites for which we had financial reserves recorded at year-end 2005. In the table, aggregated information is presented for other sites (each of which has a remaining reserve balance of less than $3 million). The reimbursement obligation discussed above applies to each of the sites specifically identified in the table below. Sites specifically identified in the table below are discussed in Note 22 to the Consolidated and Combined Financial Statements included in this prospectus.

Location of Site	Stage of Investigation/Remediation	Total Expenditures Through December 31, 2005	Remaining Reserve Balance at December 31, 2005	Total
		(Millions of dollars)
EPA Superfund sites on NPL

West Chicago, Illinois(1) Vicinity areas	Remediation of thorium tailings at residential areas and Reed-Keppler Park is substantially complete. Cleanup of thorium tailings at Kress Creek and Sewage Treatment Plant is ongoing.	$141	$75	$216

Milwaukee, Wisconsin	Completed soil cleanup at former wood-treatment facility and began cleanup of offsite tributary creek. Groundwater remediation and cleanup of tributary creek is continuing.	41	4	45

Lakeview, Oregon	Consolidation and capping of contaminated soils and neutralization of acidic waters from former uranium mining is ongoing.	7	4	11

Soda Springs, Idaho	All former impoundments of calcine tailings have been closed as required by a record of decision (“ROD”). The ROD also requires continuation of groundwater monitoring. Closure of an additional ten-acre pond, not a part of the ROD, will be completed within two years. Duration of groundwater monitoring is unknown.	3	3	6

Other sites	Sites where the company has been named a PRP, including landfills, wood-treating sites, a mine site and an oil recycling refinery. These sites are in various stages of investigation/remediation.	15	—	15

		207	86	293

Location of Site	Stage of Investigation/Remediation	Total Expenditures Through December 31, 2005	Remaining Reserve Balance at December 31, 2005	Total
		(Millions of dollars)
Sites under consent order, license or agreement, not on EPA Superfund NPL

West Chicago, Illinois(1) Former manufacturing facility	Excavation, removal and disposal of contaminated soils at former thorium mill are substantially complete. The site will be used for moving material from the Kress Creek and Sewage Treatment Plant remediation sites. Surface restoration and groundwater monitoring and remediation are expected to continue for approximately ten years.	$447	$12	$459

Cushing, Oklahoma	Excavation, removal and disposal of thorium and uranium residuals were substantially completed in 2004. Investigation of and remediation addressing hydrocarbon contamination is continuing.	147	12	159

Henderson, Nevada(2)	Groundwater treatment to address ammonium perchlorate contamination is being conducted under consent decree with Nevada Department of Environmental Protection.	124	37	161

Ambrosia Lake, New Mexico	Uranium mill tailings and selected pond sediments consolidated and capped onsite. A request to end groundwater treatment and a decommissioning plan for impacted soils are under review by the NRC.	28	11	39

Crescent, Oklahoma	Buildings and soil decommissioning complete. Evaluating available technologies to address limited on-site radionuclide contamination of groundwater.	48	7	55

Sauget, Illinois	Soil remediation of wood-treatment related contamination is ongoing. Conducting groundwater monitoring and evaluating options to remediate sediment and surface water.	8	9	17

Hattiesburg, Mississippi	Completed remediation of process areas at former wood-treatment facility and completed most off-site remediation. Off-site remediation to be completed when access to certain properties is granted.	12	3	15

Location of Site	Stage of Investigation/Remediation	Total Expenditures Through December 31, 2005	Remaining Reserve Balance at December 31, 2005	Total
		(Millions of dollars)
Sites under consent order, license or agreement, not on EPA Superfund NPL

Cleveland, Oklahoma	Facility is dismantled and certain interim remedial measures to address air, soil, surface water and groundwater contamination are complete. Design of on-site containment cell has been submitted for approval.	$19	$4	$23

Calhoun, Louisiana	Soil and groundwater remediation of petroleum hydrocarbons at a former gas condensate stripping facility is ongoing.	22	5	27

Jacksonville, Florida	Remedial investigation of a former manufacturing and processing site for fertilizers, pesticides and herbicides completed. Feasibility study with recommended remediation activities expected to be submitted to EPA in 2006.	4	6	10

Other sites	Sites related to wood-treatment, chemical production, landfills, mining, and oil and gas refining, distribution and marketing. These sites are in various stages of investigation/remediation.	169	32	201

		1,028	138	1,166

	Total	$1,235	$224	$1,459

(1)	Amounts reported in the table for the West Chicago sites are not reduced for actual or expected reimbursement from the U.S. government under Title X of the Energy Policy Act of 1992 (Title X), described in Note 22 to the Consolidated and Combined Financial Statements included in this prospectus.
(2)	Amounts reported in the table for the Henderson, Nevada site are not reduced for actual or expected reimbursement from the U.S. government under a consent decree settlement nor for expected insurance policy recoveries, described in Note 22 to the Consolidated and Combined Financial Statements included in this prospectus.

There may be other sites where we have potential liability for environmental-related matters but for which we do not have sufficient information to determine that the liability is probable or reasonably estimable. We have not established reserves for such sites. One such site involves a former wood treatment plant in New Jersey.

Tronox LLC was named in 1999 as a PRP under CERCLA at a former wood-treatment site in New Jersey at which EPA is conducting a cleanup. On April 15, 2005, Tronox LLC and Tronox Worldwide LLC received a letter from EPA asserting they are liable under CERCLA as a former owner or operator of the site and demanding reimbursement of costs expended by EPA at the site. The letter made demand for payment of past costs in the amount of approximately $179 million, plus interest though EPA has informed Tronox LLC that it expects final project costs will be approximately $236 million, plus possible other costs and interest. Tronox LLC did not operate the site, which had been sold to a third party before Tronox LLC succeeded to the interests of a predecessor owner in the 1960s. The predecessor also did not operate the site, which had been closed down before it was acquired by the predecessor. Based on historical records, there are substantial uncertainties about whether or under what terms the predecessor assumed liabilities for the site. In addition, although it appears there may be other PRPs, the company does not know whether the other PRPs have received similar letters from EPA, whether there are any defenses to liability available to the other PRPs or whether the other PRPs have the financial resources necessary to meet their obligations. The company intends to vigorously defend against EPA’s demand, though the company expects to have discussions with EPA that could lead to a settlement or resolution of EPA’s demand. No reserve for reimbursement of cleanup costs at the site has been recorded because it is not possible to reliably estimate the liability, if any, the company may have for the site because of the aforementioned defenses and uncertainties.

Critical Accounting Policies

Preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates, judgments and assumptions regarding matters that are inherently uncertain and that ultimately affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. Even so, the accounting principles we use generally do not impact our reported cash flows or liquidity. Generally, accounting rules do not involve a selection among alternatives, but involve a selection of the appropriate policies for applying the basic principles. Interpretation of the existing rules must be done and judgments made on how the specifics of a given rule apply to us.

The more significant reporting areas impacted by management’s judgments, estimates and assumptions are recoverability of long-lived assets, restructuring and exit activities, environmental remediation, tax accruals and benefit plans. Management’s judgments, estimates and assumptions in these areas are based on information available from both internal and external sources, including engineers, legal counsel, actuaries, environmental studies and historical experience in similar matters. Actual results could differ materially from those judgments, estimates and assumptions as additional information becomes known.

The following description of Parent’s critical accounting policies is not intended to be an all-inclusive discussion of the uncertainties considered and estimates made by management in applying accounting principles and policies. Results may vary significantly if different policies were used or required and if new or different information becomes known to management.

Long-Lived Assets

Key estimates related to long-lived assets include useful lives, recoverability of carrying values and existence of any retirement obligations. As a result of future decisions, such estimates could be significantly modified. The estimated useful lives of our property, plant and equipment range from three to 40 years and depreciation is recognized on the straight-line basis. Useful lives are estimated based upon our historical experience, engineering estimates and industry information. Our estimates include an assumption regarding periodic maintenance and an appropriate level of annual capital expenditures to maintain the assets.

Long-lived assets are evaluated for potential impairment whenever events or changes in circumstances indicate that carrying value may be greater than future net cash flows. Such evaluations involve a significant amount of judgment since the results are based on estimated future events, such as sales prices; costs to produce the products; the economic and regulatory climates; and other factors. We cannot predict when or if future impairment charges will be required for held-for-use assets.

Restructuring and Exit Activities

We have recorded charges in recent periods in connection with closing facilities and work force reduction programs. These charges are recorded when management commits to a plan and incurs a liability related to the plan. Estimates for plant closing include write-down of inventory value, write-down of property, plant and equipment, any necessary environmental or regulatory costs, contract termination, asset retirement obligations and severance costs. Estimates for work force reductions are recorded based on estimates of the number of positions to be terminated, termination benefits to be provided, estimates of any enhanced benefits provided under pension and postretirement plans and the period over which future service will continue, if any. We evaluate the estimates on a quarterly basis and adjust the reserves when information indicates that the estimates are above or below the initial estimates. For additional information regarding work force reduction programs and exit activities, see Note 16 to the Consolidated and Combined Financial Statements included in this prospectus. Changes in estimates of provisions for restructuring and exit activities were not significant over the last three years.

Environmental Remediation and Other Contingency Reserves

Our management makes judgments and estimates in accordance with applicable accounting rules when it establishes reserves for environmental remediation, litigation and other contingent matters. Provisions for such matters are charged to expense when it is probable that a liability has been incurred and reasonable estimates of the liability can be made. Estimates of environmental liabilities, which include the cost of investigation and remediation, are based on a variety of matters, including, but not limited to, the stage of investigation, the stage of the remedial design, the availability of existing remediation technologies, presently enacted laws and regulations and the state of any related legal or administrative investigation or proceedings. In future periods, a number of factors could significantly change our estimate of environmental remediation costs, such as changes in laws and regulations, revisions to the remedial design, unanticipated construction problems, identification of additional areas or volumes of contamination, and increases in labor, equipment and technology costs, changes in the financial condition of other potentially responsible parties and the outcome of any related legal and administrative proceedings to which we are or may become a party. Consequently, it is not possible for us to reliably estimate the amount and timing of all future expenditures related to environmental or other contingent matters and actual costs could exceed our current reserves.

Before considering reimbursements of our environmental costs discussed below, we provided $69.0 million, $81.4 million and $88.2 million pre-tax for environmental remediation and restoration costs in 2005, 2004 and 2003, respectively, including provisions of $29.9 million, $75.7 million and $52.3 million in 2005, 2004 and 2003, respectively, related to former businesses reflected as a component of loss from discontinued operations.

To the extent costs of investigation and remediation are recoverable from the U.S. government or Kerr-McGee, and have been incurred or are recoverable under certain insurance policies or from other parties and such recoveries are deemed probable, we record a receivable. In considering the probability of receipt, we evaluate our historical experience with receipts, as well as our claim submission experience. At December 31, 2005, estimated recoveries of environmental costs recorded in the Consolidated and Combined Balance Sheet totaled $56.7 million. Provisions for environmental remediation and restoration in the Consolidated and Combined Statement of Operations were reduced by $34.3 million, $14.2 million and $32.2 million in 2005, 2004 and 2003, respectively, for estimated recoveries, including recoveries of $12.3 million, $14.2 million and $11.2 million in 2005, 2004 and 2003, respectively, related to former businesses reflected as a component of loss from discontinued operations.

For additional information about contingencies, refer to “Environmental Matters” above and Note 22 to the Consolidated and Combined Financial Statements included in this prospectus.

Income Taxes

The closing of the IPO resulted in the deconsolidation of the company from Kerr-McGee under U.S. Federal income tax laws. We continued as a member included in the U.S. Federal consolidated income tax return of Kerr-McGee up to the deconsolidation date. Prior to the deconsolidation date, we had not been a party to a tax-sharing agreement with Kerr-McGee but had consistently followed an allocation policy whereby Kerr-McGee has allocated its members of the consolidated return provisions and/or benefits based upon each member’s taxable income or loss. This allocation methodology resulted in the recognition of deferred assets and liabilities for the differences between the financial statement carrying amounts and their respective tax basis, except to the extent for deferred taxes on income considered to be permanently reinvested in foreign jurisdictions. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Kerr-McGee has allocated current tax benefits to the members of its consolidated return, including us, that have generated losses that are utilized or expected to be utilized on the U.S. Federal consolidated income tax return. The income taxes presented as a result of this allocation methodology are not consistent with that calculated on a stand-alone tax return basis. In addition, Kerr-McGee manages its tax position for the benefit of its entire portfolio of businesses, and its tax strategies are not necessarily reflective of those tax strategies that we would have followed or will follow as a stand-alone company.

Upon closing the IPO and with the deconsolidation, Parent entered into a tax sharing agreement with Kerr-McGee that governs Kerr-McGee’s and our respective rights, responsibilities and obligations with respect to taxes for tax periods ending in 2005 and prior. Generally, taxes incurred or accrued prior to the IPO that are attributable to the business of one party will be borne solely by that party. In addition, the tax sharing agreement addresses the allocation of liability for taxes incurred as a result of restructuring activities undertaken to implement the separation and distribution. Parent is required to indemnify Kerr-McGee for any tax liability incurred by reason of the Distribution by Kerr-McGee of Parent’s Class B common stock to its stockholders being considered a taxable transaction to Kerr-McGee as a result of a breach of any of Parent’s representations, warranties or covenants contained in the tax sharing agreement.

Under U.S. federal income tax laws, Parent and Kerr-McGee are jointly and severally liable for Kerr-McGee’s federal income taxes attributable to the periods prior to and including Kerr-McGee’s current taxable year, which ends on December 31, 2005. If Kerr-McGee fails to pay the taxes attributable to it under the tax sharing agreement for periods prior to and including its current taxable year, Parent could be liable for any part of, including the whole amount of, these tax liabilities.

Benefit Plans

U.S. Plans. Our U.S. employees participated in the noncontributory defined benefit retirement plans and the contributory postretirement plans for health care and life insurance sponsored by Kerr-McGee. Parent’s consolidated and combined results of operations reflect costs associated with Kerr-McGee’s U.S. plans which have been allocated by Kerr-McGee based on salary for defined benefit retirement plans and based on active headcount for postretirement plans, but do not reflect assets and liabilities associated with our employees’ participation in the plans, since we were not the plan sponsor for the historical periods presented.

Effective upon completion of the Distribution, Parent has established a U.S. tax-qualified defined benefit retirement plan and related trust for our employees and former employees who participated in Kerr-McGee’s defined benefit retirement plans at the Distribution date. In connection with Parent’s assumption of obligations, Kerr-McGee has transferred assets from the trust for Kerr-McGee’s defined benefit retirement plans to the trust Parent has established. The defined benefit obligation for this plan, determined on a plan termination basis as set forth in the employee benefits agreement, is approximately $404 million as of March 30, 2006, and is fully funded as of the Distribution date.

Parent has also established postretirement benefit plans for health care and life insurance and health and welfare benefits, which are unfunded plans that have comparable features to the plan currently maintained by Kerr-McGee. In connection with the establishment of Parent’s postretirement plans, the accumulated benefit obligation assumed by Parent relating to all eligible retired and active vested participants related to us, is approximately $144 million, as of the Distribution date.

To measure plan obligations and attribute cost to periods when employee services are provided, Parent will form various assumptions related to the newly established plans, including discount rate, rate of compensation increases, long-term rate of return, mortality and retirement rates, inflation and health care cost trend rate, among others. Some of these assumptions are specific to us and our employee groups covered, and, therefore, are expected to be different from assumptions formed by Kerr-McGee for its plans. Therefore, application of such assumptions by us may result in different amounts of net periodic cost (benefit) recognized in Parent’s financial statements in future periods compared to the net periodic cost (benefit) historically allocated to us by Kerr-McGee (amounts historically allocated are presented in Note 19 to the Consolidated and Combined Financial Statements included in this prospectus). Further, Parent historically did not reflect any assets or liabilities associated with Kerr-McGee’s U.S. defined benefit retirement and postretirement plans in its consolidated and combined financial statements.

Foreign Benefit Plans. We currently provide defined benefit retirement plans for employees in Germany and the Netherlands and account for these plans in accordance with FAS No. 87, “Employers’ Accounting for Pensions.” The various assumptions used and the attribution of the costs to periods of employee service are fundamental to the measurement of net periodic cost and pension obligations associated with the retirement plans.

The following are considered significant assumptions related to our foreign retirement plans:

•	Long-term rate of return (applies to our plan in the Netherlands only)

•	Discount rate

•	Rate of compensation increases

Other factors considered in developing actuarial valuations include long-term inflation rates, retirement rates, mortality rates and other factors. Assumed long-term inflation rates are based on an evaluation of external market indicators. Retirement rates are based primarily on actual plan experience. Long-term rate of return assumption for the Netherlands plan is developed considering the portfolio mix and country-specific economic data that includes the expected long-term rates of return on local government and corporate bonds. The discount rate assumption is based on long-term local corporate bond index rates. We determine rate of compensation increases assumption based on our long-term plans for compensation increases specific to employee groups covered. The assumed rate of salary increases includes the effects of merit increases, promotions and general inflation. Additional information regarding the significant assumptions relevant to the determination of the net periodic pension cost and the actuarially determined present value of the benefit obligations is included in Note 19 to the Consolidated and Combined Financial Statements included in this prospectus.

Unrecognized Gains (Losses) and Prior Service Cost—Accounting standards currently in effect provide for deferring the recognition of certain gains and losses resulting from changes in actuarial assumptions and from experience different from that assumed (such as the difference between the actual and expected return on plan assets). Similarly, a portion of increases or reductions in the benefit obligations attributable to plan participants’ prior service arising from a plan amendment is also deferred. At December 31, 2005, unrecognized net actuarial losses and unrecognized net prior service gain for our foreign plans totaled $21.2 million and $1.4 million, respectively. Following accounting guidance currently in effect, amortization of these unrecognized items will be included as a component of net periodic cost over the remaining service period of plan participants expected to receive benefits under the plan. The average amortization periods for unrecognized net actuarial losses and unrecognized prior service gain as of December 31, 2005, are approximately 11 and 9 years, respectively. The component of the 2006 net periodic cost related to amortization of unrecognized items for our foreign retirement plans is estimated to be approximately $1.0 million.

In connection with the assumption of the obligation for the U.S. retirement and health and welfare postretirement plans and the associated trust assets, as discussed above, Parent will recognize assets and liabilities upon completion of the Distribution that will reflect the funded status of our newly-established U.S. benefit plans, as well as net unrecognized actuarial losses and prior service cost associated with the assumed benefit obligation. As a result, net periodic cost in periods subsequent to the Distribution is expected to increase, reflecting amortization of such unrecognized items.

FASB Project—The Financial Accounting Standards Board (“FASB”) has recently initiated a project that is expected to result in issuing a new accounting standard later in 2006. Assuming the provisions of the final standard are consistent with decisions reached by the FASB to date, the standard will require recognition on the balance sheet of unrecognized items discussed above, with an offsetting change in accumulated other comprehensive income (loss) in equity. This initial stage of the FASB project is not expected to affect the measurement of the net periodic cost. The result of such accounting policy will be the recognition on the balance sheet of the over or (under) funded status of the plans (or the difference between the benefit obligation and the fair value of plan assets, if any).

New/Revised Accounting Standards

In November 2004, the FASB issued FAS No. 151, “Inventory Costs—an Amendment of ARB No. 43, Chapter 4,” which requires that abnormal amounts of idle facilities cost, freight, handling costs and spoilage be expensed as incurred and not capitalized as inventory. FAS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The company will adopt the standard effective January 1, 2006. The effect of adoption is not expected to have a material effect on the company’s financial position or results of operations.

In December 2004, the FASB issued Statement No. 123 (revised 2004), “Share-Based Payment” (“FAS No. 123R”), which replaces FAS No. 123 and supersedes Accounting Principles Board Opinion (“APB”) No. 25. FAS No. 123R requires all share-based payments to employees to be recognized in the financial statements based on their fair values. The company will adopt FAS No. 123R effective January 1, 2006, using the modified prospective method, as permitted by the standard. The modified prospective method requires that compensation expense be recorded for all unvested share-based compensation awards at the beginning of the first quarter of adoption. The following provides a summary of some of the implementation effects of this standard:

•	Stock-based compensation expense recognized in the Consolidated and Combined Statement of Operations will be higher, reflecting a change in the measurement basis of stock options from intrinsic to fair value. The magnitude of the increase will depend upon the number of options granted and other factors affecting fair value.

•	Net cash flows provided by operating activities will be lower and cash flows from financing activities will be higher by the amount of the reduction in cash income taxes as a result of tax deductibility of stock options and restricted stock awards.

In 2005, the FASB initiated a project titled “Postretirement Benefit Obligations Other than Pensions,” which is expected to result in the issuance of a new accounting standard later in 2006. The possible effects of the expected standard on our Consolidated and Combined Balance Sheet are discussed above under “Critical Accounting Policies—Benefit Plans—FASB Project.”

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

We are exposed to market risks, including credit risk, from fluctuations in foreign currency exchange rates and natural gas prices. To reduce the impact of these risks on earnings and to increase the predictability of cash flows, from time to time, we enter into derivative contracts, primarily forward contracts to buy and sell foreign currencies. In addition to information included in this section, see Notes 2 and 12 to the Consolidated and Combined Financial Statements included in this prospectus.

Foreign Currency Exchange Rate Risk

The U.S. dollar is the functional currency for our international operations, except for our European operations, for which the euro is the functional currency. Periodically, we enter into forward contracts to buy and sell foreign currencies. Certain of our contracts for the purchase of Australian dollars and the sale of euros have been designated and have qualified as cash flow hedges of our anticipated future cash flows related to pigment sales, raw material purchases and operating costs. These contracts generally have durations of less than three years. Changes in the fair value of these contracts are recorded in accumulated other comprehensive income (loss) and are recognized in earnings in the periods during which the hedged forecasted transactions affect earnings.

The following table presents the notional amounts at the contract exchange rates and the weighted-average contractual exchange rates for contracts to purchase (sell) foreign currencies outstanding at year-end 2005 and 2004. All amounts are U.S. dollar equivalents. The estimated fair value of our foreign currency forward contracts is based on the year-end forward exchange rates quoted by financial institutions. At December 31, 2005 and 2004, the net fair value of our foreign currency forward contracts was an asset of $0.7 million and a liability of $3.6 million, respectively.

	Notional Amount	Weighted- Average Contract Rate
	(Millions of dollars, except average contract rates)
Open contracts at December 31, 2005—
Maturing in 2006:
Euro	$(17)	1.2523
Australian dollar	5.7539

Open contracts at December 31, 2004—
Maturing in 2005:
Euro	$(72)	1.2998
Japanese yen	(1)	.0095
New Zealand dollar	(1)	.6873
British pound sterling	(1)	1.8043

Interest Rate Risk

We are exposed to changes in interest rates, primarily as a result of our debt obligations. The fair value of our fixed-rate debt is affected by changes in market interest rates. Our variable-rate debt exposes us to the risk of higher interest cost if market interest rates increase. Based on the current mix of variable and fixed-rate debt, we do not expect the impact of changes in interest rates to be material to our earnings or cash flows.

The table below presents principal amounts and related interest rates by maturity date for the company’s debt obligations outstanding at December 31, 2005:

	2006	2007	2008	2009	2010	There- After	Total(1)	Fair Value 12/31/05
	(Millions of dollars)
Fixed-rate debt—
Principal amount	$—	$—	$—	$—	$—	$350.0	$350.0	$358.2
Interest rate	—%	—%	—%	—%	—%	9.50%	9.50%
Variable-rate debt—
Principal amount	$2.0	$2.0	$2.0	$2.0	$2.0	$190.0	$200.0	$200.0
Weighted-average interest rate	6.55%	6.57%	6.57%	6.57%	6.57%	6.57%	6.57%

(1)	Principal amounts represent future payments and exclude the unamortized discount of $13.1 million.

Natural Gas Derivatives

From time to time, we enter into financial derivative instruments that generally fix the commodity prices to be paid for a portion of our forecasted natural gas purchases. These contracts have been designated and qualified as cash flow hedges. As such, the resulting changes in fair value of these contracts, to the extent effective in achieving their risk management objective, are recorded in accumulated other comprehensive income. At December 31, 2005 and 2004, the fair value of natural gas derivatives included in Parent’s Consolidated and Combined Balance Sheet was a liability of $1.4 million and an asset of $2.0 million, respectively. These amounts will be recognized in earnings in the periods during which the hedged forecasted transactions affect earnings (i.e., reported as cost of goods sold when product is sold).

INDUSTRY BACKGROUND

We are one of the leading global producers and marketers of titanium dioxide pigments. We also produce a variety of electrolytic and other specialty chemical products.

Titanium Dioxide

Titanium dioxide, or TiO2, is a white pigment used in a wide range of products for its exceptional ability to impart whiteness, brightness and opacity. TiO2 is a critical component of everyday applications, such as coatings, plastics and paper, as well as many specialty products such as inks, foods and cosmetics. Titanium dioxide is widely considered to be superior to alternative white pigments in large part due to its hiding power, which is the ability to cover or mask other materials effectively and efficiently. For example, titanium dioxide’s hiding power helps prevent show-through on printed paper materials (making the materials easier to read) and a high concentration of titanium dioxide within paints reduces the number of coats needed to cover a surface effectively. Titanium dioxide is designed, marketed and sold based on specific end-use applications.

The global titanium dioxide market is characterized by a small number of large global producers. In addition to our company, there are four other major producers: E.I. du Pont de Nemours and Company, Millennium Chemicals Inc., Huntsman Corporation and Kronos Worldwide, Inc. These five major producers accounted for approximately 70% of the global market in 2005, according to reports by these producers.

Based on reported industry sales by the leading titanium dioxide producers, we estimate that global sales of titanium dioxide in 2005 exceeded 4.3 million tonnes, generating approximately $9 billion in industry-wide revenues. Because titanium dioxide is a “quality of life” product, its consumption growth is closely tied to a given region’s economic health and correlates over time to the growth in its average gross domestic product. According to industry estimates, titanium dioxide consumption has been growing at a compounded annual growth rate of approximately 2.8% over the past decade.

Although there are other white pigments on the market, we believe that titanium dioxide has no effective substitute because no other white pigment has the physical properties for achieving comparable opacity and brightness or can be incorporated in as cost-effective a manner. In an effort to optimize titanium dioxide’s cost-to-performance ratio in certain applications, some customers also use pigment “extenders,” such as synthetic pigments, kaolin clays and calcium carbonate. We estimate that the impact on our total sales from the use of such extenders is minimal.

Titanium Dioxide Outlook

The global end-use market demand for titanium dioxide is cyclical, which closely affects its pricing. The period from late 2000 through 2003, for example, was a period of unusually weak business conditions attributable to various factors, including the global economic recession, exceptionally rainy weather conditions in Europe and the Americas that limited the painting season, and the outbreak of SARS in Asia. These factors reduced demand for titanium dioxide, which resulted in global over supply. The resulting decline in titanium dioxide prices during this period led several major titanium dioxide producers to reduce production and working capital levels and to engage in other capacity rationalization measures.

A general improvement in global economic conditions in late 2004 drove increased demand for titanium dioxide. Increased demand, coupled with reduced supply, led to price increases in the last half of 2004 and throughout 2005. We believe that current industry dynamics show a sustainable improving trend. With no major plant construction projects commenced, and considering that it typically takes two to four years to bring on significant new capacity, we expect the current high capacity utilization rates to continue in the near term. We believe limited expected capacity additions over the next several years, when combined with improving demand, will result in increasing margins.

Manufacturing Titanium Dioxide

Production Process. Titanium dioxide pigment is produced using a combination of processes involving the manufacture of base pigment particles followed by surface treatment, drying and milling (collectively known as finishing). There are two commercial production processes in use: the chloride process and the sulfate process. The chloride process is a newer technology and has several advantages over the sulfate process: it generates less waste, uses less energy, is less labor intensive and permits the direct recycle of a major process chemical, chlorine, back into the production process. In addition, as described below under “Types of Titanium Dioxide,” titanium dioxide produced using the chloride process is preferred for many of the largest end-use applications. As a result, the chloride process currently accounts for substantially all of the titanium dioxide production capacity in North America and approximately 60% of worldwide capacity. Since the late 1980s, the vast majority of titanium dioxide production capacity that has been built uses the chloride process.

In the chloride process, feedstock ores (titanium slag, synthetic rutile, natural rutile or ilmenite ores) are reacted with chlorine (the chlorination step) and carbon to form titanium tetrachloride (“TiCl4”) in a continuous fluid bed reactor. Purification of TiCl4 to remove other chlorinated products is accomplished using a distillation process. The purified TiCl4 is then oxidized in a vapor phase form to produce base pigment particles and chlorine gas. The latter is recycled back to the chlorination step for reuse. Base pigment is then typically slurried with water and dispersants prior to entering the finishing step.

In the sulfate process, batch digestion of ilmenite ore or titanium slag is carried out with concentrated sulfuric acid to form soluble titanyl sulfate. After treatment to remove soluble and insoluble impurities and concentration of the titanyl sulfate, hydrolysis of the liquor forms an insoluble hydrous titanium oxide. This precipitate is filtered, bleached, washed and calcined to produce a base pigment that is then forwarded to the finishing step.

The schematic diagram below illustrates the basic steps of the chloride and sulfate processes and a representation of a finishing process common to both.

Titanium Dioxide Manufacturing Processes

*	Only required for ilmenite feedstock

Types of Titanium Dioxide. Commercial production of titanium dioxide results in one of two different crystal forms, either rutile or anatase. Rutile titanium dioxide is preferred over anatase titanium dioxide for many of the largest end-use applications, such as coatings and plastics, because its higher refractive index imparts better hiding power at lower quantities than the anatase crystal form. Although rutile titanium dioxide can be produced using either the chloride process or the sulfate process, customers often prefer rutile produced using the chloride process because it typically has a bluer undertone and greater durability.

Anatase titanium dioxide can only be produced using the sulfate process and has applications in paper, rubber, fibers, ceramics, foods and cosmetics. It is not recommended for outdoor applications because it is less durable than rutile titanium dioxide.

Electrolytic and Other Chemical Products

Battery Materials

The battery industry uses EMD as the active cathode material for primary (non-rechargeable) batteries and lithium manganese oxide and lithium vanadium oxide in rechargeable lithium batteries. Battery applications account for nearly all of the consumption of these chemicals.

The primary battery market is composed of alkaline and zinc carbon battery technologies to address the various power delivery requirements of a multitude of consumer battery-powered devices. Approximately 85% of market demand in the United States is for alkaline batteries, which are higher performing and more costly than batteries using the older zinc carbon technology. Tronox is a key supplier of EMD for the alkaline battery market.

EMD quality requirements for alkaline technology are much more demanding than for zinc carbon technology and, as a result, alkaline-grade EMD commands a higher price than zinc carbon-grade EMD. The older zinc carbon technology remains dominant in developing countries such as China and India. As the economies of China and India continue to mature, and the need for more efficient energy sources develops, we anticipate that the demand for alkaline-grade EMD will increase.

The market application for rechargeable lithium batteries is consumer electronics, in particular cell phones, computers, camcorders and, most recently, power tools. A combination of improved power delivery performance and lighter weight has allowed rechargeable lithium technology to displace older lead acid and nickel cadmium technologies.

Sodium Chlorate

The pulp and paper industry accounts for more than 95% of the market demand for sodium chlorate, which uses it to bleach pulp. Although there are other methods for bleaching pulp, the chlorine dioxide process is preferred for environmental reasons. Approximately 60% of North American sodium chlorate production capacity is located in Canada due to the availability of lower cost hydroelectric power, which reduces manufacturing costs and ultimately, product prices. However, we believe that the proximity of domestic sodium chlorate producers to the major domestic pulp and paper producers helps offset the lower-cost power advantage enjoyed by Canadian sodium chlorate producers, through lower transportation costs.

Boron

Tronox produces two types of boron specialty chemicals: boron trichloride and elemental boron. Boron trichloride is a specialty chemical that is used in many products, including pharmaceuticals, semiconductors, high-performance fibers, specialty ceramics and epoxies. Elemental boron is a specialty chemical that is used in igniter formulations for the defense, pyrotechnic and automotive air bag industries.

BUSINESS

Overview

Tronox is one of the leading global producers and marketers of titanium dioxide pigment. We market titanium dioxide pigment under the brand name TRONOX®, and our pigment segment represented more than 90% of our net sales in 2005. We are the world’s third-largest producer and marketer of titanium dioxide based on reported industry capacity by the leading titanium dioxide producers, and we have an estimated 13% market share of the $9 billion global market in 2005 based on reported industry sales. Our world-class, high-performance pigment products are critical components of everyday consumer applications, such as coatings, plastics and paper, as well as specialty products, such as inks, foods and cosmetics. In addition to titanium dioxide, we produce electrolytic manganese dioxide, sodium chlorate, boron-based and other specialty chemicals. In 2005, we had net sales of $1.4 billion and net income of $18.8 million. Based on the country of production, the geographic distribution of our net sales was as follows during the last three years:

	2005	2004	2003
	(Millions of dollars)
United States	$755.9	$716.8	$646.7
International	608.1	585.0	511.0

	$1,364.0	$1,301.8	$1,157.7

The chart below summarizes our 2005 net sales by business segment:

2005 Net Sales by Business Segment

We have maintained strong relationships with our customers since our current chemical operations began in 1964. We focus on providing our customers with world-class products, end-use market expertise and strong technical service and support. With more than 2,100 employees worldwide, strategically located manufacturing facilities and direct sales and technical service organizations in the United States, Europe and the Asia-Pacific region, we are able to serve our diverse base of more than 1,100 customers in over 100 countries.

Globally, including all of the production capacity of the facility operated under our Tiwest Joint Venture (see “Manufacturing, Operations and Properties—The Tiwest Joint Venture”), we have 517,000 and 107,000 tonnes of aggregate annual chloride and sulfate titanium dioxide production capacity, respectively. We hold over 200 patents worldwide, as well as other intellectual property. We have a highly skilled and technologically sophisticated workforce.

Competitive Strengths

We benefit from a number of competitive strengths, including the following:

Leading Market Positions

We are the world’s third-largest producer and marketer of titanium dioxide products based on reported industry capacity by the leading titanium dioxide producers and the world’s second-largest producer and supplier of titanium dioxide manufactured via proprietary chloride technology, which we believe is preferred for many of the largest end-use applications. We estimate that we have a 15% share of the $5.2 billion global market for the use of titanium dioxide in coatings, which industry sources consider the largest end-use market. We believe our leading market positions provide us with a competitive advantage in retaining existing customers and obtaining new business.

Global Presence

We are one of the few titanium dioxide manufacturers with global operations. We have production facilities and a sales and marketing presence in the Americas, Europe and the Asia-Pacific region. In 2005, sales into the Americas accounted for approximately 48% of our total titanium dioxide net sales, followed by approximately 31% into Europe and approximately 21% into the Asia-Pacific region. Our global presence enables us to provide customers in over 100 countries with a reliable source of multiple grades of titanium dioxide. The diversity of the geographic markets we serve also mitigates our exposure to regional economic downturns.

Well-Established Relationships with a Diverse Customer Base

We sell our products to a diverse portfolio of customers with whom we have well-established relationships. Our customer base consists of more than 1,100 customers in over 100 countries and includes market leaders in each of the major end-use markets for titanium dioxide. We have supplied each of our top ten customers with titanium dioxide pigment for over ten years. We work closely with our customers to optimize their formulations, thereby enhancing the use of titanium dioxide in their production processes. This has enabled us to develop and maintain strong relationships with our customers, resulting in a high customer retention rate.

Innovative, High-Performance Products

We offer innovative, high-performance products for nearly every major titanium dioxide end-use application, including seven grades of titanium dioxide (“TiO2”) for specialty applications such as inks, catalysts and electro-ceramics. We are dedicated to continually developing our titanium dioxide products to better serve our customers and responding to the increasingly stringent demands of their end-use markets. Our recently introduced products, CR-826 and CR-880, offer a combination of optical properties, opacity, ease of dispersion and durability that is valued by customers for a variety of applications. Sales volume of these high-performance products increased at a compounded annual growth rate of 29% from 2001 to 2005.

Proprietary Production Technology

We are one of a limited number of producers in the titanium dioxide industry to hold the rights to a proprietary chloride process for the production of titanium dioxide. Approximately 83% of our gross production capacity uses this process technology, which is the subject of numerous patents worldwide and is utilized by our highly skilled and technologically sophisticated work force. Titanium dioxide produced using chloride process technology is preferred for many of the largest end-use applications. The chloride production process generates less waste, uses less energy and is less labor intensive than the sulfate process. The complexity of developing and operating the chloride process technology makes it difficult for others to enter and successfully compete in the chloride process titanium dioxide industry.

Experienced Management Team

Our management team has an average of 23 years of business experience. The diversity of their business experience provides a broad array of skills that contributes to the successful execution of our business strategy. Our operations team and plant managers, who have an average of 27 years of manufacturing experience, participate in the development and execution of strategies that have resulted in production volume growth, production efficiency improvements and cost reductions. The experience, stability and leadership of our sales organization have been instrumental in growing sales, developing and maintaining customer relationships and increasing our market share.

Business Strategy

We use specific and individualized operating measures throughout our organization to track and evaluate key metrics. This approach serves as a scorecard to ensure alignment with, and accountability for, the execution of our strategy, which includes the following components:

Strong Customer Focus

We target our key markets with innovative, high-performance products that provide enhanced value to our customers at competitive prices. A key component of our business strategy is to continually enhance our product portfolio with high-quality, market-driven product development. We design our titanium dioxide products to satisfy our customers’ specific requirements for their end-use applications and align our business to respond quickly and efficiently to changes in market demands. In this regard, and in order to continue meeting our customers’ needs, we commercialized a new pigment grade for paper coatings and developed a new grade for architectural paints in close cooperation with our customer base. New and enhanced grades for coatings, plastic, paper laminate and specialty applications are in the pipeline for introduction in 2006 and 2007.

Technological Innovation

We employ customer and end-use market feedback, technological expertise and fundamental research to create next-generation products and processes. Our technology development efforts include building value-added properties into our titanium dioxide to enhance its performance in our customers’ end-use applications. Our research and development teams support our future business strategies, and we manage those teams using disciplined project management tools and a team approach to technological development.

Operational Excellence

We achieved record production in 2005 through our currently operating facilities, with fourth- quarter production rates higher than any previous quarter. This is an exceptional achievement because it occurred while our Kwinana plant was shut down approximately two weeks due to force majeure declared by a third-party process gas supplier. This newly demonstrated capability positions us to meet market growth over the short term without investing capital for capacity expansion. While we were not able to offset the rapid increase in energy pricing in 2005 with cost reductions, we continued to improve our energy consumption across plants through Six Sigma projects and other continuous improvement activities. We used a broader spectrum of TiO2 ore than ever before, while improving the TiO2 yield through more tightly controlled plant operations.

Maximize Asset Efficiency

We optimize our production plan through strategic use of our global facilities to save on both transportation and warehousing costs. Our production process is designed with multiple production lines. As a result, we can remedy issues with an individual line without shutting down other lines and idling an entire facility. We also actively manage production capability across all facilities. For instance, if one plant’s finishing lines are already at full capacity, that plant’s unfinished titanium dioxide can be transferred to another plant for finishing.

Supply Chain Optimization

We improve our supply chain efficiency by focusing on reducing both operating costs and working capital needs. Our supply chain efforts to lower operating costs consist of reducing procurement spending, lowering transportation and warehouse costs and optimizing production scheduling. We actively manage our working capital by increasing inventory turnover and reducing finished goods and raw materials inventory without affecting our ability to deliver titanium dioxide to our customers.

Organizational Alignment

Aligning the efforts of our employees with our business strategies is critical to our success. To achieve that alignment, we evaluate the performance of our employees using a balanced scorecard approach. We also invest in training initiatives that are directly linked to our business strategies. For instance, approximately 120 of our employees have completed the well-regarded supply chain management training program at Michigan State University’s Broad Executive School of Management. We also train our employees in Six Sigma methodology to support our operational excellence and asset efficiency strategic objectives.

End-Use Markets and Applications

Titanium Dioxide

The major end-use markets for titanium dioxide products, which we sell in the Americas, Europe and the Asia-Pacific region, are coatings, plastics and paper and specialty products. The charts below summarize our approximate 2005 net sales by geography and our approximate 2005 sales volume by end-use market:

2005 Net Sales by Geography	2005 Sales Volume by End-Use Market

Coatings End-Use Market. The coatings end-use market represents the largest end-use market for titanium dioxide products and accounts for approximately 60% of overall industry demand, based on reported industry sales volumes, and 67% of our 2005 sales volume. Customers in the coatings end-use market demand exceptionally high quality standards for titanium dioxide, especially with regard to opacity, durability, tinting strength and brightness. We recognize four sub-markets within the coatings end-use market based on application, each of which requires different titanium dioxide formulations. The table below summarizes the sub-markets within coatings, as well as their applications and primary growth factors:

Sub-Market	Applications	Growth Factors
Architectural	Residential and commercial paints	New and existing housing market and interest rates
Industrial	Appliances, coil coatings, furniture and maintenance	Durable goods spending and environmental regulations
Automotive	Original equipment manufacture, refinish and electro-coating	Interest rates and environmental regulations
Specialty	Marine and can coatings, packaging and traffic paint	Fixed capital spending and government regulations

Plastics End-Use Market. The plastics end-use market accounts for approximately 20% of overall industry demand for titanium dioxide, based on reported industry sales volumes, and 22% of our 2005 sales volume. Plastics producers focus on titanium dioxide’s opacity, durability, color stability and thermal stability. We recognize four sub-markets within the plastics market based on application, each of which requires different titanium dioxide formulations. The table below summarizes the sub-markets within plastics, as well as their applications and primary growth factors:

Sub-Market	Applications	Growth Factors
Polyolefins	Food packaging, plastic films and agricultural films	Consumer non-durable goods spending

PVC	Vinyl windows, siding, fencing, vinyl leather, roofing and shoes	Construction and renovation markets and consumer non-durable goods spending

Engineering plastics	Computer housing, cell phone cases, washing machines and refrigerators	Consumer durable goods spending and electronics market

Other plastics	Roofing and flooring	Construction market and durable goods spending

Paper and Specialty End-Use Market. The paper and specialty end-use market accounts for approximately 20% of overall industry demand for titanium dioxide, based on reported industry sales volumes, and 11% of our 2005 sales volume. We recognize four sub-markets within paper and specialty end-use market based on application, each of which requires different titanium dioxide formulations. The table below summarizes the sub-markets within paper and specialty, as well as their applications and primary growth factors:

Sub-Market	Applications	Growth Factors
Paper and paper laminate	Filled paper, coated paper for print media, coated board for beverage container packaging, wallboard, flooring, cabinets and furniture	Consumer non-durable goods spending and construction and renovation markets

Inks and rubber	Packaging, beverage cans, container printing and rubber flooring	Consumer non-durable goods spending

Food and pharmaceuticals	Creams, sauces, capsules, sun screen, face and body care products	Consumer non-durable goods spending

Catalysts and electroceramics	Anti-pollution equipment (catalysts) for automobiles and power-generators and production of capacitors and resistors	Environmental regulations and electronics

Electrolytic and Other Chemical Products

Our other product lines include chemicals for battery materials, sodium chlorate for pulp bleaching and boron-based specialty chemicals. The sub-markets for those products, together with their applications and growth factors, are as follows:

Product	Sub-Market	Applications	Growth Factors
Battery materials	Non-rechargeable battery materials	Alkaline and zinc carbon battery markets	Consumer non-durable goods spending

Battery materials	Rechargeable battery materials	Rechargeable lithium batteries	Consumer non-durable goods spending

Sodium Chlorate	Pulp and paper industry	Pulp bleaching	Consumer non-durable goods spending

Boron	Specialty chemical	Pharmaceuticals, semiconductors, high-performance fibers, specialty ceramics and epoxies	Consumer non-durable goods spending

Boron	Defense, pyrotechnic and air bag industries	Igniter formulations	Consumer non-durable goods spending

Sales and Marketing

We supply titanium dioxide to a diverse customer base that includes market leaders in each of the major end-use markets for titanium dioxide. In 2005, our ten largest customers represented approximately 35% of our total sales volume and no single customer accounted for more than 10% of our total sales volume. In 2005, approximately 42% of our global production volume was covered by multi-year supply contracts.

In addition to price and product quality, we compete on the basis of technical support and customer service. Our direct sales and technical service organizations carry out our sales strategy and work together to provide quality customer service. Our direct sales staff is trained in all of our products and applications. Because of the technical requirements of titanium dioxide applications, our technical service organization and direct sales offices are supported by a regional customer service staff located in each of our major geographic markets.

Our sales and marketing strategy focuses on effective customer management through the development of strong relationships throughout our company with our customers. We develop customer relationships and manage customer contact through our sales team, technical service organization, research and development team, customer service team, plant operations personnel, supply chain specialists and senior management. We believe that multiple points of customer contact facilitate efficient problem-solving, supply chain support, formula optimization and product co-development. By developing close relationships with our customers and providing well-designed products and services, we are a value-added business partner.

Competitive Conditions

Titanium Dioxide

The global market in which our titanium dioxide business operates is highly competitive. Worldwide, we believe that we are one of only five companies (including E.I. du Pont de Nemours and Company, Millennium Chemicals Inc., Huntsman Corporation and Kronos Worldwide, Inc.) that use proprietary chloride process technology for production of titanium dioxide pigment. We estimate that, based on gross sales volumes, these companies accounted for approximately 70% of the global market share in 2005. We believe that cost efficiency and product quality, as well as technical and customer service, are key competitive factors for titanium dioxide producers.

Titanium dioxide produced using chloride process technology is preferred for many of the largest titanium dioxide end-use applications; however, titanium dioxide produced using sulfate process technology is preferred for certain specialty applications. The following charts summarize the estimated market share and production process mix for the five leading titanium dioxide pigment producers for fiscal year 2005:

2005 Global Market Share	2005 Production Process Mix

As of December 31, 2005, including the total production capacity of our Tiwest Joint Venture (see “Manufacturing, Operations and Properties—The Tiwest Joint Venture”), we had global production capacity of 624,000 tonnes per year and an approximate 13% global market share. In addition to the major competitors discussed above, we compete with numerous smaller, regional producers, as well as producers in China that have expanded their sulfate production capacity during the previous five years.

Electrolytic and Other Chemical Products

Electrolytic Manganese Dioxide. The U.S. market accounts for approximately one-third of global demand for EMD, and is based on alkaline grade EMD. Tronox is a key supplier to this market and has an estimated 8% share of total global capacity. Other significant producers and their estimated global capacity shares include Erachem (7%) in the United States, as well as international producers Delta (17%), Tosoh (15%), Xiangtan (11%) and Mitsui (7%). The remainder of global capacity is represented by various Chinese producers.

Sodium Chlorate. We have an estimated 7% share of North American sodium chlorate capacity. Our significant competitors and their estimated share of North American capacity are ERCO (27%), Eka Chemicals (27%), Canexus (19%) and Kemira-Finnish Chemicals (11%).

Other Specialties. For boron products, we believe that we have the majority of the installed global capacity for boron trichloride. Other boron production capacity is located in Ireland, Japan and Russia.

Manufacturing, Operations and Properties

Titanium Dioxide

We produce titanium dioxide using either the chloride process or the sulfate process at five production facilities located in four countries. We believe our facilities are well situated to serve our global customer base.

Two of our facilities are located in the United States, and we have one facility in each of Australia, Germany and the Netherlands. We own our facilities in Germany and the Netherlands, and the land under these facilities is held pursuant to long-term leases. We own our domestic facilities and hold a 50% undivided interest in our Australian facility. We market and sell all of the titanium dioxide produced by our Australian facility and share in the profits equally with our joint venture partner. See “The Tiwest Joint Venture.”

The following table summarizes our production capacity as of December 31, 2005, by location and process:

Titanium Dioxide Production Capacity

As of December 31, 2005

(Gross tonnes per year)

Facility	Capacity		Process
Hamilton, Mississippi	225,000		Chloride
Savannah, Georgia	110,000		Chloride
Kwinana, Western Australia	110,000	(1)	Chloride
Botlek, Netherlands	72,000		Chloride
Uerdingen, Germany	107,000		Sulfate

Total	624,000

(1)	Reflects 100% of the production capacity of the pigment plant, which is owned 50% by us and 50% by our joint venture partner.

Including the titanium dioxide produced by our Australian facility, we produced 588,990 tonnes of titanium dioxide in 2005. Including production volumes from our Savannah sulfate facility that was closed in September 2004, we produced 602,024 tonnes in 2004, compared to 578,913 tonnes in 2003. Our average production rates, as a percentage of capacity, were 94%, 91% and 87%, in 2005, 2004 and 2003, respectively. Over the past five years, production at our current facilities increased by approximately 24%, primarily due to debottlenecking and low cost incremental investments. Our global manufacturing presence, coupled with our ability to increase capacity incrementally, makes us a stable supplier to many of the largest titanium dioxide consumers.

The Tiwest Joint Venture

Our subsidiary, Tronox Western Australia Pty. Ltd., has a 50% undivided interest in all of the assets that comprise the operations conducted in Australia under the Tiwest joint venture arrangement and is severally liable for 50% of associated liabilities. The remaining 50% undivided interest is held by a subsidiary of our joint venture partner, Ticor Pty Ltd, which is a subsidiary of Kumba Resources Limited. The joint venture partners operate a chloride process titanium dioxide plant located in Kwinana, Western Australia, as well as a mining venture in Cooljarloo, Western Australia, and a synthetic rutile processing facility in Chandala, Western Australia. Under separate marketing agreements, we have the right to market our partner’s share of the titanium dioxide produced by the Kwinana facility. For more information regarding our facility in Kwinana, see “Titanium Dioxide” above. For more information regarding the mining venture, see “Heavy Minerals” below.

Management. The operations associated with the Tiwest joint venture arrangement are governed by two committees: a management committee and an operating committee. The operating committee meets at least monthly and supervises the joint venture’s routine operations, and the management committee meets at least quarterly and has the authority to make fundamental corporate decisions and to overrule the operating committee’s decisions. The committees’ decisions are made by simple majority approval. If there is an equal number of votes cast for and against a matter at an operating committee meeting, the matter is referred to a subsequent meeting. If at the subsequent meeting, the matter still receives an equal number of votes cast on each side, the matter is referred to the management committee. Tronox Western Australia and Ticor each have the right to appoint half of each committee’s members.

Heavy Minerals. The joint venture partners mine heavy minerals from 21,036 acres under a long-term mineral lease from the State of Western Australia, for which each joint venture partner holds a 50% undivided interest. Our 50% undivided interest in the properties’ remaining in-place proven and probable reserves is 5.1 million tonnes of heavy minerals contained in 197 million tonnes of sand averaging 2.6% heavy minerals. The valuable heavy minerals are composed on average of 61.0% ilmenite, 10.0% zircon, 4.6% natural rutile and 3.3% leucoxene, with the remaining 21.1% of heavy minerals having no significant value.

Heavy-mineral concentrate from the mine is processed at a 750,000-tonne per year dry separation plant, for which each joint venture partner holds a 50% undivided interest. Some of the recovered ilmenite is upgraded at the nearby synthetic rutile facility in Chandala, which has a capacity of 225,000 tonnes per year. Synthetic rutile is a high-grade titanium dioxide feedstock. All of the synthetic rutile feedstock for the 110,000-tonne per year titanium dioxide plant located at Kwinana is provided by the Chandala processing facility. Production of feedstock in excess of the plant’s requirements is sold to third parties, as well as to us, for the portion not already owned, as part of the feedstock requirement for titanium dioxide at our other facilities.

Information regarding our 50% interest in heavy-mineral reserves, production and average prices for the three years ended December 31, 2005, is presented in the following table. Mineral reserves in this table represent the estimated quantities of proven and probable ore that, under anticipated conditions, may be profitably recovered and processed for the extraction of their mineral content. Future production of these resources depends on many factors, including market conditions and government regulations. See “Risk Factors —Risks Related to Our Business and Industry—Fluctuations in costs of our raw materials or our access to supplies of our raw materials could have an adverse effect on our results of operations.”

Heavy-Mineral Reserves, Production and Prices

(Reserves and production in tonnes)

	2005	2004	2003
Proven and probable reserves (as of year end)	5,145,000	5,570,000	5,970,000
Production	300,000	302,000	294,000
Average market price (per tonne)	$182	$161	$152

Electrolytic and Other Chemical Products

We produce electrolytic and other chemical products at three domestic facilities, each of which we own. The following table summarizes our production capacity as of December 31, 2005, by location and product.

Electrolytic and Other Chemical Capacity

As of December 31, 2005

(Gross tonnes per year)

Facility	Capacity	Product
Hamilton, Mississippi	130,000	Sodium chlorate
Henderson, Nevada	27,000	EMD
Henderson, Nevada	525	Boron products
Soda Springs, Idaho	300	Lithium manganese oxide and lithium vanadium oxide

Raw Materials

Titanium Dioxide

The primary raw materials that we use to produce titanium dioxide are various types of titanium-bearing ores, including ilmenite, natural rutile, synthetic rutile, titanium-bearing slag and leucoxene. We generally purchase ores under multi-year agreements from a variety of suppliers in Australia, Canada, India, Norway, South Africa, Ukraine and the United States. We purchase approximately 47% of the titanium-bearing ores we require from two suppliers under long-term supply contracts that expire in 2008 through 2010. Approximately 85% of the synthetic and natural rutile used by our facilities is obtained from the operations under the Tiwest joint venture arrangement. See “Manufacturing, Operations and Properties—The Tiwest Joint Venture.” We do not anticipate difficulties obtaining long-term extensions to our existing supply contracts prior to their expiration. Other significant raw materials include chlorine and petroleum coke for the chloride process, which we obtain from many suppliers worldwide, and sulfuric acid for the sulfate process, which we produce ourselves.

Electrolytic and Other Chemical Products

The primary raw material that we use to produce sodium chlorate is sodium chloride, and for battery materials, manganese ore. We purchase these materials under multi-year agreements and spot contracts.

Research and Development

Research and development is an integral component of our business strategy. Enhancing our product portfolio with high-quality, market-focused product development is key in driving our business from the customer perspective.

We have approximately 70 scientists, chemists, engineers and skilled technicians to provide the technology (products and processes) for our business. Our product development personnel have a high level of expertise in the plastics industry and polymer additives, the coatings industry and formulations, surface chemistry, material science, analytical chemistry and particle physics. Among the process technology development group’s highly developed skills are computational fluid dynamics, process modeling, particle growth physics, extractive metallurgy, corrosion engineering and thermodynamics. The majority of scientists supporting our research and development efforts are located in Oklahoma City, Oklahoma. Our expenditures for research and development were approximately $8.4 million in 2005, $6.3 million in 2004 and $8.0 million in 2003.

New process developments are focused on increased through-put, control of particle physical properties and general processing equipment-related issues. Ongoing development of process technology contributes to cost reduction, enhanced production flexibility, increased capacity and improved consistency of product quality.

In 2005, we commercialized a new pigment grade for paper coatings and developed a new grade for architectural paints in close cooperation with our customers. New and enhanced grades for coatings, plastic, paper laminate and specialty applications are in the pipeline for introduction in 2006 and 2007.

Patents and Other Intellectual Property

Patents held for our products and production processes are important to our long-term success. We seek patent protection for our technology where competitive advantage may be obtained by patenting, and file for broad geographic protection given the global nature of our business. Our proprietary titanium dioxide technology is the subject of numerous patents worldwide, the substantial majority of which relate to our chloride products and production technology.

We also rely upon and have taken steps to secure our unpatented proprietary technology, know-how and other trade secrets. Our proprietary chloride production technology is an important part of our overall technology position. We are committed to pursuing technological innovations in order to maintain our competitive position.

Employees

We have approximately 2,110 employees, with approximately 1,210 in the United States, 860 in Europe, 30 in Australia and 10 in other international locations. Approximately 15% of our employees in the United States are represented by collective bargaining agreements, and approximately 99% of our employees in Europe are represented by works’ councils. We consider relations with our employees to be good.

Government Regulations and Environmental Matters

General

We are subject to extensive regulation by federal, state, local and foreign governments. Governmental authorities regulate the generation and treatment of waste and air emissions at our operations and facilities. At many of our operations, we also comply with worldwide, voluntary standards such as ISO 9002 for quality management and ISO 14001 for environmental management. ISOs are standards developed by the International Organization for Standardization, a nongovernmental organization that promotes the development of standards and serves as an external oversight for quality and environmental issues.

Environmental Matters

A variety of laws and regulations relating to environmental protection affect almost all of our operations. Under these laws, we are or may be required to obtain or maintain permits or licenses in connection with our operations. In addition, these laws require us to remove or mitigate the effects on the environment of the disposal or release of chemical, petroleum, low-level radioactive and other substances at various sites. Operation of pollution-control equipment usually entails additional expense. Some expenditures to reduce the occurrence of releases into the environment may result in increased efficiency; however, most of these expenditures produce no significant increase in production capacity, efficiency or revenue.

The table below presents environmental related expenditures incurred by the company for the year ended December 31, 2005, and projections of expenditures for the next two years. While it is difficult to estimate the total direct and indirect costs of government environmental regulations, the table below includes our current estimate of expenditures for the next two years.

	Year Ending December 31,
	2005	Estimated 2006	Estimated 2007
	(Millions of dollars)
Cash expenditures of environmental reserves	$61	$78	$47
Recurring operating expenses	41	45	43
Capital expenditures	11	18	22

Recurring operating expenses are expenditures related to the maintenance and operation of environmental equipment such as incinerators, waste treatment systems and pollution control equipment, as well as the cost of materials, energy and outside services needed to neutralize, process, handle and dispose of current waste streams at our operating facilities. These expenditures are necessary to ensure that current production is handled in an environmentally safe and effective manner.

We are party to a number of legal and administrative proceedings involving environmental matters or other matters pending in various courts or agencies. These include proceedings associated with businesses and facilities currently or previously owned, operated or used by our affiliates or their predecessors, and include claims for personal injuries, property damages, breach of contract, injury to the environment, including natural resource damages, and non-compliance with permits. Our current and former operations also involve management of regulated materials and are subject to various environmental laws and regulations. These laws and regulations obligate us to clean up various sites at which petroleum and other hydrocarbons, chemicals, low-level radioactive substances or other materials have been contained, disposed of and/or released. Some of these sites have been designated Superfund sites by EPA pursuant to CERCLA and are listed on the NPL.

We provide for costs related to environmental contingencies when a loss is probable and the amount is reasonably estimable. It is not possible for us to reliably estimate the amount and timing of all future expenditures related to environmental matters because, among other reasons:

•	Some sites are in the early stages of investigation, and other sites may be identified in the future.

•	Remediation activities vary significantly in duration, scope and cost from site to site depending on the mix of unique site characteristics, applicable technologies and regulatory agencies involved.

•	Remediation requirements are difficult to predict at sites where investigations have not been completed or final decisions have not been made regarding remediation requirements, technologies or other factors that bear on remediation costs.

•	Environmental laws frequently impose joint and several liability on all potentially responsible parties, and it can be difficult to determine the number and financial condition of other potentially responsible parties and their respective shares of responsibility for remediation costs.

•	Environmental laws and regulations, as well as enforcement policies, are continually changing, and the outcome of court proceedings and discussions with regulatory agencies are inherently uncertain.

•	Unanticipated construction problems and weather conditions can hinder the completion of environmental remediation.

•	Some legal matters are in the early stages of investigation or proceeding or their outcomes otherwise may be difficult to predict, and other legal matters may be identified in the future.

•	The inability to implement a planned engineering design or use planned technologies and excavation methods may require revisions to the design of remediation measures, which can delay remediation and increase its costs.

•	The identification of additional areas or volumes of contamination and changes in costs of labor, equipment and technology generate corresponding changes in environmental remediation costs.

We believe that we have reserved adequately for the reasonably estimable costs of known contingencies. However, additions to the reserves may be required as additional information is obtained that enables us to better estimate our liabilities, including any liabilities at sites now under review. We cannot reliably estimate the amount of future additions to the reserves at this time. Additionally, there may be other sites where we have potential liability for environmental-related matters but for which we do not have sufficient information to determine that the liability is probable and/or reasonably estimable. We have not established reserves for such sites.

For additional discussion of environmental matters, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 22 to the Consolidated and Combined Financial Statements included in this prospectus.

Legal Proceedings

Savannah Plant Emissions

On September 8, 2003, the Environmental Protection Division of the Georgia Department of Natural Resources issued a unilateral Administrative Order to our subsidiary, Tronox Pigments (Savannah) Inc., claiming that the Savannah plant exceeded emission allowances provided for in the facility’s Title V air permit. On September 19, 2005, the Environmental Protection Division rescinded the Administrative Order and filed a Withdrawal of Petition for Hearing on Civil Penalties. Accordingly, the proceeding on administrative penalties has been dismissed, without prejudice. However, the Environmental Protection Division’s most recent actions do not resolve the alleged violations, and representatives of Tronox Pigments (Savannah) Inc., the Environmental Protection Division and EPA are engaged in discussions to resolve the existing air permit disputes and potential civil penalties. We believe that any penalties related to this matter are not likely to have a material adverse effect on us.

Flint Hills Contract

On October 11, 2004, Kerr-McGee and one of our subsidiaries, Southwestern Refining Corporation, were named defendants in a lawsuit filed by Flint Hills Resources, LP. In the lawsuit, which was removed to the U.S. District Court in the Southern District of Texas, Corpus Christi division, Flint Hills alleged that Kerr-McGee and Southwestern Refining Corporation breached certain environmental representations and warranties contained in the agreement pursuant to which Southwestern Refining Corporation sold its refinery in Corpus Christi, Texas, to a predecessor of Flint Hills. Flint Hills claimed damages of approximately $7.0 million. An agreement to settle the litigation was executed on January 11, 2006, pursuant to which Southwestern Refining Corporation paid Flint Hills $1.4 million and the claim was dismissed, with prejudice.

New Jersey Wood-Treatment Site

Tronox LLC was named in 1999 as a PRP under CERCLA at a former wood-treatment site in New Jersey at which EPA is conducting a cleanup. On April 15, 2005, we and Tronox LLC received a letter from EPA asserting we are liable under CERCLA as a former owner or operator of the site and demanding reimbursement of costs expended by EPA at the site. The letter made demand for payment of past costs in the amount of approximately $179 million, plus interest though EPA has informed Tronox LLC that it expects final project costs will be approximately $236 million, plus possible other costs and interest. Tronox LLC did not operate the site, which had been sold to a third party before Tronox LLC succeeded to the interests of a predecessor owner in the 1960s. The predecessor also did not operate the site, which had been closed down before it was acquired by the predecessor. Based on historical records, there are substantial uncertainties about whether or under what terms the predecessor assumed liabilities for the site. In addition, although it appears there may be other PRPs, the company does not know whether the other PRPs have received similar letters from EPA, whether there are any defenses to liability available to the other PRPs or whether the other PRPs have the financial resources necessary to meet their obligations. The company intends to vigorously defend against EPA’s demand, though the company expects to have discussions with EPA that could lead to a settlement or resolution of EPA’s demand. No reserve for reimbursement of cleanup costs at the site has been recorded because it is not possible to reliably estimate the liability, if any, the company may have for the site because of the aforementioned defenses and uncertainties.

Forest Products

Between December 31, 2002, and May 2, 2005, approximately 250 lawsuits (filed on behalf of approximately 5,100 claimants) were filed against Tronox LLC in connection with the former wood-treatment plant in Columbus, Mississippi. Substantially all of these lawsuits are pending in the U.S. District Court for the Northern District of Mississippi and have been consolidated for pretrial and discovery purposes. In addition, a suit filed by the Maranatha Faith Center against Tronox LLC and us on February 18, 2000, relates to the former wood-treatment plant in Columbus and is pending in the Circuit Court of Lowndes County, Mississippi. Between December 31, 2002, and June 25, 2004, three lawsuits (filed on behalf of approximately 3,300 claimants) were filed against Tronox LLC in connection with a former wood-treatment plant located in Hattiesburg, Mississippi. These lawsuits were removed to the U.S. District Court for the Southern District of Mississippi. Between September 9, 2004, and December 28, 2005, four lawsuits (filed on behalf of 69 claimants) were filed against Tronox LLC in connection with a former wood-treatment plant located in Texarkana, Texas. Two of the Texarkana lawsuits that were filed in Oklahoma (on behalf of 30 claimants) have been dismissed on jurisdictional grounds. Between January 3, 2005, and July 26, 2005, 35 lawsuits (filed on behalf of approximately 4,600 claimants) were filed against Tronox LLC and us in connection with the former wood-treatment plant in Avoca, Pennsylvania. All of these lawsuits seek recovery under a variety of common law and statutory legal theories for personal injuries and/or property damages allegedly caused by exposure to and/or release of creosote, a chemical used in the wood-treatment process.

In 2003, Tronox LLC entered into a settlement agreement that resolved approximately 1,490 of the Hattiesburg claims, which resulted in aggregate payments by Tronox LLC of approximately $0.6 million. In December 2005, Tronox LLC entered into settlement agreements to resolve up to 1,335 of the remaining Hattiesburg claims and up to 879 of the Columbus claims. The December 2005 settlement agreements require Tronox LLC to pay up to $2.5 million, of which $1.8 million was paid in December 2005. In addition, all of the remaining Hattiesburg claims have been dismissed without prejudice on the bases of failure to pay filing fees and failure to disclose information in compliance with court orders. The company currently believes that the unresolved claims relating to the Columbus, Hattiesburg, Texarkana and Avoca plants are without substantial merit and is vigorously defending against them.

For a discussion of other legal proceedings and contingencies, including proceedings related to our environmental liabilities, see Note 22 to the Consolidated and Combined Financial Statements included in this prospectus.

MANAGEMENT

Managers and Executive Officers of Tronox

Set forth below is information regarding the current executive officers and managers of Tronox Worldwide LLC as of May 3, 2006.

Name	Age	Position
Thomas W. Adams	45	President
Mary Mikkelson	44	Senior Vice President and Chief Financial Officer
Roger G. Addison	54	Vice President and Secretary
Patrick S. Corbett	53	Vice President
Kelly A. Green	43	Vice President
John D. Romano	41	Vice President
Marty J. Rowland	48	Vice President and Manager
Donald K. Shandy	46	Vice President and Assistant Secretary
Gregory E. Thomas	51	Vice President and Manager
Melody A. Walke	51	Vice President, Treasurer and Manager

Set forth below is information regarding the current executive officers and directors of Tronox Finance Corp. as of May 3, 2006.

Name	Age	Position
Thomas W. Adams	45	President and Director
Mary Mikkelson	44	Vice President and Director
Roger G. Addison	54	Vice President and Secretary
Melody A. Walke	51	Vice President and Director

Thomas W. Adams—Mr. Adams currently serves as Chief Executive Officer and Director of Tronox Incorporated. Mr. Adams has served as President of Tronox LLC since September 2004, Vice President and General Manager of the Pigment Division of Tronox Incorporated from May to September 2004, Vice President of Strategic Planning and Business Development of Kerr-McGee Shared Services from 2003 to 2004, Vice President of Acquisitions of Tronox Incorporated from March 2003 to September 2003 and Vice President of Information Management and Technology of Tronox Incorporated from 2002 to 2003. Mr. Adams joined Sun Oil Co., predecessor of Oryx Energy Company, in 1982. Oryx and Kerr-McGee Corporation merged in 1999.

Mary Mikkelson—Ms. Mikkelson currently serves as Senior Vice President and Chief Financial Officer of Tronox Incorporated. Ms. Mikkelson has served as Vice President and Controller of Tronox LLC since December 2004 and Assistant Corporate Controller of Kerr-McGee Shared Services from February 2004 to December 2004. Prior to joining Kerr-McGee, Ms. Mikkelson was an independent consultant from January 2003 to January 2004 and rose to the level of Vice President and Controller of Foodbrands America, Inc., where she worked from April 1996 until December 2002. Ms. Mikkelson also spent over nine years working for an international public accounting firm.

Roger G. Addison—Mr. Addison currently serves as Vice President, General Counsel and Secretary of Tronox Incorporated. Mr. Addison has served as Vice President, Chemical Legal Services and Assistant General Counsel of Kerr-McGee Shared Services since April 2002. Prior to that, he was Assistant General Counsel-Business Transactions for Kerr-McGee from September 1999 to April 2002.

Patrick S. Corbett—Mr. Corbett currently serves as Vice President, Safety and Environmental Affairs of Tronox Incorporated. Mr. Corbett has served as Director, Special Environmental Strategy and Technology of Tronox Incorporated since May 2003, Director, Environmental Affairs, Remediation and Planning of Tronox Incorporated since December 2001 and Plant Manager of our Henderson, Nevada facility since 1986. Mr. Corbett joined Kerr-McGee in May 1980.

Kelly A. Green—Ms. Green currently serves as Vice President, Market Management of Tronox Incorporated. Ms. Green has served as Vice President and General Manager, Plastics of Tronox Incorporated since January 2005, Vice President, Product and Market Management of Tronox Incorporated since October 2004, Vice President, Product Management of Tronox Incorporated since November 2003, Vice President, Technical Sales and Service of Tronox Incorporated since January 2002 and Director, Pigment Technical Sales and Service for the America’s region since June 1997. Ms. Green joined Kerr-McGee in October 1989.

John D. Romano—Mr. Romano currently serves as Vice President, Sales of Tronox Incorporated. Mr. Romano has served as Vice President, Global Pigment Sales of Tronox Incorporated since January 2005, Vice President, Global Pigment Marketing of Tronox Incorporated from January 2002 and Regional Marketing Manager of Tronox Incorporated from October 1998. Mr. Romano joined Kerr-McGee in 1988.

Marty J. Rowland—Mr. Rowland currently serves as Chief Operating Officer and Director of Tronox Incorporated. Mr. Rowland has served as Vice President, Global Pigment Operations for Tronox LLC since August 2004, Director of North American Operations of Tronox Incorporated since May 2004, and Plant Manager for our Hamilton, Mississippi titanium dioxide plant since September 2001. Prior to joining Tronox LLC in September 2001, Mr. Rowland had a career of over 20 years with E.I. DuPont, for which he most recently held a position of Maintenance and Engineering Manager.

Donald K. Shandy—Mr. Shandy currently serves as our Deputy General Counsel—Litigation and Environmental for Tronox Incorporated. Mr. Shandy served as Senior Counsel for Kerr-McGee Shared Services LLC from 2004 to October 2005. Prior to joining Kerr-McGee, he was an Attorney and Director for Ryan Whaley Coldiron Shandy from January 2004 through September 2004. He was an Attorney and Managing Director for McKinney & Stringer, PC from 1989 to 2003.

Gregory E. Thomas—Mr. Thomas currently serves as Vice President, Supply Chain and Strategic Sourcing of Tronox Incorporated. Mr. Thomas has served as Vice President and General Manager, Coatings of Tronox Incorporated since January 2005 and Vice President, Global Pigment Sales and Marketing of Tronox Incorporated since May 1999. Mr. Thomas joined Kerr-McGee in 1977.

Melody A. Walke—Ms. Walke currently serves as Treasurer for Tronox Incorporated. Ms. Walke served as Assistant Controller for Kerr-McGee Shared Services LLC from December 2004 to October 2005 and Assistant Treasurer and Manager of Banking & Cash Management from 1994 to 2004. She was Manager of Treasury Operations from 1991 to 1994.

Compensation of Executive Officers, Managers and Directors

Since the executive officers of Tronox and Tronox Finance are also employees of Tronox Incorporated, they are not paid any separate compensation by Tronox or Tronox Finance for services performed for Tronox or Tronox Finance. The managers and directors of Tronox and Tronox Finance, respectively, are not paid any compensation for their services as managers or directors, as the case may be.

Stock Ownership

Although none of our executive officers or managers currently owns any of our limited liability company membership interests, some do own shares of our Parent. The following table sets forth the number of shares of Parent common stock and options to purchase Parent common stock beneficially owned at April 24, 2006 by each manager and executive officer. Except as otherwise noted, the individual manager or officer had sole voting and investment power with respect to such securities. The total number of shares of Parent common stock outstanding as of April 24, 2006 was 41,318,710. No individual manager or executive officer owned, nor did the managers and executive officers as a group own, more than 1% of Parent’s common stock.

Managers, Directors and Executive Officers and Managers, Directors and Executive Officers as a Group	Tronox Incorporated Common Stock Beneficially Owned(1)
Thomas W. Adams	129,165
Mary Mikkelson	29,661
Roger G. Addison	18,291
Patrick S. Corbett	8,893
Kelly A. Green	25,085
John D. Romano	20,572
Marty J. Rowland	38,364
Donald K. Shandy	2,123
Gregory E. Thomas	28,368
Melody A. Walke	3,251
Managers, directors and executive officers as a group (10 persons)	303,773

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options that are exercisable or will become exercisable within 60 days of April 24, 2006 into shares of Parent common stock are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

ARRANGEMENTS BETWEEN KERR-MCGEE AND PARENT

Provided below are summary descriptions of the executory terms of the MSA between Parent and Kerr-McGee and the other key agreements that relate to Parent’s separation from Kerr-McGee. These descriptions, which summarize the material terms of these agreements, are not complete. Forms of these agreements have been filed with the SEC as exhibits to Parent’s registration statement in connection with its IPO of its Class A common stock.

Master Separation Agreement

Reimbursement by Kerr-McGee for Environmental Remediation Costs

Pursuant to the MSA, Kerr-McGee has agreed to reimburse Parent for a portion of the environmental remediation costs it incurs and pays after the IPO (net of any cost reimbursements it expects to recover from insurers, governmental authorities or other parties). The reimbursement obligation extends to costs incurred at any site associated with any of its former businesses or operations.

With respect to any site for which Parent established a reserve as of the effective date of the MSA, 50% of the remediation costs it incurs and pays in excess of the reserve amount (after meeting a $200,000 minimum threshold amount) will be reimbursable by Kerr-McGee, net of any amounts recovered or, in our reasonable and good faith estimate, that will be recovered from third parties. With respect to any site for which Parent had not established a reserve as of the effective date of the MSA, 50% of the amount of the remediation costs Parent incurs and pays (after meeting a $200,000 minimum threshold amount) will be reimbursable by Kerr-McGee, net of any amounts recovered or, in Parent’s reasonable and good faith estimate, that will be recovered from third parties.

Kerr-McGee’s aggregate reimbursement obligation to Parent cannot exceed $100 million and is subject to various other limitations and restrictions. For example, Kerr-McGee is not obligated to reimburse Parent for amounts it pays to third parties in connection with tort claims or personal injury lawsuits, or for administrative fines or civil penalties that Parent is required to pay. Kerr-McGee’s reimbursement obligation is also limited to costs that Parent actually incurs and pays within seven years following the IPO.

Indemnification

Under the MSA, Parent must indemnify Kerr-McGee from all losses suffered by Kerr-McGee arising out of certain circumstances or events, including:

•	all liabilities of Parent and its subsidiaries arising out of or related to the present or former businesses, operations, assets or properties currently or previously conducted or owned by Parent or any of its subsidiaries (and their predecessors) before, on or after the completion of the IPO;

•	any breach by Parent of the MSA or any of the other agreements (other than the transition services and tax sharing agreements, which contain their own indemnification provisions) entered into by Parent and Kerr-McGee in connection with Parent separation from Kerr-McGee; and

•	any untrue statement of a material fact or material omission in the prospectus relating to the offering of Parent’s Class A common stock or any similar documents relating to the offering of Parent’s Class A common stock or the Distribution.

Kerr-McGee must indemnify Parent from all losses suffered by us arising out of certain circumstances or events, including:

•	liabilities of Parent and its subsidiaries relating to the exploration, development and production of oil and natural gas that have been expressly assumed by Kerr-McGee; and

•	any breach by Kerr-McGee of the MSA or any of the other agreements (other than the transition services and tax sharing agreements, which contain their own indemnification provisions) entered into by Parent and Kerr-McGee in connection with Parent separation from Kerr-McGee.

Transition Services Agreement

The transition services agreement governs the provision by Kerr-McGee to Parent and by Parent to Kerr-McGee of support services, such as:

•	accounting services;

•	tax services;

•	employee benefits management;

•	financial services;

•	legal services;

•	intellectual property management services;

•	risk and claims management;

•	disaster recovery services;

•	information management and technology services;

•	real estate management;

•	travel services; and

•	office administration services.

The terms of these services generally will expire one year after Parent’s IPO, subject to certain limited exceptions.

In consideration for each service to be provided under the transition services agreement, Parent and Kerr-McGee, as applicable, will charge each other an amount equal to the sum of (i) the fully-burdened labor costs of their respective employees involved in the provision of such service and (ii) third-party costs, out-of-pocket and other expenses and taxes (other than transfer taxes), in each case incurred by the party providing such service. Kerr-McGee also has agreed to incur certain transition costs necessary to initiate and facilitate the transition of services up to a maximum amount.

Tax Sharing Agreement

Allocation of Taxes

The tax sharing agreement governs Kerr-McGee’s and Parent’s respective rights, responsibilities and obligations after the IPO with respect to taxes for tax periods ending on or before the IPO. Generally, taxes incurred or accrued prior to the IPO that are attributable to the business of one party will be borne solely by that party. In addition, the tax sharing agreement addresses the allocation of liability for taxes incurred as a result of restructuring activities undertaken to implement the separation and distribution. Parent is required to indemnify Kerr-McGee for any tax liability incurred by reason of the Distribution by Kerr-McGee of Parent’s Class B common stock to its stockholders being considered a taxable transaction to Kerr-McGee as a result of a breach of any of Parent’s representations, warranties or covenants contained in the tax sharing agreement.

Under U.S. federal income tax laws, Parent and Kerr-McGee are jointly and severally liable for Kerr-McGee’s federal income taxes attributable to the periods prior to and including Kerr-McGee’s taxable year, which ended on December 31, 2005. This means that if Kerr-McGee fails to pay the taxes attributable to it under the tax sharing agreement for periods prior to and including its current taxable year, Parent may be liable for any part of, including the whole amount of, these tax liabilities.

Tax Limitations on Additional Issuances of Parent’s Stock and Other Transactions

Parent is limited in its ability to issue shares and its ability to enter into transactions involving acquisitions of Parent’s stock because of potential adverse tax consequences.

First, in order for the Distribution to be tax-free to Kerr-McGee and its stockholders, Kerr-McGee must distribute “control” of Parent, as defined in Section 368(c) of the Internal Revenue Code. Under Section 368(c), “control” means ownership of stock possessing at least 80% of the total combined voting power of all classes of stock entitled to vote for the election and removal of directors and at least 80% of the total number of shares of each other class of nonvoting stock outstanding. Because Parent will have only voting stock outstanding, Kerr-McGee must distribute stock representing at least 80% of the total combined voting power of Parent’s common stock for the election and removal of directors to satisfy the Section 368(c) control test. On March 31, 2006, Kerr-McGee distributed 22,889,431 shares of Parent’s Class B common stock representing approximately 56.7% of the outstanding shares of all classes of Parent’s common stock and 88.7% of the voting power of all classes of Parent’s common stock to its stockholders.

Second, under Section 355(e) of the Internal Revenue Code, Kerr-McGee will recognize taxable gain on the Distribution if there are (or have been) one or more acquisitions of Parent’s stock representing 50% or more of its stock, measured by vote or value, and the stock acquisitions are part of a plan or series of related transactions that includes the Distribution. The shares issued in the offering of Parent’s Class A common stock will be considered to be part of a plan that includes the Distribution. In addition, any other shares of Parent’s common stock acquired (directly or indirectly) within two years before or after the Distribution are presumed to be part of such a plan unless Kerr-McGee can rebut that presumption. Applicable Treasury Regulations contain various safe harbors for purposes of determining whether other transactions will be considered part of a single “plan” that includes the Distribution, including a safe harbor for certain acquisitions occurring more than six months after the Distribution.

The tax sharing agreement prohibits Parent, for a two-year period following the Distribution, from issuing more than a minimal number of its shares or from entering into transactions involving acquisitions of its shares. This prohibition does not apply to shares issued in connection with the performance of services or if we obtain either a private letter ruling from the Internal Revenue Service or an independent counsel’s opinion (satisfactory to Kerr-McGee) to the effect that the proposed transaction or share issuance will not cause the Distribution to be taxable to Kerr-McGee under Section 355(e). Parent is required to indemnify Kerr-McGee and its subsidiaries for any violation of the terms of the tax sharing agreement. Consequently, Parent is significantly limited in its ability to issue its shares in transactions that are negotiated or closed within six months after the Distribution, and in transactions involving acquisitions of its shares within such six-month period, and Parent will continue to be subject to restrictions on such transactions and the use of stock for acquisitions or otherwise after this six-month period.

Avestor Toll Manufacturing Agreement

On December 1, 2005, our wholly-owned subsidiary, Tronox LLC,entered into a toll manufacturing agreement with US Avestor LLC, or Avestor, in which Kerr-McGee indirectly owns a 50% interest. The toll manufacturing agreement memorialized the standing relationship between Tronox LLC and Avestor. Pursuant to the toll manufacturing agreement, we manufacture blended vanadium oxide at our Soda Springs, Idaho manufacturing facility and provide research and development support to Avestor at our Oklahoma City research and development facility.

Pursuant to the terms of the toll manufacturing agreement, we supply the personnel, property and manufacturing and research facilities, and Avestor supplies the supervisory expertise, manufacturing equipment and raw materials necessary to manufacture and develop the blended vanadium oxide. Avestor pays us for our actual costs incurred in performing the manufacturing and development services under the toll manufacturing agreement plus an additional percentage of the actual costs. The toll manufacturing agreement has an initial two-year term, after which it will renew annually unless terminated at either party’s discretion.

DESCRIPTION OF OTHER INDEBTEDNESS

The following summary is a description of the principal terms of our senior secured credit facility.

The senior secured credit facility consists of a $200.0 million six-year term loan facility and a five-year multicurrency revolving credit facility of $250.0 million. The full amount (net of any issued letters of credit) of the revolving credit facility is available for issuances of letters of credit, and $25 million of the revolving credit facility is available for borrowings of swingline loans. Undrawn amounts under the revolving credit facility will be available on a revolving basis for working capital and general corporate purposes of Tronox, subject to specified conditions.

Security; Guarantees. The senior secured credit facility is unconditionally and irrevocably guaranteed by Parent and our direct and indirect material domestic subsidiaries. In addition, the facility is secured by:

•	a pledge of 100% of the equity interests in Tronox;

•	a pledge of 100% of the capital stock of, or other equity interests in, our direct and indirect domestic subsidiaries (including Tronox Finance);

•	a pledge of the capital stock of, or other equity interests in, our direct foreign subsidiaries and the direct foreign subsidiaries of the guarantors of the senior secured credit facility, up to 65% of the voting and 100% of the non-voting capital stock or other equity interests outstanding; and

•	a first priority security interest in certain domestic assets, including certain real property, of Tronox and the guarantors of the senior secured credit facility.

Interest. The interest rate per annum applicable to the loans is a fluctuating rate of interest measured by reference to, at our election, either LIBOR or an alternative base rate, plus a borrowing margin. Base rate loans will be referenced to the higher of the federal funds rate plus 0.50% or the prime rate. The borrowing margins under the senior secured credit facility will vary in 0.25% increments in a range from 1.0% to 2.0% for LIBOR loans and from 0.0% to 1.0% for base rate loans, depending on the credit rating of the senior secured credit facility. At May 3, 2006, the weighted average interest rate per annum under the senior secured credit facility was 6.58%.

Amortization. The term loan facility amortizes each year in an amount equal to 1% per year in equal quarterly installments for the first five years and in an amount equal to 95% per year in equal quarterly installments for the final year. Amounts drawn under the revolving credit facility will be repaid at maturity.

Optional Prepayments. We may prepay the senior secured credit facility, in whole or in part, in minimum principal amounts of $5 million without premium or penalty. However, we may not reborrow against optional prepayments of the term loan facility.

Mandatory Prepayments. The senior secured credit facility requires that we use the following amounts to prepay the term loan facility:

•	100% of an amount equal to the net after-tax cash proceeds of any issuances or incurrence of any indebtedness not permitted by the senior secured credit facility;

•	100% of an amount equal to the net after-tax cash proceeds of certain sales or other dispositions by us of any assets, unless we reinvest the proceeds within one year in capital assets or permitted acquisitions; and

•	75% of an amount equal to excess cash flow for each fiscal year, commencing with fiscal year 2006.

The amount of excess cash flow that we must use for prepayments of the term loan facility will be reduced upon reaching financial performance targets. We may not reborrow against mandatory prepayments of the term loan facility.

Fees. We are required to pay certain fees with respect to the senior secured credit facility, including annual administration fees, a commitment fee based on the undrawn portion of the revolving commitments and other similar fees.

Covenants. The senior secured credit facility subjects us to a number of covenants that impose operating restrictions on us, including on our ability to incur indebtedness and liens, make loans and investments, sell assets, make capital expenditures, engage in mergers, consolidations and acquisitions, enter into transactions with affiliates, enter into sale and leaseback transactions, make optional payments or modifications of the notes or other material debt, change our lines of business and pay dividends or other distributions on our equity interests, which, in turn, will restrict Parent’s ability to pay dividends on its common stock. We are also required to comply with financial covenant ratios that will be calculated by reference to adjusted EBITDA. The senior secured credit facility also includes a number of affirmative covenants which require us to, among other things, deliver financial statements and other information to the lenders, comply with laws, maintain our corporate existence and maintain our properties and insurance.

Events of Default. The senior secured credit facility contains customary events of default, including the following:

•	non-payment of principal, interest or other amounts when due;

•	violation of covenants;

•	inaccuracy of representations or warranties in any material respect;

•	cross-default caused by defaults under our other indebtedness;

•	a change of control; and

•	invalidity of any guarantee, security document or security interest.

DESCRIPTION OF NOTES

You can find the definitions of certain terms used in this description under the subheading “—Certain Definitions.” In this description, references to “Tronox Worldwide” mean only Tronox Worldwide LLC and not its Subsidiaries and references to “Issuers” refers collectively to Tronox Worldwide and Tronox Finance Corp., a wholly-owned subsidiary of Tronox Worldwide, as a co-issuer of the notes.

The Issuers issued the old notes under an indenture dated November 28, 2005 among themselves, Parent, the Guarantors and Citibank, N.A., as trustee, in a private transaction that was not subject to the registration requirements of the Securities Act. The Issuers will issue the new notes under the indenture pursuant to the terms of the exchange and registration rights agreement among themselves, Parent, the Guarantors and Citibank, N.A., as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description is a summary of the material provisions of the indenture and the registration rights agreement. It does not restate those agreements in their entirety. We urge you to read the indenture and the registration rights agreement because they, and not this description, define your rights as holders of the notes. Copies of the indenture and the registration rights agreement are available as set forth below under “—Additional Information.” Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the indenture.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

Brief Description of the Notes and the Note Guarantees

The Notes

The notes:

•	are general unsecured obligations of the Issuers;

•	are limited to an aggregate principal amount at maturity of $350,000,000, subject to our ability to issue additional notes;

•	accrue interest from the date they are issued at a rate of 9 1/2% which is payable semi-annually;

•	mature on December 1, 2012;

•	rank effectively junior in right of payment to any secured Indebtedness of Tronox Worldwide to the extent of the value of the collateral securing that Indebtedness, including Indebtedness under the Credit Agreement which is secured by (1) a pledge of the Capital Stock of the Domestic Subsidiaries of Tronox Worldwide, (2) a pledge of 65% of the voting Capital Stock and 100% of the non-voting Capital Stock of the direct Foreign Subsidiaries of Tronox Worldwide and (3) a first priority security interest in certain domestic assets, including certain real property, of Tronox Worldwide and the Guarantors of the senior secured credit facility;

•	rank pari passu in right of payment with all existing and future unsecured senior Indebtedness of the Issuers;

•	rank senior in right of payment to any future subordinated Indebtedness of the Issuers;

•	are fully and unconditionally guaranteed on a senior unsecured basis by the Subsidiary Guarantors; and

•	are fully and unconditionally guaranteed on a senior unsecured basis by Parent.

See “Risk Factors—Risks Related to Our Indebtedness and the Notes—Your right to receive payments on these notes is effectively subordinated to the rights of our existing and future secured creditors.”

The Note Guarantees

The notes are jointly and severally guaranteed by Parent and all of Tronox Worldwide’s current and future wholly-owned Domestic Subsidiaries other than Tronox Finance and other than Tronox Worldwide’s Immaterial Subsidiaries.

Each guarantee of the notes:

•	is a general unsecured obligation of the Guarantor;

•	rank effectively junior in right of payment to Indebtedness of that Guarantor under the Credit Agreement, and any other secured Indebtedness of that Guarantor, to the extent of the value of the collateral securing that Indebtedness;

•	rank pari passu in right of payment with any future unsecured senior Indebtedness of that Guarantor; and

•	rank senior in right of payment to any future subordinated Indebtedness of that Guarantor.

None of our Foreign Subsidiaries or Immaterial Subsidiaries will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to Tronox Worldwide. Our non-guarantor subsidiaries had net sales (after intercompany eliminations) for the year ended December 31, 2005 of approximately $608.0 million, which represented 45% of our combined net sales. As of December 31, 2005 (i) our non-guarantor subsidiaries held approximately 44% of our accounts receivable (excluding intercompany receivables), inventory and net property, plant and equipment, and (ii) our foreign non-guarantor subsidiaries had current and noncurrent liabilities (excluding intercompany liabilities and liabilities related to income taxes) which aggregated approximately $174.0 million. Our domestic non-guarantor subsidiaries are immaterial.

As of the date of the indenture, all of Tronox Worldwide’s Subsidiaries were “Restricted Subsidiaries.” However, under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” Tronox Worldwide will be permitted to designate certain of its Subsidiaries as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Unrestricted Subsidiaries will not guarantee the notes.

Tronox Finance

Tronox Finance is a wholly-owned subsidiary of Tronox Worldwide that was incorporated in Delaware for the purpose of facilitating the offering of the notes by acting as co-issuer. Tronox Finance is nominally capitalized at $1,000 and does not have any operations or revenues. As a result, prospective purchasers of the notes should not expect Tronox Finance to participate in servicing the interest and principal obligations on the notes. See “—Certain Covenants—Restrictions on Activities of Tronox Finance.”

Principal, Maturity and Interest

The Issuers issued $350.0 million in aggregate principal amount of notes in the initial offering of the old notes. The Issuers may issue additional notes under the indenture from time to time after this exchange offer. Any issuance of additional notes is subject to all of the covenants in the indenture, including the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Issuers issued notes in minimum denominations of $1,000 and integral multiples of $1,000. The notes will mature on December 1, 2012.

Interest on the notes accrues at the rate of 9 1/2% per annum and will be payable semi-annually in arrears on June 1 and December 1, commencing on June 1, 2006. Interest on overdue principal and interest and Special Interest, if any, will accrue at a rate that is 1% higher than the then applicable interest rate on the notes. The Issuers will make each interest payment to the holders of record as of the immediately preceding May 15 and November 15.

Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

Payments of all principal, interest and premium and Special Interest, if any, on the notes will be made to each registered holder entitled thereto by wire transfer in immediately available funds if that holder has given to the Issuers, through its paying agent or otherwise, wire instructions at least five business days prior to the applicable payment date or by check mailed to the address of the holder as it appears on the books of the registrar if the holder has not provided wire instructions; provided that the final distribution in respect of any note will be made only upon presentation and surrender of such note at the applicable Corporate Trust Office of the trustee.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar. The Issuers may change the paying agent or registrar without prior notice to the holders of the notes, and the Issuers or any of their Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Neither the Issuers nor the registrar will be required to transfer or exchange any note selected for redemption, nor will they be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Note Guarantees

The notes are jointly and severally guaranteed by Parent and each of Tronox Worldwide’s current and future wholly-owned Domestic Subsidiaries other than Tronox Finance and other than Tronox Worldwide’s Immaterial Subsidiaries. These Note Guarantees are joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee are limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. See “Risk Factors—Risks Related to Our Indebtedness and the Notes—The indebtedness represented by the notes and the guarantees may be unenforceable due to fraudulent conveyance statutes.”

A Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than Tronox Worldwide or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture, its Note Guarantee and the registration rights agreement pursuant to a supplemental indenture; or

(b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

The Note Guarantee of a Guarantor will be released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Tronox Worldwide or a Restricted Subsidiary of Tronox Worldwide, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture;

(2) in connection with any sale or other disposition of all of the Capital Stock of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Tronox Worldwide or a Restricted Subsidiary of Tronox Worldwide, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture;

(3) if Tronox Worldwide designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

(4) upon legal defeasance or satisfaction and discharge of the indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge”; or

(5) at such time as such Guarantor ceases to have outstanding guarantees of any Indebtedness under the Credit Facility.

See “—Repurchase at the Option of Holders—Asset Sales.”

Optional Redemption

At any time prior to December 1, 2008, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the notes issued under the indenture (calculated after giving effect to any issuance of additional notes) at a redemption price of 109.500% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

(1) at least 65% of the aggregate principal amount of notes (calculated after giving effect to any issuance of additional notes) originally issued under the indenture (excluding notes held by Parent, any Issuer and their Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

Notice of any redemption upon an Equity Offering may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at Tronox Worldwide’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

Except pursuant to the preceding paragraph, the notes will not be redeemable at the Issuers’ option prior to December 1, 2009.

On or after December 1, 2009, the Issuers may redeem all or a part of the notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Special Interest, if any, on the notes to be redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date:

Year	Percentage
2009	104.750%
2010	102.375%
2011 and thereafter	100.000%

Any redemption pursuant to the immediately preceding provision and notice thereof may, in Tronox Worldwide’s discretion, be made subject to the satisfaction of one or more conditions precedent. Unless the Issuers default in the payment of the redemption price, interest and Special Interest, if any, will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Mandatory Redemption

The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, the Issuers may be required to offer to purchase the notes as described under “—Repurchase at the Option of Holders—Change of Control” and “—Repurchase at the Option of Holders—Asset Sales.”

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of notes will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Issuers will offer a payment in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Special Interest, if any, on the notes repurchased to the date of purchase (the “Change of Control Payment Date”), subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuers will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Change of Control provisions of the indenture by virtue of such compliance.

On the Change of Control Payment Date, the Issuers will, to the extent lawful:

(1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Issuers.

The paying agent will promptly remit to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee upon receipt of an issuer order will promptly authenticate and deliver to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided, that each new note will be in a principal amount of $1,000 or an integral multiple thereof. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require the Issuers to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that the Issuers repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The Issuers will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuers and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Parent or Tronox Worldwide and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the property or assets of a Person. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of notes may require the Company to make a Change of Control Offer.

Asset Sales

The Issuers will not, and will not permit any of Tronox Worldwide’s Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) Tronox Worldwide (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration received in the Asset Sale by Tronox Worldwide or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Additional Assets. For purposes of this provision, each of the following will be deemed to be cash:

(a) any liabilities, as shown on Tronox Worldwide’s most recent consolidated balance sheet, of Tronox Worldwide or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Tronox Worldwide or such Restricted Subsidiary from further liability;

(b) any securities, notes or other obligations received by Tronox Worldwide or any such Restricted Subsidiary from such transferee that are converted by Tronox Worldwide or such Restricted Subsidiary into cash within 180 days after the date of the Asset Sale, to the extent of the cash received in that conversion; and

(c) any stock or assets of the kind referred to in clauses (2) or (4) of the next paragraph of this covenant.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, Tronox Worldwide (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds at its option:

(1) to repay Indebtedness and other Obligations under Credit Facilities that are permitted by clause (1) of the definition of “Permitted Debt” of Tronox Worldwide or a Restricted Subsidiary of Tronox Worldwide that is a Guarantor;

(2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business (or a division or unit thereof), if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of Tronox Worldwide;

(3) to make a capital expenditure; or

(4) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

Pending the final application of any Net Proceeds, the Issuers may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds”; provided that the 360 day period provided above to apply any portion of Net Proceeds in accordance with clause (2) or (4) above shall be extended by an additional 90 days if by not later than the 360th day after receipt of such Net Proceeds Tronox Worldwide or a Restricted Subsidiary, as applicable, has entered into a bona fide binding contract with a Person other than an Affiliate of Tronox Worldwide to make an investment of the type referred to in either such clause in the amount of such Net Proceeds. When the aggregate amount of Excess Proceeds exceeds $15.0 million, within ten days thereof, the Issuers will make an offer (the “Asset Sale Offer”) to all holders of notes and all holders of other Indebtedness that ranks pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase, on a pro rata basis, the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Special Interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuers may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

If the Asset Sale purchase date is on or after an interest payment record date and on or before the related interest payment date, any accrued and unpaid interest and Special Interest, if any, will be paid to the Holder in whose name a note is registered at the close of business on such record date, and no interest or Special Interest, if any, will be payable to holders who tender notes pursuant to the Asset Sale Offer.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

The agreements governing the Issuers’ other Indebtedness contain, and future agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale and including repurchases of or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require the Issuers to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on the Issuers. In the event a Change of Control or Asset Sale occurs at a time when the Issuers are prohibited from purchasing notes, the Issuers could seek the consent of their senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuers do not obtain a consent or repay those borrowings, the Issuers will remain prohibited from purchasing notes. In that case, the Issuers’ failure to purchase tendered notes would constitute an Event of Default under the indenture which could, in turn, constitute a default under the other indebtedness. Finally, the Issuers’ ability to pay cash to the holders of notes upon a repurchase may be limited by the Issuers’ then existing financial resources. See “Risk Factors—Risks Related to Our Indebtedness and the Notes—If we are required by the indenture to offer to repurchase the notes upon a change of control, we may not have the necessary funds to do so.”

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis unless otherwise required by law or applicable stock exchange requirements.

No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Except as described in “—Optional Redemption,” notices of redemption may not be conditional.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of that note upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest and Special Interest, if any, ceases to accrue on notes or portions of notes called for redemption, unless the Issuers default in making the payment of funds for such a redemption.

Certain Covenants

Restricted Payments

The Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of Tronox Worldwide’s or any of its Restricted Subsidiaries’ Equity Interests or to the direct or indirect holders of Tronox Worldwide’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Tronox Worldwide and other than dividends or distributions payable to Tronox Worldwide or a Restricted Subsidiary of Tronox Worldwide);

(2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of Tronox Worldwide or any direct or indirect parent of Tronox Worldwide other than Equity Interests owned by Tronox Worldwide or any Restricted Subsidiary;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of Tronox Worldwide or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among Tronox Worldwide and any of its Restricted Subsidiaries), except (A) a payment of interest or principal at the Stated Maturity thereof and (B) the purchase, repurchase or other acquisition of Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or acquisition; or

(4) make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2) Tronox Worldwide would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Tronox Worldwide and its Restricted Subsidiaries since the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (14) and (16) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a) 50% of the Consolidated Net Income of Tronox Worldwide for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the indenture to the end of Tronox Worldwide’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b) 100% of the aggregate net cash proceeds received, and the Fair Market Value of property received from a non-Affiliate for use in a Permitted Business, by Tronox Worldwide since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of Tronox Worldwide (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Tronox Worldwide that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Tronox Worldwide or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by Tronox Worldwide or any of its Restricted Subsidiaries unless such loans have been repaid with cash on or prior to the date of determination); plus

(c) to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

(d) to the extent that any Unrestricted Subsidiary of Tronox Worldwide designated as such after the date of the indenture is redesignated as a Restricted Subsidiary after the date of the indenture, the lesser of (i) the Fair Market Value of Tronox Worldwide’s Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of the indenture; plus

(e) 50% of any dividends received by Tronox Worldwide or a Restricted Subsidiary of Tronox Worldwide that is a Guarantor after the date of the indenture from an Unrestricted Subsidiary of Tronox Worldwide, to the extent that such dividends were not otherwise included in the Consolidated Net Income of Tronox Worldwide for such period; plus

(f) $10.0 million.

So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the indenture;

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Tronox Worldwide) of, Equity Interests of Tronox Worldwide (other than Disqualified Stock and other than Equity Interests issued or sold to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by Tronox Worldwide or any of its Restricted Subsidiaries unless such loans have been repaid with cash on or prior to the date of determination) or from the substantially concurrent contribution of common equity capital to Tronox Worldwide; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;

(3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of Tronox Worldwide or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of Tronox Worldwide (including a Receivables Subsidiary) to the holders of its Equity Interests on a pro rata basis;

(5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Tronox Worldwide, any Restricted Subsidiary of Tronox Worldwide or Parent held by any then-current or former officer, director or employee of Tronox Worldwide, any of its Restricted Subsidiaries or Parent pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement, management equity plan, incentive plan, stock option plan, or any other similar management or employee benefit plan; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any twelve-month period (with unused amounts in any such 12-month period being carried over to the next (and only the next) succeeding 12-month period);

(6) the repurchase of Equity Interests deemed to occur upon the exercise of stock options or vesting of restricted stock to the extent such Equity Interests represent a portion of the exercise price of those stock options or the withholding tax obligations with respect to such exercise or vesting;

(7) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of Tronox Worldwide or any Restricted Subsidiary of Tronox Worldwide issued on or after the date of the indenture in accordance with the Fixed Charge Coverage Ratio test described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(8) so long as no Default has occurred and is continuing or would be caused thereby, repurchases of Indebtedness that is subordinated to the notes or a Note Guarantee at a purchase price not greater than (i) 101% of the principal amount of such subordinated Indebtedness in the event of a Change of Control or (ii) 100% of the principal amount of such subordinated Indebtedness in the event of an Asset Sale, in each case plus accrued interest, in connection with any change of control offer or asset sale offer required by the terms of such Indebtedness, but only if:

(a) in the case of a Change of Control, Tronox Worldwide has first complied with and fully satisfied its obligations under the provisions described under “—Repurchase at the Option of Holders—Change of Control”; or

(b) in the case of an Asset Sale, Tronox Worldwide has complied with and fully satisfied its obligations in accordance with the covenant under the heading, “—Repurchase at the Option of Holders—Asset Sales”;

(9) the repurchase, redemption or other acquisition for value of Capital Stock of Tronox Worldwide or any direct or indirect parent of Tronox Worldwide representing fractional shares of such Capital Stock in connection with a merger, consolidation, amalgamation or other combination involving Tronox Worldwide or any direct or indirect parent of Tronox Worldwide;

(10) purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing;

(11) payments contemplated by the Transition Agreements as in effect on the date of the indenture, as the Transition Agreements may be amended, modified or supplemented from time to time; provided, however, that any future amendment, modification, or supplement entered into after the date of the indenture will be permitted to the extent that its terms do not adversely affect, as a whole, the rights of any Holders of the Securities as compared to the terms of the agreements in effect on the date of the indenture;

(12) the payment of dividends on Tronox Worldwide’s common equity capital (or the payment of dividends to Parent to fund a payment of dividends on Parent’s common stock) after the date of the

Indenture, of an amount per annum equal to up to 6% of the net proceeds of the public equity offering closing on the date of the indenture; provided that any amounts so utilized are excluded from the calculation set forth in clause 3(b) of the first paragraph of the covenant described under the caption “—Certain Covenants—Restricted Payments”;

(13) Permitted Payments to Parent in the ordinary course of business;

(14) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed by Tronox Worldwide or a Restricted Subsidiary of Tronox Worldwide to, Unrestricted Subsidiaries;

(15) payments to Parent in respect of the tax liabilities owed by Parent as a result of Parent’s ownership of membership interests in Tronox Worldwide or as a result of Parent being the common parent of any consolidated or combined tax group under applicable law (“Tax Payments”). Any Tax Payment received from Tronox Worldwide or its Subsidiaries shall be paid over to the appropriate taxing authority within 30 days of Parent’s receipt of such Tax Payments or refunded to Tronox Worldwide or the relevant Subsidiary; and

(16) other Restricted Payments in an aggregate amount not to exceed $20.0 million since the date of the indenture.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Tronox Worldwide or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of Tronox Worldwide whose resolution with respect thereto will be delivered to the trustee. For purposes of determining compliance with this covenant, in the event that a Restricted Payment meets the criteria of more than one of the exceptions described in (1) through (16) above or is entitled to be made pursuant to the first paragraph of this covenant, Tronox Worldwide shall, in its sole discretion, classify such Restricted Payment, or later classify, reclassify or re-divide all or a portion of such Restricted Payment, in any manner that complies with this covenant.

Incurrence of Indebtedness and Issuance of Preferred Stock

Tronox Worldwide will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and Tronox Worldwide will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that Tronox Worldwide and its Restricted Subsidiaries that are Guarantors may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, if the Fixed Charge Coverage Ratio for Tronox Worldwide’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued, as the case may be, would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by Tronox Worldwide and any Guarantor of Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Tronox Worldwide and its Restricted Subsidiaries thereunder) not to exceed the greater of $450.0 million and the Borrowing Base;

(2) the incurrence by Tronox Worldwide and its Restricted Subsidiaries of the Existing Indebtedness;

(3) the incurrence by Tronox Worldwide and the Guarantors of Indebtedness represented by the notes and the related Note Guarantees to be issued on the date of the indenture and the exchange notes and the related Note Guarantees to be issued pursuant to the registration rights agreement;

(4) the incurrence by Tronox Worldwide or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of Tronox Worldwide or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), at any time outstanding, not to exceed the greater of (a) $25.0 million and (b) 1.5% of Consolidated Net Tangible Assets;

(5) the incurrence by Tronox Worldwide or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4) or (5) of this paragraph;

(6) the incurrence by Tronox Worldwide or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Tronox Worldwide and any of its Restricted Subsidiaries; provided, however, that:

(a) if Tronox Worldwide or any Guarantor is the obligor on such Indebtedness and the payee is not Tronox Worldwide or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of Tronox Worldwide, or the Note Guarantee, in the case of a Guarantor; and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Tronox Worldwide or a Restricted Subsidiary of Tronox Worldwide and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Tronox Worldwide or a Restricted Subsidiary of Tronox Worldwide, will be deemed, in each case, to constitute an incurrence of such Indebtedness by Tronox Worldwide or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the issuance by any of Tronox Worldwide’s Restricted Subsidiaries to Tronox Worldwide or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than Tronox Worldwide or a Restricted Subsidiary of Tronox Worldwide; and

(b) any sale or other transfer of any such preferred stock to a Person that is not either Tronox Worldwide or a Restricted Subsidiary of Tronox Worldwide,

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8) the incurrence by Tronox Worldwide or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

(9) the guarantee by Tronox Worldwide or any of the Guarantors of Indebtedness of Tronox Worldwide or a Restricted Subsidiary of Tronox Worldwide that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10) the incurrence by Tronox Worldwide or any of its Restricted Subsidiaries of Indebtedness (including letters of credit) in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance and surety bonds in the ordinary course of business;

(11) the incurrence by Tronox Worldwide or any of its Restricted Subsidiaries of Indebtedness (including letters of credit) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

(12) the incurrence by Foreign Subsidiaries of Indebtedness in an aggregate principal amount at any time outstanding pursuant to this clause (12), not to exceed the greater of (a) $30.0 million and (b) 5.0% of the combined Consolidated Tangible Assets of the Foreign Subsidiaries (or the equivalent thereof, measured at the time of each incurrence, in applicable foreign currency);

(13) Indebtedness consisting of the financing of insurance premiums in customary amounts consistent with the operations and business of the Issuers and the Restricted Subsidiaries;

(14) Indebtedness incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to Tronox Worldwide or any Restricted Subsidiary of Tronox Worldwide other than a Receivables Subsidiary (except for Standard Securitization Undertakings);

(15) Indebtedness or Preferred Stock of Persons that are acquired by Tronox Worldwide or any Restricted Subsidiary or merged into Tronox Worldwide or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that such Indebtedness or Preferred Stock is not incurred in connection with or in contemplation of such acquisition or merger; and provided, further, that after giving effect to such acquisition or merger, Tronox Worldwide or such Restricted Subsidiary would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant; and

(16) the incurrence by Tronox Worldwide or any of the Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, not to exceed $35.0 million.

The Issuers will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of any Issuer or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of an Issuer solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Tronox Worldwide will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of Tronox Worldwide as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Tronox

Worldwide or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a) the Fair Market Value of such assets at the date of determination; and

(b) the amount of the Indebtedness of the other Person.

Liens

Tronox Worldwide will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Limitation on Sale and Leaseback Transactions

Tronox Worldwide will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Tronox Worldwide and any Guarantor may enter into a sale and leaseback transaction if:

(1) Tronox Worldwide or that Guarantor, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption “—Liens”;

(2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value, as determined in good faith by the Board of Directors of Tronox Worldwide and set forth in an officers’ certificate delivered to the trustee, of the property that is the subject of that sale and leaseback transaction; and

(3) the transfer of assets in that sale and leaseback transaction is permitted by, and Tronox Worldwide applies the proceeds of such transaction in compliance with, the covenant described above under the caption “ —Repurchase at the Option of Holders—Asset Sales.”

Dividend and Other Payment Restrictions Affecting Subsidiaries

Tronox Worldwide will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to Tronox Worldwide or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to Tronox Worldwide or any of its Restricted Subsidiaries;

(2) make loans or advances to Tronox Worldwide or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to Tronox Worldwide or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Existing Indebtedness and Credit Facilities, as in effect on the date of the indenture, and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

(2) the indenture, the notes and the Note Guarantees;

(3) applicable law, or any applicable rule, regulation or order;

(4) any agreement or other instrument governing Indebtedness or Capital Stock of a Person acquired by Tronox Worldwide or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(5) customary non-assignment provisions in contracts and licenses (including, without limitation, licenses of intellectual property) entered into in the ordinary course of business;

(6) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

(7) any agreement for the sale or other disposition of assets, including without limitation an agreement for the sale or other disposition of a Restricted Subsidiary, that restricts distributions by the applicable Restricted Subsidiary pending the sale or other disposition;

(8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9) Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(10) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of Tronox Worldwide’s Managers, which limitation is applicable only to the assets that are the subject of such agreements;

(11) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, stockholder agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(12) other Indebtedness of Tronox Worldwide or any Restricted Subsidiary permitted to be incurred pursuant to an agreement entered into subsequent to the date of the indenture in accordance with the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; provided that the provisions relating to such encumbrance or restriction contained in such Indebtedness are not materially less favorable to Tronox Worldwide taken as a whole, as determined by the Board of Directors of Parent in good faith, than the provisions contained in the Credit Agreement and in the indenture as in effect on the Closing Date and the date of the indenture, respectively;

(13) the issuance of preferred stock by a Restricted Subsidiary or the payment of dividends thereon in accordance with the terms thereof; provided that issuance of such preferred stock is permitted pursuant to the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”

and the terms of such preferred stock do not expressly restrict the ability of a Restricted Subsidiary to pay dividends or make any other distributions on its Capital Stock (other than requirements to pay dividends or liquidation preferences on such preferred stock prior to paying any dividends or making any other distributions on such other Capital Stock);

(14) supermajority voting requirements existing under corporate charters, by laws, stockholders agreements and similar documents and agreements;

(15) any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, however, that such restrictions apply only to such Receivables Subsidiary;

(16) customary provisions restricting subletting or assignment of any lease governing a leasehold interest; and

(17) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Merger, Consolidation or Sale of Assets

Neither of the Issuers will, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not such Issuer is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets taken as a whole, in one or more related transactions, to another Person, unless:

(1) either: (a) such Issuer is the surviving entity; or (b) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership, trust or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided, that Tronox Finance may not consolidate or merge with or into any entity other than a corporation satisfying such requirements for so long as Tronox Worldwide remains a limited liability company or a partnership;

(2) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of such Issuer under the notes, the indenture and the registration rights agreement;

(3) immediately after such transaction, no Default or Event of Default exists; and

(4) such Issuer or the Person formed by or surviving any such consolidation or merger (if other than such Issuer), or to which such sale, assignment, transfer, conveyance or other disposition has been made:

(a) would have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of such Issuer immediately preceding the transaction; or

(b) would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; or

(c) would, on the date of such transaction after giving pro forma effect thereto and to any related financing transactions as if the same had occurred at the beginning of the most recently ended four fiscal quarters for which internal financial statements are available, have a Fixed Charge Coverage Ratio that is not less than the Fixed Charge Coverage Ratio of Tronox Worldwide for such period calculated without giving pro forma effect to such transaction and any related financing transactions.

In addition, such Issuer will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of Tronox Worldwide, which properties and assets, if held by Tronox Worldwide instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of Tronox Worldwide on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the assets of Tronox Worldwide.

The surviving entity will succeed to, and be substituted for, and may exercise every right and power of, the particular Issuer under the Indenture, but, in the case of a lease of all or substantially all of its assets, the particular Issuer will not be released from the obligation to pay the principal of and interest on the Notes.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

Notwithstanding the foregoing, Tronox Worldwide is permitted to reorganize as a corporation in accordance with the procedures established in the indenture, and may merge or consolidate with an Affiliate for such purpose; provided that Tronox Worldwide shall have delivered to the trustee an opinion of counsel confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such reorganization.

This “Merger, Consolidation or Sale of Assets” covenant will not apply to:

(1) a merger of an Issuer with an Affiliate solely for the purpose of reincorporating such Issuer in another jurisdiction; or

(2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Tronox Worldwide and its Restricted Subsidiaries.

Transactions with Affiliates

Tronox Worldwide will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Tronox Worldwide (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are no less favorable to Tronox Worldwide or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Tronox Worldwide or such Restricted Subsidiary with an unrelated Person; and

(2) Tronox Worldwide delivers to the trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors of Tronox Worldwide set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Tronox Worldwide; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to Tronox Worldwide or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by Tronox Worldwide or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2) transactions between or among Tronox Worldwide and/or any of its Restricted Subsidiaries (including Persons that become Restricted Subsidiaries as a result thereof);

(3) transactions with a Person (other than an Unrestricted Subsidiary of Tronox Worldwide) that is an Affiliate of Tronox Worldwide solely because Tronox Worldwide owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) reasonable fees and expenses and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of Tronox Worldwide or any Restricted Subsidiaries as determined in good faith by the Board of Directors or senior management of Parent;

(5) any issuance of Equity Interests (other than Disqualified Stock) of Tronox Worldwide to Affiliates of Tronox Worldwide;

(6) Restricted Payments that do not violate the provisions of the indenture described above under the caption “—Restricted Payments”;

(7) transactions effected in connection with our separation from Kerr-McGee, including the payment of all fees and expenses, which transactions are described in this prospectus under the caption “Arrangements between Kerr-McGee and Our Company”;

(8) any transaction effected as part of a Qualified Receivables Financing;

(9) transactions between Tronox Worldwide or any Restricted Subsidiaries and any Person, a director of which is also a director of Tronox Worldwide or any direct or indirect parent company of Tronox Worldwide and such director is the sole cause for such Person to be deemed an Affiliate of Tronox Worldwide or any Restricted Subsidiaries; provided, however, that such director abstains from voting as director of Tronox Worldwide or such direct or indirect parent company, as the case may be, on any matter involving such other Person;

(10) any contribution to the capital of Tronox Worldwide; and

(11) transactions pursuant to any contract or agreement described in this prospectus under the caption “Arrangements between Kerr-McGee and Our Company,” as in effect on the date of the indenture, in each case as amended, modified or replaced from time to time so long as the amended, modified or new agreements, taken as a whole, are not materially less favorable to Tronox Worldwide and its Restricted Subsidiaries than those in effect on the date of the indenture.

Business Activities

Tronox Worldwide will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Tronox Worldwide and its Restricted Subsidiaries taken as a whole.

Restrictions on Activities of Tronox Finance

Tronox Finance will not hold any material assets, become liable for any material obligations, other than the notes and guarantee obligations under the Credit Agreement, or engage in any significant business activities; provided that Tronox Finance may be a co-obligor with respect to Indebtedness if Tronox Worldwide is the primary obligor of such Indebtedness and the net proceeds of such Indebtedness are received by Tronox Worldwide or one or more of Tronox Worldwide’s Restricted Subsidiaries other than Tronox Finance. At any time after Tronox Worldwide is a corporation, Tronox Finance may consolidate or merge with or into Tronox Worldwide or any Restricted Subsidiary.

Additional Note Guarantees

If Tronox Worldwide or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of the indenture, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel to the trustee within 10 business days of the date on which it was acquired or created; provided that any Domestic Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of Tronox Worldwide may designate any Restricted Subsidiary (other than Tronox Finance so long as Tronox Worldwide is a limited liability company or partnership) to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Tronox Worldwide and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by Tronox Worldwide. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of Tronox Worldwide may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of Tronox Worldwide as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors of Tronox Worldwide giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Tronox Worldwide as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” Tronox Worldwide will be in default of such covenant. The Board of Directors of Tronox Worldwide may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of Tronox Worldwide; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Tronox Worldwide of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (2) no Default or Event of Default would be in existence following such designation.

Limitation on Issuances of Guarantees of Indebtedness

Except with respect to Permitted Debt, the Issuers will not permit any of their Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Issuers unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the notes by such Restricted Subsidiary and/or the pledging of such assets on the same basis, as the case may be, which Guarantee will be senior to or pari passu with such Restricted Subsidiary’s Guarantee of or pledge to secure such other Indebtedness.

The form of the Note Guarantee is attached as an exhibit to the indenture.

Payments for Consent

Tronox Worldwide will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, if not filed electronically with the SEC through the SEC’s EDGAR system, Tronox Worldwide will cause Parent to furnish to the holders of notes or cause the trustee to make available for inspection by the holders of notes, within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if Parent were required to file such reports; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if Parent were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on Parent’s consolidated financial statements by Parent’s certified independent accountants. In addition, Tronox Worldwide will cause Parent to file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.

If, at any time, Parent is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Tronox Worldwide will nevertheless cause Parent to continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. Tronox Worldwide will not permit Parent to take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept Parent’s filings for any reason, Tronox Worldwide will cause Parent to post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if Parent were required to file those reports with the SEC.

In addition, Tronox Worldwide and the Guarantors agree that, for so long as any notes remain outstanding, if at any time they are not required to file the reports required by the preceding paragraphs with the SEC, they will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Eliminated covenants

From and after the first day following a period of 90 consecutive days during which the notes have an Investment Grade Rating from both Rating Agencies and no Default has occurred and is then continuing under the Indenture, we and our Restricted Subsidiaries will no longer be subject to the provisions of the Indenture described above under the following headings:

•	“—Repurchase at the Option of Holders—Change of Control,”

•	“—Repurchase at the Option of the Holders—Asset Sales,”

•	“—Certain Covenants—Restricted Payments,”

•	“—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,”

•	clause (1)(a) and clause (3) of the covenant listed under “—Certain Covenants—Limitation on Sale and Leaseback Transactions,”

•	“—Certain Covenants—Dividend and Other Payment Restrictions Affecting Subsidiaries,”

•	clause (4) of the covenant listed under “—Certain Covenants—Merger, Consolidation or Sale of Assets,”

•	“—Certain Covenants—Transactions with Affiliates,” and

•	“—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries.”

(collectively, the “Eliminated Covenants”). As a result, after the date on which we and our Restricted Subsidiaries are no longer subject to the Eliminated Covenants, the notes will be entitled to substantially reduced covenant protection.

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1) default in the payment when due of interest on, or Special Interest, if any, with respect to, the notes and such default continues for a period of 30 days;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

(3) failure by Tronox Worldwide or any of its Restricted Subsidiaries to comply with the provisions described under the captions “—Repurchase at the Option of Holders—Change of Control,” “—Repurchase at the Option of Holders—Asset Sales” or “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

(4) failure by Tronox Worldwide or any of its Restricted Subsidiaries for 60 days after notice to Tronox Worldwide by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with any of the other agreements in the indenture not specified in clauses (1) through (3) above;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Tronox Worldwide or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Tronox Worldwide or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture, if that default:

(a) is caused by a failure to pay principal of, or interest, special interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

(6) failure by an Issuer or any of Tronox Worldwide’s Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $5.0 million (net of any amount with respect to which a reputable and solvent insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60 days;

(7) except as permitted by the indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and

(8) certain events of bankruptcy or insolvency described in the indenture with respect to Tronox Worldwide or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Issuers, any Restricted Subsidiary of Tronox Worldwide that is a Significant Subsidiary or any group of Restricted Subsidiaries of Tronox Worldwide that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee may and, at the direction of the holders of at least 25% in aggregate principal amount of the then outstanding notes, shall declare all the notes to be due and payable immediately by notice in writing to the Issuers and, in case of a notice by holders, also to the trustee specifying the respective Event of Default and that it is a notice of acceleration.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium, if any, or Special Interest, if any.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest or Special Interest, if any, when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

(1) such holder has previously given the trustee notice that an Event of Default is continuing;

(2) holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the trustee to pursue the remedy;

(3) such holders have offered the trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) holders of a majority in aggregate principal amount of the then outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium or Special Interest, if any, on, or the principal of, the notes.

Notwithstanding the foregoing, if an Event of Default specified in clause (5) above shall have occurred and be continuing, such Event of Default and any consequential accelerations shall be automatically rescinded if (i) the Indebtedness that is the subject of such Event of Default has been repaid, or (ii) if the default relating to such Indebtedness is waived or cured and if such Indebtedness has been accelerated, then the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness.

The Issuers are required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, the Issuers are required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Managers, Directors, Officers, Employees, Members and Stockholders

No manager, director, officer, employee, incorporator, member or stockholder of the Issuers or of any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the notes, the indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Issuers may at any time, at the option of their respective Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have all of their obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1) the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Special Interest, if any, on, such notes when such payments are due from the trust referred to below;

(2) the Issuers’ obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and the Issuers’ and the Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance and Covenant Defeasance provisions of the indenture.

In addition, Tronox Worldwide may, at its option and at any time, elect to have the obligations of the Issuers and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) Tronox Worldwide must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium and Special Interest, if any, on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and Tronox Worldwide must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, Tronox Worldwide must deliver to the trustee an opinion of counsel confirming that:

(a) Tronox Worldwide has received from, or there has been published by, the Internal Revenue Service a ruling or

(b) since the date of the indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel will confirm that, the beneficial owners of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, Tronox Worldwide must deliver to the trustee an opinion of counsel confirming that the beneficial owners of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which Tronox Worldwide or any of its Subsidiaries is a party or by which Tronox Worldwide or any of its Subsidiaries is bound;

(6) Tronox Worldwide must deliver to the trustee an officers’ certificate stating that the deposit was not made by Tronox Worldwide with the intent of preferring the holders of notes over the other creditors of Tronox Worldwide with the intent of defeating, hindering, delaying or defrauding any creditors of Tronox Worldwide or others; and

(7) Tronox Worldwide must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture or the notes or the Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the indenture or the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

(1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest, including default interest, on any note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Special Interest, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

(5) make any note payable in money other than that stated in the notes;

(6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium or Special Interest, if any, on, the notes;

(7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(8) release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture; or

(9) make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of notes, the Issuers, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Note Guarantees:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of an Issuer’s or a Guarantor’s obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of such Issuer’s or such Guarantor’s assets, as applicable;

(4) to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6) to conform the text of the indenture, the notes or the Note Guarantees to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the indenture, the Note Guarantees or the notes;

(7) to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the date of the indenture;

(8) to allow any Guarantor to execute a supplemental indenture and /or a Note Guarantee with respect to the notes;

(9) to add or release Note Guarantees pursuant to the terms of the Indenture;

(10) to secure the Notes; or

(11) to evidence and provide for the acceptance under the indenture of a successor trustee.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, Tronox Worldwide is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1) either:

(a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the trustee for cancellation; or

(b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and an Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Special Interest, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which an Issuer or any Guarantor is a party or by which an Issuer or any Guarantor is bound;

(3) an Issuer or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(4) the Issuers have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

In addition, Tronox Worldwide must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

The trustee in its individual capacity will be permitted to engage in other transactions with the Issuers and any Guarantor; however, if it acquires any conflicting interest as described under the Trust Indenture Act it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing of which a responsible officer of the trustee has actual knowledge, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

Anyone who receives this prospectus may obtain a copy of the indenture and registration rights agreement without charge by writing to Tronox Worldwide LLC, 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102.

Same Day Settlement and Payment

The Issuers will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Special Interest, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Issuers will make all payments of principal, interest and premium, if any, and Special Interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to be eligible to trade in The PORTALsm Market and to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuers expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of

DTC. DTC has advised the Issuers that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Registration Rights; Special Interest

The following description is a summary of the material provisions of the registration rights agreement. It does not restate that agreement in its entirety. We urge you to read the proposed form of registration rights agreement in its entirety because it, and not this description, defines your registration rights as holders of the notes. See “—Additional Information.”

The Issuers, the Guarantors and the initial purchasers entered into the exchange and registration rights agreement on November 28, 2005. Pursuant to the exchange and registration rights agreement, the Issuers and the Guarantors agreed to file with the SEC the Exchange Offer Registration Statement (as defined in the exchange and registration rights agreement) on the appropriate form under the Securities Act with respect to the exchange notes. This prospectus is part of the Exchange Offer Registration Statement required by the exchange and registration right agreement. Upon the effectiveness of the Exchange Offer Registration Statement, the Issuers and the Guarantors will offer to the holders of Transfer Restricted Securities pursuant to the Exchange Offer (as defined in the registration rights agreement) who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for exchange notes.

If:

(1) the Issuers and the Guarantors are not

(a) required to file the Exchange Offer Registration Statement; or

(b) permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or SEC policy; or

(2) any holder of Transfer Restricted Securities notifies Tronox Worldwide prior to the 20th business day following consummation of the Exchange Offer that:

(a) it is prohibited by law or SEC policy from participating in the Exchange Offer;

(b) it may not resell the exchange notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or

(c) it is a broker-dealer and owns notes acquired directly from Tronox Worldwide or an affiliate of Tronox Worldwide,

the Issuers and the Guarantors will file with the SEC a Shelf Registration Statement (as defined in the registration rights agreement) to cover resales of the notes by the holders of the notes who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

For purposes of the preceding, “Transfer Restricted Securities” means each note until the earliest to occur of:

(1) the date on which such note has been exchanged by a Person other than a broker-dealer for an exchange note in the Exchange Offer;

(2) following the exchange by a broker-dealer in the Exchange Offer of a note for an exchange note, the date on which such exchange note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement;

(3) the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement;

(4) the date on which such note is distributed to the public pursuant to Rule 144 under the Securities Act; or

(5) the date on which such security ceases to be outstanding pursuant to the terms of the indenture.

The registration rights agreement provides that:

(1) the Issuers and the Guarantors will file an Exchange Offer Registration Statement with the SEC on or prior to 150 days after November 28, 2005;

(2) the Issuers and the Guarantors will use all commercially reasonable efforts to have the Exchange Offer Registration Statement declared effective by the SEC on or prior to 210 days after November 28, 2005;

(3) unless the Exchange Offer would not be permitted by applicable law or SEC policy, the Issuers and the Guarantors will:

(a) commence the Exchange Offer; and

(b) use all commercially reasonable efforts to issue on or prior to 30 business days, or longer, if required by the federal securities laws, after the date on which the Exchange Offer Registration Statement was declared effective by the SEC, exchange notes in exchange for all notes tendered prior thereto in the Exchange Offer; and

(4) if obligated to file the Shelf Registration Statement, the Issuers and the Guarantors will use all commercially reasonable efforts to file the Shelf Registration Statement with the SEC on or prior to 60 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the SEC on or prior to 120 days after the Shelf Registration Statement is filed.

If:

(1) the Issuers and the Guarantors fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing;

(2) any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness (the “Effectiveness Target Date”);

(3) the Issuers and the Guarantors fail to consummate the Exchange Offer within 30 business days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or

(4) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of Transfer Restricted Securities during the periods specified in the registration rights agreement (each such event referred to in clauses (1) through (4) above, a “Registration Default”), then the Issuers and the Guarantors will pay Special Interest to each holder of Transfer Restricted Securities.

With respect to the first 90-day period immediately following the occurrence of the first Registration Default, Special Interest will be paid in an amount equal to $.05 per week per $1,000 principal amount of Transfer Restricted Securities. The amount of the Special Interest will increase by an additional $.05 per week per $1,000 principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured or the notes are no longer Transfer Restricted Securities, up to a maximum amount of Special Interest for all Registration Defaults of $.50 per week per $1,000 principal amount of Transfer Restricted Securities.

All accrued Special Interest will be paid by the Issuers and the Guarantors on the next scheduled interest payment date to DTC or its nominee by wire transfer of immediately available funds or by federal funds check and to holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

Following the cure of all Registration Defaults, the accrual of Special Interest will cease.

Holders of notes will be required to make certain representations to the Issuers (as described in the registration rights agreement) in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the registration rights agreement in order to have their notes included in the Shelf Registration Statement and benefit from the provisions regarding Special Interest set forth above. By acquiring Transfer Restricted Securities, a holder will be deemed to have agreed to indemnify the Issuers and the Guarantors against certain losses arising out of information furnished by such holder in writing for inclusion in any Shelf Registration Statement. Holders of notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from the Issuers.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Assets” means:

(1) any property or assets (other than indebtedness and Capital Stock) to be used by Tronox Worldwide or any of its Restricted Subsidiaries in a Permitted Business;

(2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Tronox Worldwide or any of its Restricted Subsidiaries; or

(3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of Tronox Worldwide;

provided, however, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in a Permitted Business.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights of the Issuers or of any Restricted Subsidiary; provided that the sale, lease, conveyance or other disposition of Tronox Worldwide, or all or substantially all of the assets of Tronox Worldwide and its Restricted Subsidiaries taken as a whole, will be governed by the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2) the issuance of Equity Interests in any of Tronox Worldwide’s Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries (other than directors’ qualifying shares and shares required by applicable law to be held by a Person other than Tronox Worldwide or any of its Restricted Subsidiaries).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $5.0 million;

(2) a transfer of assets between or among Tronox Worldwide and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary of Tronox Worldwide to Tronox Worldwide or to a Restricted Subsidiary of Tronox Worldwide;

(4) the sale or lease of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

(5) the sale or other disposition of cash or Cash Equivalents;

(6) a Restricted Payment that does not violate the covenant described above under the caption “—Certain Covenants—Restricted Payments”;

(7) a Permitted Investment;

(8) the granting of Liens not prohibited by the indenture and the foreclosure thereon;

(9) any surrender or waiver of contract rights or the settlement release or surrender of contract, tort or other litigation claims in the ordinary course of business;

(10) a sale of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” to a Receivables Subsidiary in a Qualified Receivables Financing or in factoring or similar transactions; or

(11) a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;

(12) the sale and leaseback of any assets within 180 days after the acquisition thereof;

(13) the lease, assignment or sublease of any real or personal property in the ordinary course of business consistent with past practice; and

(14) the licensing of intellectual property rights.

“Asset Sale Offer” has the meaning assigned to that term in the indenture governing the notes.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrowing Base” means, as of the date of determination, an amount equal to:

(1) 80% of the book value of all accounts receivable owned by Tronox Worldwide and its Restricted Subsidiaries and that are not more than 90 days past due; plus

(2) 60% of the book value of all inventory owned by Tronox Worldwide and its Restricted Subsidiaries or scheduled for delivery against letters of credit issued against Credit Facilities,

as set forth in the most recent quarterly or annual report, as applicable, delivered to the trustee in accordance with the indenture.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than 12 months from the date of acquisition;

(2) readily marketable direct obligations issued by any state of the United States having one of the two highest rating categories obtainable from either Moody’s or Standard & Poor’s having maturities of 12 months or less from the date of acquisition;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the government or any agency or instrumentality of the United Kingdom, the Commonwealth of Australia or any member state of the European Union whose legal tender is the euro having maturities of not more than 12 months from the date of acquisition;

(4) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper having one of the two highest ratings obtainable from Moody’s or Standard and Poor’s and, in each case, maturing within twelve months after the date of acquisition;

(7) in the case of any Foreign Subsidiary, demand or time deposit accounts used in the ordinary course of business with reputable commercial banks located in the jurisdiction of organization of such Foreign Subsidiary; and

(8) investments in any fund at least 90% of the assets of which constitute Cash or Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Parent or Tronox Worldwide and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act);

(2) the adoption of a plan relating to the liquidation or dissolution of Tronox Worldwide or Parent;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Parent, measured by voting power rather than number of shares;

(4) Parent consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Parent, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Parent or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Parent outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance);

(5) Parent fails to own 100% of the Capital Stock of Tronox Worldwide or Tronox Worldwide fails to own 100% of the Capital Stock of Tronox Finance; or

(6) during any period of two consecutive years, Continuing Directors cease to constitute a majority of the Board of Directors of Parent.

Notwithstanding the foregoing, neither the IPO of Parent nor the Distribution (as described in the prospectus) shall constitute a Change of Control.

“Change of Control Offer” has the meaning assigned to that term in the indenture governing the notes.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(5) charges for such period related to the shut down of the Savannah sulfate production facility; plus

(6) all one-time fees, costs, expenses (including cash compensation payments), in each case incurred during such period by Tronox Worldwide and its Restricted Subsidiaries in connection with or resulting from (i) Parent’s separation from Kerr-McGee Corporation and Parent’s initial public offering and the transactions related thereto, and (ii) the Distribution; plus

(7) non-cash compensation charges for such period, including any such charges arising from stock options, restricted stock grants or other equity-incentive programs; plus

(8) losses for such period from operations discontinued prior to the date of the indenture to the extent that such expenses were deducted in computing such Consolidated Net Income (not to exceed $17 million in any period in the case of cash expenditures); plus

(9) losses, to the extent comparable to interest expense, for such period on the sales of accounts receivable under an asset securitization program or a factoring program to the extent that such expenses were deducted in computing such Consolidated Net Income; plus

(10) non-cash environmental remediation and restoration expense (net of reimbursement) of such Person and its Restricted Subsidiaries for such period to the extent that such expenses were deducted in computing such Consolidated Net Income and represent an accrual of or reserve for cash expenses in any future period; minus

(11) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding sentence, clauses (1) through (11) relating to amounts of a Restricted Subsidiary of a Person will be added to (or subtracted from) Consolidated Net Income to compute Consolidated Cash Flow of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of such Person;

(2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3) the cumulative effect of a change in accounting principles during such period will be excluded;

(4) notwithstanding clause (1) above, the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries;

(5) any non-cash goodwill or other intangible asset impairment charges incurred subsequent to the date of the indenture resulting from the application of the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 142 (or similar pronouncements) shall be excluded;

(6) any net after-tax income or loss from discontinued operations (other than losses from operations discontinued prior to the date of the indenture), net after-tax gains or losses on disposal of discontinued operations and losses arising from lease dispositions shall be excluded;

(7) items classified as extraordinary or nonrecurring gains and losses (less all fees and expenses related thereto) or expenses (including without limitation, severance, relocation, other restructuring costs and expenses arising from the transactions that closed contemporaneously with the initial offering of the old notes); and the related tax effects according to GAAP, shall be excluded; provided that with respect to each extraordinary or nonrecurring item, Tronox Worldwide shall have delivered an Officers’ Certificate (as to which the trustee shall have no responsibility to confirm or verify any information contained therein) to the trustee specifying and quantifying such item and stating that such item is extraordinary or non-recurring; and

(8) to the extent deducted in the calculation of Net Income, any non-recurring charges associated with any premium or penalty paid, write-offs of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any indebtedness prior to its Stated Maturity will be added back to arrive at Consolidated Net Income.

“Consolidated Net Tangible Assets” means Consolidated Tangible Assets after deducting therefrom all current liabilities, all as set forth on the most recent balance sheet of Parent delivered to the trustee, on a consolidated basis (excluding any Subsidiaries of Parent that are not Subsidiaries of Tronox Worldwide), determined in accordance with GAAP.

“Consolidated Net Worth” means, with respect to any specified Person as of any date, the sum of:

(1) the consolidated equity of the common stock (or Capital Stock equivalent to common stock) of such Person and its consolidated Subsidiaries as of such date; plus

(2) the respective amounts reported on such Person’s balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

“Consolidated Tangible Assets” means total assets (less accumulated depreciation and valuation reserves and other reserves and items deductible from gross book value of specific asset accounts under GAAP) after deducting therefrom (1) any item representing investments in Unrestricted Subsidiaries and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount, organization expenses and other like intangibles, all as set forth on the most recent balance sheet of Parent delivered to the trustee, on a consolidated basis (excluding any Subsidiaries of Parent that are not Subsidiaries of Tronox Worldwide), determined in accordance with GAAP.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Parent who:

(1) was a member of such Board of Directors on the date of the indenture or become a member of such Board in connection with the Distribution; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Credit Agreement” means that certain Credit Agreement to be entered into by and among the Issuers, the lenders and guarantors party thereto and Lehman Commercial Paper Inc., as Administrative Agent, providing for up to $450.0 million of revolving credit and term loan borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Tronox Worldwide to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Tronox Worldwide may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that Tronox Worldwide and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Subsidiary” means any Restricted Subsidiary of Tronox Worldwide that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means an offer and sale of Capital Stock (other than Disqualified Stock) of Tronox Worldwide or Parent pursuant to a registration statement that has been declared effective by the SEC pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of Parent) or a valid private placement on a cash basis after the consummation of the Transactions.

“Existing Indebtedness” means up to $0.4 million in aggregate principal amount of Indebtedness of Tronox Worldwide and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of Tronox Worldwide (unless otherwise provided in the indenture).

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings, and other than in the case of revolving advances under any Qualified Receivables Financing, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis (giving effect to any Pro Forma Cost Savings);

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period;

(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months);

(7) for any calculation of the Fixed Charge Coverage Ratio with a Calculation Date in 2005, Consolidated Cash Flow for the portion of the four-quarter reference period that is in the 2004 fiscal year shall be determined after giving pro forma effect to the adjustments used to calculate pro forma Adjusted EBITDA as set forth in the Prospectus; and

(8) Any Obligation incurred by a Foreign Subsidiary under or with respect to bank guarantees or similar instruments issued by banking organizations outside the United States that are supported or backed by letters of credit issued under Credit Facilities under clause (1) of the definition of Permitted Debt will not be deemed a separate incurrence of Indebtedness.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, excluding amortization of debt issuance costs incurred in connection with the issuance of the notes and the guarantees and including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, whether paid or accrued; plus

(3) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on preferred stock payable solely in Equity Interests of Tronox Worldwide (other than Disqualified Stock) or to Tronox Worldwide or a Restricted Subsidiary of Tronox Worldwide.

“Foreign Subsidiary” means any Restricted Subsidiary of Tronox Worldwide that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise), or entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part).

“Guarantors” means each of:

(1) Cimarron Corporation, Tronox Holdings, Inc., Triple S Minerals Resources Corporation, Tronox Pigments (Savannah) Inc., Tronox Refining Corporation, Southwestern Refining Company, Inc., Transworld Drilling Company, Triangle Refineries, Inc., Triple S. Inc. and Tronox LLC;

(2) any other wholly owned Domestic Subsidiary of Tronox Worldwide that executes a Note Guarantee in accordance with the provisions of the indenture; and

(3) Parent,

and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.

“Hedging Obligations” means, with respect to any specified Person, the net obligations of such Person incurred in the ordinary course of business and not for speculative purposes under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements entered into with one or more financial institutions and other arrangements or agreements designed to protect the Person entering into the agreement against fluctuations in interest rates with respect to Indebtedness incurred and not for purposes of speculation;

(2) foreign exchange contracts and currency protection agreements entered into with one or more financial institutions and designed to protect the Person entering into the agreement against fluctuations in currency exchange rates with respect to Indebtedness incurred and not for purposes of speculation;

(3) any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of commodities used by that Person at the time; and

(4) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary whose total assets, as of the last day of the most recently ended four full fiscal quarter period for which internal financial statements are available immediately preceding such date, are less than $50,000 and whose total revenues for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such date do not exceed $50,000; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of any Issuer.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto);

(4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed;

(6) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7) representing any Hedging Obligations;

(8) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons; or

(9) the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person.

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

(1) such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”);

(2) such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “General Partner”); and

(3) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a) the lesser of (i) the net assets of such General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(b) if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Fixed Charges to the extent actually paid by Tronox Worldwide or its Restricted Subsidiaries.

In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Notwithstanding the preceding, Indebtedness shall not include accounts payable arising in the ordinary course of business.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB (or the equivalent) by Standard & Poor’s, or the equivalent by any other nationally recognized statistical rating organization.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Tronox Worldwide or any Subsidiary of Tronox Worldwide sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Tronox Worldwide such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Tronox Worldwide, Tronox Worldwide will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Tronox Worldwide’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by Tronox Worldwide or any Subsidiary of Tronox Worldwide of a Person that holds an Investment in a third Person will be deemed to be an Investment by Tronox Worldwide or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Income” means, with respect to any specified Person for any period, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary or nonrecurring gain or loss, together with any related provision for taxes on such extraordinary or nonrecurring gain or loss.

“Net Proceeds” means the aggregate cash proceeds received by Tronox Worldwide or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment, earn-out or otherwise, but only as and when received), net of (i) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, (ii) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (iii) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, (iv) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, (v) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Sale, and (vi) appropriate amounts to be provided by Tronox Worldwide or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, as determined in conformity with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither Tronox Worldwide nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of Tronox Worldwide or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Tronox Worldwide or any of its Restricted Subsidiaries.

“Note Guarantee” means the Guarantee by each Guarantor of the Issuers’ obligations under the indenture and the notes, executed pursuant to the provisions of the indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, Special Interest, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness or in respect thereof.

“Parent” means Tronox Incorporated, a Delaware corporation.

“Permitted Business” means any business engaged in by Tronox Worldwide or any Restricted Subsidiary on the date of the indenture and any business incidental, ancillary, complementary or reasonably related thereto or which is a reasonable extension thereof.

“Permitted Investments” means:

(1) any Investment in Tronox Worldwide or in a Restricted Subsidiary of Tronox Worldwide or by a Restricted Subsidiary of Tronox Worldwide in another Restricted Subsidiary of Tronox Worldwide;

(2) any Investment in Cash Equivalents;

(3) any Investment by Tronox Worldwide or any Restricted Subsidiary of Tronox Worldwide in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of Tronox Worldwide and a Guarantor; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Tronox Worldwide or a Restricted Subsidiary of Tronox Worldwide that is a Guarantor;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(5) any Investment solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Tronox Worldwide or Parent;

(6) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of Tronox Worldwide or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or as a result of a foreclosure by Tronox Worldwide or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7) Investments represented by Hedging Obligations;

(8) loans or advances to employees or officers made in the ordinary course of business of Parent, Tronox Worldwide or any Restricted Subsidiary of Tronox Worldwide in an aggregate principal amount not to exceed $1.0 million at any one time outstanding;

(9) receivables owing to Tronox Worldwide or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as Tronox Worldwide or any such Restricted Subsidiary deems reasonable under the circumstances;

(10) workers’ compensation, utility, lease and similar deposits and prepaid expenses in the ordinary course of business and endorsements of negotiable instruments and documents in the ordinary course of business;

(11) refundable construction advances made with respect to the construction of properties of a nature or type that are used in a business similar or related to the business of the Company or its Restricted Subsidiaries in the ordinary course of business;

(12) any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness; provided, however, that any Investment in a Receivables Subsidiary is in the form of a Purchase Money Note, contribution of additional receivables or an equity interest;

(13) guarantees (including Guarantees) of Indebtedness permitted under the covenant contained under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” and performance guarantees consistent with past practice;

(14) guarantees by Tronox Worldwide or any Restricted Subsidiary of operating leases (other than Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by any Restricted Subsidiary in the ordinary course of business;

(15) Investments of a Restricted Subsidiary acquired after the date of the Indenture or of an entity merged into Tronox Worldwide or merged into or consolidated with a Restricted Subsidiary in accordance with the covenant described under “—Certain Covenants—Merger, Consolidation or Sale of Assets” after the date of the Indenture to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation; and

(16) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (16) that are at the time outstanding not to exceed the greater of (a) 1.5% of Consolidated Net Tangible Assets or (b) $20.0 million.

“Permitted Liens” means:

(1) Liens on assets of Tronox Worldwide or any Guarantor securing Indebtedness and other Obligations under Credit Facilities that are permitted by clause (1) of the definition of “Permitted Debt” and/or securing Hedging Obligations related thereto;

(2) Liens in favor of Tronox Worldwide or the Guarantors;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Tronox Worldwide or any Subsidiary of Tronox Worldwide or becomes a Subsidiary of Tronox Worldwide; provided that such Liens were in existence prior to the contemplation of such merger or consolidation or prior to the contemplation of such Person becoming a Subsidiary and do not extend to any assets other than those of the Person merged into or consolidated with Tronox Worldwide or the Subsidiary;

(4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by Tronox Worldwide or any Subsidiary of Tronox Worldwide; provided that such Liens were in existence prior to such acquisition, and not incurred in contemplation of such acquisition;

(5) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with or financed by such Indebtedness;

(6) Liens existing on the date of the indenture;

(7) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(8) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(9) Leases or subleases granted to others that do not materially interfere with the ordinary course of business of Tronox Worldwide and its Restricted Subsidiaries, taken as a whole;

(10) Landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or the like Liens arising by contract or statute in the ordinary course of business and with respect to amounts which are not yet delinquent or are being contested in good faith by appropriate proceedings;

(11) Pledges or deposits made in the ordinary course of business (A) in connection with leases, performance bonds and similar obligations, or (B) in connection with workers’ compensation, unemployment insurance and other social security legislation;

(12) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of Tronox Worldwide or its Restricted Subsidiaries relating to such property or assets;

(13) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

(14) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Tronox Worldwide or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of Tronox Worldwide and its Restricted Subsidiaries;

(15) Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” incurred in connection with a Qualified Receivables Financing;

(16) any attachment or judgment Lien that does not constitute an Event of Default;

(17) Liens (including extensions and renewals thereof) upon real or personal property acquired after the date of the indenture; provided that (a) such Lien is created solely for the purpose of securing Indebtedness incurred, in accordance with the covenant set forth under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” (1) to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property, or assets and any accessions, proceeds and improvements on such item;

(18) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, banker’s acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

(19) Liens arising from filing Uniform Commercial Code financing statements with respect to leases;

(20) Liens created for the benefit of (or to secure) the notes (or the Note Guarantees);

(21) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

(a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(22) Liens granted by Foreign Subsidiaries to secure Indebtedness permitted under clause (12) of the definition of “Permitted Debt”;

(23) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to Tronox Worldwide permitted to be incurred in accordance with the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(24) Liens that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (B) relating to pooled deposit or sweep accounts of Tronox Worldwide or any Restricted Subsidiary to permit satisfaction (within two business days) of overdraft or similar obligations incurred in the ordinary course of business of Tronox Worldwide and the Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of Tronox Worldwide or any Restricted Subsidiary in the ordinary course of business;

(25) Liens securing Hedging Obligations so long as the related Indebtedness is permitted to be incurred under the Indenture and is secured by a Lien on the same property securing such Hedging Obligation;

(26) licenses of intellectual property granted in a manner consistent with past practice;

(27) Liens securing industrial revenue bonds;

(28) Liens solely on any cash earnest money deposits made by Tronox Worldwide or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under the Indenture; and

(29) Liens incurred in the ordinary course of business of Tronox Worldwide or any Subsidiary of Tronox Worldwide with respect to obligations that do not exceed $25.0 million at any one time outstanding.

“Permitted Payments to Parent” means, without duplication as to amounts:

(1) payments to Parent or any other holding company that directly or indirectly owns 100% of the Equity Interests of Tronox Worldwide, in amounts sufficient to pay:

(a) franchise taxes and other tax obligations or fees required in each case to maintain its corporate existence,

(b) costs associated with preparation of required documents for filing with the Securities and Exchange Commission and with any exchange on which such company’s securities are traded,

(c) legal, accounting, and other professional fees and expenses, and

(d) other overhead, operating or administrative costs incurred in the ordinary course of business up to $2.0 million per annum; and

(2) payments of up to $1.0 million per annum to Parent in amounts sufficient to pay fees and expenses related to any securities offering, investment, acquisition or other similar financing transaction permitted under the indenture (whether or not successful).

“Permitted Refinancing Indebtedness” means any Indebtedness of Tronox Worldwide or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of Tronox Worldwide or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4) such Indebtedness is incurred either by Tronox Worldwide or by the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Pro Forma Cost Savings” means, with respect to any period, the reduction in costs and related adjustments that occurred during the four-quarter reference period or after the end of the four-quarter reference period and on or prior to the Calculation Date that were (i) directly attributable to an acquisition or Asset Sale and calculated on a basis that is consistent with Regulation S-X under the Securities Act as in effect and applied as of the date of the indenture or (ii) implemented, or for which the steps necessary for implementation have been taken by Tronox Worldwide and are reasonably expected to occur, with respect to Tronox Worldwide or the business that was the subject of any such acquisition or Asset Sale within six months before or after the date of the acquisition or Asset Sale and that are supportable and quantifiable by the underlying accounting records of such business, as if, in the case of each of clause (i) and (ii), all such reductions in costs and related adjustments had been effected as of the beginning of such period.

“Purchase Money Note” means a promissory note of a Receivables Subsidiary evidencing a line of credit, which may be irrevocable, from Tronox Worldwide or any of its Subsidiaries to a Receivables Subsidiary in connection with a Qualified Receivables Financing, which note is intended to finance that portion of the purchase price that is not paid by cash or a contribution of equity.

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

(1) the Board of Directors of Parent shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to Tronox Worldwide and the Receivables Subsidiary;

(2) all sales of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by Tronox Worldwide); and

(3) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by Tronox Worldwide) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of Tronox Worldwide or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure Indebtedness under Credit Facilities shall not be deemed a Qualified Receivables Financing.

“Receivables Financing” means any transaction or series of transactions that may be entered into by Tronox Worldwide or any of its Subsidiaries pursuant to which Tronox Worldwide or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of transfer by Tronox Worldwide or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of Tronox Worldwide or any of its Subsidiaries, and any assets related thereto including without limitation all collateral securing such accounts receivable, all contracts and all guarantees or other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by Tronox Worldwide or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means any Restricted Subsidiary of Tronox Worldwide, 100% of the outstanding Capital Stock of which is owned directly or indirectly by Tronox Worldwide, or another Person formed for the purposes of engaging in a Qualified Receivables Financing with Tronox Worldwide in which Tronox Worldwide or any Subsidiary of Tronox Worldwide makes an Investment and to which Tronox Worldwide or such Subsidiary transfers accounts receivable and related assets, which engages in no activities other than in connection with the financing of accounts receivable of Tronox Worldwide and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of Parent (as provided below) as a Receivables Subsidiary and:

(1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (a) is guaranteed by Tronox Worldwide or any other Subsidiary of Tronox Worldwide (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (b) is recourse to or obligates Tronox Worldwide or any other Subsidiary of Tronox Worldwide in any way other than pursuant to Standard Securitization Undertakings, or (c) subjects any property or asset of Tronox Worldwide or any other Subsidiary of Tronox Worldwide, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2) with which neither Tronox Worldwide nor any other Subsidiary of Tronox Worldwide has any material contract, arrangement, agreement or understanding other than on terms which Tronox Worldwide reasonably believes to be no less favorable to Tronox Worldwide or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Tronox Worldwide; and

(3) to which neither Tronox Worldwide nor any other Subsidiary of Tronox Worldwide has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of Parent shall be evidenced to the trustee by filing with the trustee a certified copy of the resolution of such Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

“Special Interest” means all liquidated damages then owing pursuant to the registration rights agreement.

“Standard & Poor’s” means Standard & Poor’s Ratings Group, Inc., or any successor to the rating agency business thereof.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by Tronox Worldwide or any of its Subsidiaries, which Tronox Worldwide has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof).

“Transition Agreements” means the following agreements described in “Arrangements between Kerr-McGee and Our Company”:

(1) the Master Separation Agreement;

(2) the Transition Services Agreement;

(3) the Transitional License Agreement;

(4) the Registration Rights Agreement;

(5) the Tax Sharing Agreement;

(6) the Employee Benefits Agreement;

(7) the Assignment, Assumption and Indemnity Agreement; and

(8) the Toll Manufacturing Agreement.

“Unrestricted Subsidiary” means any Subsidiary of Tronox Worldwide that is designated by the Board of Directors of Tronox Worldwide as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) except as permitted by the covenant described above under the caption “—Certain Covenants—Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with Tronox Worldwide or any Restricted Subsidiary of Tronox Worldwide unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Tronox Worldwide or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Tronox Worldwide;

(3) is a Person with respect to which neither Tronox Worldwide nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Tronox Worldwide or any of its Restricted Subsidiaries.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain material United States federal income tax consequences of the exchange of the old notes for the new notes and the ownership and disposition of the new notes. Unless otherwise stated, this summary deals only with holders who purchase the notes in the original offering and who hold the notes as capital assets. This summary assumes that the notes will be issued, and transfers thereof and payments thereon will be made, in accordance with the indenture.

As used herein, “U.S. holders” are any beneficial owners of the notes that are, for United States federal income tax purposes, (i) citizens or residents of the United States, (ii) corporations created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, (iii) estates, the income of which is subject to United States federal income taxation regardless of its source or (iv) trusts if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. persons have the authority to control all substantial decisions of the trust. In addition, certain trusts in existence on August 20, 1996 and treated as U.S. persons prior to such date may also be treated as U.S. holders. As used herein, “non-U.S. holders” are beneficial owners of the notes, other than partnerships, that are not U.S. holders. If a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of the notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. Partnerships and partners in such partnerships should consult their tax advisors about the United States federal income tax consequences of owning and disposing of the notes.

This summary does not describe all of the tax consequences that may be relevant to a holder in light of its particular circumstances. For example, it does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers or traders in securities or currencies, or tax-exempt investors. It also does not discuss notes held as part of a hedge, straddle, “synthetic security” or other integrated transaction. This summary does not address the tax consequences to (i) persons that have a functional currency other than the U.S. dollar, (ii) certain United States expatriates or (iii) shareholders, partners or beneficiaries of a holder of the notes. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the notes.

This summary is based on the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and all of which are subject to change or differing interpretations, possibly on a retroactive basis.

You should consult with your own tax advisor regarding the federal, state, local and foreign income, franchise, personal property and any other tax consequences of the ownership and disposition of the notes.

Internal Revenue Service Circular 230 Notice

TO ENSURE COMPLIANCE WITH INTERNAL REVENUE SERVICE CIRCULAR 230, HOLDERS OF NOTES ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES CONTAINED OR REFERRED TO IN THIS PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY HOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THEM UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Exchange Offer

Pursuant to this exchange offer, holders are entitled to exchange the old notes for new notes that will be substantially identical in all material respects to the old notes, except that the new notes will be registered and therefore generally will not be subject to transfer restrictions. Participation in the exchange offer will not result in a taxable exchange to us or you. Accordingly,

•	no gain or loss will be realized by you upon receipt of a new note,

•	the holding period of a new note will include the holding period of the old note exchanged therefor, and

•	the adjusted tax basis of the new notes will be the same as the adjusted tax basis of the old notes exchanged at the time of the exchange.

Taxation of U.S. Holders

Interest Income

It is anticipated (and this discussion assumes) that the notes will be issued with less than a de minimis amount of original issue discount. Accordingly, payments of interest on the notes generally will be taxable to a U.S. holder as ordinary income at the time such payments are accrued or received (in accordance with the holder’s regular method of tax accounting).

Sale, Exchange or Redemption of Notes

A U.S. holder will generally recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or other disposition of a note and the holder’s adjusted tax basis in such note. For this purpose, a U.S. holder’s amount realized does not include amounts attributable to accrued interest not previously included in income on the note, which will be taxed as a payment of interest. A holder’s adjusted tax basis in the note generally will be the initial purchase price paid for the note. In the case of a holder other than a corporation, preferential tax rates may apply to gain recognized on the sale of a note if such holder’s holding period for such note exceeds one year. To the extent the amount realized is less than the holder’s tax basis, the holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

Information Reporting and Backup Withholding Tax

In general, information reporting requirements will apply to payments of principal and interest on the notes and payments of the proceeds of the sale of the notes, and a backup withholding tax may apply to such payments if the holder fails to comply with certain identification requirements. The backup withholding tax rate is currently 28%. Any amounts withheld under the backup withholding rules from a payment to a holder generally will be allowed as a credit against such holder’s United States federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

Taxation of Non-U.S. Holders

The rules governing United States federal income taxation of a non-U.S. holder of notes are complex, and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. holders should consult with their own tax advisors to determine the effect of federal, state, local and foreign tax laws, as well as treaties, with regard to an investment in the notes, including any reporting requirements.

Interest Income

Generally, interest income of a non-U.S. holder that is not effectively connected with a United States trade or business is subject to a withholding tax at a 30% rate (or, if applicable, a lower tax rate specified by a treaty). However, interest income earned on a note by a non-U.S. holder will qualify for the “portfolio interest”

exemption and therefore will not be subject to United States federal income tax or withholding tax, provided that such interest income is not effectively connected with a United States trade or business of the non-U.S. holder and provided that: (i) the non-U.S. holder does not actually or constructively own 10% of more of the total combined voting power of all classes of our stock entitled to vote; (ii) the non-U.S. holder is not a controlled foreign corporation that is related to us through stock ownership; (iii) the non-U.S. holder is not a bank which acquired the note in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; and (iv) either (a) the non-U.S. holder certifies to the payor or the payor’s agent, under penalties of perjury, that it is not a United States person and provides its name, address and certain other information on a properly executed Internal Revenue Service Form W-8BEN or a suitable substitute form or (b) a securities clearing organization, bank or other financial institution that holds customer securities in the ordinary course of its trade or business and holds the notes in such capacity, certifies to the payor or the payor’s agent, under penalties of perjury, that such a statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner, and furnishes the payor or the payor’s agent with a copy thereof. The applicable United States Treasury regulations also provide alternative methods for satisfying the certification requirements of clause (iv), above. If a non-U.S. holder holds the note through certain foreign intermediaries or partnerships, such holder and the foreign intermediary or partnership may be required to satisfy certification requirements under applicable United States Treasury regulations.

Except to the extent that an applicable income tax treaty otherwise provides, a non-U.S. holder generally will be taxed with respect to interest in the same manner as a U.S. holder if the interest is effectively connected with a United States trade or business of the non-U.S. holder. Effectively connected interest income received or accrued by a corporate non-U.S. holder may also, under certain circumstances, be subject to an additional “branch profits” tax at a 30% rate (or, if applicable, at a lower tax rate specified by an applicable income tax treaty). Even though such effectively connected income is subject to income tax, and may be subject to the branch profits tax, it is not subject to withholding tax if the non-U.S. holder delivers a properly executed Internal Revenue Service Form W-8ECI (or successor form) to the payor or the payor’s agent.

Sale, Exchange or Redemption of Notes

A non-U.S. holder generally will not be subject to United States federal income tax or withholding tax on any gain realized on the sale, exchange, redemption or other disposition of a note unless (i) the gain is effectively connected with a United States trade or business of the non-U.S. holder or (ii) in the case of a non-U.S. holder who is an individual, such holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition, and either (a) such holder has a “tax home” in the United States or (b) the disposition is attributable to an office or other fixed place of business maintained by such holder in the United States.

Except to the extent that an applicable income tax treaty otherwise provides, if an individual non-U.S. holder falls under clause (i) above, such individual generally will be taxed on the net gain derived from a sale in the same manner as a U.S. holder. If an individual non-U.S. holder falls under clause (ii) above, such individual generally will be subject to a flat 30% tax on the gain derived from a sale, which may be offset by certain United States capital losses (notwithstanding the fact that such individual is not considered a resident of the United States). Individual non-U.S. holders who have spent (or expect to spend) 183 days or more in the United States in the taxable year in which they contemplate a sale or other disposition of a note are urged to consult their tax advisors as to the tax consequences of such sale. If a non-U.S. holder that is a foreign corporation falls under clause (i), it generally will be taxed on the net gain derived from a sale in the same manner as a U.S. holder and, in addition, may be subject to the branch profits tax on such effectively connected income at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

Information Reporting and Backup Withholding Tax

United States backup withholding tax will not apply to payments on the notes to a non-U.S. holder if the statement described in clause (iv) under “—Interest Income” above is duly provided by such holder (or the holder satisfies one or more of the alternate methods for satisfying clause (iv) provided in the Treasury regulations), provided that the payor does not have actual knowledge that the holder is a United States person. Information reporting requirements may apply with respect to interest payments, in which event the amount paid or accrued and tax withheld (if any) with respect to each non-U.S. holder will be reported annually to the Internal Revenue Service. Information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of notes effected outside the United States by a foreign office of a “broker” as defined in applicable Treasury regulations (absent actual knowledge or reason to know that the payee is a United States person), unless such broker (i) is a United States person as defined in the Internal Revenue Code, (ii) is a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) is a controlled foreign corporation for United States federal income tax purposes or (iv) is a foreign partnership with certain U.S. connections. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in the preceding sentence may be subject to backup withholding tax and information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements unless the beneficial owner satisfies the requirements described in clause (iv) under “—Interest Income” above and certain other conditions are met.

The United States federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Holders should consult their tax advisors with respect to the tax consequences to them of the ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in United States federal or other tax laws.

PLAN OF DISTRIBUTION

There has previously been only a limited secondary market and no public market for the old notes. We do not intend to apply for the listing of the notes on a national securities exchange or for their quotation through The Nasdaq Stock Market. The notes are eligible for trading in the PORTAL market. We have been advised by the initial purchasers that the initial purchasers currently intend to make a market in the notes; however, the initial purchasers are not obligated to do so and any market making may be discontinued by the initial purchasers at any time. In addition, such market making activity may be limited during the exchange offer. Therefore, there can be no assurance that an active market for the old notes or the new notes will develop. If a trading market does not develop or is not maintained, holders of notes may experience difficulty in reselling notes. If a trading market develops for the notes, future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our results of operations and the market for similar securities. Depending on such factors, such securities may trade at a discount from their offering price.

BROKER-DEALERS WHO DID NOT ACQUIRE OLD NOTES AS A RESULT OF MARKET MAKING ACTIVITIES OR TRADING ACTIVITIES MAY NOT PARTICIPATE IN THE EXCHANGE OFFER.

With respect to resale of new notes, based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe that a holder (other than a person that is our affiliate within the meaning of Rule 405 under the Securities Act or a “broker” or “dealer” registered under the Exchange Act) who exchanges old notes for new notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the new notes, will be allowed to resell the new notes to the public without further registration under the Securities Act and without delivering to the purchasers of the new notes a prospectus that satisfies the requirements of Section 10 thereof. However, if any holder acquires new notes in the exchange offer for the purpose of distributing or participating in a distribution of the new notes, such holder cannot rely on the position of the staff of the SEC enunciated in EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988) or similar no-action letters or any similar interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available.

As contemplated by the no-action letters mentioned above and the registration rights agreement, each holder accepting the exchange offer is required to represent to us in the letter of transmittal that

•	the new notes are to be acquired by the holder in the ordinary course of business,

•	the holder is not engaging and does not intend to engage in the distribution of the new notes, and

•	the holder acknowledges that, if such holder participates in the exchange offer for the purpose of distributing the new notes, such holder must comply with the registration and prospectus delivery requirements of the Securities Act and cannot rely on the above no-action letters.

Any broker or dealer registered under the Exchange Act (each a “Broker-Dealer”) who holds old notes that were acquired for its own account as a result of market-making activities or other trading activities (other than old notes acquired directly from us or our affiliate) may exchange such old notes for new notes pursuant to the exchange offer; however, such Broker-Dealer may be deemed an underwriter within the meaning of the Securities Act and, therefore, must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the new notes received by it in the exchange offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of this prospectus. We have agreed to cause the exchange offer Registration Statement, of which this prospectus is a part, to remain continuously effective for a period of 90 days, if required, from the exchange date, and to make this prospectus, as amended or supplemented, available to any such Broker-Dealer for use in connection with resales. Any Broker-Dealer participating in the exchange offer will be required to acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of new notes received by it in the exchange offer. The delivery by a Broker-Dealer of a prospectus in connection with resales of new notes shall not be deemed to be an admission by such Broker-Dealer that it is an underwriter within the meaning of the Securities Act. We will not receive any proceeds from any sale of new notes by a Broker-Dealer.

New notes received by Broker-Dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Broker-Dealer and/or the purchasers of any such new notes.

LEGAL MATTERS

McAfee & Taft A Professional Corporation, Oklahoma City, Oklahoma will pass on the validity of the notes for us.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited Parent’s consolidated and combined financial statements and schedule at December 31, 2005 and 2004, and for each of the three years in the period ended December 31, 2005, as set forth in their report. We have included the financial statements and schedule in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

AVAILABLE INFORMATION

Parent files annual, quarterly and current reports and other information required by the Exchange Act with the SEC Such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at Room 1580, Headquarters Office, 100 F Street, N.E., Washington D.C. 20549. Copies of such materials can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (http://www.sec.gov).

Parent’s website address is www.tronox.com. Parent intends to make its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed with or furnished to the SEC available free of charge on its website as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. The information on Parent’s website is not incorporated by reference into this prospectus, and you should not consider information on our website a part of this prospectus.

INDEX TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

PAGE
Report of Independent Registered Public Accounting Firm on Consolidated and Combined Financial Statements	F-2

Consolidated and Combined Statement of Operations for the years ended December 31, 2005, 2004 and 2003	F-3

Consolidated and Combined Balance Sheet at December 31, 2005 and 2004	F-4

Consolidated and Combined Statement of Cash Flows for the years ended December 31, 2005, 2004 and 2003	F-5

Consolidated and Combined Statement of Comprehensive Income (Loss) and Business/Stockholders’ Equity for the years ended December 31, 2005, 2004 and 2003	F-6

Notes to Consolidated and Combined Financial Statements	F-7

Index to the Financial Statement Schedules

Schedule II—Valuation Accounts and Reserves	F-63

All other schedules are omitted because they are either not applicable or the information is presented in the financial statements or the notes to the financial statements.

Report of Independent Registered Public Accounting Firm on Consolidated and Combined Financial Statements

The Board of Directors and Stockholders

Tronox Incorporated

We have audited the accompanying consolidated and combined balance sheets of Tronox Incorporated as of December 31, 2005 and 2004, and the related consolidated and combined statements of operations, comprehensive income (loss) and business/stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2005. Our audits also included the financial statement schedule listed in the Index at F-1. These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated and combined financial position of Tronox Incorporated at December 31, 2005 and 2004, and the consolidated and combined results of their operations and their cash flows for each of the three years in the period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

As discussed in Notes 2 and 18 to the consolidated and combined financial statements, effective January 1, 2003, the Company adopted Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations.

/s/    ERNST & YOUNG LLP

Oklahoma City, Oklahoma

March 27, 2006,

except for Note 26, as to which

the date is May 1, 2006

TRONOX INCORPORATED

CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS

	For the years ended December 31,
	2005	2004	2003
	(Millions of dollars, except per share)
Net sales	$1,364.0	$1,301.8	$1,157.7
Cost of goods sold	1,143.8	1,168.9	1,024.7

Gross margin	220.2	132.9	133.0
Selling, general and administrative expenses	115.2	110.1	98.9
Restructuring charges	—	113.0	61.4
Provision for environmental remediation and restoration, net of reimbursements	17.1	4.6	14.9

	87.9	(94.8)	(42.2)
Interest and debt expense—third parties	4.5	0.1	0.1
Other income (expense)	(15.2)	(25.2)	(20.5)

Income (Loss) from Continuing Operations before Income Taxes	68.2	(120.1)	(62.8)
Income Tax Benefit (Provision)	(21.8)	38.3	15.1

Income (Loss) from Continuing Operations before Cumulative Effect of Change in Accounting Principle	46.4	(81.8)	(47.7)
Loss from Discontinued Operations, net of income tax benefit of $14.8, $24.7, and $19.3, respectively	(27.6)	(45.8)	(35.8)

Income (Loss) before Cumulative Effect of Change in Accounting Principle	18.8	(127.6)	(83.5)
Cumulative Effect of Change in Accounting Principle, net of income tax benefit of $4.9	—	—	(9.2)

Net Income (Loss)	$18.8	$(127.6)	$(92.7)

Income (loss) per common share:
Basic and diluted—
Continuing operations	$1.89	$(3.57)	$(2.08)
Discontinued operations	(1.12)	(2.00)	(1.57)
Cumulative effect of change in accounting principle	—	—	(0.40)

Net income	$0.77	$(5.57)	$(4.05)

Weighted average shares outstanding (in thousands):
Basic and diluted	24,518	22,889	22,889

Pro forma as if income taxes were presented on a stand-alone basis (unaudited):
Income from Continuing Operations before Income Taxes	$68.2
Income Tax Provision	(2.7)

Income from Continuing Operations	65.5
Loss from Discontinued Operations	(42.4)

Net Income	$23.1

Net income per common share	$0.94

The accompanying notes are an integral part of these statements.

TRONOX INCORPORATED

CONSOLIDATED AND COMBINED BALANCE SHEET

	At December 31,
	2005	2004
	(Millions of dollars)
ASSETS
Current Assets
Cash and cash equivalents	$69.0	$23.8
Accounts receivable, net of allowance for doubtful accounts of $11.3 in 2005 and $11.0 in 2004	331.6	222.2
Inventories	312.3	285.1
Prepaid and other assets	28.5	34.4
Income tax receivable	2.4	12.7
Deferred income taxes	35.6	17.9
Assets held for sale	—	3.4

Total Current Assets	779.4	599.5

Property, Plant and Equipment—Net	839.7	883.0
Long-Term Receivables, Investments and Other Assets	78.8	48.3
Goodwill and Other Intangible Assets	60.4	65.1

Total Assets	$1,758.3	$1,595.9

LIABILITIES AND BUSINESS/STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$195.3	$196.0
Accrued liabilities	168.9	163.3
Long-term debt due within one year	2.0	—
Income taxes payable	8.8	—

Total Current Liabilities	375.0	359.3

Noncurrent Liabilities
Deferred income taxes	79.0	101.2
Environmental remediation and/or restoration	145.9	130.8
Long-term debt	548.0	—
Other	121.4	114.7

Total Noncurrent Liabilities	894.3	346.7

Contingencies and Commitments (Notes 22 and 23)

Business/Stockholders’ Equity
Class A common stock, par value $0.01—100,000,000 shares authorized, 17,886,640 shares issued and outstanding at December 31, 2005	0.2	—
Class B common stock, par value $0.01—100,000,000 shares authorized, 22,889,431 shares issued and outstanding at December 31, 2005	0.2	—
Capital in excess of par value	461.5	—
Accumulated deficit	(2.9)	—
Deferred compensation	(5.4)	—
Owner’s net investment	—	818.6
Accumulated other comprehensive income	35.4	71.3

Total Business/Stockholders’ Equity	489.0	889.9

Total Liabilities and Business/Stockholders’ Equity	$1,758.3	$1,595.9

The accompanying notes are an integral part of these statements.

TRONOX INCORPORATED

CONSOLIDATED AND COMBINED STATEMENT OF CASH FLOWS

	For the years ended December 31,
	2005	2004	2003
	(Millions of dollars)
Cash Flows from Operating Activities
Net income (loss)	$18.8	$(127.6)	$(92.7)
Adjustments to reconcile net income (loss) to net cash provided by operating activities—
Depreciation and amortization	103.1	104.6	106.5
Deferred income taxes	(31.9)	(38.2)	25.9
Asset write-downs and impairments	12.3	122.4	28.7
Cumulative effect of change in accounting principle	—	—	9.2
Provision for environmental remediation and restoration, net of reimbursements	34.7	66.1	56.0
Allocations from Kerr-McGee	48.0	55.1	65.8
Other noncash items affecting net income (loss)	33.1	37.9	33.6
Changes in assets and liabilities—
(Increase) decrease in accounts receivable	(154.0)	(41.6)	13.3
(Increase) decrease in inventories	(42.7)	59.9	10.4
(Increase) decrease in prepaid and other assets	3.3	5.6	(0.5)
Increase (decrease) in accounts payable and accrued liabilities	12.8	(17.8)	(10.3)
Increase (decrease) in income taxes payable	18.3	6.6	(33.7)
Other	5.7	(42.2)	(91.8)

Net cash provided by operating activities	61.5	190.8	120.4

Cash Flows from Investing Activities
Capital expenditures	(87.6)	(92.5)	(99.4)
Collection on repurchased receivables	165.0	—	—
Other investing activities	5.9	1.1	3.7

Net cash provided by (used in) investing activities	83.3	(91.4)	(95.7)

Cash Flows from Financing Activities
Issuance of common stock, net	226.0	—	—
Proceeds from borrowings	550.0	—	—
Costs of obtaining financing	(10.9)	—	—
Distributions to Kerr-McGee	(761.8)	—	—
Net transfers with affiliates	(106.6)	(131.1)	(10.0)
Other financing activities	—	—	(0.3)

Net cash used in financing activities	(103.3)	(131.1)	(10.3)

Effects of Exchange Rate Changes on Cash and Cash Equivalents	3.7	(3.8)	4.7

Net Increase (Decrease) in Cash and Cash Equivalents	45.2	(35.5)	19.1
Cash and Cash Equivalents at Beginning of Year	23.8	59.3	40.2

Cash and Cash Equivalents at End of Year	$69.0	$23.8	$59.3

The accompanying notes are an integral part of these statements.

TRONOX INCORPORATED

CONSOLIDATED AND COMBINED STATEMENT OF COMPREHENSIVE INCOME (LOSS) AND

BUSINESS/STOCKHOLDERS’ EQUITY

	Owner’s Net Investment	Class A Common Stock	Class B Common Stock	Capital in Excess of Par Value	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Deferred Compensation	Total Business/ Stockholders’ Equity
	(Millions of dollars)
Balance at December 31, 2002	$1,054.7	$—	$—	$—	$—	$7.7	$—	$1,062.4
Comprehensive Income (Loss):
Net loss	(92.7)	—	—	—	—	—	—	(92.7)
Other comprehensive income	—	—	—	—	—	56.8	—	56.8

Comprehensive loss								(35.9)
Net transfers to Kerr-McGee	(15.3)	—	—	—	—	—	—	(15.3)

Balance at December 31, 2003	946.7	—	—	—	—	64.5	—	1,011.2
Comprehensive Income (Loss):
Net loss	(127.6)	—	—	—	—	—	—	(127.6)
Other comprehensive income	—	—	—	—	—	6.8	—	6.8

Comprehensive loss								(120.8)
Net transfers to Kerr-McGee	(0.5)	—	—	—	—	—	—	(0.5)

Balance at December 31, 2004	818.6	—	—	—	—	71.3	—	889.9
Comprehensive Income (Loss):
Net income (loss)	19.7	—	—	—	(0.9)	—	—	18.8
Other comprehensive loss	—	—	—	—	—	(35.9)	—	(35.9)

Comprehensive loss								(17.1)
Net transfers from Kerr-McGee	155.1	—	—	—	—	—	—	155.1
Recapitalization upon contribution from Kerr-McGee	(993.4)	—	0.2	993.2	—	—	—	—
IPO proceeds, net of offering costs	—	0.2	—	224.5	—	—	—	224.7
Distributions to Kerr-McGee	—	—	—	(761.8)	—	—	—	(761.8)
Issuance and amortization of employee stock-based awards	—	—	—	5.6	—	—	(5.4)	0.2
Dividends declared ($0.05 per share)	—	—	—	—	(2.0)	—	—	(2.0)

Balance at December 31, 2005	$—	$0.2	$0.2	$461.5	$(2.9)	$35.4	$(5.4)	$489.0

The accompanying notes are an integral part of these statements.

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements

1. The Company

Tronox Incorporated, a Delaware Corporation was formed on May 17, 2005, in preparation for the contribution and transfer by Kerr-McGee Corporation (“Kerr-McGee”) of certain entities, including those comprising substantially all of its chemical business (the “Contribution”). The Contribution was completed in November 2005 along with the recapitalization of the company, whereby common stock held by Kerr-McGee converted into approximately 22.9 million shares of Class B common stock. An initial public offering (“IPO”) of Class A common stock was completed on November 28, 2005. Prior to the IPO, Tronox was a wholly-owned subsidiary of Kerr-McGee. Pursuant to the IPO registration statement on Form S-1 (File No.333-125574), the company sold approximately 17.5 million shares of its Class A common stock at a price of $14.00 per share. Pursuant to the terms of the Master Separation Agreement dated November 28, 2005, among Kerr-McGee, Kerr-McGee Worldwide Corporation and the company (the “MSA”), the net proceeds from the IPO of $224.7 million were distributed to Kerr-McGee.

Concurrent with the IPO, the company, through its wholly-owned subsidiaries, issued $350.0 million in aggregate principal amount of 9.5% senior unsecured notes due 2012 and borrowed $200.0 million under a six-year senior secured credit facility. Pursuant to the terms of the MSA, the company distributed to Kerr-McGee the net proceeds from the borrowings of approximately $537.1 million.

Following the IPO, approximately 43.3% of the total outstanding common stock of Tronox was held by the general public and 56.7% was held by Kerr-McGee. The holders of Class A common stock and Class B common stock have identical rights, except that holders of Class A common stock are entitled to one vote per share, while holders of Class B common stock are entitled to six votes per share on all matters to be voted on by stockholders. As of December 31, 2005, Kerr-McGee owned all of the company’s Class B common stock, which represented approximately 88.7% of the company’s total voting power.

On March 8, 2006, Kerr-McGee’s Board of Directors declared a dividend of the company’s Class B common stock owned by Kerr-McGee to its stockholders (the “Distribution”). The Distribution is expected to be completed on March 30, 2006. Upon completion of the Distribution, Kerr-McGee will have no ownership or voting interest in the company.

The terms “Tronox” or “the company” are used interchangeably in these consolidated and combined financial statements to refer to the consolidated group or to one or more of the companies that are part of the consolidated group. The company is primarily engaged in the global production and marketing of titanium dioxide, a white pigment used in a wide range of products. The company has production facilities in the United States, Germany and the Netherlands, mining and production facilities in Australia, and a European marketing subsidiary in Switzerland. The company has in the past operated or held businesses or properties, or currently holds properties, that do not relate to the current chemical business.

Basis of Presentation

Effective with the Contribution, the company’s consolidated financial statements include the accounts of all majority-owned subsidiary companies. Prior to the Contribution, the company’s combined financial statements included these entities and interests which were owned by Kerr-McGee. In circumstances where the company owns an undivided interest, the company recognizes its pro rata share of assets and its proportionate share of liabilities. Investments in affiliated companies that are 20% to 50% owned are carried as a component of long-term receivables, investments and other assets in the Consolidated and Combined Balance Sheet at cost adjusted for equity in undistributed earnings. Except for dividends and changes in ownership interest, changes in equity in undistributed earnings are included in other income (expense) in the Consolidated and Combined Statement of Operations. All material intercompany transactions have been eliminated.

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

The combined financial statements prior to the Contribution have been derived from the accounting records of Kerr-McGee, principally representing the Chemical—Pigment and Chemical—Other segments of Kerr-McGee, using the historical results of operations, and historical basis of assets and liabilities of the subsidiaries that the company did not own but currently owns and the chemical business the company operates. Certain of the subsidiaries that were transferred to the company by Kerr-McGee have in the past, directly or through predecessor entities, owned and operated businesses that are unrelated to the chemical business the company operates. Certain of these businesses, including the company’s former forest products operations, thorium compounds manufacturing, uranium and oil and gas refining, distribution and marketing, have been reflected as discontinued operations in the consolidated and combined financial statements. The discontinued operations have been included in the consolidated and combined financial statements because certain contingent obligations directly related to such operations have been retained, resulting in charges to operations in periods subsequent to the exit from these businesses and related liabilities associated with the exit from these businesses (see Notes 16 and 22).

Management believes the assumptions underlying the financial statements are reasonable. However, the combined financial statements included herein may not necessarily reflect the company’s results of operations, financial position and cash flows in the future or what its results of operations, financial position and cash flows would have been had the company been a stand-alone company during the periods presented. Because a direct ownership relationship did not exist among all the various worldwide entities comprising the company before the Contribution, Kerr-McGee’s net investment in the company, including intercompany debt, is shown as owner’s net investment in lieu of stockholders’ equity in the 2004 and 2003 combined financial statements. Transactions between Tronox and other Kerr-McGee operations have been identified in the Consolidated and Combined Statement of Comprehensive Income (Loss) and Business/Stockholders’ Equity as net transfers (to) from Kerr-McGee (see Note 3). In November, the company recognized the par value and capital in excess of par value associated with the issuance of the Class B common stock exchanged for the net assets of the company contributed by Kerr-McGee, after which time the company began accumulating retained earnings.

2. Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ materially from those estimates as additional information becomes known.

Foreign Currency Translation

The U.S. dollar is considered the functional currency for the company’s international operations, except for its European operations. Foreign currency transaction gains or losses are recognized in the period incurred and are included in other income (expense) in the Consolidated and Combined Statement of Operations.

The euro is the functional currency for the company’s European operations. Translation adjustments resulting from translating the functional currency financial statements into U.S. dollar equivalents are reflected as a separate component of other comprehensive income (see Note 4).

Cash Equivalents

The company considers all investments with original maturities of three months or less to be cash equivalents. Cash equivalents totaling $47.0 million in 2005 and $2.3 million in 2004 were comprised of time deposits.

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

Accounts Receivable and Receivable Sales

Accounts receivable are reflected at their net realizable values, reduced by an allowance for doubtful accounts to allow for expected credit losses. The allowance is estimated by management, based on factors such as age of the related receivables and historical experience, giving consideration to customer profiles. The company does not generally charge interest on accounts receivable, nor require collateral; however, certain operating agreements have provisions for interest and penalties that may be invoked, if deemed necessary. Accounts receivable are aged in accordance with contract terms and are written off when deemed uncollectible. Any subsequent recoveries of amounts written off are credited to the allowance for doubtful accounts.

Under an accounts receivable monetization program maintained by the company through April 2005, selected pigment customers’ accounts receivable were sold to a special-purpose entity (“SPE”). The company did not own any of the common stock of the SPE. When the receivables were sold, the company retained an interest in excess receivables that served as over-collateralization for the program and retained interests for servicing and in preference stock of the SPE. The interest in the preference stock was essentially a deposit to provide further credit enhancement to the securitization program, if needed, but otherwise was recoverable by the company at the end of the program. Management believes the servicing fee represented adequate compensation and was equal to what would otherwise be charged by an outside servicing agent. The loss associated with the receivable sales was determined as the difference in the book value of receivables sold and the total of cash and fair value of the deposit retained by the SPE. The losses were recorded in other income (expense). The estimate of fair value of the retained interests was based on the present value of future cash flows discounted at rates estimated by management to be commensurate with the risks. As discussed more fully in Note 6, this program was terminated in April 2005.

Inventories

Inventories are stated at the lower of cost or market. The cost of finished goods inventories is determined by the first-in, first-out (“FIFO”) method. Carrying values include material costs, labor and associated indirect manufacturing expenses. Costs for materials and supplies, excluding ore, are determined by average cost to acquire or standard cost, which approximates actual cost. Raw materials (ore) are carried at actual cost.

Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation and amortization. Maintenance and repairs are expensed as incurred, except that costs of replacements or renewals that improve or extend the lives of existing properties are capitalized.

Depreciation—Property, plant and equipment is depreciated over its estimated useful life by the straight-line method. Useful lives for property, plant and equipment are as follows:

Vessel linings, general mechanical and process equipment	3 – 10 years
Electrical equipment, process piping and waste treatment ponds	10 – 15 years
Support structures and process tanks	20 years
Electrical distribution systems, mining equipment and other infrastructure assets	25 years
Buildings	10 – 40 years

Retirements and Sales—The cost and related accumulated depreciation and amortization are removed from the respective accounts upon retirement or sale of property, plant and equipment. Any resulting gain or loss is included in costs of goods sold in the Consolidated and Combined Statement of Operations.

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

Interest Capitalized—The company capitalizes interest costs on major projects that require an extended period of time to complete. Interest capitalized in 2005, 2004 and 2003 was $2.1 million, $2.0 million and $1.6 million, respectively.

Asset Impairments

The company evaluates impairments by asset group for which the lowest level of independent cash flows can be identified. If the sum of these estimated future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized for the excess of the carrying amount of the asset over its estimated fair value.

Gain or Loss on Assets Held for Sale

Assets are classified as held for sale when the company commits to a plan to sell the assets, completion of the sale is probable and is expected to be completed within one year. Upon classification as held-for-sale, long-lived assets are no longer depreciated and a loss is recognized, if any, based on the excess of carrying value over fair value less costs to sell. Previous losses may be reversed up to the original carrying value as estimates are revised; however, gains are only recognized upon disposition.

Goodwill and Other Intangible Assets

Goodwill is initially measured as the excess of the purchase price of an acquired entity over the fair value of individual assets acquired and liabilities assumed. Goodwill and other indefinite-lived intangibles are not amortized but are reviewed annually for impairment, or more frequently if impairment indicators arise. The annual impairment assessment for goodwill and other indefinite-lived intangible assets is completed at June 30 each year. Based upon the most recent assessment, no impairment was indicated.

Derivative Instruments and Hedging Activities

From time to time, the company enters into foreign currency forward contracts to hedge a portion of its foreign currency risk associated with pigment sales, raw material purchases and operating costs. The company also uses natural gas swaps to hedge a portion of its commodity price risk arising from natural gas consumption. All derivative instruments are accounted for in accordance with FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“FAS No. 133”), as amended. Derivative instruments are recorded in prepaid and other assets or accrued liabilities in the Consolidated and Combined Balance Sheet, measured at fair value. When available, quoted market prices are used in determining fair value; however, if quoted market prices are not available, the company estimates fair value using either quoted market prices of financial instruments with similar characteristics or other valuation techniques. For contracts that qualify and are designated as cash flow hedges of forecasted transactions under the provisions of FAS No. 133, unrealized gains and losses are initially reflected in accumulated other comprehensive income and recognized in earnings in the periods during which the hedged forecasted transactions affect earnings (i.e., when the hedged forecasted pigment sales occur or operating costs are incurred, and upon the sale of finished inventory in the case of a hedged raw material purchase). The ineffective portion of the change in fair value of such hedges, if any, is included in current earnings. For derivatives not designated for hedge accounting, gains and losses are recognized in earnings in the periods incurred. Cash flows associated with derivative instruments are included in the same category in the Consolidated and Combined Statement of Cash Flows as the cash flows from the item being hedged.

Environmental Remediation and Other Contingencies

As sites of environmental concern are identified, the company assesses the existing conditions, claims and assertions, and records an estimated undiscounted liability when environmental assessments and/or remedial

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

efforts are probable and the associated costs can be reasonably estimated. Estimates of environmental liabilities, which include the cost of investigation and remediation, are based on a variety of matters, including, but not limited to, the stage of investigation, the stage of the remedial design, evaluation of existing remediation technologies, and presently enacted laws and regulations. In future periods, a number of factors could significantly change the company’s estimate of environmental remediation costs, such as changes in laws and regulations, or changes in their interpretation or administration, revisions to the remedial design, unanticipated construction problems, identification of additional areas or volumes of contaminated soils and groundwater, and changes in costs of labor, equipment and technology.

To the extent costs of investigation and remediation have been incurred and are recoverable from the U.S. government or from Kerr-McGee and have been incurred or are recoverable under certain insurance policies or from other parties and such recoveries are deemed probable, the company records a receivable for the estimated amounts recoverable (undiscounted). Receivables are reflected in the Consolidated and Combined Balance Sheet as either accounts receivable or as a component of long-term receivables, investments and other assets, depending on estimated timing of collection.

Asset Retirement Obligations

In June 2001, the Financial Accounting Standards Board (“FASB”) issued FAS No. 143 which requires that an asset retirement obligation (“ARO”) associated with the retirement of a tangible long-lived asset be recognized as a liability in the period in which it is incurred or becomes determinable (as defined by the standard), with an associated increase in the carrying amount of the related long-lived asset. The cost of the tangible asset, including the asset retirement cost, is depreciated over the useful life of the asset. The company adopted the standard on January 1, 2003, as discussed further in Note 18.

In March 2005, the FASB issued Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations—An Interpretation of FASB Statement No. 143” (“FIN No. 47”) to clarify that an entity must recognize a liability for the fair value of a conditional ARO when incurred, if the liability’s fair value can be reasonably estimated. Conditional AROs under this pronouncement are legal obligations to perform asset retirement activities when the timing and/or method of settlement are conditional on a future event or may not be within the control of the entity. FIN No. 47 also provides additional guidance for evaluating whether sufficient information to reasonably estimate the fair value of an ARO is available. The company adopted FIN No. 47 as of December 31, 2005 with no material effect to the company’s financial position or results of operations and no effect on reported cash flows.

The ARO is recorded at its estimated fair value and accretion expense is recognized over time as the discounted liability is accreted to its expected settlement value. Fair value is measured using expected future cash outflows discounted at Tronox’s credit-adjusted risk-free interest rate.

Research and Development

Research and development costs were $8.4 million, $6.3 million and $8.0 million in 2005, 2004 and 2003, respectively, and were expensed as incurred.

Employee Stock-Based Compensation

Prior to the IPO, certain of the company’s employees participated in Kerr-McGee’s long-term incentive plans. Under these plans, employees received various stock-based compensation awards, including stock options, restricted stock, stock opportunity grants and performance units.

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

In the fourth quarter of 2005, the company established its own long-term incentive plan and awarded stock options and restricted stock under the plan to its employees and non-employee directors.

Intrinsic-Value Method. The company accounts for its stock-based awards under the intrinsic-value method permitted by APB No. 25, “Accounting for Stock Issued to Employees.” Performance units provide for cash awards based on Kerr-McGee’s achievement of specified total stockholder return targets over a stated period. In accordance with APB No. 25, compensation cost associated with stock-based awards is determined using the following measurement principles:

•	For restricted stock, cost is measured using the market price on the grant date.

•	For stock options, cost is equal to the excess, if any, of the market price of Tronox or Kerr-McGee stock, as applicable, on the date of grant over the exercise price.

•	For performance units, the liability is determined at each reporting date based on the estimated payout by reference to Kerr-McGee’s total stockholder return relative to selected peer companies. The liability so determined is further adjusted to reflect the extent to which employee services necessary to earn the awards have been rendered. Compensation cost for any given period equals the increase or decrease in the liability for outstanding awards.

•	Upon employee forfeiture of an award, any associated compensation expense recognized prior to the forfeiture is reversed.

The aggregate intrinsic value of restricted stock granted by Tronox is initially recognized as an increase in common stock and capital in excess of par value, with a corresponding increase in deferred compensation cost in stockholders’ equity. Deferred compensation is amortized ratably as a reduction of earnings over the vesting periods of the underlying grants or over the service period, if shorter.

Pro Forma Fair-Value Method. Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“FAS No. 123”), prescribes an alternative fair-value method of accounting for employee stock-based awards. Following this method, compensation expense for such awards is measured based on the estimated grant-date fair value and recognized as the related employee services are provided. If compensation expense for stock-based awards had been determined using the fair value-based method, net income (loss) would have been different, as presented in the following table. Pro forma stock-based compensation expense presented below may not be representative of future compensation expense using the fair-value method of accounting as the number and terms of awards granted in a particular year may not be indicative of the number and terms of awards granted in future years.

	2005	2004	2003
	(Millions of dollars, except per share)
Net income (loss) as reported	$18.8	$(127.6)	$(92.7)
Add: stock-based employee compensation expense included in reported net income (loss), net of taxes	2.8	1.5	0.8
Deduct: stock-based employee compensation expense determined using a fair-value method, net of taxes	(3.5)	(3.6)	(3.4)

Pro forma net income (loss)	$18.1	$(129.7)	$(95.3)

Basic and diluted net income (loss) per common share:
As reported	$0.77	$(5.57)	$(4.05)
Pro forma	$0.74	$(5.67)	$(4.16)

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

The fair value of the Tronox options granted in 2005 was estimated as of the date of the grant using the Black-Scholes option-pricing model with the following assumptions:

2005
Risk-free interest rate	4.6%
Expected dividend yield	1.5%
Expected volatility	34.5%
Expected life (years)	6.3
Per-unit fair value of options granted	$5.01

The following table presents inputs and assumptions used to estimate the grant-date fair value of employee stock options granted by Kerr-McGee that had no intrinsic value on the fair value measurement date.

	2005	2004	2003
Risk-free interest rate	3.9%	3.5%	3.6%
Expected dividend yield	3.5%	3.6%	3.3%
Expected volatility	27.4%	22.6%	32.7%
Expected life (years)	6.0	5.8	5.8
Weighted-average fair value of options granted	$12.50	$8.63	$11.09

While all Kerr-McGee options granted in 2005 had the same contractual terms, for some of the options, the compensation cost measurement date, as defined by FAS No. 123, occurred subsequent to the date on which the options’ exercise price was set. Because the market price of Kerr-McGee’s stock increased by the measurement date, those options had intrinsic value of $18.26 and an estimated fair value of $22.89, which was determined using the following assumptions: expected life of six years, risk-free interest rate of 4.0%, expected dividend yield of 3.5% and expected volatility of 26.2%.

New Accounting Standard. In December 2004, the FASB issued Statement No. 123 (revised 2004), “Share-Based Payment” (“FAS No. 123R”), which replaces FAS No. 123 and supersedes APB No. 25. FAS No. 123R requires all share-based payments to employees to be recognized in the financial statements based on their fair values. The company will adopt FAS No. 123R effective January 1, 2006, using the modified prospective method, as permitted by the standard. The modified prospective method requires that compensation expense be recorded for all unvested share-based compensation awards at the beginning of the first quarter of adoption. The following provides a summary of some of the implementation effects of this standard:

•	Stock-based compensation expense recognized in the Consolidated Statement of Income will be higher in the future, reflecting a change in the measurement basis of stock options from intrinsic to fair value. The magnitude of the increase will depend upon the number of options granted and other factors affecting fair value.

•	Net cash flows provided by operating activities will be lower and cash flows from financing activities will be higher by the amount of the reduction in cash income taxes as a result of tax deductibility of stock options and restricted stock awards.

Revenue Recognition

Revenue is recognized when persuasive evidence of a sales arrangement exists, delivery has occurred, sales price is fixed or determinable and collectibility is reasonably assured. All amounts billed to a customer in a sales transaction related to shipping and handling represent revenues earned and are reported as net sales. Costs incurred by the company for shipping and handling are reported as cost of goods sold.

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

Cost of Goods Sold

Cost of goods sold includes the costs of manufacturing and distributing products, including raw materials, energy, labor, depreciation and other production costs. Receiving, distribution, freight and warehousing costs are also included in cost of goods sold.

Selling, General and Administrative Expenses

Selling, general and administrative expenses include costs related to marketing, sales, research and development, legal and administrative functions such as accounting, treasury and finance, as well as costs for salaries and benefits, travel and entertainment, promotional materials and professional fees.

Income Taxes

The closing of the IPO resulted in the deconsolidation of the company from Kerr-McGee under U.S. Federal income tax laws. The company continued as a member included in the U.S. Federal consolidated income tax return of Kerr-McGee up to the deconsolidation date. Prior to the deconsolidation date, the company had not been a party to a tax-sharing agreement with Kerr-McGee, but had consistently followed an allocation policy whereby Kerr-McGee has allocated its members of the consolidated return provisions and/or benefits based upon each member’s taxable income or loss. This allocation methodology resulted in the recognition of deferred assets and liabilities for the differences between the financial statement carrying amounts and their respective tax basis, except to the extent for deferred taxes on income considered to be indefinitely reinvested in foreign jurisdictions. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Kerr-McGee had allocated current tax benefits to the members of its consolidated return, including the company, that had generated losses that were utilized or expected to be utilized on the U.S. Federal consolidated income tax return. The income taxes presented as a result of this allocation methodology are not consistent with that calculated on a stand-alone tax return basis. In addition, Kerr-McGee manages its tax position for the benefit of its entire portfolio of businesses, and its tax strategies are not necessarily reflective of those tax strategies that the company would have followed or does follow as a stand-alone company.

Subsequent to the IPO and the deconsolidation, deferred income taxes are provided to reflect the future tax consequences of temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements, except for deferred taxes on income considered to be indefinitely reinvested in certain foreign subsidiaries.

Earnings Per Share

The company calculated its earnings per share in accordance with FAS No. 128 “Earnings per Share.” Basic earnings per share includes no dilution and is computed by dividing net income or loss available to common stockholders by the weighted average number of common shares outstanding for the period. The weighted average number of common shares outstanding for all periods presented includes 22,889,431 shares of Class B common stock issued to Kerr-McGee in connection with the Contribution, retroactively adjusted for the recapitalization. Basic earnings per share for 2005 also includes 17,480,000 shares of Class A common stock, weighted as of the IPO date, and restricted stock from the date awarded. There is no difference between basic and diluted earnings per share for all periods presented, since there were no dilutive securities during the periods presented. At the Distribution, additional potentially dilutive shares will be issued with the forfeiture of Kerr-McGee stock-based awards and issuance of Tronox stock-based awards (see Note 20).

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

New/Revised Accounting Standards

In November 2004, the FASB issued FAS No. 151, “Inventory Costs—an Amendment of ARB No. 43, Chapter 4”(“FAS No. 151”), which requires that abnormal amounts of idle facilities cost, freight, handling costs and spoilage be expensed as incurred and not capitalized as inventory. FAS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The company will adopt the standard effective January 1, 2006. The effect of adoption is not expected to have a material effect on the company’s financial position or results of operations.

In May 2005, the FASB issued FAS No. 154, “Accounting Changes and Error Corrections” (“FAS No. 154”), which will require that, unless it is impracticable to do so, a change in an accounting principle be applied retrospectively to prior periods’ financial statements for all voluntary changes in accounting principles and upon adoption of a new accounting standard if the standard does not include specific transition provisions. FAS No. 154 supersedes APB No. 20, “Accounting Changes,” which previously required that most voluntary changes in accounting principles be recognized by including in the current period’s net income (loss) the cumulative effect of changing to the new accounting principle. FAS No. 154 also provides that if an entity changes its method of depreciation, amortization, or depletion for long-lived, nonfinancial assets, the change must be accounted for as a change in accounting estimate. Under APB No. 20, such a change would have been reported as a change in an accounting principle. FAS No. 154 will be applicable to accounting changes and error corrections made by the company effective January 1, 2006. The effect of applying this new standard on the company will depend on whether material voluntary changes in accounting principles, changes in estimates or error corrections occur, and transition and other provisions included in new accounting standards.

In March 2005, the Emerging Issues Task Force (“EITF”) reached a consensus on EITF 04-6 regarding the accounting for post-production stripping costs. The consensus reached was that “stripping costs incurred during the production phase of a mine are variable production costs that should be included in the costs of the inventory produced (extracted) during the period that the stripping costs are incurred.” This represents a change from the company’s current accounting for production-related stripping costs, as the company has historically included production-related stripping costs as a component of surface mining inventory and allocated the costs incurred over the estimated total reserves of the mine. EITF 04-6 is effective for the first reporting period beginning after December 15, 2005. The company will adopt EITF 04-6 on January 1, 2006. The effect of adoption is not expected to have a material effect on the company’s financial position or results of operations.

3. Transactions with Kerr-McGee

During the fourth quarter of 2005, the Contribution and recapitalization of the company was completed, whereby common stock held by Kerr-McGee converted into approximately 22.9 million shares of Class B common stock. Tronox also entered into agreements with Kerr-McGee in connection with its separation from Kerr-McGee. These agreements include:

•	A master separation agreement (“MSA”), providing for, among other things, the separation from Kerr-McGee and the Distribution of Class B shares following the initial public offering of Class A common stock, the distribution of the net proceeds from the IPO and concurrent debt financing as well as cash in excess of $40 million to Kerr-McGee and agreements between Tronox Incorporated and Kerr-McGee, including those relating to indemnification

•	A tax sharing agreement, providing for, among other things, the allocation between Tronox and Kerr-McGee of federal, state, local and foreign tax liabilities for periods prior to the Distribution and in some instances for periods after the Distribution

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

•	An employee benefits agreement, pursuant to which, among other things, some employee benefit plan related assets and liabilities of Kerr-McGee are to be allocated between Tronox and Kerr-McGee and some arrangements are to be made with respect to employee compensation arrangements

•	A transition services agreement, pursuant to which, among other things, Kerr-McGee will provide certain services to Tronox and Tronox will provide certain services to Kerr-McGee for a transition period following the IPO and the Distribution

The Consolidated and Combined Statement of Operations includes an allocation of costs for certain corporate functions historically provided by Kerr-McGee, including:

General Corporate Expenses—Represents costs related to corporate functions such as accounting, tax, treasury, human resources, legal and information management and technology. These costs were historically allocated primarily based on estimated use of services as compared to Kerr-McGee’s other businesses. These costs are included in selling, general and administrative expenses in the Consolidated and Combined Statement of Operations. This allocation ceased at the IPO date and any services rendered subsequent to that date and the resulting costs are being billed under the terms of the transition services agreement.

Employee Benefits and Incentives—Represents fringe benefit costs and other incentives, including group health and welfare benefits, U.S. pension plans, U.S. postretirement health and life plans and stock-based compensation plans. These costs have historically been allocated on an active headcount basis for health and welfare benefits, including postretirement benefits, on the basis of salary for U.S. pension plans and on a specific identification basis for stock-based compensation plans. These costs are included in costs of goods sold, selling, general and administrative expenses, restructuring charges and loss from discontinued operations in the Consolidated and Combined Statement of Operations.

Interest Expense—Until the completion of the IPO and the concurrent financing, Kerr-McGee provided financing to the company through cash flows from its other operations and debt incurred. Although the incurred debt was not allocated to the company, a portion of the interest expense was allocated based on specifically-identified borrowings from Kerr-McGee at Kerr-McGee’s average borrowing rates. These costs are included in other income (expense) in the Consolidated and Combined Statement of Operations, net of interest income that was allocated from the company to Kerr-McGee on certain monies the company has loaned to Kerr-McGee. This allocation ceased at the IPO date as Kerr-McGee no longer provides financing to the company.

Expense allocations from Kerr-McGee reflected in the income (loss) from continuing operations in the company’s Consolidated and Combined Statement of Operations were as follows:

	2005	2004	2003
	(Millions of dollars)
General corporate expenses	$24.3	$27.4	$25.3
Employee benefits and incentives	24.0	28.8	35.9
Interest expense, net	14.6	12.1	10.1

These allocations were based on what were considered to be reasonable reflections of the historical utilization levels of the services required in support of our business. The company’s management currently estimates that general corporate expenses may be $15.0 million to $20.0 million greater on an annual basis in the future as a stand-alone company (unaudited).

Subsequent to the IPO, the expense allocations for certain corporate services previously provided by Kerr-McGee ceased, and the company began purchasing such services from Kerr-McGee under the terms of the

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

transition services agreement. Under the terms of the transition services agreement, the company also receives compensation for services provided to Kerr-McGee. The net expense charged to the company in 2005 was nominal for the one-month period subsequent to the IPO.

Kerr-McGee utilized a worldwide centralized approach to cash management and the financing of its operations with all related activity between Kerr-McGee and the company reflected as net transfers from (to) Kerr-McGee in the company’s Consolidated and Combined Statement of Comprehensive Income (Loss) and Business/Stockholders’ Equity. In connection with the IPO, the net amount due from the company to Kerr-McGee at November 28, 2005, was contributed by Kerr-McGee to the company, forming a part of the continuing equity of the company and is a component of Recapitalization upon contribution from Kerr-McGee shown in the Consolidated and Combined Statement of Comprehensive Income (Loss) and Business/Stockholders’ Equity. Subsequent to November 28, 2005, amounts due from or to Kerr-McGee arising from transactions subsequent to that date are being settled in cash.

4. Other Comprehensive Income (Loss)

Components of other comprehensive income (loss) for the years ended December 31, 2005, 2004 and 2003 were as follows:

	2005	2004	2003
	(Millions of dollars)
Foreign currency translation adjustments	$(41.7)	$20.0	$50.8
Unrealized gain on cash flow hedges, net of taxes of $(2.5), $(0.8) and $(4.7)	4.1	0.6	13.8
Reclassification of realized gain on cash flow hedges to net income (loss), net of taxes of $2.5, $2.8 and $3.1	(3.2)	(7.7)	(7.2)
Minimum pension liability adjustments, net of taxes of $(2.4), $3.6 and $0.1	4.9	(6.1)	(0.6)

	$(35.9)	$6.8	$56.8

Components of accumulated other comprehensive income at December 31, 2005 and 2004, net of applicable tax effects, were as follows:

	2005	2004
	(Millions of dollars)
Foreign currency translation adjustments	$37.5	$79.2
Unrealized loss on cash flow hedges	(0.3)	(1.2)
Minimum pension liability adjustments	(1.8)	(6.7)

	$35.4	$71.3

5. Cash Flow Information

Net cash provided by operating activities reflects cash payments for income taxes and interest as follows:

	2005	2004	2003
	(Millions of dollars)
Income tax payments	$11.9	$8.0	$10.4
Less refunds received	(11.4)	(0.2)	(0.5)

Net income tax payments	$0.5	$7.8	$9.9

Interest payments	$0.4	$0.1	$0.1

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

Additionally, in 2005 and 2004, Kerr-McGee paid income taxes of $27.2 million and $37.0 million, respectively, on the company’s behalf, which is included as net transfers with Kerr-McGee in the Consolidated and Combined Statement of Comprehensive Income (Loss) and Business/Stockholders’ Equity.

Other noncash items included in the reconciliation of net income (loss) to net cash provided by operating activities include the following:

	2005	2004	2003
	(Millions of dollars)
Stock-based compensation(1)	$5.8	$2.5	$1.2
Pension and postretirement cost(1)	9.9	15.5	24.0
Litigation provision	8.7	0.2	1.3
Loss on retirements of property and equipment	0.9	9.7	5.9
Equity in net earnings of equity method investees	(2.0)	(2.4)	(0.8)
All other(2)	9.8	12.4	2.0

Total	$33.1	$37.9	$33.6

(1)	Amounts consist principally of cost allocations from Kerr-McGee.
(2)	No other individual item is material to net cash flows provided by operating activities.

Details of changes in other assets and liabilities within net cash provided by operating activities of the Consolidated and Combined Statement of Cash Flows are as follows:

	2005	2004	2003
	(Millions of dollars)
Environmental expenditures	$(61.1)	$(85.2)	$(97.9)
Reimbursements of environmental expenditures	71.4	50.5	14.8
Cash abandonment expenditures	(2.3)	(3.2)	—
Employer contributions to pension and postretirement plans	(7.0)	(1.9)	(0.8)
All other(1)	4.7	(2.4)	(7.9)

Total	$5.7	$(42.2)	$(91.8)

(1)	No other individual item is material to net cash flows provided by operating activities.

Other noncash investing and noncash financing activities were as follows:

	2005	2004	2003
	(Millions of dollars)
Noncash Investing Activities—
Receivables repurchased and contributed by Kerr-McGee	$165.0	$—	$—

Noncash Financing Activities—
Contribution of repurchased receivables by Kerr-McGee	$(165.0)	$—	$—

In addition to transactions with Kerr-McGee affecting the company’s net income (loss), the company periodically has had other transactions with Kerr-McGee that have not affected net income (loss) but have affected recognized assets and liabilities and owner’s net investment. Such noncash items are excluded from operating and financing activities in the accompanying Consolidated and Combined Statement of Cash Flows but are reflected in the net transfers with Kerr-McGee in the accompanying Consolidated and Combined Statement of Comprehensive Income (Loss) and Business/Stockholders’ Equity.

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

6. Accounts Receivable

Summarized below are accounts receivable, net of the related allowance for doubtful accounts, at December 31, 2005 and 2004:

	2005	2004
	(Millions of dollars)
Accounts receivable—trade	$305.1	$153.4
Receivable from the U.S. Department of Energy (Note 22)(1)	13.0	66.0
Receivable from insurers (Note 22)(1)	7.7	6.0
Receivable from affiliates, net (2)	8.7	—
Other	8.4	7.8

	342.9	233.2
Allowance for doubtful account	(11.3)	(11.0)

Total	$331.6	$222.2

(1)	Amounts receivable from the U.S. Department of Energy and insurers not expected to be collected within one year from the balance sheet date are reflected in long-term receivables, investments and other assets.
(2)	Amounts receivable from Kerr-McGee for employee bonuses associated with services provided prior to the IPO, net of amounts payable to Kerr-McGee for services provided to the company under the transition services agreement.

Through April 2005, the company had an accounts receivable monetization program with a maximum availability of $165.0 million. Under the terms of the program, selected qualifying customer accounts receivable were sold monthly to a SPE, which in turn sold an undivided ownership interest in the receivables to a third-party multi-seller commercial paper conduit sponsored by an independent financial institution. As the receivables were sold, such amounts were reflected as cash flows from operating activities within the Consolidated and Combined Statement of Cash Flows. The company sold, and retained an interest in, excess receivables to the SPE as over-collateralization for the program. The retained interest in sold receivables was subordinate to, and provided credit enhancement for, the conduit’s ownership interest in the SPE’s receivables, and was available to the conduit to pay certain fees or expenses due to the conduit, and to absorb credit losses incurred on any of the SPE’s receivables in the event of program termination. No recourse obligations were recorded since the company had no obligations for any recourse actions on the sold receivables. At December 31, 2004, the outstanding balance of receivables sold (and excluded from the company’s Consolidated and Combined Balance Sheet as of that date) was $165.0 million, which was net of the company’s retained interest in receivables serving as over-collateralization of $38.8 million.

The accounts receivable monetization program included ratings downgrade triggers based on Kerr-McGee’s corporate senior unsecured debt rating that provided for certain program modifications, including a program termination event, upon which the program would effectively liquidate over time and the third-party multi-seller commercial paper conduit would be repaid with the collections on accounts receivable. In April 2005, Kerr-McGee’s senior unsecured debt was downgraded, triggering program termination. As opposed to liquidating the program over time in accordance with its terms, Kerr-McGee entered into an agreement to terminate the program by repurchasing the then outstanding balance of receivables sold of $165.0 million. The repurchased receivables were then contributed to the company in a non-cash financing transaction. The balances of repurchased receivables have subsequently been collected by the company. Such collections are included in cash flows from investing activities in the Consolidated and Combined Statement of Cash Flows.

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

While the program was in effect in 2005 and during 2004 and 2003, the company sold $384.1 million, $1.1 billion and $836.2 million, respectively, of its pigment receivables and had pretax income (loss) of $0.1 million, $(8.2) million and $(4.8) million in each of those periods, which is included in Other income (expense) in the Consolidated and Combined Statement of Operations.

7. Inventories

Major categories of inventories at December 31, 2005 and 2004 were:

	2005	2004
	(Millions of dollars)
Raw materials	$77.1	$79.5
Work-in-progress	15.2	13.4
Finished goods	154.7	135.6
Materials and supplies	65.3	56.6

Total	$312.3	$285.1

8. Financial Instruments

The company holds or issues financial instruments for other than trading purposes. At December 31, 2005 and 2004, the carrying amount and estimated fair value of these instruments are as follows:

	December 31, 2005		December 31, 2004
	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
	(Millions of dollars)
Cash and cash equivalents	$69.0	$69.0	$23.8	$23.8
Long-term receivables	35.9	30.5	21.8	19.5
Long-term debt	550.0	558.2	—	—

The carrying amount of cash and cash equivalents approximates fair value of those instruments due to their short maturity. The fair value of long-term receivables is based on discounted cash flows. The fair value of the company’s long-term fixed-rate debt is based on the quoted market prices for the debt. The carrying value of the company’s variable-rate debt approximates its fair value. Carrying values of derivative instruments, all of which approximate their fair values, are disclosed in Note 12.

Concentration of Credit Risk

A significant portion of the company’s liquidity is concentrated in trade accounts receivable that arise from sales of titanium dioxide pigment to customers in the paint and coatings industry. The industry concentration has the potential to impact the company’s overall exposure to credit risk, either positively or negatively, in that its customers may be similarly affected by changes in economic, industry or other conditions. The company performs ongoing credit evaluations of its customers, and uses credit risk insurance policies from time to time as deemed appropriate to mitigate credit risk but generally does not require collateral. The company maintains reserves for potential credit losses based on historical experience and such losses have been within expectations.

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

9. Property, Plant and Equipment

Property, plant and equipment at December 31, 2005 and 2004, was as follows:

	2005	2004
	(Millions of dollars)
Land	$63.1	$58.4
Buildings	145.0	146.9
Machinery and equipment	1,769.2	1,770.8
Other	111.9	96.3

Total	2,089.2	2,072.4
Less accumulated depreciation	(1,249.5)	(1,189.4)

Net	$839.7	$883.0

10. Long-Term Receivables, Investments and Other Assets

Long-term receivables, investments and other assets were as follows at December 31, 2005 and 2004:

	2005	2004
	(Millions of dollars)
Receivable from the U.S. Department of Energy (Note 22)	$12.5	$12.8
Investments in equity method investees	17.5	16.8
Receivables from insurers (Note 22)	23.5	9.0
Prepaid pension cost	11.7	—
Other	13.6	9.7

Total	$78.8	$48.3

11. Goodwill and Other Intangible Assets

The changes in the carrying value of goodwill, all of which is associated with the company’s pigment reportable segment, for 2004 and 2005 were as follows (in millions of dollars):

Balance at December 31, 2003	$10.9
Change due to foreign currency translation	0.9

Balance at December 31, 2004	11.8
Change due to foreign currency translation	(1.5)

Balance at December 31, 2005	$10.3

The changes in the carrying value of indefinite-lived intangible assets for 2004 and 2005 were as follows (in millions of dollars):

Proprietary Technology
Balance at December 31, 2003	$55.5
Impairment associated with the Savannah sulfate plant shutdown(1)	(7.4)
Change due to foreign currency translation	5.0

Balance at December 31, 2004	53.1
Change due to foreign currency translation	(3.2)

Balance at December 31, 2005	$49.9

(1)	Refer to Note 16 for more information regarding the Savannah sulfate plant shutdown.

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

The net carrying amount of intangible assets subject to amortization at both December 31, 2005 and 2004 was $0.2 million.

12. Derivative Instruments

At December 31, 2005 and 2004, the net fair value of foreign currency and commodity hedging contracts included in the Consolidated and Combined Balance Sheet was a liability of $0.7 million and $1.6 million, respectively, and the related balance of deferred after-tax losses in accumulated other comprehensive income was $0.4 million and $1.2 million, respectively. All contracts outstanding at December 31, 2005, are expected to settle in 2006. In 2005, 2004 and 2003, pre-tax gains on cash flow hedges of $5.8 million, $10.5 million and $10.3 million, respectively, were reclassified from accumulated other comprehensive income to earnings. Substantially all of such gains are reflected as a component of cost of goods sold in the Consolidated and Combined Statement of Operations. No hedges were discontinued and no ineffectiveness was recognized in the periods presented.

13. Accrued Liabilities

Accrued liabilities at December 31, 2005 and 2004 were as follows:

	2005	2004
	(Millions of dollars)
Employee-related costs and benefits	$54.2	$43.5
Reserves for environmental remediation and restoration—current portion	77.8	85.0
Other(1)	36.9	34.8

Total	$168.9	$163.3

(1)	No other individual item is material to total current liabilities.

14. Long-Term Debt

No long-term debt was outstanding at December 31, 2004. Long-term debt at December 31, 2005, consisted of the following (in millions of dollars):

Variable-rate term loan due in installments through November 2011	$200.0
9 1/2% Senior Unsecured Notes due December 2012	350.0

Total debt	550.0
Less: Current portion of long-term debt	(2.0)

Total long-term debt	$548.0

In November 2005, Tronox Worldwide LLC, a wholly-owned subsidiary of the company, entered into a senior secured credit facility consisting of a $200.0 million six-year term loan facility and a five-year multicurrency revolving credit facility with maximum borrowing capacity of $250.0 million. Interest on amounts borrowed under the credit agreement is payable, at Tronox Worldwide LLC’s election, at a base rate or a LIBOR rate, in each case as defined in the credit agreement. The initial margin applicable to LIBOR borrowings is 175 basis points and may vary from 100 to 200 basis points depending on the company’s credit rating. The weighted average rate on outstanding borrowings under the term loan at December 31, 2005, was 6.5%. The term loan requires mandatory payments of $0.5 million each quarter beginning in March 2006 through 2010, and $47.5 million each quarter beginning in March 2011 until maturity. At December 31, 2005, no amounts were

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

outstanding under the revolving credit facility, but the company had outstanding letters of credit issued under the facility of $33.8 million, which reduced the total amount available under the facility to $216.2 million.

The company is required to use 75% of its excess cash flow as defined in the credit agreement to pay down debt outstanding under the credit facility. The first such mandatory payment, if any, is due in March 2007 based on excess cash flow for the fiscal year 2006. In addition, 100% of proceeds from certain asset sales (as defined in the credit agreement) must be used to pay down term loan debt within five business days of receipt of such proceeds.

The terms of the credit agreement provide for customary representations and warranties, affirmative and negative covenants, and events of default. The company is also required to maintain compliance with the following financial covenants beginning in 2006 (in each case, as defined in the credit agreement):

•	Consolidated Total Leverage Ratio of no more than 3.75:1

•	Consolidated Interest Coverage Ratio of at least 2:1

•	Limitation on Capital Expenditures

Tronox Incorporated and certain of its subsidiaries have guaranteed the obligations and granted a security interest in specified assets, including property and equipment, inventory and accounts receivable.

Tronox Worldwide LLC and its wholly-owned direct subsidiary, Tronox Finance Corp. issued $350.0 million in aggregate principal amount of 9 1/2% senior unsecured notes due in 2012. Interest on the notes will be payable on June 1 and December 1 of each year, commencing June 1, 2006. The unsecured notes were only offered and sold to qualified institutional buyers. The company may redeem all or part of the notes on or after December 1, 2009 at specified redemption prices. Prior to December 1, 2008, the company may redeem up to 35% of the notes from the proceeds of certain equity offerings. The notes are guaranteed on an unsecured senior basis by Tronox Incorporated and all of its material wholly-owned domestic subsidiaries. The company’s foreign subsidiaries do not guarantee the notes. The notes and the guarantees will rank equally in right of payment with all of the company’s existing and future unsecured senior debt and will rank senior in right of payment to all the company’s existing and future subordinated debt. The company has agreed to file a registration statement with the Securities and Exchange Commission (“SEC”) relating to an offer to exchange the notes and guarantees for registered notes and guarantees with substantially identical terms.

The credit facility and the indenture governing the senior unsecured notes have restrictive covenants that limit the company’s ability to, among other things, incur additional debt and liens, make loans or investments, sell assets, and engage in mergers, consolidations or acquisitions. Both the credit facility and the senior unsecured notes have limitations on the amount of cash dividends that Tronox can pay to its stockholders. These limitations restrict cash payments of dividends not to exceed $5.0 million in the aggregate in any fiscal quarter and not to exceed $13.5 million in the aggregate in any fiscal year.

The scheduled maturities of our debt were as follows at December 31, 2005 (in millions of dollars):

2006	$2.0
2007	2.0
2008	2.0
2009	2.0
2010	2.0
2011 and thereafter	540.0

Total debt	$550.0

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

15. Noncurrent Liabilities—Other

Noncurrent liabilities—other consisted of the following at December 31, 2005 and 2004:

	2005	2004
	(Millions of dollars)
Reserve for income taxes payable	$37.2	$39.7
Asset retirement obligations	27.7	24.3
Reserve for workers’ compensation and general liability claims	18.5	16.1
Pension obligations	12.6	13.5
Other	25.4	21.1

Total	$121.4	$114.7

16. Discontinued Operations, Restructuring and Exit Activities

Restructuring and Exit Activities—The following table presents a reconciliation of the beginning and ending balances of reserves for restructuring and exit activities for 2005 and 2004, with discussion of material components of the activity provided below.

	2005				2004
	Personnel Costs	Dismantlement and Closure	Contract Termination	Total(1)(2)	Personnel Costs	Dismantlement and Closure	Contract Termination	Total(1)(2)
	(Millions of dollars)
Beginning balance	$7.1	$10.4	$4.3	$21.8	$16.3	$12.6	$—	$28.9
Provisions	(0.2)	(0.2)	—	(0.4)	4.2	2.8	6.7	13.7
Payments	(2.2)	(4.1)	(3.3)	(9.6)	(12.5)	(6.4)	(2.4)	(21.3)
Adjustments	(1.6)	(1.2)	—	(2.8)	(0.9)	1.4	—	0.5

Ending balance	$3.1	$4.9	$1.0	$9.0	$7.1	$10.4	$4.3	$21.8

(1)	Amounts exclude AROs and pension reserves.
(2)	Amounts include obligations of the discontinued forest products operations that have been retained by the company.

In 2004, the company shut down sulfate and curtailed gypsum production at the Savannah, Georgia facility, wrote down assets that were no longer in service and recognized a pretax charge of $123.0 million. Of the total charge in 2004, $86.6 million represented a write-down of plant assets (of which $12.7 million related to an ARO recognized during the third quarter of 2004), $15.6 million for inventory revaluation, $7.4 million for impairment of intangible assets, $6.7 million for severance and benefit plan curtailment costs, and $6.7 million for contract termination costs. The company’s 2004 Consolidated and Combined Statement of Operations includes $15.6 million in cost of goods sold and $107.4 million in restructuring charges, for total pretax charges of $123.0 million associated with the Savannah facility. (See Note 18 for additional discussion regarding the ARO.) Severance of $1.2 million and $2.1 million was paid during 2005 and 2004, respectively, while the remainder of $0.9 million, representing an excess of estimated provisions over actual costs, was reversed in 2005. The shutdown resulted in the elimination of approximately 100 positions.

In September 2003, the company implemented a work force reduction program through which it reduced its U.S. non-bargaining work force through both voluntary retirements and involuntary terminations. As a result, the company’s work force was reduced by 138 employees. Qualifying employees terminated under this program were eligible for enhanced benefits under Kerr-McGee’s pension and postretirement plans, along with severance

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

payments. In connection with the work force reduction program, the company incurred a pretax charge of $9.4 million for severance-related costs and $14.2 million for curtailment and special termination benefits associated with the company’s participation in Kerr-McGee’s U.S. retirement plans. These charges are reflected in restructuring charges in the Consolidated and Combined Statement of Operations. Of the total severance provision, $2.6 million was paid in 2003, and $6.5 million was paid in 2004. The remaining reserve balance of $0.3 million, representing an excess of estimated provisions over actual costs, was reversed in 2004.

During 2003, the company provided $60.8 million pretax for costs associated with the closure of its synthetic rutile plant in Mobile, Alabama. Included in the $60.8 million were $14.1 million for the cumulative effect of change in accounting principle related to the recognition of an ARO, $15.2 million for accelerated depreciation, $14.9 million for other closure costs, $10.5 million for severance benefits and $6.1 million for benefit plan curtailment costs. The company’s 2003 Consolidated and Combined Statement of Operations includes $6.1 million in cost of goods sold, $0.5 million in selling, general and administrative expenses, $38.6 million in restructuring charges and $1.5 million in provision for environmental remediation and restoration, net of reimbursements. In 2004, $6.8 million was provided by the company for additional costs associated with the plant closure, of which $5.6 million was accelerated depreciation of additional asset retirement cost and is included in restructuring charges. See Note 18 for a discussion of the related ARO. The reserve balance related to this plant closure was $0.9 million and $2.0 million at the end of 2005 and 2004, respectively. Approximately 127 employees will ultimately be terminated in connection with this plant closure, of which 112 had been terminated as of December 31, 2005. Payments are expected to continue through the end of 2007.

During 2002, the company approved a plan to exit its forest products business, which was a component of the company’s electrolytic and other chemical products segment. This decision was made as part of the company’s strategic plan to focus on its core business. At the time of this decision, five plants were in operation. Four of these plants were closed and abandoned during 2003. The fifth plant, a leased facility, was operated throughout 2004 until the lease expired and the fixed assets at the facility were sold in January 2005. Criteria for classification of these assets as held for sale were met in 2004, at which time the results of forest products operations met the requirements for reporting as discontinued operations in the accompanying Consolidated and Combined Statements of Operations for all years presented. Therefore, the provisions for plant closures discussed below are included in loss from discontinued operations. The assets held for sale at December 31, 2004 were stated in the Consolidated and Combined Balance Sheet at estimated sales price less costs to sell of $3.4 million. A loss of approximately $0.8 million was recognized upon the disposition of these assets in 2005. Environmental liabilities associated with the wood-treating sites were retained by the company and are included in the Consolidated and Combined Balance Sheets in current and noncurrent liabilities for environmental remediation and/or restoration.

The company provided nil, $1.9 million and $5.2 million for costs associated with exiting its forest products business in 2005, 2004 and 2003, respectively. Since the announced exit, $17.0 million has been provided for dismantlement and closure costs and $6.6 million for severance costs. Through December 31, 2005, $20.7 million was paid, with $2.9 million remaining in the reserve at year-end. Payments related to the plant closures are expected to continue for several years in connection with dismantlement and cleanup efforts; however, all of the severance costs were paid by the end of 2005. In connection with the plant closures, 233 employees were terminated as of year-end 2005. In addition to the provisions for severance, dismantlement and closure, the company recognized $8.8 million in 2003 and $8.1 million in 2004 for other costs associated with the shutdown. The 2003 costs included accelerated depreciation on plant assets, curtailment costs and special termination benefits related to pension and postretirement plans, while 2004 costs represented operating costs during the shutdown period. See “Discontinued Operations” below for discussion of costs incurred in 2005.

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

In 2001, the company provided $31.8 million related to the closure of a plant in Antwerp, Belgium. The provision consisted of $12.0 million for severance costs, $12.3 million for dismantlement costs, $6.7 million for contract settlement costs and $0.8 million for other plant closure costs. Of this total accrual, $3.0 million and $4.6 million remained in the restructuring reserve at the end of 2005 and 2004, respectively. As a result of this plant closure, 122 employees have been terminated as of December 31, 2005. Payments related to severance are expected to continue until early 2016. Payments related to other shutdown costs could extend into 2017.

Discontinued Operations—As discussed above, in 2004 the company’s forest products operations met the criteria for reporting as discontinued operations. Revenues applicable to discontinued forest products operations totaled $0.2 million, $21.8 million and $105.0 million and pretax losses totaled $27.3 million, $15.7 million and $15.5 million for the years 2005, 2004 and 2003, respectively. In 2005, the pretax loss from discontinued forest products operations included $11.1 million in environmental provisions for various wood-treating sites and $7.3 million in provisions related to creosote litigation (see Note 22).

In addition to the company’s forest products operations, losses from discontinued operations for all periods presented include adjustments to amounts previously reported as discontinued operations upon disposition of the company’s thorium compounds manufacturing, uranium and refining operations. These adjustments resulted from changes in estimated cost of environmental remediation and restoration activities directly related to the disposed operations. Disposals of the company’s uranium and refining operations were completed in 1989 and 1995, respectively. The company ceased operations at its West Chicago thorium processing facility in 1973. The company retained certain environmental remediation obligations and continues remediation activities directly related to these former operations, as more fully discussed in Note 22.

17. Income Taxes

The 2005, 2004 and 2003 income tax benefit (provision) from continuing operations are summarized below:

	2005	2004	2003
	(Millions of dollars)
U.S. Federal—
Current	$(28.5)	$26.7	$32.0
Deferred	10.5	17.5	2.6

	(18.0)	44.2	34.6

International—
Current	(8.8)	(13.8)	(9.2)
Deferred	7.4	7.9	(10.2)

	(1.4)	(5.9)	(19.4)

State	(2.4)	—	(0.1)

Total benefit (provision)	$(21.8)	$38.3	$15.1

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

In the following table, the U.S. Federal income tax rate is reconciled to the company’s effective tax rates for income or loss from continuing operations as reflected in the Consolidated and Combined Statement of Operations.

	2005	2004	2003
U.S. statutory tax rate	35.0%	35.0%	35.0%
Increases (decreases) resulting from—
Adjustment of deferred tax balances due to tax rate changes	(2.6)	3.4	—
Taxation of foreign operations	(5.7)	(5.8)	(7.8)
State income taxes	2.3	—	(0.1)
Adjustment of prior year’s tax attributes from parent	(2.9)	—	—
Tax on repatriated foreign earnings	6.8	—	—
Other—net	(0.9)	(0.7)	(3.1)

Effective tax rate	32.0%	31.9%	24.0%

Net deferred tax liabilities at December 31, 2005 and 2004, were comprised of the following:

	2005	2004
	(Millions of dollars)
Deferred tax liabilities—
Property, plant and equipment	$145.9	$156.4
Investments	6.1	5.9
Intercompany notes and payables	11.6	20.0
Intangible assets	9.1	9.1
Inventory	2.3	—
Other	5.0	0.1

Total deferred tax liabilities	180.0	191.5

Deferred tax assets—
Net operating loss and other carryforwards	(40.2)	(45.9)
Reserves for environmental remediation and restoration, net	(69.3)	(48.1)
Obligations for pension and other employee benefits	(5.0)	(3.9)
Bad debt allowance	(6.7)	(5.3)
Inventory	(2.0)	(3.7)
Accrued insurance costs	(8.3)	—
Other	(10.9)	(7.4)

	(142.4)	(114.3)
Valuation allowance associated with loss carryforwards	5.8	6.1

Net deferred tax assets	(136.6)	(108.2)

Net deferred tax liability	$43.4	$83.3

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

Taxation for a company with operations in several foreign countries involves many complex variables, such as tax structures that differ from country to country and the effect on U.S. taxation of foreign earnings. These complexities do not permit meaningful comparisons between the U.S. and international components of income before income taxes and the provision for income taxes, and disclosures of these components do not necessarily provide reliable indicators of relationships in future periods. Income (loss) from continuing operations before income taxes is comprised of the following:

	2005	2004	2003
	(Millions of dollars)
United States	$53.2	$(130.2)	$(102.5)
International	15.0	10.1	39.7

Total	$68.2	$(120.1)	$(62.8)

At December 31, 2005, the company had foreign operating loss carryforwards totaling $157.8 million. Of this amount, $10.4 million expires in 2009, $20.7 million in 2011, $0.5 million in 2012 and $126.2 million has no expiration date. Realization of these operating loss carryforwards depends on generating sufficient taxable income in future periods. A valuation allowance of $5.8 million has been recorded at December 31, 2005, to reduce deferred tax assets associated with the foreign loss carryforwards that the company does not expect to fully realize prior to expiration.

As a result of the separation from Kerr-McGee, deconsolidation of the company from Kerr-McGee for U.S. Federal income tax purposes occurred during 2005. The company will file a U.S. Federal consolidated income tax return for a short period beginning November 29, 2005, and ending December 31, 2005. The company generated a U.S net operating loss carryforward of $7.5 million during this short period. The company expects to fully utilize the U.S. net operating loss in 2006. Prior to deconsolidation, Kerr-McGee settled the tax benefit from U.S. net operating losses generated by its U.S. tax consolidated subsidiaries, including the company and company’s U.S. subsidiaries. The company believes it has been adequately compensated for all U.S. Federal tax net operating losses sustained by the company and the company’s U.S. subsidiaries prior to deconsolidation for U.S. Federal income tax purposes.

Undistributed earnings of certain foreign subsidiaries totaled $115.4 million at December 31, 2005. At December 31, 2005, no provision for deferred U.S. income taxes had been made for these earnings because they were considered to be indefinitely invested outside the United States. As discussed below, the distribution of these earnings in the form of dividends or otherwise, may subject the company to U.S. Federal and state income taxes and, possibly, foreign withholding taxes. However, because of the complexities of U.S. taxation of foreign earnings, it is not practicable to estimate the amount of additional tax that might be payable on the eventual remittance of these earnings to the U.S.

On October 22, 2004, the President of the United States signed into law the American Jobs Creation Act of 2004 (the “Act”). A provision of the Act includes a one-time dividends received deduction of 85% of certain foreign earnings that are repatriated, as defined in the Act. On April 11, 2005, Kerr-McGee’s management completed its analysis of the impact of the Act on its plans for repatriation. Based on this analysis, the company repatriated $131.0 million in extraordinary dividends, as defined in the Act, during 2005. Accordingly, income tax expense, net of available tax credits, of $4.7 million has been recognized in the company’s Consolidated and Combined Statement of Operations. Cash requirements for the dividends were met with cash on hand at the time each of the distributions was made.

The Internal Revenue Service has completed its examination of Kerr-McGee Corporation and subsidiaries’ U.S. Federal income tax returns for all years through 2002 and is conducting an examination of the years 2003

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

and 2004. The years through 1996 have been closed with the exception of issues for which a refund claim has been filed. Contingent tax liabilities of $37.2 million and $39.7 million at December 31, 2005 and 2004, respectively, have been included in noncurrent liabilities separate and apart from deferred income taxes. It is not expected that these contingent amounts will be paid prior to the close of calendar year 2006. These contingencies relate primarily to certain deductions associated with plant shutdown activities, deductions related to the effects of foreign currency translation and other tax-related matters. The company believes that it has made adequate provision for income taxes that may be payable with respect to years open for examination.

Tax Sharing Agreement and Tax Allocations—The company entered into a tax sharing agreement with Kerr-McGee that governs Kerr-McGee’s and the company’s respective rights, responsibilities and obligations subsequent to the IPO with respect to taxes for tax periods ending in 2005 and prior. Generally, taxes incurred or accrued prior to the IPO that are attributable to the business of one party will be borne solely by that party. A liability to Kerr-McGee of $2.1 million for the company’s share of state income taxes has been recorded as of December 31, 2005.

The company may incur certain restructuring taxes as a result of the separation from Kerr-McGee. A restructuring tax is any tax incurred as a result of any restructuring transaction undertaken to effectuate the separation other than the IPO, the Distribution and entering into the senior secured credit facility, which in the judgment of the parties is currently required to be taken into account in determining the tax liability of Kerr-McGee or Tronox (or their respective subsidiaries) for any pre-deconsolidation period as defined in the tax sharing agreement. The tax sharing agreement provides that Kerr-McGee will be responsible for 100% of the restructuring taxes up to, but not to exceed, $17.0 million. The company is responsible for any restructuring taxes in excess of $17.0 million. However, the company does not expect the restructuring taxes to exceed $17.0 million. In addition, the company is required to indemnify Kerr-McGee for any tax liability incurred by reason of the Distribution being considered a taxable transaction to Kerr-McGee as a result of a breach of any representation, warranty or covenant made by the company in the tax sharing agreement.

Under U.S. Federal income tax laws, the company and Kerr-McGee are jointly and severally liable for Kerr-McGee’s U.S. Federal income taxes attributable to the periods prior to and including the 2005 taxable year of Kerr-McGee. If Kerr-McGee fails to pay the taxes attributable to it under the tax sharing agreement for periods prior to and including the 2005 taxable year of Kerr-McGee, the company may be liable for any part of, including the whole amount of, these tax liabilities.

18. Asset Retirement Obligations

As a result of the adoption of FAS No. 143 on January 1, 2003, and the company’s expressed intent to close the synthetic rutile plant in Mobile, Alabama, the company recorded an abandonment liability of $17.6 million and an increase in net property of $3.5 million. The net result was a pre-tax charge to earnings of $14.1 million to recognize the cumulative effect of adopting the standard.

As discussed in Note 2, in March 2005, the FASB issued Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations—An Interpretation of FASB Statement No. 143” (“FIN No. 47”) to clarify that an entity must recognize a liability for the fair value of a conditional ARO when incurred, if the liability’s fair value can be reasonably estimated. Conditional AROs under this pronouncement are legal obligations to perform asset retirement activities when the timing and/or method of settlement are conditional on a future event or may not be within the control of the entity. FIN No. 47 also provides additional guidance for evaluating whether sufficient information to reasonably estimate the fair value of an ARO is available. The company adopted FIN No. 47 as of December 31, 2005 with no material effect to the company’s financial position or results of operations and no effect on reported cash flows.

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

A summary of the changes in the abandonment liability during 2005 and 2004 is included in the table below.

	2005	2004
	(Millions of dollars)
Balance, January 1	$30.9	$17.6
Adoption of FIN No. 47 and obligations incurred	4.4	12.7
Accretion expense	0.9	0.2
Changes in estimates, including timing	1.0	3.6
Abandonment expenditures	(2.3)	(3.2)

Balance, December 31	$34.9	$30.9

Current portion(1)	$7.2	$6.6

Noncurrent portion(2)	$27.7	$24.3

(1)	Included in accrued liabilities
(2)	Included in noncurrent liabilities—other

As discussed in Note 16, the company shut down its synthetic rutile plant in Mobile, Alabama, in 2003. In September 2004, the company shut down sulfate and curtailed gypsum production at its Savannah, Georgia, plant. Until the decisions to shut down these facilities had been made, it was undeterminable when the asset retirement liability associated with these facilities would be settled. Upon deciding to shut down the facilities, the timing of settlement and method of abandonment became known and estimable and the related ARO was recorded at the estimated fair value. For the synthetic rutile plant in Mobile, Alabama, a $17.6 million liability was recognized at the beginning of 2003. For the sulfate production facility at the company’s Savannah, Georgia, plant, an abandonment liability of $12.7 million was recognized in September 2004.

Operations at the Mobile, Alabama, facility included production of feedstock for the company’s titanium dioxide pigment plants. The facility ceased feedstock production in June 2003, though it is currently being used on a temporary basis to dry ore for titanium dioxide production. Feedstock operations had resulted in minor contamination of groundwater adjacent to surface impoundments. A groundwater recovery system was installed prior to closure and continues in operation, as required under the National Pollutant Discharge Elimination System (NPDES) permit. Remediation work, including groundwater recovery, closure of the impoundments and other minor work, is expected to be substantially completed five years after the facility is no longer being used to dry ore.

In 2004, an abandonment reserve related to the titanium dioxide pigment sulfate production at Savannah, Georgia, was established to address probable remediation activities, including environmental assessment, closure of certain impoundments, groundwater monitoring, asbestos abatement, and other work, which are expected to take more than 25 years.

In 2005 in connection with the adoption of FIN No. 47, the company recognized an obligation for its 50% share of the cost to close and rehabilitate the mine site in Western Australia, operated by the joint venture partners. As of December 31, 2005, the accreted reserve represented management’s estimate of the total costs to restore the area that has been disturbed, as required under the mining lease.

19. Employee Benefit Plans

Overview—Tronox is a sponsor of a noncontributory defined benefit retirement plan in Germany and a contributory defined benefit retirement plan in the Netherlands. Qualifying current and former U.S. employees of

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

the company participate in the noncontributory defined benefit pension plans and the contributory postretirement plans for health care and life insurance sponsored by Kerr-McGee. As discussed in Note 3, under the provisions of the employee benefits agreement between Kerr-McGee and Tronox, this participation extends through the date of Distribution. The anticipated impact of the Distribution on Tronox is discussed in more detail below.

U.S. Plans—Benefits under the qualified defined benefit plan are generally based on years of service and final average pay. Company employees also participate in a Kerr-McGee sponsored supplemental nonqualified plan designed to maintain benefits for all employees at the plan formula level. Substantially all U.S. employees may become eligible for the postretirement health and welfare benefits if they reach retirement age while covered by the Kerr-McGee plan.

Kerr-McGee allocated costs associated with its U.S. plans based on salary for defined benefit pension plans and based on active headcount for health and welfare postretirement plans. Net periodic (benefit) cost associated with the U.S. plans allocated to the company for each of the last three years was as follows:

	U.S. Retirement Plans Allocation			U.S. Postretirement Plans Allocation
	2005	2004	2003	2005	2004	2003
	(Millions of dollars)
Net periodic (benefit) cost, excluding special termination benefits, settlement and curtailment losses	$(0.4)	$(6.2)	$(15.0)	$7.0	$10.0	$7.2
Special termination benefits, settlement and curtailment losses	—	8.6	23.7	—	0.5	5.0

Total net periodic (benefit) cost	$(0.4)	$2.4	$8.7	$7.0	$10.5	$12.2

The 2004 net periodic cost includes curtailment loss and special termination benefits associated with the shutdown of sulfate production at the Savannah, Georgia, facility and losses on settlement of certain qualified benefits as a result of cash settlements associated with retirements, including retirements associated with the work force reduction program announced in 2003. In 2003, the company recognized a curtailment loss with respect to pension and postretirement benefits in connection with its U.S. work force reduction program and plant closures and recognized special termination benefits associated with its U.S. work force reduction program.

The costs that have historically been allocated to the company are not necessarily indicative of the costs that will be incurred in the future by the company for U.S. benefit plans. Costs related to Kerr-McGee employees performing corporate and administrative functions for the company that became employees of the company at the time of the IPO are included in the Consolidated and Combined Statement of Operations starting with November 28, 2005, the IPO closing date.

For the periods presented, the company was not the plan sponsor for the U.S. qualified and non-qualified retirement plans and the U.S. health and welfare plans. Accordingly, the company’s Consolidated and Combined Balance Sheet does not reflect any such assets or liabilities. As described below, the company intends to establish such plans for its U.S. employees and former employees, which will result in a transfer of assets to the company and an assumption of obligations associated with current and former employees participating in such newly established plans.

The company plans to establish a U.S. tax-qualified defined benefit retirement plan and related trust for the company’s employees and former employees who participated in Kerr-McGee’s defined benefit retirement plans at the Distribution date. In connection with the assumption of obligations by the company, Kerr-McGee will transfer assets from the trust for Kerr-McGee’s defined benefit retirement plan to the trust for Tronox’s plan. It is

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

estimated that the company’s defined benefit obligation for this plan, determined on a plan termination basis as set forth in the employee benefits agreement, will be approximately $435.0 million and will be fully funded at the Distribution date (unaudited).

The company plans to establish a U.S. defined benefit non-qualified deferred compensation plan that will assume the obligations of the defined benefit portion of the Kerr-McGee Benefits Restoration Plan with respect to the company’s current and former employees. The company will assume the benefit obligation related to such employees and Kerr-McGee will transfer the related assets as set forth in the employee benefits agreement. It is estimated that this plan will be underfunded by approximately $3.0 million (unaudited).

The company plans to establish appropriate health and welfare benefit plans prior to the Distribution to provide benefits to the company’s U.S. employees that are anticipated to be similar to the health and welfare benefits provided currently to the employees by Kerr-McGee. Certain retiree medical benefits are available to eligible U.S. employees meeting certain age and service requirements upon termination of employment. It is estimated that the accumulated benefit obligation relating to all eligible retired and active vested participants related to the company of approximately $149.0 million will be assumed by the company upon completion of the Distribution (unaudited). There are no assets associated with this plan that will be transferred. The company has also agreed that the Material Features (as defined in the employee benefits agreement) of the plan that apply to retirees will not be amended before the third anniversary of the Distribution.

The estimated defined benefit obligation, the estimated benefit obligation related to the non-qualified deferred compensation plan and the estimated postretirement health and welfare benefit obligation that the company will assume related to U.S. plans have been made based primarily on Kerr-McGee plan assumptions as of December 31, 2005, and participant data as of January 1, 2006. Trust assets to be transferred were estimated using interest rate and other assumptions as of February 28, 2006. The assumptions and participant data will be updated as of the Distribution date and could result in a change in the liability assumed and trust assets to be transferred.

The table below presents estimated benefit payments following the Distribution and the assumption of the defined benefit retirement obligation and the health and welfare obligation discussed above for the next five years and, in the aggregate for the years 2011 through 2015 (unaudited).

	2006	2007	2008	2009	2010	2011-2015
	(Millions of dollars)
Retirement benefit payments	$27.4	$27.7	$28.4	$28.8	$30.2	$178.7
Retiree health and welfare benefit payments	10.1	10.3	10.4	10.4	10.4	52.6

Total	$37.5	$38.0	$38.8	$39.2	$40.6	$231.3

Foreign Plans—Certain of the foreign subsidiaries of the company are the plan sponsors of their respective retirement plans. The company’s employees in Germany and in the Netherlands will continue to participate in pension plans in place at the date of the Distribution. The company uses a December 31 measurement date for its foreign plans. Following are disclosures related to the foreign plans.

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

Changes in the total projected benefit obligation for the foreign pension plans during 2005 and 2004 were as follows:

	2005	2004
	(Millions of dollars)
Benefit obligation, beginning of year	$82.5	$63.4
Service cost	2.0	1.9
Interest cost	3.6	3.4
Plan amendments/law changes	0.4	0.7
Net actuarial loss	5.2	7.9
Foreign exchange rate changes	(11.1)	6.2
Contributions by plan participants	0.4	0.4
Benefits paid	(1.6)	(1.4)

Benefit obligation, end of year	$81.4	$82.5

Expected benefit payments for the next five years and, in the aggregate for the years 2011 through 2015 are $1.9 million in 2006, $2.1 million in 2007, $2.4 million in 2008, $2.7 million in 2009, $2.8 million in 2010 and $17.2 million in 2011 through 2015.

The following summarizes the accumulated and projected benefit obligations and the funded status of each of the company’s foreign plans at December 31, 2005 and 2004:

	At December 31, 2005		At December 31, 2004
	The Netherlands Retirement Plan	Germany Retirement Plans	The Netherlands Retirement Plan	Germany Retirement Plans
	(Millions of dollars)
Accumulated benefit obligation	$59.3	$13.0	$60.9	$12.2
Projected benefit obligation	$67.7	$13.7	$69.9	$12.6
Market value of plan assets	62.2	—	59.2	—

Funded status—underfunded	$(5.5)	$(13.7)	$(10.7)	$(12.6)

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

Changes in the fair value of plan assets during 2005 and 2004 and the reconciliation of the plans’ funded status to the amounts recognized in the financial statements for the foreign retirement plans at December 31, 2005 and 2004 were as follows:

	2005	2004
	(Millions of dollars)
Fair value of plan assets, beginning of year	$59.2	$51.3
Actual return on plan assets	5.1	2.4
Employer contributions	7.0	1.9
Participant contributions	0.4	0.4
Foreign exchange rate changes	(8.2)	4.4
Benefits paid	(1.3)	(1.2)

Fair value of plan assets, end of year	62.2	59.2
Benefit obligation	(81.4)	(82.5)

Funded status of plans	(19.2)	(23.3)
Amounts not recognized in the Consolidated and Combined Balance Sheet:
Prior service cost	(1.4)	(2.3)
Net actuarial loss	21.0	22.1

Prepaid expense (accrued liability)	$0.4	$(3.5)

Classification of the amounts recognized in the Consolidated and Combined Balance Sheet for the foreign retirement plans at December 31, 2005 and 2004 is shown below:

	2005	2004
	(Millions of dollars)
Prepaid pension cost	$11.7	$—
Accrued benefit liability	(14.5)	(14.0)
Accumulated other comprehensive income (before tax)	3.2	10.5

Total	$0.4	$(3.5)

For 2005, 2004 and 2003, the company had after-tax income of $4.9 million and after-tax losses of $6.1 million and $0.6 million, respectively, included in other comprehensive income (loss) resulting from changes in the additional minimum pension liability.

Net periodic pension cost components for the foreign retirement plans for the years ended December 31, 2005, 2004 and 2003 were as follows:

	2005	2004	2003
	(Millions of dollars)
Net periodic cost—
Service cost	$2.0	$1.9	$1.7
Interest cost	3.6	3.4	3.1
Expected return on plan assets	(3.1)	(3.0)	(2.4)
Net amortization—
Prior service cost	(0.3)	(0.2)	—
Net actuarial loss	1.1	0.5	0.7

Total	$3.3	$2.6	$3.1

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

Assumptions used in estimating the net periodic pension cost for the foreign plans were as follows:

	2005		2004		2003
	Germany Plans	The Netherlands Plan	Germany Plans	The Netherlands Plan	Germany Plans	The Netherlands Plan
Discount rate	4.75%	4.75%	5.5%	5.25%	5.75%	5.50%
Expected return on plan assets	N/A	5.5	N/A	5.75	N/A	5.75
Rate of compensation increases	3.0	3.5	2.75	2.82	2.75	5.0

The following presents assumptions used in estimating the actuarial present value of the foreign plans’ benefit obligations:

	2005		2004		2003
	Germany Plans	The Netherlands Plan	Germany Plans	The Netherlands Plan	Germany Plans	The Netherlands Plan
Discount rate	4.25%	4.25%	4.75%	4.75%	5.5%	5.25%
Rate of compensation increases	3.0	3.5	3.0	3.5	2.75	2.82

The company based the discount rate assumptions for the foreign plans on local corporate bond index rates. Long-term rate of return assumption for the Netherlands plan is developed considering the portfolio mix and country-specific economic data that includes the rates of return on local government and corporate bonds.

Asset categories for the funded retirement plan of employees in the Netherlands and the associated asset allocations by category at December 31, 2005 and 2004, are as follows:

	December 31,
	2005	2004
Equity securities	28%	24%
Debt securities	63%	76%
Other	9%	—

Total	100%	100%

The Netherlands plan is administered by a pension committee representing the employer, the employees and the pensioners, each with one equal vote. The pension committee members are approved by the state’s lead pension agency based upon experience and character. The pension committee meets at least quarterly to discuss regulatory changes, asset performance and asset allocation. The plan assets are managed by one Dutch fund manager against a mandate set at least annually by the pension committee. Annually the plan assets are evaluated by a multinational benefits consultant against state defined actuarial tests to determine funding requirements.

20. Employee Stock-Based Compensation

Under Kerr-McGee’s incentive compensation plans, the company’s employees were granted stock options, restricted stock, stock opportunity grants and performance unit awards. Prior to the IPO, the company established its own Long-Term Incentive Plan (the “Plan”). The Plan authorizes the issuance of shares of the company’s Class A common stock to certain employees and non-employee directors any time prior to November 16, 2015, in the form of fixed-price stock options, restricted stock, stock appreciation rights or performance awards. A total of 6,060,000 shares of the company’s Class A common stock are authorized to be issued under the Plan, of which

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

a maximum of 1.5 million shares of Class A common stock is authorized for issuance in connection with awards of restricted stock and performance awards to employees. The Plan also includes certain limitations on the size of awards to an individual employee and to non-employee directors as a group. Subject to these limits, a committee of the Board of Directors administering the Plan (the “Committee”) determines the size and types of awards to be issued.

The maximum period for exercise of an option granted under the Plan may not be more than ten years from the date the grant is authorized by the Committee and the exercise price may not be less than the fair market value of the Class A common stock on the date the option is granted. The Committee will determine the nature and extent of the restrictions on grants of restricted stock, the duration of such restrictions, and any circumstances under which restricted shares will be forfeited.

In the fourth quarter of 2005, the company granted 345,700 stock option awards and 406,640 restricted stock awards to its employees and non-employee directors with the following terms:

	Contractual Life (Years)	Vesting Period (Years)	Vesting Term	Cash- or Stock- Settled	Vesting and Other Conditions
Stock options	10	3	Graded (1)	Stock	Employee service
Restricted stock	Not applicable	3	Cliff (2)	Stock	Employee service

(1)	An employee vests in one-third of the award at the end of each year of service.
(2)	An employee vests in the entire award at the end of the three-year service period.

Restricted Stock—Following the IPO in 2005, the company granted 406,640 shares of Class A restricted stock with a weighted average grant-date fair market value of $13.77 and all such unvested shares of restricted stock were outstanding at December 31, 2005. The company recognized pretax stock-based compensation expense of $0.2 million related to the restricted stock issued under the Plan in income from continuing operations for the year ended December 31, 2005.

Stock Options—Following the IPO in 2005, the company granted 345,700 of options to purchase Class A common stock with an exercise price of $14.00 per share and a grant date fair value of $5.01 per option. All such options were outstanding at December 31, 2005, and none were exercisable as of that date.

Kerr-McGee Stock Options—Kerr-McGee stock options held by the company’s employees are fixed-price options granted at the fair market value of the underlying common stock on the date the grant was approved by the committee of Kerr-McGee’s Board of Directors administering the Kerr-McGee long-term incentive plan. Generally, one-third of each grant vests and becomes exercisable over a three-year period immediately following the grant date and expires 10 years after the grant date.

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

The following table summarizes transactions in Kerr-McGee stock options during 2005, 2004 and 2003 held by the company’s employees, including employees performing corporate and administrative functions for the company that became employees of the company at the time of the IPO.

	2005		2004		2003
	Options	Weighted- Average Exercise Price per Option(1)	Options	Weighted- Average Exercise Price per Option(1)	Options	Weighted- Average Exercise Price per Option(1)
Outstanding, beginning of year	1,378,022	$56.35	1,391,837	$56.52	1,221,701	$59.25
Options granted	228,950	56.57	206,834	49.45	246,105	42.95
Options exercised	(1,071,470)	57.77	(135,216)	47.02	(1,500)	43.72
Options forfeited	(4,399)	50.88	(26,438)	50.41	(42,306)	55.56
Options expired	(3,888)	59.27	(58,995)	60.24	(32,163)	58.29

Outstanding, end of year	527,215	53.59	1,378,022	56.35	1,391,837	56.52

Exercisable, end of year	138,102	56.34	965,246	59.16	783,621	59.74

The following table summarizes information about stock options described above that are outstanding and exercisable at December 31, 2005:

	Options Outstanding			Options Exercisable
Options	Range of Exercise Prices per Option(1)	Weighted- Average Remaining Contractual Life (years)	Weighted- Average Exercise Price per Option(1)	Options	Weighted- Average Exercise Price per Option(1)
197,142	$42.95—49.99	7.5	$42.95	32,879	$45.23
32,915	50.00—54.99	4.3	54.15	32,915	54.15
235,037	55.00—59.99	8.7	56.65	10,187	58.45
44,771	60.00—64.99	4.7	62.20	44,771	62.20
17,350	65.00—69.99	4.3	65.19	17,350	65.19

527,215		7.5	53.59	138,102	56.34

(1)	Exercise price per option based on Kerr-McGee’s stock price.

Compensation expense allocated to the company associated with Kerr-McGee stock option awards made to the company employees was $0.8 million in 2005 and nil in 2004 and 2003.

As provided in the employee benefits agreement between the company and Kerr-McGee, unvested options to purchase Kerr-McGee common stock held by the company’s employees not eligible to retire and outstanding on the effective date of the Distribution will be forfeited and replaced with options to acquire the company’s stock. As of February 28, 2006, options to purchase 161,500 shares of Kerr-McGee stock were held by such Tronox employees (unaudited). The stock options issued by the company will have the same vesting provisions, contractual life and other terms and conditions as the Kerr-McGee options they replaced. The number of shares and exercise price of each stock option will be adjusted so that each company option will have the same ratio of the exercise price per share to the market value per share and the same aggregate difference between market value and exercise price as the Kerr-McGee stock options prior to their cancellation. Employees who hold vested options to purchase Kerr-McGee common stock as of the date of the Distribution may exercise such options for the lesser of three months after the effective date of the Distribution or the remaining term of the option award. However, employees who are eligible for retirement on the effective date of the Distribution may exercise their

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

vested stock options for the lesser of four years after the effective date of the Distribution or the remaining term of the option award. Vested options not exercised during the specified time period will expire.

Kerr-McGee Restricted Stock and Stock Opportunity Grants—Restricted stock under Kerr-McGee’s plans was awarded in the name of the employee and, except for the right of disposal, holders have full stockholders’ rights during the period of restriction, including voting rights and the right to receive dividends. Certain key employees in Europe and Australia have received stock opportunity grants giving them the opportunity to earn unrestricted stock in the future, provided that certain conditions are met. These stock opportunity grants do not carry voting privileges or dividend rights since the related shares are not issued until vested. Restricted stock and stock opportunity grants generally vest between three and five years. The following table summarizes certain information with respect to restricted stock and stock opportunity grants made by Kerr-McGee in 2005, 2004 and 2003 to the company’s employees. This grant information includes shares associated with certain employees performing corporate and administrative functions for the company that became employees of Tronox at the IPO date.

	2005		2004		2003
	Restricted Stock	Stock Opportunity Awards	Restricted Stock	Stock Opportunity Awards	Restricted Stock	Stock Opportunity Awards
Shares granted	45,845	6,265	61,224	6,616	80,305	8,350
Weighted average grant-date fair value	$73.54	$73.54	$49.45	$49.45	$43.19	$43.19

Compensation expense allocated to the company associated with restricted stock and stock opportunity awards made to the company’s employees was $1.8 million, $2.2 million and $1.2 million in 2005, 2004, and 2003, respectively.

On the effective date of the Distribution, unvested Kerr-McGee restricted stock and stock opportunity awards held by the company’s employees, except for retirement-eligible employees, are expected to be forfeited and replaced with comparable value awards of the company’s stock with the same terms and conditions, except that the number of shares covered by the awards will be adjusted using a ratio of Kerr-McGee share price to the company’s share price, as defined in the employee benefits agreement between the company and Kerr-McGee. As of February 28, 2006, approximately 81,700 shares of Kerr-McGee restricted stock and stock opportunity awards held by Tronox employees are expected to be forfeited and replaced with Tronox restricted stock (unaudited). Kerr-McGee restricted stock awards held by employees who are eligible for retirement on the effective date of the Distribution will fully vest.

Kerr-McGee Performance Units—Performance units provided for cash awards that were based on Kerr-McGee’s total stockholder return over a stated period as compared to selected peer companies. At December 31, 2005 and 2004, the company’s employees held 4,370,449 and 2,356,215 performance units, respectively. Compensation expense allocated to the company associated with performance units was $1.5 million in 2005 and $0.2 million in 2004.

Performance units that had vested as of January 2006 were paid by Kerr-McGee in accordance with the terms of its plan. Unvested performance unit awards held by the company’s employees as of the date of the Distribution will be forfeited and replaced with a stock option or restricted stock grant equal to the value of the forfeited awards. The value will be determined by calculating total stockholder return and associated payout as if the entire performance cycle ended on the IPO date. It is estimated that approximately $3.1 million in value of Kerr-McGee performance unit awards held by the company’s employees at February 28, 2006, will be forfeited and replaced with Tronox awards (unaudited).

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

Kerr-McGee Employee Stock Ownership Plan—The company’s employees participate in the Kerr-McGee Corporation Savings Investment Plan (“SIP”), a defined contribution plan sponsored by Kerr-McGee. Kerr-McGee makes matching contributions to a leveraged Employee Stock Ownership Plan (“ESOP”), which is a part of the SIP. Shares held in the ESOP trust are allocated to participant’s accounts in the SIP in satisfaction of the matching contribution. Compensation expense associated with the Kerr-McGee SIP allocated to the company was $3.5 million in both 2005 and 2004 and $9.8 million in 2003. The company will establish, effective on the date of the Distribution, its own defined contribution plan that will have similar terms to the Kerr-McGee plan except that the company’s match will be in cash.

21. Other Income (Expense)

Components of other income (expense) in 2005, 2004 and 2003 were as follows:

	2005	2004	2003
	(Millions of dollars)
Net foreign currency transaction loss	$(3.0)	$(5.4)	$(3.7)
Equity in net earnings of equity method investees	2.0	2.4	0.8
Net interest expense on borrowings with affiliates and interest income	(11.9)	(9.5)	(8.8)
Gain (loss) on accounts receivables sales	0.1	(8.2)	(4.8)
Other expense	(2.4)	(4.5)	(4.0)

Total	$(15.2)	$(25.2)	$(20.5)

22. Contingencies

The following table summarizes the contingency reserve balances, provisions, payments and settlements for 2003, 2004 and 2005, as well as balances, accruals and receipts of reimbursements of environmental costs from other parties.

	Reserves for Litigation(1)	Reserves for Environmental Remediation(2)	Reimbursements Receivable(3)
	(Millions of dollars)
Balance at December 31, 2002	$42.9	$229.3	$112.7
Provisions / Accruals	1.3	88.2	32.2
Payments / Settlements	(38.4)	(97.9)	(14.8)

Balance at December 31, 2003	5.8	219.6	130.1
Provisions / Accruals	0.2	81.4	14.2
Payments / Settlements	(3.4)	(85.2)	(50.5)

Balance at December 31, 2004	2.6	215.8	93.8
Provisions / Accruals	8.7	69.0	34.3
Payments / Settlements	(2.1)	(61.1)	(71.4)

Balance at December 31, 2005	$9.2	$223.7	$56.7

(1)	Provisions for litigation in 2003, 2004 and 2005 include $1.2 million, nil and $8.7 million, respectively, related to the company’s former forest products operations, thorium compounds manufacturing and refining operations and, therefore, are reflected in loss from discontinued operations (net of tax) in the Consolidated and Combined Statement of Operations.

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

(2)	Provisions for environmental remediation and restoration in 2003, 2004 and 2005 include $52.3 million, $75.7 million and $29.9 million, respectively, related to the company’s former forest products operations, thorium compounds manufacturing, uranium and refining operations. These charges are reflected in the Consolidated and Combined Statement of Operations as a component of loss from discontinued operations (net of tax).
(3)	Reimbursements for environmental remediation and restoration in 2003, 2004 and 2005 include $11.2 million, $14.2 million and $12.3 million, respectively, related to the company’s former thorium compounds manufacturing operations, which are reflected in the Consolidated and Combined Statement of Operations as a component of loss from discontinued operations (net of tax).

Management believes, after consultation with its internal legal counsel, that currently the company has reserved adequately for the reasonably estimable costs of known environmental matters and other contingencies. However, additions to the reserves may be required as additional information is obtained that enables the company to better estimate its liabilities, including liabilities at sites now under review. At this time, however, the company cannot reliably estimate a range of future additions to the reserves for any individual site or for all sites collectively. Following are discussions regarding certain environmental sites and litigation. Reserves for each environmental site are based on assumptions regarding the volumes of contaminated soils and groundwater involved, as well as associated excavation, transportation and disposal costs.

The company provides for costs related to contingencies when a loss is probable and the amount is reasonably estimable. It is not possible for the company to reliably estimate the amount and timing of all future expenditures related to environmental and legal matters and other contingencies because, among other reasons:

•	Some sites are in the early stages of investigation, and other sites may be identified in the future.

•	Remediation activities vary significantly in duration, scope and cost from site to site depending on the mix of unique site characteristics, applicable technologies and regulatory agencies involved.

•	Remediation requirements are difficult to predict at sites where remedial investigations have not been completed or final decisions have not been made regarding remediation requirements, technologies or other factors that bear on remediation costs.

•	Environmental laws frequently impose joint and several liability on all potentially responsible parties, and it can be difficult to determine the number and financial condition of other potentially responsible parties and their respective shares of responsibility for cleanup costs.

•	Environmental laws and regulations, as well as enforcement policies, are continually changing, and the outcome of court proceedings and discussions with regulatory agencies are inherently uncertain.

•	Unanticipated construction problems and weather conditions can hinder the completion of environmental remediation.

•	Some legal matters are in the early stages of investigation or proceeding or their outcomes otherwise may be difficult to predict, and other legal matters may be identified in the future.

•	The inability to implement a planned engineering design or use planned technologies and excavation methods may require revisions to the design of remediation measures, which delay remediation and increase costs.

•	The identification of additional areas or volumes of contamination and changes in costs of labor, equipment and technology generate corresponding changes in environmental remediation costs.

Current and former operations of the company require the management of regulated materials and are subject to various environmental laws and regulations. These laws and regulations will obligate the company to

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

clean up various sites at which petroleum, chemicals, low-level radioactive substances and/or other materials have been contained, disposed of or released. Some of these sites have been designated Superfund sites by the U.S. Environmental Protection Agency (“EPA”), pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”) or state equivalents. Similar environmental laws and regulations and other requirements exist in foreign countries in which the company operates. Following are discussions regarding certain environmental sites and litigation of the company.

Environmental

Henderson, Nevada

In 1998, Tronox LLC (formerly Kerr-McGee Chemical LLC) decided to exit the ammonium perchlorate business. At that time, Tronox LLC curtailed operations and began preparation for the shutdown of the associated production facilities in Henderson, Nevada, that produced ammonium perchlorate and other related products. Manufacture of perchlorate compounds began at Henderson in 1945 in facilities owned by the U.S. government. The U.S. Navy expanded production significantly in 1953 when it completed construction of a plant for the manufacture of ammonium perchlorate. The U.S. Navy continued to own the ammonium perchlorate plant, as well as other associated production equipment at Henderson, until 1962, when the plant was purchased by a predecessor of the company. The ammonium perchlorate produced at the Henderson facility was used primarily in federal government defense and space programs. Perchlorate that may have originated, at least in part, from the Henderson facility has been detected in nearby Lake Mead and the Colorado River, which contribute to municipal water supplies in Arizona, Southern California and Southern Nevada.

Tronox LLC began decommissioning the facility and remediating associated perchlorate contamination, including surface impoundments and groundwater, when it decided to exit the business in 1998. In 1999 and 2001, Tronox LLC entered into consent orders with the Nevada Division of Environmental Protection (“NDEP”) that require it to implement both interim and long-term remedial measures to capture and remove perchlorate from groundwater. In April 2005, Tronox LLC entered into an amended consent order with NDEP that requires, in addition to the capture and treatment of groundwater, the closure of a certain impoundment related to the past production of ammonium perchlorate, including treatment and disposal of solution and sediment contained in the impoundment. The agreement with the NDEP also requires Tronox LLC to test for various potential contaminants at the site, which is ongoing.

In 1999, Tronox LLC initiated the interim measures required by the consent orders. A long-term remediation system is operating in compliance with the consent orders. Initially, the remediation system was projected to operate through 2007. However, studies of the decline of perchlorate levels in the groundwater indicate that Tronox LLC may need to operate the system through 2011. The scope, duration and cost of groundwater remediation likely will be driven in the long term by drinking water standards regarding perchlorate, which to date have not been formally established by applicable state or federal regulatory authorities. The EPA and other federal and state agencies continue to evaluate the health and environmental risks associated with perchlorate as part of the process for ultimately setting drinking water standards. One state agency, the California Environmental Protection Agency (“CalEPA”), has set a public health goal for perchlorate, and the federal EPA has established a reference dose for perchlorate, which are preliminary steps to setting drinking water standards. The establishment of drinking water standards could materially affect the scope, duration and cost of the long-term groundwater remediation that Tronox LLC is required to perform.

Financial Reserves—As of December 31, 2005, reserves for environmental remediation at Henderson totaled $36.7 million. This includes $32.3 million added to the reserve in 2005 because of increased costs for removing and treating ammonium perchlorate solids contained in a lined pond, purchasing additional equipment to perform clean-up and extending the projected operating period of the groundwater remediating system through

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

2011. As noted above, the long-term scope, duration and cost of groundwater remediation and impoundment closure are uncertain and, therefore, additional costs beyond those accrued may be incurred in the future. However, the amount of any additional costs cannot be reasonably estimated at this time.

Litigation—In 2000, Tronox LLC initiated litigation against the United States seeking contribution for its Henderson response costs. The suit was based on the fact that the government owned the plant in the early years of its operation, exercised significant control over production at the plant and the sale of products produced at the plant, even while not the owner, and was the largest consumer of products produced at the plant. Before trial, the parties agreed to a settlement of the claims against the United States. The settlement was memorialized in a consent decree approved by the court on January 13, 2006. Under the consent decree, the United States will pay Tronox LLC $20.5 million in contribution for past costs and, commencing January 1, 2011, the United States will be obligated to pay 21% of Tronox LLC’s remaining response costs at Henderson, if any, related to perchlorate. In the first quarter of 2006, Tronox LLC recognized a receivable for environmental cost reimbursement of $20.5 million pursuant to the consent decree provisions. The receivable was collected in February 2006.

Insurance—In 2001, Tronox LLC purchased a 10-year, $100 million environmental cost cap insurance policy for groundwater and other remediation at Henderson. The insurance policy provides coverage only after Tronox LLC exhausts a self-insured retention of approximately $61.3 million and covers only those costs incurred to achieve a cleanup level specified in the policy. As noted above, federal and state agencies have not established a drinking water standard and, therefore, it is possible that Tronox LLC may be required to achieve a cleanup level more stringent than that covered by the policy. If so, the amount recoverable under the policy may be less than the ultimate cleanup cost.

At December 31, 2005, the company had received $5.8 million of cost reimbursement under the insurance policy, and expects additional estimated aggregate cleanup cost of $92.5 million less the $61.3 million self-insured retention to be covered by the policy (for a net amount of $31.2 million in additional reimbursement, including $22.0 million accrued in 2005). The company believes that additional reimbursement of approximately $31.2 million is probable, and, accordingly, the company has recorded a receivable in the financial statements for that amount.

West Chicago, Illinois

In 1973, Tronox LLC closed a facility in West Chicago, Illinois, that processed thorium ores for the federal government and for certain commercial purposes. Historical operations had resulted in low-level radioactive contamination at the facility and in surrounding areas. The original processing facility is regulated by the State of Illinois (the State), and four vicinity areas are designated as Superfund sites on the National Priorities List (“NPL”).

Closed Facility—Pursuant to agreements reached in 1994 and 1997 among Tronox LLC, the City of West Chicago and the State regarding the decommissioning of the closed West Chicago facility, Tronox LLC has substantially completed the excavation of contaminated soils and has shipped those soils to a licensed disposal facility. Surface restoration was completed in 2004, except for areas designated for use in connection with the Kress Creek and Sewage Treatment Plant remediation discussed below. Groundwater monitoring and remediation is expected to continue for approximately ten years.

Vicinity Areas—EPA has listed four areas in the vicinity of the closed West Chicago facility on the NPL and has designated Tronox LLC as a Potentially Responsible Party (“PRP”) in these four areas. Tronox LLC has substantially completed remedial work for two of the areas (known as the Residential Areas and Reed-Keppler Park). The other two NPL sites, known as Kress Creek and the Sewage Treatment Plant, are contiguous and involve low levels of insoluble thorium residues, principally in streambanks and streambed sediments, virtually all within a floodway. Tronox LLC has reached an agreement with the appropriate federal and state agencies and

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

local communities regarding the characterization and cleanup of the sites, past and future government response costs, and the waiver of natural resource damages claims. The agreement is incorporated in consent decrees, which were approved and entered by the federal court in August 2005. The cleanup work, which began in the third quarter of 2005, is expected to take about four to five years to complete, will require excavation of contaminated soils and stream sediments, shipment of excavated materials to a licensed disposal facility and restoration of affected areas.

Financial Reserves—As of December 31, 2005, the company had reserves of $86.6 million for costs related to the West Chicago facility and vicinity properties. This includes $9.9 million added to the reserve in 2005 as a result of additional volumes of contaminated materials being identified at the Kress Creek site and the agreement described above requiring the company to reimburse local communities for certain cleanup costs. Although actual costs may differ from current estimates, the amount of any revisions in remediation costs cannot be reasonably estimated at this time. The amount of the reserve is not reduced by reimbursements expected from the federal government under Title X of the Energy Policy Act of 1992 (Title X) (discussed below).

Government Reimbursement—Pursuant to Title X, the U.S. Department of Energy (“DOE”) is obligated to reimburse the company for certain decommissioning and cleanup costs incurred in connection with the West Chicago sites in recognition of the fact that about 55% of the facility’s production was dedicated to U.S. government contracts. The amount authorized for reimbursement under Title X is $365 million plus inflation adjustments. That amount is expected to cover the government’s full share of West Chicago cleanup costs. Through December 31, 2005, the company had been reimbursed approximately $280.6 million under Title X.

Reimbursements under Title X are provided by congressional appropriations. Historically, congressional appropriations have lagged the company’s cleanup expenditures. As of December 31, 2005, the government’s share of costs incurred by the company but not yet reimbursed by the DOE totaled approximately $25.5 million, which includes $12.3 million accrued in 2005. The company believes receipt of the $25.5 million government share in due course following additional congressional appropriations is probable and has reflected that amount as a receivable in the financial statements. The company will recognize recovery of the government’s share of future remediation costs for the West Chicago sites as it incurs the cash expenditures.

Ambrosia Lake, New Mexico

From the late 1950s until 1988, the company operated a uranium mining and milling operation at Ambrosia Lake near Grants, New Mexico pursuant to a license issued by the Atomic Energy Commission (“AEC”), now the Nuclear Regulatory Commission (“NRC”). When the operation was sold, the company retained responsibility for certain environmental conditions existing at the site, including mill tailings, selected ponds and groundwater contamination related to the mill tailings and unlined ponds. Since 1989, the unaffiliated current owner of the site, Rio Algom Mining LLC (Rio Algom), has been decommissioning the site pursuant to the license issued by NRC. Mill tailings, certain impacted surface soils, and selected pond sediments have been consolidated in an onsite containment unit, and groundwater treatment has been ongoing. Under terms of the sales agreement, which included provisions capping the liability of Rio Algom, the company became obligated to solely fund the remediation for the items described above when total expenditures exceeded $30 million, which occurred in late 2000. A request to cease groundwater treatment has been under review by the NRC since 2001. In addition, a decommissioning plan for remaining impacted soil was submitted by Rio Algom to the NRC in January 2005 and is currently under review. If approved, the soil decommissioning plan would take about two to three years to complete. The state of New Mexico has recently raised issues about certain non-radiological constituents in the groundwater at the site. The request to cease groundwater treatment, which is being reviewed by the NRC, was amended to address these non-radiological constituents. Discussions regarding these issues are ongoing, and resolution of them could affect remediation costs and/or delay ultimate site closure.

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

In addition to those remediation activities described above for which reserves have been established as described below, Rio Algom is investigating soil contamination potentially caused by past discharge of mine water from the site, for which no reserve has been established.

Financial Reserves—As of December 31, 2005, the company had reserves of $11.1 million for the costs of the remediation activities described above, including groundwater remediation. This includes $8.0 million added to the reserve in 2005 as a result of the discussions between Rio Algom and the NRC, primarily to cover additional costs associated with pond closure, rock placement and surface water channels. Although actual costs may differ from current estimates, the amount of any revisions in remediation costs cannot be reasonably estimated at this time.

Litigation—On January 18, 2006, Rio Algom filed suit against Tronox Worldwide LLC in the U.S. District Court for the District of New Mexico. The suit seeks a determination regarding responsibility for certain labor-related and environmental remediation costs. The company has not provided a reserve for this lawsuit because at this time it cannot reasonably determine the probability of a loss, and the amount of loss, if any, cannot be reasonably estimated. The company and Rio Algom have tentatively agreed to submit the matter to arbitration and an arbitration agreement is currently being negotiated. The company currently believes that the ultimate resolution of the litigation is not likely to have a material adverse affect on the company.

Crescent, Oklahoma

Beginning in 1965, Cimarron Corporation (“Cimarron”) operated a facility near Crescent, Oklahoma at which it produced uranium and mixed oxide nuclear fuels pursuant to licenses issued by AEC (now NRC). Operations at the facility ceased in 1975. Since that time, buildings and soils were decommissioned in accordance with the NRC licenses. In limited areas of the site, groundwater is contaminated with radionuclides, and, in 2003, Cimarron submitted to the NRC and the Oklahoma Department of Environmental Quality (“ODEQ”) a draft remediation work plan addressing the groundwater contamination. In 2005 the company began evaluating available technologies to address remaining groundwater issues. The company will submit a plan to the NRC and the ODEQ addressing those issues following the evaluation. Duration of remedial activities currently cannot be estimated.

Financial Reserves—As of December 31, 2005, the company had reserves of $6.8 million for the costs of the remediation activities, including those currently under evaluation by the NRC and the ODEQ, described above. This includes $2.0 million added to the reserve in 2005, due to additional costs resulting from delays in review and approval by regulatory agencies. Although actual costs may differ from current estimates, the amount of any revisions in remediation costs cannot be reasonably estimated at this time.

Lakeview, Oregon

A predecessor of Tronox Worldwide LLC operated two uranium mines near Lakeview, Oregon from 1958 to 1960. The mines are currently designated as a Superfund site. In 2001, EPA issued a Record of Decision (“ROD”) requiring consolidation and capping of contaminated soils and continued neutralization of acidic waters in one of the two mines. It is anticipated that required work, which began in the second quarter of 2005, will take about one to two more years to complete.

Litigation—In April 2005, Tronox Worldwide LLC and two other parties reached an agreement with the federal government to settle a lawsuit filed by the government with respect to the remediation of contaminated materials at the site and to settle related claims by the parties. The suit sought reimbursement of Forest Service response costs, an injunction requiring compliance with a Unilateral Administrative Order issued to the private

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

parties regarding cleanup of the site, and civil penalties for alleged noncompliance with the administrative order. The court approved the agreement in January 2006. As a result of the settlement, the parties have resolved their respective claims and agreed to apportion responsibility for the cleanup.

Financial Reserves—As of December 31, 2005, the company had reserves of $4.3 million for its share of the remediation activities described above. Although actual costs may differ from current estimates, the amount of any revisions in remediation costs cannot be reasonably estimated at this time.

Soda Springs, Idaho

From 1963 to 2000, Tronox LLC owned and operated a vanadium processing facility near Soda Springs, Idaho. In 1989, EPA designated this site as a Superfund site under CERCLA, listed the site on the NPL and named Tronox LLC as a PRP. In 2000, EPA amended a ROD previously issued by it, requiring Tronox LLC to address the presence of calcine tailings, a byproduct of vanadium processing. The amended ROD required the capping of the calcine tailings in place, the closure of certain impoundments and groundwater monitoring.

Since 2000, the vanadium processing facility plant and a fertilizer plant on the site have been closed, dismantled and removed from the site. All former impoundments included in the amended ROD have been closed. A ten-acre pond not covered by the ROD is scheduled for closure within the next two years. Tronox LLC anticipates constructing a landfill onsite as part of the closure. The duration of groundwater monitoring is not known.

Financial Reserves—As of December 31, 2005, the company had reserves of $2.7 million for the costs of the remediation required by the ROD as well as closure of the above mentioned ten-acre pond. Although actual costs may differ from current estimates, the amount of any revisions in remediation costs cannot be reasonably estimated at this time.

Milwaukee, Wisconsin

In 1976, Tronox LLC closed a wood-treatment facility it had operated in Milwaukee, Wisconsin. Operations at the facility prior to its closure had resulted in the contamination of soil and groundwater at and around the site with creosote and other substances used in wood treating. In 1984, EPA designated the Milwaukee wood-treatment facility as a Superfund site under CERCLA, listed the site on the NPL and named Tronox LLC as a PRP. Tronox LLC executed a consent decree in 1991 that required it to perform soil and groundwater remediation at and below the former wood-treatment area and to address a tributary creek of the Menominee River that had become contaminated as a result of the wood-treatment operations. Actual remedial activities were deferred until after the decree was finally entered in 1996 by a federal court in Milwaukee.

Groundwater treatment was initiated in 1996 to remediate groundwater contamination below and in the vicinity of the former wood-treatment area. It is not possible to reliably predict how groundwater conditions will be affected by soil removal in the vicinity of the former wood-treatment area, which has been completed, and by ongoing groundwater treatment. It is unknown, therefore, how long groundwater treatment will continue. Soil cleanup of the former wood-treatment area began in 2000 and was completed in 2002. Also in 2002, remedial designs for the upper portion of the tributary creek were agreed to with EPA, after which Tronox LLC began the implementation of a remedy to reroute the creek and to remediate associated sediment and stream bank soils. Remediation of the upper portion of the creek is expected to take about three more years. Tronox LLC has not yet agreed with relevant regulatory authorities regarding remedial designs for the lower portion of the tributary creek.

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

Financial Reserves—As of December 31, 2005, the company had reserves of $4.4 million for the costs of the remediation work described above. Although actual costs may differ from current estimates, the amount of any revisions in remediation costs cannot be reasonably estimated at this time. The costs associated with remediation, if any, of the lower portion of the tributary creek are not reasonably estimable at this time and, thus, no reserve has been recorded.

New Jersey Wood-Treatment Site

Tronox LLC was named in 1999 as a PRP under CERCLA at a former wood-treatment site in New Jersey at which EPA is conducting a cleanup. On April 15, 2005, Tronox LLC and Tronox Worldwide LLC received a letter from EPA asserting they are liable under CERCLA as a former owner or operator of the site and demanding reimbursement of costs expended by EPA at the site. The letter made demand for payment of past costs in the amount of approximately $179 million, plus interest though EPA has informed Tronox LLC that it expects final project costs will be approximately $236 million, plus possible other costs and interest. Tronox LLC did not operate the site, which had been sold to a third party before Tronox LLC succeeded to the interests of a predecessor owner in the 1960s. The predecessor also did not operate the site, which had been closed down before it was acquired by the predecessor. Based on historical records, there are substantial uncertainties about whether or under what terms the predecessor assumed liabilities for the site. In addition, although it appears there may be other PRPs, the company does not know whether the other PRPs have received similar letters from EPA, whether there are any defenses to liability available to the other PRPs or whether the other PRPs have the financial resources necessary to meet their obligations. The company intends to vigorously defend against EPA’s demand, though the company expects to have discussions with EPA that could lead to a settlement or resolution of EPA’s demand. No reserve for reimbursement of cleanup costs at the site has been recorded because it is not possible to reliably estimate the liability, if any, the company may have for the site because of the aforementioned defenses and uncertainties.

Sauget, Illinois

From 1927 to 1969, Tronox LLC operated a wood-treatment plant on a 60-acre site in the Village of Sauget (formerly known as Monsanto) in St. Clair County, Illinois. Operations on the property resulted in the contamination of soil, surface water, and groundwater at the site with creosote and other substances used in wood treating. In 1988, Tronox LLC entered into a court-approved consent order with the Illinois Attorney General and Illinois Environmental Protection Agency. The consent order requires Tronox LLC to perform an environmental investigation and remediation feasibility study, and this work is ongoing. Soil remediation and groundwater monitoring are being conducted, and further remediation options to address sediment and surface water are being evaluated. Duration of remedial activities currently cannot be estimated.

Financial Reserves—As of December 31, 2005, the company had reserves of approximately $8.5 million for the remediation activities, including those currently under evaluation, described above. This includes $4.9 million added to the reserve in 2005 because additional soil volumes requiring excavation and disposal had been identified. Although actual costs may differ from current estimates, the amount of any revisions in remediation costs cannot be reasonably estimated at this time.

Hattiesburg, Mississippi

In January 2003, Tronox LLC entered into a consent order with the Mississippi Department of Environmental Quality to implement a remedy pursuant to an approved remediation work plan for a wood-treatment site in Hattiesburg, Mississippi. Components of the work plan included excavation of certain materials from the former processing areas and off-site sediments and containment of other on-site and off-site materials.

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

Remediation of the former processing and certain off-site areas was completed in 2003. Some off-site remediation required by the work plan has not been completed where access by current leaseholders has been denied. Efforts to obtain necessary access are ongoing, and remedial activities are expected to take about one to two more years once access is obtained.

Financial Reserves—As of December 31, 2005, the company had reserves of approximately $2.7 million for the remediation activities described above. Although actual costs may differ from current estimates, the amount of any revisions in remediation costs cannot be reasonably estimated at this time.

Cleveland, Oklahoma

Triple S Refining Corporation (“Triple S”), formerly known as Kerr-McGee Refining Corporation, owned and operated a petroleum refinery near Cleveland, Oklahoma until the facility was closed in 1972. In 1992, Triple S entered into a Consent Order with the Oklahoma Department of Health (later, the ODEQ), which addresses the remediation of air, soil, surface water and groundwater contaminated by hydrocarbons and other refinery related materials. Facility dismantling and several interim remedial measures have been completed. In 2004, ODEQ approved the soil and waste feasibility study, which includes construction of an on-site disposal cell. Design of the cell is in process. In addition, a feasibility study of surface and groundwater remedial measures has been submitted to ODEQ and currently is under review. Duration of remedial activities currently cannot be estimated.

Financial Reserves—As of December 31, 2005, the company had reserves of approximately $4.4 million for the remediation activities described above, including the remedial measures recommended in the feasibility study currently under review. This includes $1.4 million added to the reserve in 2005, as studies indicated that groundwater remediation would be more costly than previously estimated. Although actual costs may differ from current estimates, the amount of any revisions in remediation costs cannot be reasonably estimated at this time.

Cushing, Oklahoma

In 1972, Triple S closed a petroleum refinery it had operated near Cushing, Oklahoma. Prior to closing the refinery, Triple S also had produced uranium and thorium fuel and metal at the site pursuant to licenses issued by the AEC.

In 1990, Triple S entered into a consent agreement with the State of Oklahoma to investigate the site and take appropriate remedial actions related to petroleum refining and uranium and thorium residuals. Investigation and remediation of hydrocarbon contamination is being performed under the oversight of the ODEQ. Remediation to address hydrocarbon contamination in soils is expected to take about four more years. The long-term scope, duration and cost of groundwater remediation are uncertain and, therefore, additional costs beyond those accrued may be incurred in the future.

In 1993, Triple S received a decommissioning license from the NRC, the successor to AEC’s licensing authority, to perform certain cleanup of uranium and thorium residuals. All known radiological contamination has been removed from the site and shipped to a licensed disposal facility, substantially completing the license requirements.

Financial Reserves—As of December 31, 2005, the company had reserves of $11.9 million for the costs of the ongoing remediation and decommissioning work described above. Although actual costs may differ from current estimates, the amount of any revisions in remediation costs cannot be reasonably estimated at this time.

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

Calhoun, Louisiana

From 1973 until 1988, Triple S owned and operated a gas condensate stripping facility located near Calhoun, Louisiana. When the facility was sold in 1988, Triple S retained responsibility for environmental conditions existing prior to the date of closing. Operations at the facility prior to the sale had resulted in the contamination of soil and groundwater with petroleum hydrocarbons. The Louisiana Department of Environmental Quality has approved a Corrective Action Plan for remediating the soil and groundwater contamination. Remediation is ongoing and expected to take about three more years.

Financial Reserves—As of December 31, 2005, the company had reserves of $4.5 million for the costs of the remediation activities described above. Although actual costs may differ from current estimates, the amount of any revisions in remediation costs cannot be reasonably estimated at this time.

Jacksonville, Florida

In 1970, Tronox LLC purchased a facility in Jacksonville, Florida that manufactured and processed fertilizers, pesticides and herbicides. Tronox LLC closed the facility in 1978. In 1988, all structures were removed and Tronox LLC began site characterization studies. In 2000, Tronox LLC entered into a consent order with EPA to conduct a remedial investigation and a feasibility study. The remedial investigation was completed and submitted to EPA in August 2005. It is anticipated that the feasibility study will be submitted to EPA in early 2006 and that it will recommend soil remediation and excavation at the site as well as site capping.

Financial Reserves—As of December 31, 2005, the company had reserves of $5.5 million to complete the feasibility study and to conduct the cleanup and remediation activities the company expects to recommend to EPA, $5.6 million of which was added in 2005. Although actual costs may differ from the current estimates, the amount of any revisions in remediation costs cannot be reasonably estimated at this time.

Other Sites

In addition to the sites described above, the company is responsible for environmental costs related to certain other sites. These sites relate primarily to wood-treating, chemical production, landfills, mining, and oil and gas refining, distribution and marketing. As of December 31, 2005, the company had reserves of $32.5 million for the environmental costs in connection with these other sites. Although actual costs may differ from current estimates, the amount of any revisions in remediation costs cannot be reasonably estimated at this time.

Pursuant to the MSA by and among Kerr-McGee Corporation, Kerr-McGee Worldwide Corporation and the company, effective November 28, 2005, Kerr-McGee Worldwide Corporation will reimburse the company for a portion of the environmental remediation costs it incurs and pays (net of any cost reimbursements it recovers or expects to recover from insurers, governmental authorities or other parties). The reimbursement obligation extends to costs incurred at any site associated with any of the company’s former businesses or operations.

With respect to any site for which the company has established a reserve as of the effective date of the MSA, 50% of the remediation costs the company incurs in excess of the reserve amount (after meeting a $200,000 minimum threshold amount) will be reimbursable by Kerr-McGee, net of any amounts recovered or, in the company’s reasonable and good faith estimate, that will be recovered from third parties. With respect to any site for which the company has not established a reserve as of the effective date of the MSA, 50% of the amount of the remediation costs the company incurs and pays (after meeting a $200,000 minimum threshold amount) will be reimbursable by Kerr-McGee, net of any amounts recovered or, in the company’s reasonable and good faith estimate, that will be recovered from third parties.

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

Kerr-McGee’s aggregate reimbursement obligation to the company cannot exceed $100 million and is subject to various other limitations and restrictions. For example, Kerr-McGee is not obligated to reimburse the company for amounts it pays to third parties in connection with tort claims or personal injury lawsuits, or for administrative fines or civil penalties that the company is required to pay. Kerr-McGee’s reimbursement obligation also is limited to costs that the company actually incurs and pays within seven years following the completion of the IPO.

Litigation and Claims

Coal Supply Contract

A predecessor of Tronox Worldwide LLC entered into a coal supply contract with Peabody Coaltrade, Inc. (“PCI”) in February 1998. In 1998, the predecessor exited the coal business and assigned its rights and obligations under the coal supply contract to a third party. In connection with the assignment, the predecessor agreed to guarantee performance under the contract. PCI has notified Tronox Worldwide LLC of a threatened default by the assignee under the coal supply contract and that PCI may seek to hold Tronox Worldwide LLC liable under the 1998 guaranty in the event of a default. In addition to other defenses to the enforceability of the guaranty, the company believes the guaranty expired in January 2003 when the primary term of the coal supply contract expired. No reserve has been provided for performance under the guaranty because the company does not believe a loss is probable and the amount of any loss is not reasonably estimable.

Western Fertilizer Contract

In 1995, Tronox LLC executed an exclusive agreement with Western Fertilizer, Inc. (“Western Fertilizer”) for the storage and distribution of fertilizer produced by the company. In May 2000, the company terminated the agreement because the owner, operator and the key person of Western Fertilizer, had been sentenced to serve 17 years in prison for federal crimes involving activities unrelated to the company, thus rendering Western Fertilizer unable to perform its duties under the agreement. In June 2000, Western Fertilizer filed for bankruptcy, and its trustee alleged that the company did not have the right to terminate the agreement. In May 2003, Western Fertilizer’s bankruptcy claim against Tronox LLC was transferred to a litigation trust, and, in October 2004, the litigation trust filed an amended complaint in a pending federal lawsuit in the U.S. District Court in Idaho, seeking monetary damages of approximately $13 million for alleged breaches of contract. Discovery in the litigation was completed in February 2006. On March 1, 2006, both parties filed motions for summary judgment. A trial date will be set after the court rules on the motions for summary judgment. The company believes that the claims made in the complaint are without substantial merit and is vigorously defending against them and, thus, no reserve has been recorded. The company currently believes that damages, if any, related to the claims are not likely to have a material adverse effect on the company.

Birmingham, Alabama

Until 1995, Triple S operated a petroleum terminal in Birmingham, Alabama. In late 2005, a local church, which is located on property adjacent to the site, demanded payment for damages of approximately $25 million in connection with a release of petroleum alleged to have occurred at the terminal and threatened litigation. In March 2006, the company filed a lawsuit seeking a declaration of the parties’ rights and injunctive relief. The company has not provided a reserve for the litigation because at this time it cannot reasonably determine the probability of a loss, and the amount of loss, if any, cannot be reasonably estimated. The company currently believes that the ultimate resolution of the litigation is not likely to have a material adverse effect on the company.

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

Forest Products Litigation

Between December 31, 2002, and May 2, 2005, approximately 250 lawsuits (filed on behalf of approximately 5,100 claimants) were filed against Tronox LLC in connection with the former wood-treatment plant in Columbus, Mississippi. Substantially all of these lawsuits are pending in the U.S. District Court for the Northern District of Mississippi and have been consolidated for pretrial and discovery purposes. In addition, a suit filed by the Maranatha Faith Center against Tronox LLC and Tronox Worldwide LLC on February 18, 2000, relates to the former wood-treatment plant in Columbus and is pending in the Circuit Court of Lowndes County, Mississippi. Between December 31, 2002, and June 25, 2004, three lawsuits (filed on behalf of approximately 3,300 claimants) were filed against Tronox LLC in connection with a former wood-treatment plant located in Hattiesburg, Mississippi. These lawsuits were removed to the U.S. District Court for the Southern District of Mississippi. Between September 9, 2004, and December 28, 2005, four lawsuits (filed on behalf of 69 claimants) were filed against Tronox LLC in connection with a former wood-treatment plant located in Texarkana, Texas. Two of the Texarkana lawsuits that were filed in Oklahoma (on behalf of 30 claimants) have been dismissed on jurisdictional grounds. Between January 3, 2005, and July 26, 2005, 35 lawsuits (filed on behalf of approximately 4,600 claimants) were filed against Tronox LLC and Tronox Worldwide LLC in connection with the former wood-treatment plant in Avoca, Pennsylvania. All of these lawsuits seek recovery under a variety of common law and statutory legal theories for personal injuries and/or property damages allegedly caused by exposure to and/or release of creosote, a chemical used in the wood-treatment process.

In 2003, Tronox LLC entered into a settlement agreement that resolved approximately 1,490 of the Hattiesburg claims, which resulted in aggregate payments by Tronox LLC of approximately $0.6 million. In December 2005, Tronox LLC entered into settlement agreements to resolve up to 1,335 of the remaining Hattiesburg claims and up to 879 of the Columbus claims. The December 2005 settlement agreements require Tronox LLC to pay up to $2.5 million, of which $1.8 million was paid in December 2005. In addition, all of the remaining Hattiesburg claims have been dismissed without prejudice on the bases of failure to pay filing fees and failure to disclose information in compliance with court orders. The company currently believes that the unresolved claims relating to the Columbus, Hattiesburg, Texarkana and Avoca plants are without substantial merit and is vigorously defending against them.

Financial Reserves—As of December 31, 2005, the company had reserves of $7.3 million related to forest products litigation. This reflects an increase of $2.5 million taken as a result of the December 2005 settlement noted above and information developed with respect to pending claims during negotiation of the December settlement. Although actual costs may differ from the current reserves, the amount of any revisions in litigation costs cannot be reasonably estimated at this time. The company currently believes that the ultimate resolution of the forest products litigation is not likely to have a material adverse effect on the company.

Kemira

In 2000, the company acquired its titanium dioxide production facility in Savannah, Georgia, from Kemira Pigments Oy, a Finnish company, and its parent, Kemira Oyj (together, “the Sellers”). After acquiring the facility, the company discovered that certain matters associated with environmental conditions and plant infrastructure were not consistent with representations made by the Sellers. The company sought recovery for breach of representations and warranties in a proceeding before the London Court of International Arbitration (“LCIA”). On May 9, 2005, the company received notice from the LCIA that the LCIA had found in favor of the company as to liability with respect to certain of the claims. The LCIA still must determine the amount of damages, a hearing with respect to which has been scheduled for late May 2006. The company currently cannot reasonably estimate the amount of damages that will be awarded. The company will recognize a receivable, if and when damages are awarded and all contingencies associated with any recovery are resolved.

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

Other Matters

The company is party to a number of legal and administrative proceedings involving environmental and/or other matters pending in various courts or agencies. These proceedings, individually and in the aggregate, are not expected to have a material adverse effect on the company. These proceedings are also associated with facilities currently or previously owned, operated or used by the company and/or its predecessors, some of which include claims for personal injuries, property damages, cleanup costs and other environmental matters. Current and former operations of the company also involve management of regulated materials and are subject to various environmental laws and regulations. These laws and regulations will obligate the company to clean up various sites at which petroleum and other hydrocarbons, chemicals, low-level radioactive substances and/or other materials have been contained, disposed of or released. Some of these sites have been designated Superfund sites by EPA pursuant to CERCLA or state equivalents. Similar environmental laws and regulations and other requirements exist in foreign countries in which the company operates.

23. Commitments

Lease and Purchase Obligations

The company has various commitments under noncancelable operating lease agreements, principally for railcars and production equipment. Aggregate minimum annual rentals under all operating leases at December 31, 2005, are shown in the table below. Total rental expense was $19.8 million in 2005, $17.4 million in 2004 and $16.2 million in 2003.

In the normal course of business, the company also enters contractual agreements to purchase raw materials and utilities. Aggregate future payments under these borrowings and contracts are shown in the table below.

	Payments due by year
Type of Obligation	2006	2007	2008	2009	2010	After 2010	Total
	(Millions of dollars)
Operating leases	$7.7	$7.7	$6.5	$5.1	$4.6	$16.4	$48.0
Purchase obligations—
Ore contracts	162.3	155.3	147.9	95.2	41.8	39.4	641.9
Other purchase obligations	86.5	72.5	67.7	48.3	47.4	38.1	360.5

Total	$256.5	$235.5	$222.1	$148.6	$93.8	$93.9	$1,050.4

As discussed in Note 19, the company will be obligated under the employee benefits agreement with Kerr-McGee to maintain the Material Features (as defined in the employee benefits agreement) of the U.S. postretirement plan without change for a period of three years following the Distribution date. Based on the actuarially projected obligations under that plan, the company expects contributions to be approximately $10.0 million for each of the next five years.

Letters of Credit and Other

At December 31, 2005, the company had outstanding letters of credit in the amount of approximately $34.5 million. These letters of credit have been granted by financial institutions to support our environmental clean-up costs and miscellaneous operational and severance requirements in international locations. As of March 15, 2006, outstanding letters of credit totaled $40.3 million.

The company has entered into certain agreements that require it to indemnify third parties for losses related to environmental matters, litigation and other claims. No material obligations have been recorded in connection with such indemnification agreements.

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Notes to Consolidated and Combined Financial Statements—(Continued)

24. Reporting by Business Segments and Geographic Locations

The company has two reportable segments: pigment, and electrolytic and other chemical products. The pigment segment primarily produces and markets titanium dioxide pigment and has production facilities in the United States, Australia, Germany and the Netherlands. The pigment segment also includes heavy minerals production operated through our joint venture. The heavy minerals production is integrated with our Australian pigment plant, but also has sales to third parties. Electrolytic and other chemical products segment represents the company’s electrolytic manufacturing and marketing operations, all of which are located in the United States. Segment performance is evaluated based on operating profit (loss), which represents results of segment operations before considering general expenses and environmental provisions related to sites no longer in operation, interest and debt expense, other income (expense) and income taxes.

	2005	2004	2003
	(Millions of dollars)
Net sales
Pigment	$1,267.0	$1,208.4	$1,078.8
Electrolytic and other chemical products	97.0	93.4	78.9

Total	$1,364.0	$1,301.8	$1,157.7

Operating profit (loss)
Pigment	$101.5	$(86.5)	$(15.0)
Electrolytic and other chemical products(1)	(5.9)	(0.6)	(22.0)

	95.6	(87.1)	(37.0)

Expenses of nonoperating sites(2)	(2.1)	(5.5)	(3.6)
Provisions for environmental remediation and restoration(2)	(5.6)	(2.2)	(1.6)

Total operating profit (loss)	87.9	(94.8)	(42.2)
Interest and debt expense	4.5	0.1	0.1
Other income (expense)(3)	(15.2)	(25.2)	(20.5)
Income tax benefit (provision)	(21.8)	38.3	15.1

Income (loss) from continuing operations	$46.4	$(81.8)	$(47.7)

Depreciation, depletion and amortization, including write-downs of property, plant and equipment
Pigment	$99.1	$181.3	$110.3
Electrolytic and other chemical products	9.9	14.5	15.0

	109.0	195.8	125.3

Discontinued operations	—	0.8	3.2

Total	$109.0	$196.6	$128.5

(1)	Includes $10.3 million, nil and $11.0 million in 2005, 2004 and 2003, respectively, of environmental charges, net of reimbursements, related to ammonium perchlorate at the company’s Henderson facility.
(2)	Includes general expenses and environmental provisions related to various businesses in which the company’s affiliates are no longer engaged, but that have not met the criteria for reporting as discontinued operations.
(3)	Includes equity in net earnings of equity method investees of $2.0 million, $2.4 million and $0.8 million in 2005, 2004 and 2003, respectively.

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

	2005	2004	2003
	(Millions of dollars)
Capital expenditures
Pigment	$83.5	$82.8	$90.5
Electrolytic and other chemical products	4.1	9.0	6.9

	87.6	91.8	97.4

Other	—	0.7	2.0
Total	$87.6	$92.5	$99.4

Total assets
Pigment	$1,514.2	$1,349.8	$1,500.0
Electrolytic and other chemical products	108.3	115.4	140.4

	1,622.5	1,465.2	1,640.4

Corporate and other assets	135.8	127.3	164.9
Assets held for sale	—	3.4	3.8

Total	$1,758.3	$1,595.9	$1,809.1

Net sales(1)
U.S. operations	$755.9	$716.8	$646.7
International operations
Germany	223.5	221.9	192.0
The Netherlands	145.6	137.5	120.9
Australia	238.9	225.5	198.0
Other	0.1	0.1	0.1

Total	$1,364.0	$1,301.8	$1,157.7

Net property, plant and equipment
U.S. operations	$475.8	$487.3	$579.4
International operations
Germany	92.4	97.1	89.2
The Netherlands	182.1	205.6	191.4
Australia	89.4	93.0	101.6

Total	$839.7	$883.0	$961.6

(1)	Based on country of production.

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

25. Quarterly Financial Information (Unaudited)

A summary of quarterly consolidated and combined results for 2005 and 2004 is presented below.

	Net Sales	Gross Profit (Loss)	Income (Loss) from Continuing Operations	Net Income (Loss)	Income (Loss) from Continuing Operations per Common Share— Basic and Diluted
	(Millions of dollars, except per share)
2005 Quarter Ended—
March 31	$334.2	$61.9	$12.4	$4.0	$0.54
June 30	355.9	64.3	8.3	(3.6)	0.36
September 30	327.4	43.7	13.7	12.2	0.60
December 31	346.5	50.3	12.0	6.2	0.41

Total	$1,364.0	$220.2	$46.4	$18.8	$1.89

2004 Quarter Ended—
March 31	$274.9	$31.0	$(2.6)	$(4.2)	$(0.11)
June 30	326.1	36.3	3.9	(1.7)	0.17
September 30	338.9	28.6	(83.2)	(121.3)	(3.63)
December 31	361.9	37.0	0.1	(0.4)	—

Total	$1,301.8	$132.9	$(81.8)	$(127.6)	$(3.57)

26. Condensed Consolidating and Combining Financial Information

The company’s 9 1/2% senior unsecured notes (as defined in Note 14, Long-Term Debt) with an aggregate principal amount of $350.0 million have been fully and unconditionally guaranteed by Tronox Incorporated and all of its material wholly-owned domestic subsidiaries. As a result of these guarantee arrangements, the company is required to present condensed consolidating and combining financial information.

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

The following tables for the year ended December 31, 2005 present condensed consolidating and combining financial information for (a) Tronox Incorporated, the parent company (a guarantor), (b) the Issuers, Tronox Worldwide LLC and Tronox Finance Corp., (c) the guarantor subsidiaries and (d) the non-guarantor subsidiaries. Tronox Incorporated and Tronox Finance Corp. were formed during 2005. This financial information reflects the financial position and results of operations giving effect to the Contribution when it occurred. Therefore, condensed consolidating and combining financial information for years prior to 2005 only present condensed combining financial information for (a) the Issuer, Tronox Worldwide LLC, (b) the guarantor subsidiaries and (c) the non-guarantor subsidiaries. Other income (expense) in the Condensed Consolidating and Combining Statement of Operations for all periods presented includes equity interest in income (loss) of subsidiaries.

Condensed Consolidating and Combining Statement of Operations for the Year ended December 31, 2005

	Tronox Incorporated	Issuers	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
	(Millions of dollars)
Net sales	$—	$—	$767.1	$721.5	$(124.6)	$1,364.0
Cost of goods sold	—	—	624.6	639.3	(120.1)	1,143.8

Gross margin	—	—	142.5	82.2	(4.5)	220.2
Selling, general and administrative expenses	0.2	0.5	56.7	64.3	(6.5)	115.2
Provision for environmental remediation and restoration, net of reimbursements	—	—	17.1	—	—	17.1

	(0.2)	(0.5)	68.7	17.9	2.0	87.9
Interest and debt expense—third parties	—	4.5	—	—	—	4.5
Other income (expense)	(0.7)	162.4	141.0	(2.1)	(315.8)	(15.2)

Income (Loss) from Continuing Operations before Income Taxes	(0.9)	157.4	209.7	15.8	(313.8)	68.2
Income Tax Benefit (Provision)	(0.1)	2.7	(24.4)	—	—	(21.8)

Income (Loss) from Continuing Operations(	(1.0)	160.1	185.3	15.8	(313.8)	46.4
Loss from Discontinued Operations, net of taxes	—	(3.3)	(24.3)	—	—	(27.6)

Net Income (Loss)	$(1.0)	$156.8	$161.0	$15.8	$(313.8)	$18.8

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

Condensed Consolidating and Combining Statement of Operations for the Year ended December 31, 2004

	Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
	(Millions of dollars)
Net sales	$—	$731.2	$711.7	$(141.1)	$1,301.8
Cost of goods sold	—	674.7	629.3	(135.1)	1,168.9

Gross margin	—	56.5	82.4	(6.0)	132.9
Selling, general and administrative expenses	4.2	57.7	58.0	(9.8)	110.1
Restructuring charges	—	113.0	—	—	113.0
Provision for environmental remediation and restoration, net of reimbursements	—	4.6	—	—	4.6

	(4.2)	(118.8)	24.4	3.8	(94.8)
Interest and debt expense—third parties	—	—	0.1	—	0.1
Other income (expense)	(101.9)	12.8	(11.5)	75.4	(25.2)

Income (Loss) from Continuing Operations before Income Taxes	(106.1)	(106.0)	12.8	79.2	(120.1)
Income Tax Benefit (Provision)	0.8	45.3	(7.8)	—	38.3

Income (Loss) from Continuing Operations	(105.3)	(60.7)	5.0	79.2	(81.8)
Loss from Discontinued Operations, net of taxes	(5.5)	(40.3)	—	—	(45.8)

Net Income (Loss)	$(110.8)	$(101.0)	$5.0	$79.2	$(127.6)

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

Condensed Consolidating and Combining Statement of Operations for the Year ended December 31, 2003

	Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
	(Millions of dollars)
Net sales	$—	$633.4	$616.2	$(91.9)	$1,157.7
Cost of goods sold	—	592.2	526.1	(93.6)	1,024.7

Gross margin	—	41.2	90.1	1.7	133.0
Selling, general and administrative expenses	2.7	52.0	50.0	(5.8)	98.9
Restructuring charges	—	61.4	—	—	61.4
Provision for environmental remediation and restoration, net of reimbursements	—	14.9	—	—	14.9

	(2.7)	(87.1)	40.1	7.5	(42.2)
Interest and debt expense—third parties	—	—	0.1	—	0.1
Other income (expense)	(85.7)	8.5	(4.3)	61.0	(20.5)

Income (Loss) from Continuing Operations before Income Taxes	(88.4)	(78.6)	35.7	68.5	(62.8)
Income Tax Benefit (Provision)	0.7	35.1	(20.7)	—	15.1

Income (Loss) from Continuing Operations before Cumulative Effect of Change in Accounting Principle	(87.7)	(43.5)	15.0	68.5	(47.7)
Income (Loss) from Discontinued Operations, net of taxes	(4.8)	(31.0)	—	—	(35.8)

Loss before Cumulative Effect of Change in Accounting Principle	(92.5)	(74.5)	15.0	68.5	(83.5)
Cumulative Effect of Change in Accounting Principle, net of taxes	—	(9.2)	—	—	(9.2)

Net Income (Loss)	$(92.5)	$(83.7)	$15.0	$68.5	$(92.7)

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

Condensed and Consolidating Balance Sheet as of December 31, 2005

	Tronox Incorporated	Issuers	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
	(Millions of dollars)
ASSETS
Current Assets
Cash and cash equivalents	$—	$—	$23.8	$45.2	$—	$69.0
Intercompany receivables	—	—	53.0	11.4	(64.4)	—
Accounts receivable, net of allowance for doubtful accounts	0.8	—	173.9	156.9	—	331.6
Inventories	—	—	192.2	121.3	(1.2)	312.3
Prepaid and other assets	0.8	—	12.8	14.9	—	28.5
Income tax receivable	—	—	—	2.4	—	2.4
Deferred income taxes	—	8.4	26.6	3.1	(2.5)	35.6

Total Current Assets	1.6	8.4	482.3	355.2	(68.1)	779.4

Property, Plant and Equipment—Net	—	—	475.8	363.9	—	839.7
Investments in Subsidiaries	2,222.4	996.8	203.5	—	(3,422.7)	—
Long-Term Receivables, Investments and Other Assets	—	13.2	53.9	11.7	—	78.8
Goodwill and Other Intangible Assets	—	—	28.2	32.2	—	60.4

Total Assets	$2,224.0	$1,018.4	$1,243.7	$763.0	$(3,490.8)	$1,758.3

LIABILITIES AND BUSINESS/STOCKHOLDERS’ EQUITY
Current Liabilities
Intercompany borrowings	$543.1	$—	$111.5	$214.7	$(869.3)	$—
Accounts payable	0.3	2.2	75.4	117.4	—	195.3
Accrued liabilities	2.0	14.3	119.8	32.8	—	168.9
Long-term debt due within one year	—	2.0	—	—	—	2.0
Income taxes payable	2.2	—	6.3	0.3	—	8.8

Total Current Liabilities	547.6	18.5	313.0	365.2	(869.3)	375.0

Noncurrent Liabilities
Deferred income taxes	0.3	—	54.2	27.0	(2.5)	79.0
Environmental remediation and/or restoration	—	7.2	128.5	10.2	—	145.9
Long-term debt	—	548.0	—	—	—	548.0
Other	—	1.2	56.4	66.1	(2.3)	121.4

Total Noncurrent Liabilities	0.3	556.4	239.1	103.3	(4.8)	894.3

Total Business/Stockholders’ Equity	1,676.1	443.5	691.6	294.5	(2,616.7)	489.0

Total Liabilities and Business/Stockholders’ Equity	$2,224.0	$1,018.4	$1,243.7	$763.0	$(3,490.8)	$1,758.3

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

Condensed and Consolidating Balance Sheet as of December 31, 2004

	Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
	(Millions of dollars)
ASSETS
Current Assets
Cash and cash equivalents	$—	$4.8	$19.0	$—	$23.8
Intercompany receivables	—	49.5	5.0	(54.5)	—
Accounts receivable, net of allowance for doubtful accounts	—	136.2	86.0	—	222.2
Inventories	—	163.9	121.9	(0.7)	285.1
Prepaid and other assets	—	12.1	22.3	—	34.4
Income tax receivable	—	—	12.7	—	12.7
Deferred income taxes	10.8	13.1	2.3	(8.3)	17.9
Assets held for sale	—	3.4	—	—	3.4

Total Current Assets	10.8	383.0	269.2	(63.5)	599.5

Property, Plant and Equipment—Net	—	487.3	395.7	—	883.0
Investments in Subsidiaries	1,249.2	361.8	—	(1,611.0)	—
Long-Term Receivables, Investments and Other Assets	5.7	41.5	1.1	—	48.3
Goodwill and Other Intangible Assets	—	28.2	36.9	—	65.1

Total Assets	$1,265.7	$1,301.8	$702.9	$(1,674.5)	$1,595.9

LIABILITIES AND BUSINESS/STOCKHOLDERS’ EQUITY
Current Liabilities
Intercompany borrowings	$33.1	$5.0	$63.3	$(101.4)	$—
Accounts payable	—	60.0	136.1	(0.1)	196.0
Accrued liabilities	13.2	115.2	34.9	—	163.3

Total Current Liabilities	46.3	180.2	234.3	(101.5)	359.3

Noncurrent Liabilities
Deferred income taxes	—	80.0	29.5	(8.3)	101.2
Environmental remediation and/or restoration	9.4	121.4	—	—	130.8
Other	22.8	35.1	59.3	(2.5)	114.7

Total Noncurrent Liabilities	32.2	236.5	88.8	(10.8)	346.7

Total Business/Stockholders’ Equity	1,187.2	885.1	379.8	(1,562.2)	889.9

Total Liabilities and Business/Stockholders’ Equity	$1,265.7	$1,301.8	$702.9	$(1,674.5)	$1,595.9

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

Condensed and Consolidating Statement of Cash Flows for the Year Ended December 31, 2005

	Tronox Incorporated	Issuers	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(Millions of dollars)
Cash Flows from Operating Activities
Net income (loss)	$(1.0)	$156.8	$161.0	$15.8	$(313.8)	$18.8
Adjustments to reconcile net income (loss) to net cash provided by operating activities—
Depreciation and amortization	—	—	57.5	45.6	—	103.1
Deferred income taxes	—	—	(25.4)	(6.5)	—	(31.9)
Asset write-downs and impairments	—	1.3	11.0	—	—	12.3
Equity in earnings of subsidiaries	0.7	(160.3)	(25.2)	—	184.8	—
Provision for environmental remediation and restoration, net of reimbursements	—	3.8	30.9	—	—	34.7
Allocations from Kerr-McGee	—	0.5	51.0	(3.5)	—	48.0
Other noncash items affecting net income (loss)	—	0.3	15.9	16.9	—	33.1
Changes in assets and liabilities	(1.6)	(11.0)	(43.6)	(100.3)	(0.1)	(156.6)

Net cash provided by (used in) operating activities	(1.9)	(8.6)	233.1	(32.0)	(129.1)	61.5

Cash Flows from Investing Activities
Capital expenditures	—	—	(36.8)	(50.8)	—	(87.6)
Collection on repurchased receivables	—	—	70.3	94.7	—	165.0
Other investing activities	—	—	4.4	1.5	—	5.9

Net cash provided by investing activities	—	—	37.9	45.4	—	83.3

Cash Flows from Financing Activities
Issuance of common stock, net	226.0	—	—	—	—	226.0
Proceeds from borrowings	—	550.0	—	—	—	550.0
Costs of obtaining financing	—	(10.9)	—	—	—	(10.9)
Distributions to Kerr-McGee	(761.8)	—	—	—	—	(761.8)
Net transfers with affiliates	537.7	(530.5)	(252.0)	9.1	129.1	(106.6)

Net cash provided by (used in) financing activities	1.9	8.6	(252.0)	9.1	129.1	(103.3)

Effects of Exchange Rate Changes on Cash and Cash Equivalents	—	—	—	3.7	—	3.7

Net Increase in Cash and Cash Equivalents	—	—	19.0	26.2	—	45.2
Cash and Cash Equivalents at Beginning of Year	—	—	4.8	19.0	—	23.8

Cash and Cash Equivalents at End of Year	$—	$—	$23.8	$45.2	$—	$69.0

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

Condensed and Consolidating Statement of Cash Flows for the Year Ended December 31, 2004

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(Millions of dollars)
Cash Flows from Operating Activities
Net income (loss)	$(110.8)	$(101.0)	$5.0	$79.2	$(127.6)
Adjustments to reconcile net loss to net cash provided by operating activities—
Depreciation and amortization	—	57.3	47.3	—	104.6
Deferred income taxes	(0.8)	(29.4)	(8.0)	—	(38.2)
Asset write-downs and impairments	3.9	118.5	—	—	122.4
Equity in earnings of subsidiaries	101.5	(26.1)	—	(75.4)	—
Provision for environmental remediation and restoration, net of reimbursements	8.7	57.4	—	—	66.1
Allocations from Kerr-McGee	0.4	51.7	3.0	—	55.1
Other noncash items affecting net income (loss)	0.2	24.8	12.9	—	37.9
Changes in assets and liabilities	(13.5)	(19.3)	3.3	—	(29.5)

Net cash provided by (used in) operating activities	(10.4)	133.9	63.5	3.8	190.8

Cash Flows from Investing Activities
Capital expenditures	—	(46.8)	(45.7)	—	(92.5)
Other investing activities	—	1.1	—	—	1.1

Net cash provided by (used in) investing activities	—	(45.7)	(45.7)	—	(91.4)

Cash Flows from Financing Activities
Net transfers with affiliates	10.4	(86.5)	(51.2)	(3.8)	(131.1)

Net cash provided by (used in) financing activities	10.4	(86.5)	(51.2)	(3.8)	(131.1)

Effects of Exchange Rate Changes on Cash and Cash Equivalents	—	—	(3.8)	—	(3.8)

Net Increase (Decrease) in Cash and Cash Equivalents	—	1.7	(37.2)	—	(35.5)
Cash and Cash Equivalents at Beginning of Year	—	3.1	56.2	—	59.3

Cash and Cash Equivalents at End of Year	$—	$4.8	$19.0	$—	$23.8

TRONOX INCORPORATED

Notes to Consolidated and Combined Financial Statements—(Continued)

Condensed and Consolidating Statement of Cash Flows for the Year Ended December 31, 2003

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(Millions of dollars)
Cash Flows from Operating Activities
Net income (loss)	$(87.9)	$(88.3)	$15.0	$68.5	$(92.7)
Adjustments to reconcile net loss to net cash provided by operating activities—
Depreciation and amortization	—	62.3	44.2	—	106.5
Deferred income taxes	(1.0)	15.9	11.0	—	25.9
Asset write-downs and impairments	2.5	26.2	—	—	28.7
Equity in earnings of subsidiaries	85.2	(24.2)	—	(61.0)	—
Cumulative effect of change in accounting principle	—	9.2	—	—	9.2
Provision for environmental remediation and restoration, net of reimbursements	7.4	48.6	—	—	56.0
Allocations from Kerr-McGee	0.4	62.2	3.2	—	65.8
Other noncash items affecting net income (loss)	0.4	32.1	1.1	—	33.6
Changes in assets and liabilities	(63.7)	(174.1)	125.2	—	(112.6)

Net cash provided by (used in) operating activities	(56.7)	(30.1)	199.7	7.5	120.4

Cash Flows from Investing Activities
Capital expenditures	—	(67.7)	(31.7)	—	(99.4)
Other investing activities	—	3.5	0.2	—	3.7

Net cash used in investing activities	—	(64.2)	(31.5)	—	(95.7)

Cash Flows from Financing Activities
Net transfers with affiliates	56.7	90.7	(149.9)	(7.5)	(10.0)
Other financing activities	—	—	(0.3)	—	(0.3)

Net cash provided by (used in) financing activities	56.7	90.7	(150.2)	(7.5)	(10.3)

Effects of Exchange Rate Changes on Cash and Cash Equivalents	—	—	4.7	—	4.7

Net Increase (Decrease) in Cash and Cash Equivalents	—	(3.6)	22.7	—	19.1
Cash and Cash Equivalents at Beginning of Year	—	6.7	33.5	—	40.2

Cash and Cash Equivalents at End of Year	$—	$3.1	$56.2	$—	$59.3

SCHEDULE II

TRONOX INCORPORATED

VALUATION ACCOUNTS AND RESERVES

		Additions
	Balance at Beginning of Year	Charged to Profit and Loss	Charged to Other Accounts	Deductions from Reserves	Balance at End of Year
	(Millions of dollars)
Year Ended December 31, 2005
Deducted from asset accounts
Allowance for doubtful notes and accounts receivable	$19.7	$2.2	$(0.3)	$0.3	$21.3
Valuation allowance for deferred tax assets	6.1	(0.3)	—	—	5.8
Warehouse inventory obsolescence	11.8	2.2	—	4.0	10.0

Total	$37.6	$4.1	$(0.3)	$4.3	$37.1

Year Ended December 31, 2004
Deducted from asset accounts
Allowance for doubtful notes and accounts receivable	$17.8	$3.5	$(0.1)	$1.5	$19.7
Valuation allowance for deferred tax assets	5.0	1.1	—	—	6.1
Warehouse inventory obsolescence	7.3	5.3	0.1	0.9	11.8

Total	$30.1	$9.9	$—	$2.4	$37.6

Year Ended December 31, 2003
Deducted from asset accounts
Allowance for doubtful notes and accounts receivable	$18.0	$0.9	$0.2	$1.3	$17.8
Valuation allowance for deferred tax assets	—	5.0	—	—	5.0
Warehouse inventory obsolescence	3.9	5.8	0.2	2.6	7.3

Total	$21.9	$11.7	$0.4	$3.9	$30.1

No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the company. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that the information herein is correct as of any time after the date hereof or that there has not been a change in the affairs of the company since the date hereof.

TRONOX WORLDWIDE LLC

TRONOX FINANCE CORP.

Offer to Exchange up to

$350,000,000 of 9 1/2% Senior Notes due 2012

for up to

$350,000,000 of 9 1/2% Senior Notes due 2012

which have been registered under the Securities Act of 1933

PROSPECTUS

Until                     , 2006 (90 days after the date of this prospectus), all dealers that effect transactions in the new notes, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

The Delaware LLCs

Tronox Worldwide LLC and Tronox LLC are Delaware limited liability companies. Section 108 of the Delaware Limited Liability Company Act (the “LLC Act”) provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The Limited Liability Company Agreement of both Tronox Worldwide LLC and Tronox LLC (each an “LLC Agreement”) provide that each of Tronox Worldwide LLC and Tronox LLC may indemnify its managers, officers, employees and other agents to the maximum extent permitted under the LLC Act, unless the loss or damage for which indemnification is sought is the result of fraud, deceit, gross negligence, wilfull misconduct, breach of their LLC Agreement or a wrongful taking by the manager, officer, employee or other agent.

The LLC Agreements also provide that expenses incurred in connection with an action or proceeding for which indemnification is sought may be paid by the Company in advance of the final disposition of such action upon receipt of an undertaking by such, manager, officer, employee or other agent to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by Tronox Worldwide LLC or Tronox LLC.

The Delaware Corporations

Tronox Incorporated, Tronox Finance Corp., Tronox Holdings, Inc., Triple S Minerals Resources Corporation, Triple S Refining Corporation, Southwestern Refining Company, Inc., Transworld Drilling Company and Triangle Refineries, Inc. (collectively, the “Delaware Corporations”)are all Delaware corporations. Section 145 of the Delaware General Corporation Law, or the DGCL, grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The bylaws of the Delaware Corporations generally provide that each Delaware Corporations shall indemnify its directors and officers to the fullest extent permitted by the DGCL, against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding brought by or in the light of such Delaware Corporation or otherwise, to which he or she was or is a party by reason of his or her current or former position with such Delaware Corporation or by reason of the fact that he or she is or was serving, at the request of such Delaware Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

In addition, the bylaws of Tronox Incorporated, Tronox Finance Corp., Tronox Holdings, Inc. and Triple S Minerals Resources Corporation also provide that expenses incurred by a person who is or was one of its directors or officers in appearing at, participating in or defending any such action, suit or proceeding shall be paid by such corporation at reasonable intervals in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by such corporation as authorized by its bylaws.

The Oklahoma Corporations

Cimarron Corporation and Triple S, Inc. are Oklahoma corporations (collectively, the “Oklahoma Corporations”). Section 1031 of the Oklahoma General Corporation Act, or OGCA, grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The bylaws of the Oklahoma Corporations generally provide that each Oklahoma Corporations shall indemnify its directors and officers to the fullest extent permitted by the OGCA, against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding brought by or in the light of such Oklahoma Corporation or otherwise, to which he or she was or is a party by reason of his or her current or former position with such Oklahoma Corporation or by reason of the fact that he or she is or was serving, at the request of such Oklahoma Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

In addition, the bylaws of Oklahoma Corporations also provide that expenses incurred by a person who is or was one of its directors or officers in appearing at, participating in or defending any such action, suit or proceeding shall be paid by such Oklahoma Corporation at reasonable intervals in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by such Oklahoma Corporation as authorized by its bylaws.

The Georgia Corporation

Tronox Pigments (Savannah), Inc. is a Georgia corporation. Section 14-2-851 of the Georgia Business Corporation Code, or GBCC, provides that a corporation may indemnify any person who is a party to a proceeding because he was a director of the corporation against liability incurred in the proceeding if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 14-2-857 of the GBCC provides tha a corporation may indemnify any person who is a party to a proceeding because he was an officer of the corporation against liability incurred in the proceeding to the same extent as it may indemnify a director and to such further extent as provided in its articles of incorporation, bylaws, resolution of the board of directors or contrat except for liability arising out of appropriation of any business opportunity of the corporation, acts or omissions involving intentional misconduct or knowing violation of law, liability for unlawful distributions or receipt of an improper personal benefit.

The bylaws of the Tronox Pigments (Savannah), Inc. provide that it shall indemnify its directors and officers to the fullest extent permitted by the GBCC, against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding brought by or in the light of Tronox Pigments (Savannah), Inc. or otherwise, to which he or she was or is a party by reason of his or her current or former position with Tronox Pigments (Savannah), Inc. or by reason of the fact that he or she is or was serving, at the request of Tronox Pigments (Savannah), Inc., as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

In addition, the bylaws of Tronox Pigments (Savannah), Inc. also provide that expenses incurred by a person who is or was one of its directors or officers in appearing at, participating in or defending any such action, suit or proceeding shall be paid by it at reasonable intervals in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Tronox Pigments (Savannah), Inc. as authorized by its bylaws.

Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibit Index

2.1	Master Separation Agreement, dated as of November 28, 2005, among Kerr-McGee Corporation, Kerr-McGee Worldwide Corporation, and Tronox Incorporated (incorporated by reference to Exhibit 2.1 of the Registrant’s current report on Form 8-K, filed with the Securities and Exchange Commission on December 7, 2005).

3.1	Amended and restated Certificate of Incorporation of Tronox Incorporated (incorporated by reference to Exhibit 3.1 of the Registrant’s current report on Form 8-K, filed with the Securities and Exchange Commission on December 7, 2005).

3.2	Amended and Restated Bylaws of Tronox Incorporated (incorporated by reference to Exhibit 3.2 of the Registrant’s current report on Form 8-K, filed with the Securities and Exchange Commission on December 7, 2005).

3.3*	Certificate of Formation of Tronox Worldwide LLC

3.4*	Limited Liability Company Agreement of Tronox Worldwide LLC

3.5*	Certificate of Incorporation of Tronox Finance Corp.

3.6*	Bylaws of Tronox Finance Corp.

4.1	Rights Agreement, dated as of November 28, 2005, between Kerr-McGee Corporation and Tronox Incorporated (incorporated by reference to Exhibit 4.1 of the Registrant’s current report on Form 8-K, filed with the Securities and Exchange Commission on December 7, 2005).

4.2	Indenture, dated as of November 28, 2005, among Tronox Worldwide LLC, Tronox Finance Corp. and Citibank, N.A. (incorporated by reference to Exhibit 10.7 of the Registrant’s current report on Form 8-K, filed with the Securities and Exchange Commission on December 7, 2005).

4.3	Exchange and Registration Rights Agreement among Tronox Worldwide LLC, Tronox Finance Corp. as Issuers, the Guarantors and Lehman Brothers Inc. and Credit Suisse First Boston LLC, as Representatives of the Several Initial Purchasers (incorporated by reference to Exhibit 10.8 of the Registrant’s current report on Form 8-K, filed with the Securities and Exchange Commission on December 7, 2005).

5.1*	Opinion of McAfee & Taft A Professional Corporation as to the legality of the securities being registered.

10.1	Compensation arrangements for the named executive officers of Tronox Incorporated (incorporated by reference to Exhibit 10.1 of the Registrant’s current report on Form 8-K, filed with the Securities and Exchange Commission on November 30, 2005).

10.2	Continuity Agreement, dated as of November 28, 2005, between Tronox Incorporated and Thomas W. Adams (incorporated by reference to Exhibit 10.2 of the Registrant’s current report on Form 8-K, filed with the Securities and Exchange Commission on November 30, 2005).

10.3	Continuity Agreement, dated as of November 28, 2005, between Tronox Incorporated and Marty J. Rowland (incorporated by reference to Exhibit 10.3 of the Registrant’s current report on Form 8-K, filed with the Securities and Exchange Commission on November 30, 2005).

10.4	Continuity Agreement, dated as of November 28, 2005, between Tronox Incorporated and Mary Mikkelson (incorporated by reference to Exhibit 10.4 of the Registrant’s current report on Form 8-K, filed with the Securities and Exchange Commission on November 30, 2005).

10.5	Continuity Agreement, dated as of November 28, 2005, between Tronox Incorporated and Roger G. Addison (incorporated by reference to Exhibit 10.5 of the Registrant’s current report on Form 8-K, filed with the Securities and Exchange Commission on November 30, 2005).

10.6	Continuity Agreement, dated as of November 28, 2005, between Tronox Incorporated and Robert Y. Brown (incorporated by reference to Exhibit 10.6 of the Registrant’s current report on Form 8-K, filed with the Securities and Exchange Commission on November 30, 2005).

10.7	Continuity Agreement, dated as of November 28, 2005, between Tronox Incorporated and Gregory E. Thomas (incorporated by reference to Exhibit 10.7 of the Registrant’s current report on Form 8-K, filed with the Securities and Exchange Commission on November 30, 2005).

10.8	Registration Rights Agreement, dated as of November 28, 2005 between Kerr-McGee Corporation and Tronox Incorporated (incorporated by reference to Exhibit 10.1 of the Registrant’s current report on Form 8-K, filed with the Securities and Exchange Commission on December 7, 2005).

10.9	Transitional License Agreement, dated as of November 28, 2005, among Kerr-McGee Worldwide Corporation and Tronox Incorporated (incorporated by reference to Exhibit 10.2 of the Registrant’s current report on Form 8-K, filed with the Securities and Exchange Commission on December 7, 2005).

10.10	Tax Sharing Agreement, dated as of November 28, 2005, among Kerr-McGee Corporation and Tronox Incorporated (incorporated by reference to Exhibit 10.3 of the Registrant’s current report on Form 8-K, filed with the Securities and Exchange Commission on December 7, 2005).

10.11	Employee Benefits Agreement, dated as of November 28, 2005, among Kerr-McGee Corporation and Tronox Incorporated (incorporated by reference to Exhibit 10.4 of the Registrant’s current report on Form 8-K, filed with the Securities and Exchange Commission on December 7, 2005).

10.12	Transition Services Agreement, dated as of November 28, 2005, among Kerr-McGee Corporation, Kerr-McGee Worldwide Corporation and Tronox Incorporated (incorporated by reference to Exhibit 10.5 of the Registrant’s current report on Form 8-K, filed with the Securities and Exchange Commission on December 7, 2005).

10.13	Credit Agreement, dated as of November 28, 2005, among Tronox Incorporated, Tronox Worldwide LLC and Lehman Commercial Paper Inc. and Credit Suisse (incorporated by reference to Exhibit 10.6 of the Registrant’s current report on Form 8-K, filed with the Securities and Exchange Commission on December 7, 2005).

10.14	2006 Tronox Annual Incentive Plan Performance Measures (incorporated by reference to Exhibit 10.1 of the Registrant’s current report on Form 8-K, filed with the Securities and Exchange Commission on December 22, 2005).

10.15	Long Term Incentive Plan (incorporated by reference to Exhibit 10.17 of the Registrant’s annual report on Form 10-K, filed with the Securities and Exchange Commission on March 29, 2006).

12.1*	Statement re: Computation of Ratio of Earnings to Fixed Charges

21	Subsidiaries of Tronox Incorporated (incorporated by reference to Exhibit 10.17 of the Registrant’s annual report on Form 10-K, filed with the Securities and Exchange Commission on March 29, 2006).

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of McAfee & Taft A Professional Corporation (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

25.1*	Statement of Eligibility on Form T-1 of CitiBank, N.A.

99.1*	Form of Letter of Transmittal

99.2*	Form of Notice of Guaranteed Delivery

99.3*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.4*	Form of Letter to Clients

*	Filed herewith

(b) Financial Statement Schedules

See the Index to the Financial Statement Schedules included in the prospectus.

Item 22. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(c) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

(d) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Tronox Worldwide LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on April 27, 2006.

TRONOX WORLDWIDE, LLC

By:	/S/ THOMAS W. ADAMS
Name:	Thomas W. Adams
Title:	President and Manager

By:	/S/ MARY MIKKELSON
Name:	Mary Mikkelson
Title:	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Roger G. Addison and Mary Mikkelson, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1934, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2006.

Signature	Title

/S/ THOMAS W. ADAMS	Manager
Thomas W. Adams

/S/ MARTY J. ROWLAND	Manager
Marty J. Rowland

/S/ MELODY A. WALKE	Manager
Melody A. Walke

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Tronox Finance Corp. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on April 27, 2006.

TRONOX FINANCE CORP.

By:	/S/ THOMAS W. ADAMS
Name:	Thomas W. Adams
Title:	President

By:	/S/ MARY MIKKELSON
Name:	Mary Mikkelson
Title:	Vice President (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Roger G. Addison and Mary Mikkelson, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1934, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2006.

Signature	Title

/S/ THOMAS W. ADAMS	Director
Thomas W. Adams

/S/ MARY MIKKELSON	Director
Mary Mikkelson

/S/ MELODY A. WALKE	Director
Melody A. Walke

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Tronox Incorporated has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on April 27, 2006.

TRONOX INCORPORATED

By:	/S/ THOMAS W. ADAMS
Name:	Thomas W. Adams
Title:	Chief Executive Officer

By:	/S/ MARY MIKKELSON
Name:	Mary Mikkelson
Title:	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Adams and Mary Mikkelson, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1934, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2006.

Signature	Title

/S/ THOMAS W. ADAMS	Director
Thomas W. Adams

/S/ JEROME ADAMS	Director
Jerome Adams

/S/ PETER D. KINNEAR	Director
Peter D. Kinnear

/S/ BRADLEY C. RICHARDSON	Director
Bradley C. Richardson

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Cimarron Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on April 27, 2006.

CIMARRON CORPORATION

By:	/S/ PATRICK S. CORBETT
Name:	Patrick S. Corbett
Title:	President

By:	/S/ MARY MIKKELSON
Name:	Mary Mikkelson
Title:	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Roger G. Addison and Mary Mikkelson, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1934, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2006.

Signature	Title

/S/ ROBERT Y. BROWN III	Director
Robert Y. Brown III

/S/ PATRICK S. CORBETT	Director
Patrick S. Corbett

/S/ S. MICHAEL LOGAN	Director
S. Michael Logan

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Tronox Holdings, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on April 27, 2006.

TRONOX HOLDINGS, INC.

By:	/S/ MARTY J. ROWLAND
Name:	Marty J. Rowland
Title:	President

By:	/S/ MARY MIKKELSON
Name:	Mary Mikkelson
Title:	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Roger G. Addison and Mary Mikkelson, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1934, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2006.

Signature	Title

/S/ ROBERT Y. BROWN III	Director
Robert Y. Brown III

/S/ MARY MIKKELSON	Director
Mary Mikkelson

/S/ MARTY J. ROWLAND	Director
Marty J. Rowland

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Triple S Minerals Resources Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on April 27, 2006.

TRIPLE S MINERALS RESOURCES CORPORATION

By:	/S/ MARTY J. ROWLAND
Name:	Marty J. Rowland
Title:	President

By:	/S/ MARY MIKKELSON
Name:	Mary Mikkelson
Title:	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Roger G. Addison and Mary Mikkelson, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1934, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2006.

Signature	Title

/S/ ROBERT Y. BROWN III	Director
Robert Y. Brown III

/S/ MARY MIKKELSON	Director
Mary Mikkelson

/S/ MARTY J. ROWLAND	Director
Marty J. Rowland

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Tronox Pigments (Savannah), Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on April 27, 2006.

TRONOX PIGMENTS (SAVANNAH), INC.

By:	/S/ MARTY J. ROWLAND
Name:	Marty J. Rowland
Title:	President

By:	/S/ MARY MIKKELSON
Name:	Mary Mikkelson
Title:	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Roger G. Addison and Mary Mikkelson, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1934, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2006.

Signature	Title

/S/ THOMAS W. ADAMS	Director
Thomas W. Adams

/S/ MARY MIKKELSON	Director
Mary Mikkelson

/S/ MARTY J. ROWLAND	Director
Marty J. Rowland

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Triple S Refining Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on April 27, 2006.

TRIPLE S REFINING CORPORATION

By:	/S/ ROBERT Y. BROWN III
Name:	Robert Y. Brown III
Title:	President

By:	/S/ MARY MIKKELSON
Name:	Mary Mikkelson
Title:	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Roger G. Addison and Mary Mikkelson, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1934, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2006.

Signature	Title

/S/ ROGER G. ADDISON	Director
Roger G. Addison

/S/ ROBERT Y. BROWN III	Director
Robert Y. Brown III

/S/ MARY MIKKELSON	Director
Mary Mikkelson

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Southwestern Refining Company, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on April 27, 2006.

SOUTHWESTERN REFINING COMPANY, INC.

By:	/S/ ROBERT Y. BROWN III
Name:	Robert Y. Brown III
Title:	President

By:	/S/ MARY MIKKELSON
Name:	Mary Mikkelson
Title:	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Roger G. Addison and Mary Mikkelson, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1934, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2006.

Signature	Title

/S/ ROGER G. ADDISON	Director
Roger G. Addison

/S/ ROBERT Y. BROWN III	Director
Robert Y. Brown III

/S/ MARY MIKKELSON	Director
Mary Mikkelson

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Transworld Drilling Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on April 27, 2006.

TRANSWORLD DRILLING COMPANY

By:	/S/ ROBERT Y. BROWN III
Name:	Robert Y. Brown III
Title:	President

By:	/S/ MARY MIKKELSON
Name:	Mary Mikkelson
Title:	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Roger G. Addison and Mary Mikkelson, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1934, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2006.

Signature	Title

/S/ ROGER G. ADDISON	Director
Roger G. Addison

/S/ ROBERT Y. BROWN III	Director
Robert Y. Brown III

/S/ MARY MIKKELSON	Director
Mary Mikkelson

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Triangle Refineries, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on April 27, 2006.

TRIANGLE REFINERIES, INC.

By:	/S/ ROBERT Y. BROWN III
Name:	Robert Y. Brown III
Title:	President

By:	/S/ MARY MIKKELSON
Name:	Mary Mikkelson
Title:	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Roger G. Addison and Mary Mikkelson, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1934, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2006.

Signature	Title

/S/ ROGER G. ADDISON	Director
Roger G. Addison

/S/ ROBERT Y. BROWN III	Director
Robert Y. Brown III

/S/ MARY MIKKELSON	Director
Mary Mikkelson

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Triple S, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on April 27, 2006.

TRIPLE S, INC.

By:	/S/ ROBERT Y. BROWN
Name:	Robert Y. Brown
Title:	President

By:	/S/ MARY MIKKELSON
Name:	Mary Mikkelson
Title:	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Roger G. Addison and Mary Mikkelson, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1934, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2006.

Signature	Title

/S/ ROBERT Y. BROWN III	Director
Robert Y. Brown III

/S/ PATRICK S. CORBETT	Director
Patrick S. Corbett

/S/ S. MICHAEL LOGAN	Director
S. Michael Logan

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Tronox LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on April 27, 2006.

TRONOX LLC

By:	/S/ MARTY J. ROWLAND
Name:	Marty J. Rowland
Title:	President

By:	/S/ MARY MIKKELSON
Name:	Mary Mikkelson
Title:	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Roger G. Addison and Mary Mikkelson, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1934, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2006.

Signature	Title

/S/ MARY MIKKELSON	Manager
Mary Mikkelson

/S/ MARTY J. ROWLAND	Manager
Marty J. Rowland

/S/ GREGORY E. THOMAS	Manager
Gregory E. Thomas